EXHIBIT 99.3

VENFIN LIMITED FINANCIALS

ANNUAL REPORT
06

CONTENTS
Tribute 1
Group mission 2
Investment philosophy 2
Group investments 3
Group proﬁle 4
Financial highlights 6
Share statistics 7
Directors and Board committees 8
Executive management 9
General report 10
Net asset value 13
Investment review 14
Corporate governance 31
Sustainability report 38
Annual ﬁnancial statements 45
Analysis of shareholders 79
Dates of importance to shareholders 81
Administration 82
Notice to shareholders 83
Form of proxy Attached
Incorporated in the Republic of South Africa
Registration number 2004/034954/06
ISIN ZAU000000028
www.venﬁn.com
ANNUAL REPORT 06

TRIBUTE
V E N F I N A N N U A L R E P O R T 2006
01
DR ANTON AND MRS HUBERTE RUPERT
On this occasion,
the Board of VenFin wishes to pay tribute to
Dr Anton Rupert, founder of the Rembrandt group of companies from which VenFin emanated, and his wife Huberte Rupert who both passed away during the last year.
Dr Rupert’s business acumen and visionary leadership, supplemented by the energy and enthusiasm of his wife, laid the solid foundation on which this Company could further build successfully. They left us a rich cultural heritage, a legacy of integrity and leadership of which we all can be justly proud of.
Their example will always guide us and we will remember their enormous contribution with gratitude and affection.

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2006
GROUP MISSION
FOCUSING ON HIGH GROWTH INVESTMENT OPPORTUNITIES THAT EXCEED OUR COST
OF CAPITAL. OUR HISTORIC EXPERIENCE LIES IN THE TELECOMMUNICATION, MEDIA
AND TECHNOLOGY AS WELL AS FINANCIAL AND RISK SERVICES SECTORS AND WHILE
WE WILL CONTINUE TO SEEK ATTRACTIVE OPPORTUNITIES IN THESE SECTORS, WE
WILL NOT LIMIT OUR FUTURE INVESTMENT SCOPE TO THESE SECTORS
.
VENFIN IS AN ACTIVE INVESTMENT HOLDING COMPANY
VENFIN IS NOT A PASSIVE INVESTOR, BUT SEEKS
TO MANAGE ITS INVESTMENTS ACTIVELY
through regular dialogue
with other shareholders, directors and management of investee companies and by providing strategic input through board, audit and other committee representation and shareholders’ agreements.
VENFIN ADDS VALUE TO ITS INVESTMENTS
through its close
relationships with the associated group, as well as our networks, which include formal and informal alliances with venture capitalists in major global markets. These global venture capital networks, in addition to broadening our deal ﬂow, provide both our shareholders and investee companies with access to important markets which would otherwise be difﬁcult to access directly. VenFin also provides support facilities such as technology outsourcing and ﬁnancial and risk management services on a voluntary participation basis to its investee companies.
LOOKING TO MAKE INVESTMENTS IN BUSINESSES THAT:
·  possess proprietary intellectual property that provides barriers to entry;
·   have the potential for internationalisation;
·   have a strong and committed management team with a proven track record;
·   VenFin understands and where its team of investment professionals can add value; and
·   represents an opportunity that has the size, or has the potential to grow to a size, sufﬁcient to allow it to have a meaningful impact on VenFin’s Net Asset Value while exceeding our cost of capital.
INVESTMENT PHILOSOPHY
VENFIN IS A MEDIUM TO LONG
-
TERM INVESTOR

GROUP INVESTMENTS
VE NFI N A N N U A L R E P O R T
2006
03
(1) Percentages represent the VenFin group’s holding in the total issued shares of each investee company.
(2) Outstanding commitment of USD 5 million
(3) Outstanding commitment of USD 1.4 million
(4) Outstanding commitment of USD 0.6 million
(5) Annexures A and B provide further information of subsidiary companies and investments.
EQUITY INVESTMENTS
Interest
(1)
Alexander Forbes
24.5%
Dimension Data
18.3%
Sabido (e.tv)
31.4%
Tracker
33.7%
Psitek
28.2%
SAIL
38.1%
Idion
34.9%
VHF Technologies SA
25.3%
Johanna
9.5%
Trina
1.3%
Cash Axcess
50.0%
Cueincident
12.4%
Destiny Corporation
20.0%
Fraxion
33.3%
Fundamo
43.1%
i to i technologies
48.5%
CORPORATE
VenFin Finance Corporation
100%
Short-term investments of surplus cash in South Africa
VenFin Financial Investments
100%
Provides corporate services to the VenFin group and
investee companies
VenFin Holdings
100%
Short-term investments of surplus cash abroad and
other investments
FUND INVESTMENTS
Carrying value
GEMS II
USD 5.5 million
GEMS III
(2)
USD 6.2 million
Milestone China
(3)
USD 2.6 million
Veritas
(4)
USD 0.6 million
AT 30 JUNE 2006

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2006
GROUP PROFILE
ALEXANDER FORBES
is an international provider of
financial and risk services. It also has an asset management business, Investment Solutions, that has more than
R124 billion in assets under management.
www.alexanderforbes.co.za
DIMENSION DATA
is a leading global technology company
that provides solutions and services, which optimise and
manage the performance of IT infrastructure.
www.dimensiondata.com
e.tv
is the only independent free-to-air television
broadcaster in South Africa.
www.etv.co.za
TRACKER’S
core business is the sale and installation of
vehicle tracking systems and the tracking and recovery of
stolen vehicles in South Africa.
www.tracker.co.za
PSITEK
has established itself as a leader in providing
products in the fixed-line and mobile telecommunication
arenas in South Africa and internationally.
www.psitek.com
SAIL
provides professional services to the sporting and
entertainment industry in South Africa. SAIL also has
investments in Sports Brands.
www.sail.co.za
IDION,
through its international subsidiary, Vision
Solutions, provides solutions that assure the high
availability of a company’s applications and data.
www.idion.com
VHF TECHNOLOGIES SA,
based in Switzerland, develops
and manufactures thin film amorphous silicon solar cells
on a plastic substrate.
www.flexcell.com
CASH AXCESS
provides ATM-related products and services
to the African financial and retail markets.
www.cashaxcess.com
INFORMATION ON THE COMPANIES IN WHICH INVESTMENTS ARE HELD

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2006
05
CUEINCIDENT
provides command control centres with
high-technology surveillance devices and cameras for the
monitoring of entire areas in South Africa.
www.cueincident.com
i to i technologies
offers integrated solutions to safeguard
assets, people and information by protecting, monitoring,
detecting and responding. i to i further provides ICT
services to selected clientele.
www.itoitechnologies.com
DESTINY CORPORATION,
a South African black economic
empowered investment company, makes equity investments
with a long-term capital appreciation outlook.
www.destinycorporation.co.za
GEMS,
based in Hong Kong, is a private equity fund
management group that makes investments in the Asia
Pacific Region.
www.gems.com.hk
FRAXION
develops advanced Spend Management
Software that allows companies to control, manage and
analyse spending behaviour in real time.
www.fraxion.co.za
MILESTONE CAPITAL,
based in mainland China, is a
China-focused private equity investment ﬁrm.
www.mcmchina.com
FUNDAMO
is a leading global supplier of enterprise
software products for mobile payment and mobile banking
solutions.
www.fundamo.com
VERITAS,
based in the USA, is Israel’s oldest
venture capital ﬁrm and primarily invests in seed-stage
technology companies.
www.veritasvc.com

06
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2006
FINANCIAL HIGHLIGHTS
2006
Normalised headline earnings *
R126 million
Interest in net proﬁt of associates
R97 million
Net interest income and other proﬁt
R29 million
Headline earnings
R404 million
Earnings – net proﬁt for the period
R240 million
Normalised headline earnings per share
43.0c
Headline earnings per share
137.9c
Earnings per share
81.9c
Dividend per share
– ordinary
25.0c
– special
25.0c
Net asset value (NAV) per share
– at book value
R13.20
– at market value of listed investments and directors’
valuation of unlisted investments
R21.14
Closing price per share at 30 June (over-the-counter market at BJM)
R14.20
* In determining normalised headline earnings, the headline earnings is adjusted for non-recurring items.
NET ASSET VALUE
(AT VALUATION)

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2006
07
2006
Weighted number of VenFin ordinary shares in issue (’000)
292 918
Market capitalisation at 30 June (R million)
4 106
Information on shares traded through over-the-counter market at
BJM Private Client Services from 4 April 2006 until 30 June 2006:
Price (cents per share)
– 30 June
1 420
– Highest
1 500
– Lowest
1 350
Number of shares traded (’000)
9 359
Value of shares traded (R million)
131
Shares traded/weighted number of ordinary shares (%)
3.2
Number of transactions
425
SHARE STATISTICS
VENFIN SHARE PRICE
Cents per share
Closing price

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2006
DIRECTORS
Johann Rupert
(56)
Chairman
Dillie Malherbe
(50)
Deputy Chairman
G T Ferreira
(58)
Jannie Durand
(39)
Chief Executive Officer
Neville Williams
(42)
Financial Director
Audit and Risk Committee
Dillie Malherbe (Chairman)
Jannie Durand
Neville Williams
Remuneration and Nomination Committee
Johann Rupert (Chairman)
G T Ferreira
Investment Committee
Dillie Malherbe (Chairman)
Jannie Durand
G T Ferreira
Neville Williams
Management Committee
Jannie Durand (Chairman)
Hein Carse
Stefan de Villiers
Anniel Lambrechts
Peter Liddiard
Gregory Roberts-Baxter
Chris van den Heever
Neville Williams
BOARD COMMITTEES
COMPOSITION AT 30 JUNE 2006
APPOINTED 2006

VE NFI N A N N U A L R E P O R T
2006
09
EXECUTIVE MANAGEMENT
COMPOSITION AT 30 JUNE 2006
Hein Carse (44)
Qualifications
BEng (Electronic) (University of Stellenbosch)
MEng (Electronic) (University of Stellenbosch)
MBA (University of Pretoria)
Stefan de Villiers (45)
Qualifications
BSc Aeronautical Engineering (University of the Witwatersrand)
Anniel Lambrechts (34)
Qualifications
BAcc (University of Stellenbosch)
Hons BCompt (University of South Africa)
CA(SA)
Peter Liddiard (41)
Qualifications
BComm (University of Port Elizabeth)
PDA (University of Port Elizabeth)
CA(SA)
Gregory Roberts-Baxter (33)
Qualifications
BSc Electrical Engineering (University of the Witwatersrand)
MSc Electrical Engineering (University of the Witwatersrand)
MBA (University of Cape Town)
Chris van den Heever (41)
Qualifications
BSc Chemical Engineering (University of Stellenbosch)
MBA (University of Stellenbosch)

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2006
Normalised headline earnings for the period amounted to R126 million or 43 cents per share.
The net asset value, at market value and directors’ valuation of investments, amounted to
R6 114 million, or R21.14 per share on 30 June 2006.
The new VenFin group was established in January 2006
with the acquisition of the surplus assets of the former
VenFin group (excluding the 15% interest in Vodacom)
for a cash consideration of R5 billion.
VenFin’s predecessor, the former VenFin group, was just over five years old when Vodafone implemented the offer to
acquire all the shares in former VenFin for R47.25 per share on 26 January 2006. If a former VenFin shareholder had
acquired the shares on listing date, 26 September 2000, at
the closing price of R25.15, an annual average growth rate
of 13.1% on the exit price of R47.25, including dividends,
would have been realised.
Former VenFin shareholders subscribed for more than 50%
of the available shares in unlisted VenFin Limited at
R11.24 per share, indicating their confidence in VenFin.
During the period under review the global economy has
continued growing at an annualised rate of more than 4%
– the third year in a row – driven mainly by sustained strong growth in China and other Asian countries as well as
developing countries such as Russia and Brazil. This growth
was achieved despite serious geopolitical tensions which
drove the international crude oil prices to levels never
seen before. Global inflationary pressure, especially in the developed economies, has triggered a series of interest rate hikes in countries like the USA. Uncertainties relating to the future movements of USA interest rates as well as growing
concerns about the current account deficit have resulted in
volatile international financial markets.
Domestically, the South African economy is growing at a
steady rate of around 4% to 5% per annum. Consumer
demand has remained robust, fuelled by growing credit
extension and household debt. This has led to the South
African Reserve Bank (SARB) increasing interest rates twice
by 50 basis points to curb over zealous consumer spending
and inflationary pressures.
A rise in imports, together with a decline in the competitive-
ness of exports, has caused the current account deficit to
widen to levels last seen in the early 1980s. This deficit
leads to a volatile and weakening currency. The full effect on the currency is currently offset by the strong levels of
commodity prices. If commodity prices weaken, there is a
probability that the rand will weaken simultaneously.
VenFin operates in these uncertain economic environments,
which requires us to adapt to changes to remain successful
in our ventures.
We have broaden our historic investment focus from mainly
a Telecommunication, Media and Technology (TMT) player
to a broader mandate. We are continually seeking attractive
opportunities that we understand and where our investment
team can add value for the benefit of VenFin and its
shareholders.
FINANCIAL REVIEW
This financial report includes the results of the group from
1 January 2006 to 30 June 2006. No comparisons are
presented because the Company was dormant until the
implementation of the Surplus Assets Sale Agreement in
January 2006.
Headline earnings for the period to 30 June 2006 amounted
to R404 million, or 137.9 cents per share. Excluding the
effect of non-recurring headline earnings items, normalised
headline earnings amounted to R126 million, or 43 cents
per share for the six-month period.
GENERAL REPORT

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2006
11
Composition of headline earnings
Period ended                  Period
30 June 2006
accounted
R million
for
Associates
Alexander Forbes
(1)
58
Jan – March
Tracker
28
Jan – June
Dimension Data
(2)
14
Jan – March
Sabido (e.tv)
(1)
6
Jan – March
Psitek
2
Jan – June
SAIL
1
Jan – June
Other
(2)
Amortisation of intangibles
raised on acquisition
(10)
Subsidiaries
Interest and other net income
29
Jan – June
Normalised headline earnings
126
Non-recurring headline earnings
items:
Dimension Data Bond –
fair value
adjustment
(2)
295
Finance cost relating to
acquisition of surplus assets
(42)
Foreign exchange loss relating
to repatriation of offshore cash
(5)
Reversal of impairment of loans
14
Deferred tax raised on STC credits
16
Headline earnings
404
Notes:
(1)
The investments in Alexander Forbes and Sabido were equity
accounted for three months to 31 March 2006, their financial year-
end. Going forward, VenFin will equity account its interests in these associates from 1 April to 31 March.
(2)
The investment in Didata was equity accounted for the three months to 31 March 2006, the end of Didata’s interim period. Going forward,
VenFin will equity account its interest in Didata over a twelve-month period as follows:
– Six months to 30 September
– Interim period to 31 March
The Didata bond was converted into an equity interest of 12.2% on
13 April 2006. VenFin’s interest in the enlarged share capital of
Didata increased to 18.3%.
Net asset value
As an investment holding company, the growth in the
value of VenFin’s net assets is an important indicator of
its relative performance.
The underlying value of VenFin includes the fair value
of financial instruments as well as the valuation of
associates, either at listed market value or in the case of
unlisted investments, at directors’ valuation.
The calculations to determine the directors’ valuation of
the unlisted investments included an analysis of the
following factors:
Market value and earnings yield of similar listed
shares, discounted for limited tradeability of the
unlisted shares
Growth potential and risk factors
Underlying net asset value
Profit
history
Cash flow projections
The net asset value, at market value and directors’
valuation of investments, amounted to R6 114 million, or
R21.14 per share on 30 June 2006. The number of net
shares issued at year-end to determine the net asset value
per share, amounted to 289 176 698.
A schedule, setting out a more detailed composition of
the underlying net asset value, is included at the end of
this report.

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2006
INVESTMENTS
In addition to the acquisition of the Surplus Assets in
January 2006, VenFin converted the USD100 million
Didata bond into 188.1 million Didata shares, increasing
its interest to 18.3% in Didata. Furthermore, we exited the
FrontRange investment, receiving a total cash distribution
of R163 million. (Please refer to the Director’s Report for
further detail of investments made during the period.)
OUTLOOK
We continue to evaluate new investment opportunities
on a regular basis, both in South Africa and abroad.
Our investment strategy is to take a long-term view.
Although we now have a broader mandate than just the
Telecommunication, TMT sectors, the focus still remains
on investments with the potential to make a meaningful
contribution to VenFin. Investments are constantly
evaluated and if the prognosis for any investment changes
and it becomes clear that it cannot make a meaningful
contribution to VenFin in the long term, the investment
is realised.
DISTRIBUTION TO SHAREHOLDERS
Repurchase of VenFin shares
VenFin has repurchased 3.8 million VenFin ordinary
shares at an average price of R14.19 per share for
R54 million during the period under review.
Dividend
An ordinary dividend of 25 cents per share and a special
dividend of 25 cents per share have been declared.
The ordinary dividend is covered 2.2 times by the cash
headline earnings on an annualised basis.
ACKNOWLEDGEMENTS
We express our sincere gratitude to everybody who
contributed to the performance of the group over the past
period – the shareholders for their continued support,
our fellow directors for their guidance and insights, the
management teams in the various group companies and
our colleagues at VenFin and M&I.
We are confident that VenFin is well positioned for
continued success in the years ahead.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
4 September 2006
GENERAL REPORT

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Composition of net asset value (R million)
Pro forma
(4)
30 June 2006
1 January 2006
Book value
Valuations
Valuations
Listed
(1)
1 845
3 072
2 313
Alexander Forbes
506
1 692
1 681
Dimension Data
1 322
1 322
409
Idion
17
58
56
FrontRange
–
–
167
Unlisted
(2)
719
1 788
2 192
Dimension Data Bond
–
–
867
e.tv – equity
143
691
327
– loans
21
21
62
Tracker
120
606
379
Psitek
48
50
95
SAIL
16
37
28
Fund investments
107
107
92
Other net assets
264
276
342
Cash
1 254
1 254
954
Total
3 818
6 114
5 459
Net asset value per share (Rand)
13.20
21.14
18.63
Share price (Rand)
14.20
11.24
Discount to net asset value
32.8%
39.7%
Potential CGT liability (R million)
(3)
(213)
(125)
(1) Market value
(2) Directors’ valuation
(3) The potential capital gains tax (CGT) liability, which is unaudited, is calculated at an effective rate of 14.5% on the specific identification method, using the most favourable calculation for investments acquired before 1 October 2001.
(4)
Pro forma net asset value is calculated assuming the payment of the purchase consideration (R5 billion) as well as the subscription for new VenFin shares (R3 287 million) had taken place on 1 January 2006.
NET ASSET VALUE

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2006
INVESTMENT REVIEW
ALEXANDER FORBES
Alexander Forbes Limited (Alexander Forbes) is a leading
provider of financial and risk services internationally.
Listed on the JSE Limited (JSE) in South Africa, the
group has over 5 000 employees in 27 countries in
Africa, Asia Pacific, Europe and Latin America. Primary
operations are based in South Africa and the United
Kingdom. The group focuses on its clients to deliver fast,
efficient local services by empowered people wherever
they operate.
Main activities include:
Risk services
·   Risk and insurance programme management and
consulting
·   Insurance and reinsurance broking
·   Alternative risk finance consulting and facilities
·   Claims management
·   Premium and claims financing
·   Insurance products and services for the individual
Financial services
·   Retirement fund administration and consulting
·   Actuarial services
·   Health care consulting and health management
services
·   Pension-backed lending
·   Asset consulting
·   Personal financial planning
·   Direct marketing of financial products
Multi-manager investments through subsidiary
Investment Solutions
Overview of the year to 31 March 2006
The year to 31 March 2006 has been characterised by:
·   11% revenue growth, with income from operations
exceeding R5 billion for the first time.
·   Continued strong operating results across South
African and African businesses (+13%).
·   Distribution to shareholders of 59 cents per share.
·   An independent review of Alexander Forbes’ South
African Financial Services business, resulting in
a proposed settlement to clients of R380 million and
a further provision raised of R100 million. The group
will institute additional compliance procedures and
has introduced a number of significant changes to
ensure transparency in all dealings with its clients.
Alexander Forbes’ objective is to be the industry
leader in corporate governance and disclosure to
clients.
Trading results of operations
Trading results increased to R791 million for the year. This result was achieved on the back of 11% revenue growth,
with income from operations exceeding R5 billion for the
first time. The International Risk Services business
continued to experience difficult trading conditions during
the current year. As detailed below, it is currently reviewing the optimal positioning of International Risk Services to
capitalise on the number of growth and development
opportunities. Trading results from the group’s other
operations increased by 15% in comparison to the previous
year.
EQUITY INVESTMENTS
VenFin has significant minority interests in the following investments and give strategic guidance to these companies through board and subcommittee representation. We are a medium to long-
term investor in these companies with the intention of realising returns that meet or exceed our cost of capital through these investments.

·   Investment Solutions
The group’s multi-manager investment subsidiary,
Investment Solutions, recorded 23% revenue growth
in its African operations. There was even stronger
growth in the trading result; up 29% to R264 million
resulting from the operational gearing integral to the
Investment Solutions business model. Average assets
under management increased by 33%, with closing
assets in South Africa reaching R114 billion on
31 March 2006. The business benefited from strong
equity market growth and net new business inflows,
totalling R3 billion for the year. Relative investment
performance continued to be competitive, with most
portfolios in line with, or ahead of, their benchmarks.
The UK Investment Solutions business, launched
in September 2003, continued to attract new
clients, with assets under management doubling to
£890 million on 31 March 2006. This business is
gathering momentum as it approaches £1 billion of
assets under management, with a competitive three-year
investment performance track record. The trading loss
recorded by this business is a reflection of the investment
made in growing its client and asset base.
Global assets under management totalled R124 billion
at 31 March 2006.
·  Africa Risk & Insurance Services
The Africa Risk & Insurance Services business
delivered a trading result of R187 million, marginally
down on the previous year. This was achieved despite
a R12 million decrease in operational interest income,
a R16 million reduction in contribution from Personal
Lines insurance and against a backdrop of difficult
industry conditions. Excluding operational interest and
the reduced contribution from Personal Lines
insurance, the Africa Risk & Insurance business
recorded 7% revenue growth and 11% growth in
profits. This is a most credible result given the trading
conditions prevailing during the year and the results
recorded within the industry.
·  Africa Financial Services
The Africa Financial Services business recorded strong
revenue growth, with trading results from operations
up 12% to R219 million for the year. This growth
was driven by a strong performance from the core
Actuarial Consulting business, with increased revenue
from special projects, including those relating to
legislative change. The Retirement Funds Admini-
stration business delivered a solid result, with the
number of members under administration increasing
to almost 1.5 million at 31 March 2006.
·  International Risk Services
The International Risk Services business continued to
trade in difficult conditions, including rate reductions
experienced in a number of insurance classes,
particularly in Professional Indemnity. The business
also incurred costs in implementing positive changes,
defending its market position and hiring new production
talent, all of which negatively impacted on short-term
profitability. Thanks to positive underlying growth,
revenue decreased only marginally as a result of the
factors mentioned above, particularly in the International
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2006
and Specialist lines. Trading results from operations
decreased to £1.6 million for the year.
·   International Financial Services
The International Financial Services businesses achieved
revenue growth of 24%, delivering a trading result of
£10.3 million – up 39% on the previous year. The actuarial
consulting business acquired in 2002, Lane Clark &
Peacock, recorded exceptional growth in revenue and
profits, benefiting from increased demand for its services
in the UK and Swiss markets resulting from continuing
pensions market turmoil and legislative change.
BEE
In 2006, the group was again included in the JSE’s SRI
index. In South Africa, its black economic empowerment
(BEE) credentials are imperative in growing the business.
For Alexander Forbes, BEE has always been a business
imperative. Its policy remains to transform the business
and to work with all stakeholders to do so to their mutual
advantage.
The future
The group’s strategy is centred on delivery to stakeholders
through growth in its core businesses. Alexander Forbes
continued to trade strongly in the majority of its operations and is reviewing the position of its International Risk
Services business in order to optimise value for
shareholders. In addition, the group has had unsolicited
approaches by a number of private equity groups with a
view to potentially making an offer for the entire group.
Alexander Forbes’ focus remains to satisfy its clients’
needs and to offer value in an environment where it can
demonstrate uncompromising corporate governance and
ethical standards.
During the past two years, the group reviewed its historical business practices to ensure that its clients can be confident in their future dealings with it.
DIMENSION DATA
Dimension Data Holdings plc (Dimension Data) is a leading
global technology company that provides solutions and
services that enable businesses to plan, build, support,
optimise and manage their IT infrastructures. The company
is listed on the London Stock Exchange (LSE) and has a
secondary listing on the JSE.
Dimension Data applies its expertise in networking,
security, operating environments, storage and contact
centre technologies and its skills in consulting, integration and managed services to create customised client
solutions. The company is a leader in the field of
simplifying and consolidating IT infrastructures through
Internet Protocol (IP) convergence.
With revenues approaching USD3 billion and more than
9 000 employees in over 30 countries, Dimension Data
has a global footprint that supports highly personalised,
regional execution while leveraging the domain experience
and depth of a large company.
EQUITY INVESTMENTS
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In December 2002, R&V Technology Holdings Limited
(R&V), a wholly owned subsidiary of VenFin, subscribed
to a USD100 million seven-year convertible bond issued
by Dimension Data. RFS Finance Limited, a wholly owned
subsidiary of VenFin, subsequently acquired 93 970 485
shares in the open market, representing a shareholding of
7% in Dimension Data. In April 2006, R&V elected
to convert the USD100 million convertible bond into
188 121 978 ordinary Dimension Data shares. On
conversion, the additional shares amounted to 12.2% of
the enlarged issued share capital of Dimension Data,
bringing VenFin’s total equity interest in Dimension Data
to 18.3%.
Overview of the period to 31 March 2006
Dimension Data reported good progress in the first half of
2006, with robust revenue growth and substantially improved
returns. The growth in revenue was fuelled by solid growth in both the company’s core network integration and the
Solutions line of business, where both revenues increased by
17% (stripping out the impact of currency fluctuations
and adjusting for acquisitions) over the first half of 2005.
The Solutions line of business comprises converged
communications, customer interactive solutions (CIS), data
centres and storage (DCS), operating environments and
messaging (OE&M), as well as security. The Solutions
business now accounts for 30% of revenue, up from 28% in
the comparative period.
Dimension Data’s most significant line of business is network integration, comprising 51% of group revenues for the
period. The 17% growth in network integration revenues
was supported by good demand in the company’s larger,
multinational accounts and by particularly strong demand in
the USA and Australia.
The Solutions line of business was established to focus on
high-growth markets where Dimension Data is well positioned
to compete. The strong overall growth in the Solutions
revenues was driven by continued good demand for IP
Telephony and Security products and services and by solid
performances from the Customer Interactive Solutions and
Operating Environments and Messaging businesses.
Dimension Data continued to see solid growth in services
and product turnover. Good double-digit growth was achieved
in four of the five regions in which the group operates, with only Europe performing below expectations.
An ongoing focus on costs resulted in a further
improvement in the group’s operating margin to 2.6%
from 2.1% in the prior period, with operating profits
before exceptional items increasing by 45%.
Dimension Data acquired the remaining stakes in Internet
Solutions and Plessey. Full ownership of Internet Solutions
provides opportunities to benefit from the deregulation of
the South African telecommunications market. The
group’s footprint across the African continent is further
established through Plessey, a leading African supplier of
telecommunications solutions.
The future
Dimension Data continues to experience robust demand
and the group remains confident that it can continue to
deliver profitable growth.
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SABIDO (e.tv)
Sabido Investments (Proprietary) Limited’s (Sabido) most
significant investment is e.tv., the only independent free-to-
air television broadcaster in South Africa.
Overview of the year to 31 March 2006
Sabido has continued to perform well during the period
under review. e.tv’s double-digit growth has been driven by
an increase in its black middle-income viewership. e.tv
retained its position as the most-watched English-medium
channel in South Africa and the second largest channel
overall. Programming cost has decreased again in the
reporting period. e.tv showed a 6% growth in audience
share year on year (TAMS March 2006) and currently
holds a 21% share of the prime-time audience. Its
“yesterday” viewership is 11.2 million (AMPS 2004/2005).
Programmes which contributed to e.tv’s growth in audience
share are its 7pm news and the daily local dramas
Backstage and Scandal, in addition to films and wrestling,
which continue to attract the highest viewership ratings.
Television advertising has also grown significantly compared to radio and print advertising in the past period.
BEE
e.tv is a fully black empowered company in both ownership
and employment, which has met and exceeded its
employment equity objectives: 72% of its employees are
black, 44% are women and 5% are disabled. Over 80% of
its management staff are historically disadvantaged
individuals. e.tv spends in excess of 5% of its salary bill on training.
The future
e.tv has a few projects under review to expand its business
into Africa. Nigeria and Tanzania have progressed well
and the vision to become a pan-African media business
will get momentum in the new financial year. e.tv also
intends to explore various opportunities which have arisen
from the development of new distribution technologies
and, in doing so, plans to transform itself into a multi-
platform content provider. Sabido has a 34% shareholding
in Dreamworld, the future film studio situated in Faure,
Cape Town. The development of phase one, that includes
sound stages, offices and warehouses, will take place in
the next eighteen months.
TRACKER
As a major player in the South African stolen vehicle
recovery industry, Tracker Investment Holdings (Proprietary)
Limited’s (Tracker) core business is the sale and installation of vehicle tracking systems and the tracking and recovery
of stolen vehicles.
Tracker’s contract partnership with the South African
Police Service (SAPS) in terms of which Tracker’s
technology is used to track and recover stolen vehicles
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throughout South Africa, has proved highly successful.
Since its inception in 1996, more than 29 700 stolen
vehicles have been recovered, 6 151 criminals arrested
and 271 chop shops and vehicle syndicates exposed
through the usage of Tracker technology.
The product range currently comprises three products,
namely Tracker Retrieve (basic stolen vehicle recovery
system), Tracker Alert (retrieve plus an early alert
enhancement) and Tracker Locate (GPS-based monitoring
system with stolen vehicle recovery capabilities).
Overview of the year to 30 June 2006
Tracker had an excellent year with strong growth in
its subscriber base and profits. During the year
Tracker’s subscriber base increased to 378 000 vehicles.
Recent market research indicated that Tracker is now
the most recognised stolen vehicle recovery brand in
South Africa.
The vehicle insurance industry remained the most
important sales channel and various close relationships
with insurers are in place. Other sales channels include
dealerships, fitment centres and a national call centre.
The future
As insurers increasingly insist on the installation of stolen vehicle recovery devices, the number of competitors in the
stolen vehicle recovery market is expected to increase
even further, which will increase the demand for a lower-
price solution. Tracker’s management is responding to this
challenge by driving down input costs, while still investing in its systems to maintain the highest possible recovery
rates as well as excellent customer support services.
PSITEK
Psitek (Proprietary) Limited (Psitek) prides itself on
creating the best and most appropriate communications
products that solve specific needs and overcome the
problems of emerging markets. To date, product
development and market focus have been in the fixed-
line and mobile telecommunications markets. A number
of products and business model solutions have been
created and sold globally.
The Psitek brand and its superb quality, service and
support record is now well recognised by customers and
partners around the world, while brands such as Adondo
(supervised payphone for the formal market segment),
Fusion (least-cost routing device and last-mile FWT
device), Jembi (supervised payphone for the informal
market segment) and the Tici-B (fixed wire network
supervised payphone) are well established, recognised
and preferred by many users.
Psitek has an exceptional product development capability,
distributes and supports its products around the world
and has a wholly owned world-class manufacturing facility
(Elprom) for its products.
Overview of the year to 30 June 2006
Consolidated revenues for the year amounted to
R250 million, a disappointing result when compared to
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the prior year. Sales shortfalls were the result of a number of factors, including a significant shift in the supervised
payphone market in South Africa, increased competition
from lower-cost products from outside of South Africa,
the strength of the rand during the period and the fact
that establishing new markets outside of South Africa has
taken longer and required more effort than initially
planned.
On a positive note, the changes in the market required new
product and solution innovations which were developed
during the year and which have, where already deployed
into the market, started to compete very successfully with
the lower-cost imports. In addition to this, the company
focused on strategic business partner relationships across
all regions and these are starting to realise the anticipated benefits for both Psitek and its customers.
Regional heads have been responsible for driving market
activity across a number of regions, including South Africa
and the SADC countries, East Africa (out of Nairobi where
Psitek East Africa has been established as a branch), West
Africa, North Africa, Asia Pacific (out of Kuala Lumpur
where Psitek Asia has been established as a branch) and
Latin and South America.
The future
The outlook for the new financial year is positive.
Emphasis will be placed on creating new revenue streams
from new products, new market segments and new
solutions built around tangible products.
SAIL
SAIL Group Limited (SAIL) provides professional services
to the sport, leisure and entertainment industries. It also
holds investments in sports brands. During the year
under review it extended its service offerings by acquiring
two businesses, Circa Hospitality and Sports Plan. SAIL
now operates four business units: SAIL Sports and
Entertainment (SSE), Circa Hospitality (Circa), Navitute
and Investments.
SSE creates brand value for its corporate clients through
conceptualising, implementing and managing sponsorship
and events on behalf of clients. The business unit also
sources and supplies branded and promotional items to
its clients.
Circa focuses on commercialising hospitality rights to sport and entertainment events and the provision of hospitality-
related infrastructure and equipment rental services.
Navitute is the new business unit created to incorporate
the business of Sports Plan and other initiatives.
It focuses on owning events, player management,
commercialising events and properties, and providing
consulting services and outsourced management services
within the sport, leisure and entertainment industry.
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Investments include Blue Bulls Rugby (Proprietary)
Limited (50%), Western Province Rugby (Proprietary)
Limited (24.9%) and Silverton Travel (Proprietary) Limited
(Edusport Travel) (25.1%).
SAIL has secured a new main sponsorship for Western
Province Rugby. Edusport Travel achieved significant
growth in revenue from incentive travel to international
sporting events.
Overview of the period to 30 June 2006
SAIL continued to produce growth in revenue and earnings
from its core businesses. In line with its strategy
to disinvest from its non-core businesses, including the
smaller rugby companies, the carrying value of non-
performing assets has been fully impaired.
BEE
VenFin has initiated the sale of SACTWU’s stake in SAIL
to Vuwa, headed by Bulelani Ngcuka. The effective date
of the transaction was 1 May 2006.
For the purposes of the transaction, SAIL was valued at
45 cents per share. The amount previously owed to
VenFin by SACTWU will now be transferred to Vuwa on
loan account. The financing for Vuwa has been entered
into on substantially the same terms and conditions as
SACTWU.
VenFin and the management of SAIL are confident that
Vuwa can make a positive contribution to SAIL from a
strategic, alliance and networking perspective.
The future
SAIL continues to benefit from extended opportunities
among its existing clients. SAIL acquired the rights to
the Vodacom Challenge soccer tournament and secured
the appearance of Manchester United for the 2006
tournament. The tournament will extend for a further four
years and SAIL is currently in discussion with other
international soccer clubs for the remaining tournaments.
The Gauteng Government appointed SSE to manage
their sports sponsorships for a two-year period. Hyundai
appointed Navitute to stage events in South Africa leading
up to the Soccer World Cup in 2010.
SAIL will continue to support rugby in South Africa
actively through involvement with industry stakeholders
to promote the progressive restructuring of the game.
IDION
Idion Technology Holdings Limited (Idion), a technology
investment holding company, is listed on the JSE
Limited (JSE). Idion’s operating subsidiary, Vision
Solutions International Incorporated (Vision), is a
leading international high-availability (“HA”) solution
provider. The company delivers solutions for protecting
companies’ mission-critical applications and information
from planned and unplanned downtime with its ORION
TM
software, services and support.
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With more than 2 000 clients and 12 000 licences around
the world, the company works closely with IBM and a global
network of channel partners to deliver world-class solutions.
Vision Solutions is an IBM Premier Business Partner and an
IBM High Availability Business Partner. The company
operates through offices in the United States, Europe and
Asia-Pacific markets.
At the core of Vision’s product offerings is its ORION HA
solution, which enables clients to provide real-time
redundancy and availability at the data and application layers to ensure continued operations for mission-critical, transaction intensive on-demand applications. It maximises system
availability on multiple computing platforms, namely System
i/OS, Windows, Linux and AIX. In addition to its technology,
Vision provides extensive professional services and supports and maintains a world-class certified customer care centre.
Overview of the period to 30 June 2006
2005 marked another successful year as management
executed the group’s strategy of building a world-class
information management software company. Despite increased
competition in certain key geographical markets, Vision
reported its fourth consecutive year of headline profitability and positive cash flows from operations, while making sizeable investments in product development, geographic expansion
and its people. During the period Vision continued to
strengthen its key alliances and partnerships with major
independent software vendors. Revenues from these
relationships have steadily grown over the past several years.
The future
Idion’s focus on the IBM eServer platform continues to
present growth opportunities. The group’s prospects
remain positive as Vision’s ORION products and its OS
Director and OS Data Manager products continue to gain
market acceptance.
VHF
VHF Technologies SA (VHF), based in Yverdon in
Switzerland, develops and manufactures thin-film solar
cells, using its proprietary very-high-frequency plasma
technology to deposit thin layers of amorphous silicon
onto plastic substrates.
Owing to its highly-flexible substrates, VHF is able to
deliver innovative solar consumer products (e.g. rollable
battery chargers) and to provide integration solutions for
the building industry and industrial OEM markets. The
VHF product is a flexible photovoltaic (PV) solar cell, as
opposed to the well-established rigid crystalline silicon
solar panel on a glass substrate, which currently comprises
90% of the PV market.
A small percentage of VHF’s production is being sold via its website, while the balance is used for product research. The
VHF Flexcell product’s main competitive advantages are:
·   The product is lightweight and flexible, allowing for
total integration on building elements of various
shapes and enabling roll-to-roll manufacturing, and
·   A cheap plastic substrate is used, which should
provide a substantial cost reduction to glass substrate
panels.
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VenFin has invested CHF3 million in VHF, which is still in
a product development phase. This is one of three
investments that VenFin has made in the solar industry to
date, the others being in Johanna Solar Technology GbmH
(Germany) and Trina Solar Limited (China). With these
three investments VenFin now covers all three main PV
technologies in the industry, being crystalline silicon-
based (Trina Solar), thin-film amorphous silicon-based
(VHF) and thin-film CIS (copper indium sulphide)-based
(Johanna Solar).
Overview of the year to 30 June 2006
In June 2006, VHF received an investment of
CHF10.8 million from Q-Cells AG (Germany), the second
largest manufacturer of crystalline silicon cells in the world.
The future
In addition to the expansion of their core business, Q-Cells is currently developing new business opportunities in the sector of thin-film PV technologies, hence its investment in VHF.
The Q-Cells investment should allow VHF to commercialise
its technology over the next 18 months, followed by the
building of a manufacturing plant in Germany.
JOHANNA
VenFin invested EUR2.47 million in Johanna Solar Technology
GbmH (Johanna), a new company committed to building a
30 MW solar cell plant in Germany. The company will be
based in the federal state of Brandenburg, which offers
lucrative financial incentives and subsidies and provides a
strong solar research and development environment.
Johanna will use a CIS (copper indium sulphide)-based
silicon-free technology, specifically copper indium gallium
sulphide selenium (CIGSSe), which was developed by the
Johannesburg University. Johanna has entered into a
manufacturing licence agreement with the university, which
also allows it to sell sublicences outside South Africa.
The benefits claimed for the CIGSSe technology are similar
to other thin-film technologies, being a lower price than
the incumbent crystalline silicon-based technologies as
well as the usage of non-silicon materials. The licensor
claims a higher conversion efficiency of sunlight to
electricity compared to most other thin-film technologies.
TRINA
Based in Jiangsu Province in China, Trina Solar Limited
(Trina) is a leading integrated solar photovoltaics (PV)
manufacturer. Since its inception in 1998 the company has
changed from a solar systems integrator to a company
covering most of the PV crystalline silicon value chain, from silicon ingots, wafers and modules to system integration.
Trina’s products are used in on-grid solar power generating
systems and stand-alone systems. Trina currently sells its
products to customers in Europe, Taiwan and China.
In May 2006, VenFin invested USD1.5 million in Trina as
part of a consortium, led by Milestone China, that invested
a total of USD40 million, representing a 34% shareholding.
The proceeds will be used for capacity expansion and
working capital. Milestone China is actively involved in the business.
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CASH AXCESS
Cash Axcess is an early-stage business providing
automated teller machine (ATM)-related products and
services to the African financial and retail markets.
Cash Axcess started as a South African-based subsidiary
of the Nasdaq-listed Global Axcess Corporation. In
May 2006 VenFin subscribed for a 50% share in
Cash Axcess.
Cash Axcess has established a platform providing for
two complementary business units: ATM transaction
processing and management, referred to as distributorship
and merchant programmes respectively, and the sale,
distribution and maintenance of ATMs. These programmes
are focused on the low-end ATM market and facilitate the
provision of ATMs in areas that may not justify the cost of
a fully-fledged ATM, thus providing banking facilities to
areas not previously serviced by banks.
Cash Axcess is an authorised distributor of the Tidel (US)
range of ATMs. It uses a number of innovative techniques
such as GPRS communications, retailer cashing and the
recycling of cash from drop safes to reduce the total cost
of ownership of its ATMs.
Overview of the year to 30 June 2006
Cash Axcess entered into a relationship with Mercantile
Bank and Capitec Bank. From July 2006, Cash Axcess
has been piloting the recycling of cash from drop safes
via its ATMs through an arrangement with Coin Security.
The future
Cash Axcess envisages expanding its ATM network with
its partners in South Africa. It is rapidly expanding its
sales and operations capabilities as the demand for ATMs
grows. The company believes that there is significant
demand for additional ATMs in South Africa, in particular
low-end ATM devices, and that it is well positioned to
benefit from this demand.
CUEINCIDENT
Cueincident (Proprietary) Limited (Cueincident) provides
command control centres with high-technology
surveillance devices and cameras for the monitoring of
entire areas such as cities, roads, railways, harbours and
airports. Over the past eight years the company has
become a leader in the design, implementation and
management of operations in incident management for
installations in South Africa.
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Installations and operations in Johannesburg, Rosslyn
and Pretoria attracted an enormous amount of local and
international media interest. Operating in collaboration
with the SAPS, Metropolitan Police, National Intelligence
Agency (NIA), as well municipal, rail and banking
services, the company contributed to a sustained 80%
drop in street crime, a reduction of some 90% in losses
at Spoornet City Deep, an improvement in municipal
services and increased business and investor confidence
in the Gauteng region.
BEE
Cueincident’s BEE equity ownership is 35.63%. BEE
shareholders are Circle Capital Ventures (23.75%) and
Mvelaphanda. Employment Equity is at 92.16%, with the
executive now transformed with 84% of the senior
executives being black.
The future
The sales team is aggressively pursuing revenue and
income-base diversification. Public and private sector
clients have been targeted and their general reception
was positive, and follow-up meetings are scheduled for
the near future. In the private sector, clients range from
shopping mall owners and financial institutions to
upmarket residential estates. In the public sector, clients
range from national government departments and
municipalities to state agencies. Another initiative
entailed exploring the utilisation of Cueincident’s fiber
optic platform for other complementary applications and
new revenue streams.
DESTINY
Destiny Corporation (Proprietary) Limited (Destiny) is an
early-stage Johannesburg-based company whose primary
business is making equity investments with a view to long-
term capital appreciation. VenFin owns 20% of Destiny and
provides strategic and operational support to the company
and is taking a long-term view on the investment.
Overview of the year to 30 June 2006
During its first year of operations, Destiny acquired a 49%
interest in Claude Neon Limited, a pan-African, South
African-based signage manufacturing business. At present
the company is looking at transactions in diverse fields
such as construction, real estate, telecommunications
and agriculture.
BEE
Destiny is a black-controlled business that was started
by young black professionals with investment banking
experience.
The future
The year ahead is viewed as a consolidation period
in which the company will increasingly establish itself
as a recognised player and strengthen its position in
the marketplace, while working to conclude additional
transactions.
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FRAXION
Fraxion Holdings (Proprietary) Limited (Fraxion) develops
advanced Spend Management Software that allows
companies to control, manage and analyse spending
behaviour in real time. The solution, which integrates into
most mid-range ERP platforms, has 15 000 users in
Southern Africa and Europe.
The company operates from South Africa and drives its
revenue from licence fees and services associated with
spend management solutions.
Overview of the year to 30 June 2006
The Fraxion software is aimed at medium and large
organisations and has been deployed in divisions
of several prominent companies over the last year,
including JP Morgan, American Express, Truworths, Total,
Woolworths, Party Gaming (UK) and Hollard Insurance.
The company has also concluded several “White Label”
agreements, notably with MWeb and Compass Group plc,
which intend to resell the solution under their own brand
names.
A project to enhance and repackage the solution was
launched in September 2005. The enhanced product
(Version 3) was completed in June 2006, with the first
client shipments expected in August 2006.
The future
The year ahead will see the company growing its reseller
channel model in both South Africa and the United
Kingdom, with around 20 resellers expected to be
contracted by year-end. The UK operation is expected to
be in place in the second half of 2007 and will extend the
activities of Fraxion’s previous UK distributor.
FUNDAMO
Fundamo (Proprietary) Limited (Fundamo) is a leading
supplier of mobile payment software solutions. The
utilisation of mobile phones as electronic wallets or for
performing secure payments has migrated from leading-
edge innovation to mainstream technology as numerous
mobile banking/payment deployments are announced
on a monthly basis. Fundamo is among the few
suppliers of mobile payment technologies which has
navigated this emerging market successfully over the past
five years.
Overview of the year to 30 June 2006
Fundamo’s software now manages more than a million
mobile payment transactions every week. Its technology
is recognised as one of the most advanced by analysts
and competitors alike. The Fundamo reference customers
are often quoted in case studies and in the popular media,
including CNN. Recently, two authoritative publications
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acknowledged Fundamo as the leading supplier of mobile
banking solutions for developing economies. Fundamo
also won the prestigious Frost and Sullivan Award for
Technology Leadership, and was selected as a Top
Technology 100 company by the South African
Department of Science and Technology.
The future
During the next period, Fundamo will focus on developing
its strategy to unlock inherent value. The focus areas for
the year are:
·    Expanding the sales capacity by hiring experienced
sales staff and by improving sales procedures and
infrastructure.
   ·   Improving utilisation of the sales channel of tech-
nology partners. This will be achieved by packaging
products to be sold through these channels and
active promotion within these organisations.
·   Partnering with suitable companies to deploy
Fundamo’s product on a risk-sharing basis. This
approach will lower upfront revenue, but will ensure
longer-term recurring revenue.
i to i
i to i technologies (Proprietary) Limited (i to i) offers
integrated solutions to safeguard assets, people and
information by protecting, monitoring, detecting and
responding. It serves this rapidly converging marketplace
by combining its ICT expertise with security and efficiency
solutions, thus offering an integrated technology-enabled
approach to strategic risk management.
i to i provides this capability in response to evolving
enterprise risk management needs, specialising in
electronic security, surveillance, loss prevention/
shrinkage control, health and safety and efficiency
optimisation. These integrated offerings are provided
across i to i’s own ICT infrastructure platform to meet
the client’s operational requirements. i to i further
provides ICT services to a selected clientele. Quality
drives every area of the i to i business. Solutions are
designed to add business value and to deliver on time
and within budget.
i to i invests heavily in industry sector-specific
knowledge, ensuring that it offers solutions with
longevity. With its clear understanding of the clients’
business requirements, i to i has built up a blue-chip
South African client base.
Overview of the year to 30 June 2006
2006 was a significant year, as it saw the merging
of four previously separate businesses, namely
Intervid, CommsCo, Cathexis Technologies and Detexis
Technologies, into i to i technologies. This merger
positioned the combined business to benefit from
convergence both in South Africa and internationally.
The operational integration has been a success and
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expectations of excellent growth into 2007 and beyond.
The launch of the group brand, encapsulating the
expertise and experience within the underlying brands,
has been successful.
BEE
i to i boasts a 45% ownership by black investment
companies Circle Capital Ventures, Ehlobo Holdings and
Imphandze Technologies.
The future
i to i believes it is well positioned for continued success
in 2007 and beyond. A sound strategy is backed by a
robust sales and delivery capability, which is enhanced by
partnerships with local and international vendors. i to i
plans to enhance clients’ access to real-time decision-
supporting risk management systems and processes on
an integrated basis.
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FUND INVESTMENTS
In order to strengthen its global network, VenFin made investments in a few equity funds. In addition to providing VenFin shareholders with access to high-growth opportunities in markets they otherwise would not have access to, these investments provide VenFin and its investee companies with access to potential direct investment opportunities as well as to networks and expertise in markets outside South Africa.
GEMS
General Enterprise Management Services Limited (GEMS)
is a private equity fund management group that manages
the GEMS Funds (GEMS I – 1998 vintage, GEMS II –
2001 vintage and GEMS III – 2005 vintage). These funds
make direct investments in the Asia Pacific Region.
Funds under management in the first two funds total over
USD500 million, representing capital commitments from
corporate clients and selected individual investors from
around the world.
VenFin has invested USD12.5 million in GEMS II,
USD5.4 million of which has been returned at year-end.
In 2005 VenFin also committed a further USD12.5 million
to GEMS III, a fund with a target size of USD200 million.
The fund has drawn USD7.5 million from VenFin
to date.
GEMS II originally made twelve investments, five of
which are fully exited and seven of which remain in
the portfolio.
GEMS III has made two investments to date, one in the
Thai property market and the other in a Singapore-based
insurance syndication company.
MILESTONE CHINA
The Milestone China Opportunities Fund I L.P. (Milestone
China), a limited partnership, was initiated by Milestone
Capital Management Limited (MCM), a China-focused
private equity investment firm with offices in Shanghai
and Beijing. MCM is the general partner in this
USD47 million fund of 2003 vintage. To date VenFin has
invested USD3.6 million in Milestone China, with a
further USD1.4 million committed.
The principal objective of MCM is to achieve superior
medium-term capital appreciation in its funds through
direct investments in well-established, high-growth
companies seeking expansion or acquisition capital in
China. All the executive team members of MCM are
mainland Chinese, with extensive investment and
operational experience in both China and the USA.
The fund has made seven investments to date, two of
which it has already exited. The most recent investment
of USD10 million was in Trina Solar Limited, a solar
photovoltaic manufacturer in China. Milestone China
led an investor consortium which invested USD40 million
for a combined ownership of 34%.

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INVESTMENT REVIEW
FUND INVESTMENTS
Milestone China’s most successful investment to
date was in Focus Media Holding Limited, which
operates the largest out-of-home advertising network in
China using television displays. The company has a
presence in more than 10 000 commercial locations
in 52 cities throughout China. In July 2005, the
company was listed on the Nasdaq at USD17 per
share. Subsequent to year-end, Milestone China exited
this investment in full achieving 240% internal rate
of return over a two-year period. Other investments
still held comprise a Beijing-based distributor of
imported medical equipment, a xanthan gum producer
(xanthan gum is used as an emulsifier in food) and a
mobile phone handset design company.
Milestone has already returned USD1.3 million to VenFin
from investments exited or partly exited.
VERITAS
Veritas Fund II L.P. (VVP Fund II) is a venture capital fund managed by Veritas Venture Partners (Cayman) L.P.
(Veritas), Israel’s oldest venture capital firm. The fund is managed from the USA.
The investment broadens VenFin’s access to international
deal flow and networks. It has given VenFin exposure to
technology emanating from Israel and, to a lesser extent,
the southeast USA region, where the fund is primarily
invested in seed-stage technology companies. VVP II
focuses on enterprise software, network communications
and medical devices.

VenFin inherited, with pride, this sound corporate
governance system – a model for doing business ethically
– which does not need to be enforced but stems from
internal conviction.
One of the corner stones of our business model is the
belief that a company has three levels of responsibility:
shareholders, staff, and the community. The group’s
shareholders are served by sound business practices and
a continued quest for excellence which ensure that
profitable investments are being made. The group’s staff
and the community are served and supported as set out
in the sustainability report on page 38.
Therefore, it comes naturally to VenFin to endorse, and to
comply with the principles of the King Reports as it
corresponds to the way in which business has been
conducted in the group for more than 50 years.
In setting the parameters for this report, guidance was
taken from the Global Reporting Initiative (GRI) Boundary
Protocol. Disclosure is limited to those entities that could generate significant impact to the Company’s sustainability
performance and where it exercises control over the
financial and operating policies of such entities, save
where those entities disclose the relevant information in
their own publicised annual reports.
CORPORATE STRUCTURE
The Company is an investment holding company.
Investments of the Company mainly comprise both listed
and unlisted investments which are not controlled by
VenFin but are, due to significant influence and board
representation, mostly associates.
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The Company’s activities are concentrated on the
management of investments and the provision of support,
rather than being involved in the day-to-day management
of business units of investees. The Company is a long-
term investor which forces strategic alliances on a
partnership basis, while endeavouring to add value.
The Company’s associates endorse the Code of Corporate
Practices and Conduct. The Company continues to
encourage full compliance within the investee portfolio,
where possible, and disclosure where not.
In accordance with the recommendations of King II, the
Board adopted a formal charter, as set out below.
BOARD CHARTER
A charter, read and endorsed by all directors of VenFin,
has been implemented to:
·  identify, define and record the responsibilities,
functions and composition of the Board; and to
·  serve as a reference to new directors.
The Board, having reflected on the following, is satisfied
that for the period under review, it executed the required
actions contained in the charter satisfactorily.
COMPOSITION OF THE BOARD
All directors of VenFin have access to the advice of the
company secretary and any relevant outside people when
required.
VenFin has a fully functional Board, comprising executive
and non-executive directors, which leads and controls the
group. Currently there are five directors of whom one
is independent. In this charter, executive directors are
collectively referred to as executive management.
CORPORATE GOVERNANCE
The King Reports on Code of Practices and Conduct echo principles deeply embedded in the fabric of the group from which VenFin originated. The group is principle-driven and guided by the philosophy of its founder, Dr Anton Rupert. The group was led by example from inception and no formal codes of conduct were required.

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CORPORATE GOVERNANCE
It is a function of the Board to ensure that the collective
skills and experience of members are suitable to carry out
its responsibilities. Circumspection is exercised by the
Board in the selection and the orientation of directors.
The roles of the chairman and the chief executive officer
are separated. The chairman is a non-executive director
but is not independent.
Board members are listed on page 8.
ROLE AND RESPONSIBILITIES
The Board provides strategic direction by proposing,
discussing, questioning, evaluating, and approving plans
and strategies. In directing the group, the Board exercises
leadership, integrity and judgement, to achieve continuing
prosperity for the group.
After approving operational and investment plans and
strategies, the Board empowers executive management to
implement these and to provide timely, accurate and
relevant feedback on progress made.
However, the Board remains accountable for the overall
success of the approved strategies, based on values,
objectives and stakeholder requirements, and for the
process and policy which ensures the integrity of risk
management and internal controls. The Board is the focal
point of the group’s corporate governance and is also
responsible for ensuring that it complies with all relevant
laws, regulations and codes of best business practices.
The Board monitors the operational and investment
performance of the group, including relevant financial
and non-financial aspects. It also ensures that procedures
and practices are in place to protect the Company’s assets
and reputation.
VenFin’s Board established the following subcommittees
to assist it in discharging its duties and responsibilities:
The Remuneration and Nomination Committee, consisting of
two directors, advises the Board on remuneration and
terms of employment of all directors and members of
senior management and is responsible for succession
planning. The committee is also responsible for the
nomination of directors. Additionally, it participates
annually in evaluating the performance of directors.
Directors do not have long-term contracts or exceptional
benefits associated with the termination of services. The
chairman of the Board is chairman of this committee. The
chief executive officer attends meetings only by invitation.
The committee has a formal mandate and its effectiveness
is appraised by the Board accordingly.
The Audit and Risk Committee, consisting of three directors, reviews the adequacy and effectiveness of the following:
financial reporting, the systems of internal control, the
management of financial, investment, technological and
operating risks, risk funding, the internal and external
audit processes, the Company’s procedures for monitoring
compliance with laws and regulations, its own code of
business conduct, as well as procedures implemented to
safeguard the Company’s assets.
This committee also reviews the level of disclosure in
the annual report and the appropriateness of policies
adopted by management.

The committee has a formal mandate and its
effectiveness is evaluated by the Board accordingly.
·   The Management Committee, consisting of two directors
and six senior managers, meets regularly between
Board meetings to deal with issues delegated by the
Board.
·   The Investment Committee, consisting of four directors
is responsible for the evaluation and approval of
investments according to the formal mandate given
by the Board.
The appointment and orientation of new directors are also
the responsibility of the Board. Non-executive directors are selected for their broader knowledge and experience and
are expected to contribute effectively to decision-making
and the formulation of strategies and policy.
The Board identifies goals, provides direction, determines
the feasibility of proposed strategies and monitors
investments. Executive directors contribute their detailed
insight into day-to-day operations and are generally
responsible for operational decisions and their
implementation.
The Board annually reviews and assesses the mix of skills
and experience offered by its members to ensure that it is
adequately equipped to achieve the Company’s objectives
and to create value for shareholders over the long term.
MEETINGS AND QUORUM
The articles of association requires three directors to form a quorum for Board meetings. A majority of members,
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preferably with significant representation of the non-
executive directors, is required to attend all committee
meetings.
The VenFin Board meets at least four times a year. The
Audit and Risk Committee meets at least three times a
year, and the Remuneration and Nomination Committee
at least once a year.
MATERIALITY AND APPROVAL
FRAMEWORK
Issues of material or strategic nature which might impact
on the reputation of the Company, are referred to the
Board. All other issues, as mandated by the Board, are
dealt with at executive management level.
The minutes of all the committee meetings are circulated
to the members of the Board. Issues that require
the Board’s attention or a Board resolution are
highlighted and included as agenda items for the next
Board meeting.
REMUNERATION PRINCIPLES
The Company’s policy regarding the remuneration of all
directors and senior management aims at:
·   attracting and retaining directors and senior
management of high calibre;
·   providing directors and senior management with
remuneration that is fair and just;
   ·   ensuring that no discrimination occurs;
·   recognising and encouraging exceptional and value-
added performance; and
·   ensuring that short-term personal gain is not conflicted
with long-term sustainability.

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CORPORATE GOVERNANCE
In line with these objectives, the Remuneration Committee
annually reviews and evaluates the performance of the
executive directors and determines the annual salary
adjustments for each. For this purpose it refers to salary
surveys compiled by independent organisations and other
market information.
DUTIES OF THE DIRECTORS
According to the Companies Act, which does not
differentiate between executive and non-executive
directors, the Company directors:
   ·   prepare the annual financial statements that should
represent fairly the Company’s state of affairs and its
profit or loss position for the period under review;
·   select suitable accounting policies and apply them
consistently;
·   state whether applicable accounting standards have
been followed; and
·   endeavour to make judgements, valuations and
estimates that are reasonable and prudent.
They also have a duty to:
·   set and maintain appropriate value systems;
·   apply due care and skill in harnessing entrepreneurial
flair in maximising sustainable returns;
·   keep proper accounting records;
·   take steps to safeguard the assets of the Company;
·   set the group’s risk appetite;
implement effective risk management processes and
internal controls and monitor its efficiency;
·   ensure compliance with all relevant laws;
·   disclose potential conflicts of interest; and
·   disclose information truthfully and transparently.
The Board formulates the Company’s communication
policy and ensures that spokespeople adhere to it.
This responsibility includes transparent, balanced
and truthful communication to shareholders and
relevant stakeholders.
Having considered the above, the directors are of the
opinion that the Board and the subcommittees have
discharged all their responsibilities for the period being
reported on.
CONFLICTS OF INTEREST
Mechanisms have been put in place to recognise,
respond to and manage any potential conflicts of interest.
Directors sign, at least once a year, a declaration stating
that they are not aware of any conflicts of interest that
may exist due to their interest in or association with any
other company.
In addition, directors disclose their interest in contracts
that are significant to the Company’s business. Any potential conflict of interest is disclosed as soon as it arises.
All information acquired by directors in the performance of
their duties, which is not disclosed publicly, is treated as confidential. Directors may not use, or appear to use, such
information for personal advantage or for the advantage of
third parties.
Directors of the Company are required to comply with gifts
and donation policies and the prescriptions of the VenFin
Code of Conduct on inside information transactions and
disclosure of transactions.

COMPANY SECRETARY AND
PROFESSIONAL ADVICE
Directors are entitled to seek, at the Company’s expense,
independent professional advice concerning the affairs of
the group. They have unlimited access to the services
of the company secretary, who is responsible to the Board
to ensure that proper corporate governance principles
are adhered to. Board orientation or training is done
when appropriate.
GOING CONCERN
At least once a year the Board considers the going concern
status of the group with reference to the following:
·   net available resources and the liquidity thereof;
·   the group’s Residual Risk Profile;
·   world economic events;
   ·   the following year’s strategic/business plan, budgets
and cash flow models; and
·the group’s current financial position.
SERVICE COMPANY
An agreement was concluded with a service company, M&I
Management Services (Proprietary) Limited (M&I), to
render management and support services to VenFin.
VenFin pays fees to M&I which cover the overhead costs
of the management of VenFin. The fees for the past year
are disclosed in note 6 to the annual financial
statements.
RISK MANAGEMENT AND INTERNAL
CONTROL
In determining strategic objectives, the Board of Directors
has ensured its understanding of all the risks associated
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with the Company’s investment portfolio with a view to
maximising sustainable profits and growth.
These risks are measured continuously against the risks
the Board is prepared to assume in its endeavours to
optimise sustainable growth.
The risk management process is fundamentally based
on the skill and calibre of individuals employed, their
motivation and drive and the value systems they adhere to.
In addition, the investment portfolio serves to spread
investment risk.
The categories of risk identified can be broadly classified
as follows:
·   Performance risk, including strategic risk, opportunity
risk, reputational risk, liquidity risk, and also risks
relating to corporate governance, social and environ-
mental responsibility and stakeholder relations.
·  Investment risk inherent to existing investments. The
Board has delegated the responsibility for investment
risk management to the Management Committee.
These risks are furthermore managed at VenFin
by ensuring that future investments are subject
to rigorous due-diligence reviews. These reviews
include, inter alia, verification of intellectual property
rights, management competency, business plans,
market analyses, contractual rights and obligations,
product feasibility, cash flow and liquidity
requirements. Consideration is also given to ensure
that the investment is optimally structured, using
appropriate investment instruments.

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CORPORATE GOVERNANCE
Performance of operational management, measured
against budgets and other measurement criteria, is
regularly appraised for timely corrective action, when
deemed appropriate.
·   Operational risk which includes operational effectiveness
and efficiency, safeguarding of assets, compliance with
relevant laws and regulations, reliability and integrity
of reporting, effective operational risk management,
human resource risk, technology risks, business
continuity and risk funding.
Operational risks are managed mainly by means
of internal control. This is a process designed to
provide reasonable assurance regarding the
achievement of organisational objectives and to
reduce the possibility of loss or misstatement to
within accepted levels. The effectiveness of risk
management is measured by the level of reduction
of the Company’s cost of risk.
Management structures have been established
to focus on certain key risk activities, including safety,
health, environment, security, tax and risk funding.
·   Treasury risk VenFin uses the treasury services of
M&I and V&R Management Services AG to manage
interest rates, liquidity, compliance and currency
risks globally.
A treasury committee, in terms of a mandate from the
Board, constituted of nominated executive directors
and senior management, is responsible for determining
policy and procedures as well as clearly defined levels
of responsibility. Regular feedback is given to the
Board.
The Board has documented and implemented a compre-
hensive risk management system, which incorporates
continuous risk identification, assessment, evaluation,
and internal control embedment.
The Board influences the control environment by setting
ethical values and organisational culture while ensuring
that management styles, delegated authorities, business
plans and management competency are appropriate,
effective and efficient.
The Board also monitors the effectiveness of governance
structures implemented by the boards of those entities it
invests in.
Risk funding is focused strategically on a self insurance
methodology aimed at reducing the group’s cost of risk,
save for those risks which cannot be cost beneficially
controlled or have potential catastrophic exposures.
INTERNAL AUDIT
The Company has an internal audit function, which has
been outsourced to M&I’s Risk Management and Internal
Audit department. It is an effective independent appraisal
function and employs a risk-based audit approach,
formally defined in accordance with the Institute of
Internal Auditors’ definition of internal auditing and
documented in a charter approved by the Board. The
head of this department has direct access to the chairman
of the Audit and Risk Committee as well as to the
chairman of the Board.

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EXTERNAL AUDIT
The Company’s external auditors attend all Audit and Risk
Committee meetings and have direct access to the chairman
of the Audit and Risk Committee. Their audit coverage is
adequately integrated with the Internal Audit functions
without their scope being restricted.
Other services provided by the auditing firm mainly relate
to tax matters and are effected by a department
independent of the audit partners. Independence is
further assured by terms of appointment.
DEALINGS IN SECURITIES
The Company has adopted a code of conduct for insider
trading. During the closed period directors and designated
employees are prohibited from dealing in the
Company’s securities. During open periods directors
and personnel may only deal in the Company’s securities
with the approval of the chairman or the chief executive
officer. The closed period endures from the end of a
financial reporting period until the publication of
financial results for that period. Additional closed
periods may be declared from time to time if dictated
by special circumstances.
ACCESS TO INFORMATION
VenFin complies with the regulations of the Promotion of
Access to Information Act (Act 2 of 2000). The Act
ensures the constitutional right of access to information
required for the exercising or protection of rights.

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GROUP ETHICS
VenFin’s commitment to ethical behaviour is contained in
the following published documents:
·   Code of ethics
·   Internet policy
·   Disciplinary code
·   Gifts and donations policy
The Board was responsible for the establishment and
distribution of these documents with compliance being
monitored by means of management structures, internal
audit and the group’s central forensic function including
hotlines.
EMPLOYMENT EQUITY
M&I, the service company, in accordance with the
Employment Equity Act, strives to afford all staff the
opportunity to realise their full potential. M&I’s management and personnel are continuously involved in determining
training and development needs and in the implementation
and monitoring of a labour plan. Special attention is given
to those groups which, because of historic reasons, might
be in a disadvantaged position. In accordance with the
requirements of the Employment Equity Act, M&I annually
submits a labour plan to the Department of Labour.
Because of the nature of its operations, to provide inter alia core services to VenFin, M&I’s workforce is characterised by the following:
·   A high level of expertise within the top structure of the
organisation and in various specialised divisions
·   A young employee profile, especially with regard to
management
·   A low turnover rate of staff and, consequently, limited
opportunities for new appointments
M&I believes that the quality of its staff affords it an important sustainable competitive advantage. Therefore it believes that its success does not lie in the uniformity of its staff but in the diversity and development of their collective talents. For these, space and opportunity will always be created.
Human resource policies and procedures also address the
issues of non-discrimination, child labour, disciplinary
practices, human rights et al.
SAFETY AND ENVIRONMENT
The Company has a duly constituted safety and health
committee, required by the Occupational Health and
Safety Act. This committee assists the Board in ensuring
that the Company provides and maintains a safe and
healthy risk-free environment for staff and visitors by
identifying risks and ensuring that controls designed to
mitigate these risks are effective and complied with.
Most group companies, based on their core activities, are
deemed low-impact enterprises as regards environmental
exposure.
The Company benchmarks its current environmental
practices against the criteria stipulated in the Global
Reporting Initiative
TM
(GRI) Framework, being:
·   Materials
·   Energy
·   Water
·   Biodiversity
·   Emissions, effluents and waste
·   Suppliers
·   Products and services
·   Compliance
·   Transport
VenFin’s three levels of corporate social responsibility were mentioned earlier and its obligation to shareholders was dealt with under Corporate Governance. In this section its responsibilities towards the community (to be a worthy citizen grateful of the goodwill received from the public)
and to staff (to ensure that their work remains a meaningful and rewarding experience) receive attention.
SUSTAINABILITY REPORT

Where deemed appropriate, usage and impact are being
quantified and measured against best practices.
HIV/AIDS POLICY
During February 2003, the GRI published a resource
document to serve as a reporting guideline on HIV/Aids.
Because the GRI chose South Africa as the development
area for this resource document, which will eventually
become a technical protocol, VenFin chose it as its
reporting standard on this matter.
From the perspective of an investment holding company,
the risk of HIV/Aids comprises two elements, namely:
Group risk
Given the potential impact of HIV/Aids on the markets, on
human capital cost of employment and on the operational
processes of the various businesses invested in, this risk is managed within the governance structures of the various
companies.
VenFin monitors the progress of these policies and
strategies against best practice standards.
Company risk
VenFin and M&I have a formal HIV/Aids policy and are
committed to managing the pandemic and the business
risks associated with it actively. Its policy makes provision, inter alia, for the following:
·   Compliance with all legal requirements as far as
HIV/Aids is concerned
·   No discrimination against employees or potential
employees based on their HIV status
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·   Strict confidential treatment of information on the
HIV status of employees
style="color:#002c1a;">·   General measures to prevent accidental infection
Remedi Medical Aid Scheme, of which most of M&I’s
staff are members, has a management plan for HIV/Aids
and employees can participate in it by choice.
PANDEMICS
As part of its awareness of community risk, the group
monitors pandemic risks and will take appropriate steps
as and when required.
COMMUNICATION TO STAKEHOLDERS
The Board places great emphasis on communication to
shareholders and other stakeholders to ensure that they are
kept appropriately informed on matters affecting the group.
The following are recognised as stakeholders in the
Company:
·    Shareholders and lenders as providers of capital
   ·   The State as policy-maker and regulator
·    The investment community as interested party
·    The community, through the creation of employment,
as part benefactor of taxes paid by profitable organi-
sations, and as a recipient of /social contributions
VenFin is committed to transparency and disclosure of
relevant and appropriate information in its Annual Report
and through other communication channels to ensure a
proper evaluation of the performance of the Company.

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SUSTAINABILITY REPORT
COMMUNITY SERVICE
As far as its business and community service programmes
are concerned, the Company strives to make a meaningful
contribution, adding value to all stakeholders. Donations
are usually made over a term to provide beneficiaries with
a measure of security and are not spread over such a
broad area that they become negligible.
In terms of this approach, the Company currently supports
the following initiatives:
Entrepreneurship and training
VenFin has agreed to support the Peace Parks Foundation
(PPF) and particularly the activities of the
SA College for
Tourism in Graaff-Reinet and the Southern African
Wildlife College near the border of the Kruger National
Park. Both colleges are involved in practical training and
job creation.
SA College for Tourism – had another successful
year in 2005 when 29 women from 10 Southern African
countries graduated from this college in Graaff-Reinet,
where especially young black women from previously
disadvantaged communities are trained for careers in the
hospitality industry. The Queen of Lesotho, in her
keynote address at the graduation ceremony, said the
College was the only training centre in the subregion
dedicated to training African women in management
skills for the guest house/lodge industry. She also
referred to the important role played by this industry in
alleviating poverty.
Besides subjects that are practically orientated, students
gain excellent experience during their study year through
banquets, conferences and other functions presented
by the Panorama Guest House in Graaff-Reinet.
Southern African Wildlife College – near Hoedspruit
provides unique opportunities for students from various
countries, cultures and backgrounds to share ideas on the
management and sustainable utilisation of resources in
the subregion. Transfrontier conservation areas remain
the primary focus of the College. The curriculum as well
as the training approach takes the specific needs of these
areas into account.
At last year’s promotion ceremony in October,
42 students from Malawi, Mozambique, South Africa,
Swaziland, Uganda, Zambia and Zimbabwe received
certificates and diplomas. Evident was the fellowship
that evolved among them. As the students are already
employed in the region’s wildlife sector, their tenure at
the College strengthens cross-border relations and
facilitates negotiations once they return to work in their
respective countries.
SciMathUS – is a post-matric programme presented by
the Institute for Mathematics and Science Teaching at
the University of Stellenbosch for talented students from
disadvantaged communities to improve their matric
results in mathematics, science and accountancy in order
to gain access to tertiary education.
At present the programme is in its sixth year and plays
an important role in reducing the enormous shortfall of
black graduates in the natural, applied, economic and
management sciences. Serious challenges faced include
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Furthermore, many students come from extremely poor
and violent backgrounds and must also learn to cope with
the pressures of academic life.
The programme focuses mainly on higher grade mathematics,
physical science and accountancy as well as life skills,
computer literacy, engineering drawing and statistics. In
2005, all 62 students who wrote the National Senior
Certificate Examination gained access to tertiary education.
This year 75 students have joined the programme.
Paul Roos Academy – is an imaginative project that
aims at identifying leadership talent in disadvantaged
schools and, through additional teaching during school
holidays, assists these learners to realise their full
potential. In 2005, some 204 learners received tuition at
the Academy. Among them were 16 sponsored by farmers
from Grabouw, Vyeboom, Villiersdorp and Saron.
During school holidays the learners are not confined
merely to academic tasks, but are also exposed to sport
and other educational activities. Valuable support is
received from the Memory Institute and the Creative
Education Foundation, the latter being represented by six
Americans who participate on a voluntary basis.
Rally to Read – this literacy programme is in its ninth
year and since its inception more than R17 million
has been invested in quality education. When it started
in 1998, 25 off-road vehicles delivered books worth
R100 000 to 13 schools in KwaZulu-Natal. This year,
books valued at R2.5 million were delivered by 420
vehicles in eight provinces to some of the country’s
poorest schools. VenFin has been a sponsor of the
programme since 2003.
University of Stellenbosch – VenFin has committed
itself to making a contribution over three years to the US,
one of the oldest universities in the country, to assist in
processing its archive material.
Computer assistance – VenFin has committed itself
to become technically involved with teaching in the
Stellenbosch/Helderberg area by donating computers
to those schools whose development due to historical
reasons had lagged behind. VenFin believes that
access to advanced teaching methods can help the
children of these schools to bridge the gap to modern
information technology.
Equip – is a programme of the National Business
Initiative (NBI) aimed at improving through private sector
partnerships the quality of education and school
management systems. It started in 1995 in an attempt to
address the poor quality of education in many South
African schools. VenFin joined the programme in 2005 as
sponsor and is currently involved in a cluster of five
disadvantaged schools, comprising 4 000 learners and
some 140 teachers, in the Stellenbosch area. Countrywide
the Equip programme has already reached more than
2.5 million learners.
Equip aims at developing capacity for leadership,
management and governance in schools, at enhancing the
implementation of relevant school development plans and
at facilitating a participatory and sustainable approach to
teacher development and learner outcomes, especially in
mathematics, science, technology and English.

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Khanya – VenFin has committed itself over two years
to contribute to this computer literacy project of the
Western Cape Education Department which will enable a
thousand “super” teachers to obtain widely recognised
international certification.
The e-Citizen/Khanya project aims at ensuring that all
educators employed by the Western Cape Education
Department are computer literate by 2008, so that they
can use the available technology effectively in the
classroom. By empowering teachers in such a way, a
multiplying effect is achieved which can be regarded as
an excellent investment in the future and quality of
education in the Western Cape.
Environment
WWF-SA – is the channel through which VenFin
exercises its concern for our natural heritage. During the
past year, WWF-SA continued its broad-based approach
to environmental affairs by focusing especially on the
following:
The training of managers for South Africa’s Marine
Protected Areas which now cover almost 20% of the
country’s coastline.
The implementation of a Sustainable Seafood Initiative
which will guide seafood restaurants and retailers and
educate consumers to make informed choices to
reduce the consumption of declining fish species.
The introduction of 21 black rhino as a founder
population as part of the project to double the black
rhino population in KwaZulu-Natal from 500 to 1 000.
The acquisition of more land to establish the core of
the Knersvlakte nature reserve. At present 32 000 ha,
or 6% of the Knersvlakte biome within the Succulent
Karoo Ecoregion, is available for this reserve.
Assistance to the Minister of Environmental Affairs
and Tourism with the development of norms and
standards for the South African hunting industry, as
well as an elephant population management strategy
for Southern Africa.
Cultural development
Klein Karoo National Arts Festival (KKNK) – VenFin
is a sponsor of the KKNK and its contribution is focused
on the developmental side of the festival. A portion of the
VenFin sponsorship is used to further the careers of
budding artists. This year bursaries were awarded to two
matriculants from Riversdale and Oudtshoorn to obtain
qualifications in acting and directing, and in the film
industry.
During the twelve years of its existence, the KKNK has
developed into a display window of the shared experiences
of many South Africans. It also serves as an important
springboard for the careers of young as well as established
artists.
Stellenbosch Music Festival – VenFin is a regular
supporter of this cultural event in Stellenbosch. The
festival is held annually in September and is characterised
by excellent classical music events, a popular street
festival as well as community projects and workshops in
Kayamandi, Cloetesville and Idas Valley.
Field Band Foundation – the creativity and discipline
of music and movement are harnessed by the Field Band
Foundation to stimulate the self-esteem and development
of disadvantaged children and to cultivate leadership
qualities. An HIV/Aids awareness programme forms part
of the educational programme. The Foundation has been
SUSTAINABILITY REPORT

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modelled on various overseas examples where music and
dances are used for social development. The Foundation
started in 1997 with 600 children and five bands in four
provinces. In 2005 the numbers have increased to
24 bands and 3 626 youngsters from 257 schools and
133 townships.
Two highlights of the Foundation’s activities during the
past few years were the performances of its bands at all
Cricket World Cup matches in 2003 as well as the
participation of the national field band in Norway’s
centenary celebrations in 2005. VenFin has agreed to
be a co-sponsor for three years of the Stellenbosch project
of the Foundation, which serves the communities of
Cloetesville, Kayamandi and Guguletu. Approximately
43% of the parents of children participating in the project
are unemployed.
WAT – one of the functions of the Dictionary of the
Afrikaans Language (WAT) is to promote Afrikaans on
behalf of 5.7 million South Africans who regard it as
their home language. In its 80th year, WAT has announced
the establishment of a trust fund to finance operating
costs, development activities and the publication of
new WAT volumes. VenFin is contributing to the fund for
three years.
A reduction in the government’s contribution, which
also led to a reduction in staff, has necessitated the
establishment of such a trust fund. At present the WAT, in
co-operation with the Western Cape Education Department,
is looking at the possibility of making an electronic version of the dictionary available to all learners in the province as part of the Khanya project. The printing cost of a single
WAT volume currently amounts to R575 000. Eight still
need to be published.
Sport development
SA Golf Development Board (SAGDB) – has had a
particularly challenging year which saw the loss of one of
its bigger sponsors. The SAGDB had no option but to
restructure, reduce staff and to streamline administrative
and operational activities. This has resulted in a saving of
37% in administrative costs alone and the organisation
now appears far more streamlined and focused. During
the period VenFin has contributed R750 000 to assist the
SAGDB. With the emphasis increasingly on performance,
the SAGDB is more determined than ever to fulfil its
motto:
Grow the game. Build the nation.
Western Cape Cricket Academy – VenFin is a joint
sponsor of this Academy which aims to train young players
from the Western Province (WP) and the Boland in all
aspects of the game and to provide them with specific life
skills. Attention is also given to the development of
coaches, umpires and scorekeepers.
During the past year the Academy produced seven
players for the WP amateur team and one for the
WP/Boland Professional Franchise, while four players of
the Boland Academy played for the amateur team of the
province and three umpires were promoted to provincial
level. Besides the quota of local games, teams of the
Academy also played against the English counties Essex,
Nottinghamshire and Somerset as well as against the
academies of Warwickshire and Sussex.
Community development
Ikamva Labantu – is a “flagship” community project
that essentially mirrors VenFin’s philosophy of personal
empowerment
(help others to help themselves). This
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in the townships and core services include health, capacity building, land and buildings, and poverty alleviation.
Ikamva is not only involved in caring for children and
young people, but also in the development of their
potential through life skills, character building and
leadership development programmes as well as HIV/Aids
education. Together with the economic empowerment of
adults, the main focus of the organisation is on making
people of all ages participating members of society.
One of Ikamva’s more recent pilot projects, for which
VenFin is providing additional funding, focuses on the
extended support for vulnerable children and families
who, because of the HIV/Aids pandemic, encounter
difficulties in accessing much needed services and
community resources.
u Mephi Children Care Programme – which VenFin
has agreed to support for two years, was established in
1938 as a church-sponsored project to care for neglected
and abused children. Today more than 500 children are
taken care of daily around the country, an embodiment of
the true meaning of u Mephi, namely
to take away shame.
u Mephi functions more like a family than an institution.
It has more than 40 homes and other care centres where
the needs of schoolchildren, abused and abandoned
babies as well as terminally ill toddlers are provided for.
St Joseph’s Home – is a sanctuary of hope and healing
for underprivileged children in the Western and Eastern
Cape who suffer from cancer, Aids-degenerative
diseases, life-threatening conditions, diabetes, burns
and disability. VenFin has committed itself for three
years financially to the home which functions
simultaneously as a hospital, a care centre and a school
to provide in the medical, nursing and educational needs
of children.
Health care
Wits/Donald Gordon Medical Centre – one of
the main aims of this centre is to prevent some of the
country’s best medical brainpower being lost to
the profession in South Africa. World-class facilities are
provided to enable specialists to do private consultation
work while continuing with research and tuition. VenFin
committed itself for ten years to the centre.
In October 2005, Medi-Clinic obtained an interest of
49% in the centre as well as the management contract. It
is excited about the prospects of the establishment of the
first private academic hospital in the country. A number
of liver transplants have been performed since the
beginning of the year. The centre is certainly now one of
the most active in this particular field.
Organ Donor Foundation of SA – is an organisation
that gives hope to many people who need organ transplants
to carry on a normal life. During the past year organs
transported by the Group’s sponsored flights helped to
save the lives of eight people and to restore the sight of
four. In this regard, the support of Falconair’s staff
deserves mentioning.
SUSTAINABILITY REPORT

CONTENTS
Statement of responsibility by the Board of Directors
46
Statement by the Company Secretary
46
Report of the independent auditors
47
Report of the Board of Directors
48
Accounting policies
53
Balance sheets
60
Income statements
61
Statements of changes in equity
62
Cash ﬂow statements
63
Notes to the annual ﬁnancial statements
64
Annexure A – Principal subsidiary companies
76
Annexure B – Principal investments
77
Annexure C – Signiﬁcant associates
78
Analysis of shareholders
79
Dates of importance to shareholders
81
Administration
82
Notice to shareholders
83
Form of proxy
Attached
ANNUAL FINANCIAL STATEMENTS 06

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The directors are responsible for the maintenance of adequate accounting records and the preparation and integrity of the annual financial statements included in this Annual Report.
The annual financial statements are prepared, in accordance with International Financial Reporting
Standards (IFRS) and the requirements of the South African Companies Act, on the going concern basis and incorporate full and responsible disclosure. The annual financial statements are based upon appropriate accounting policies and supported by reasonable and prudent judgements and estimates.
The directors are satisfied that the information contained in the financial statements fairly represents the results of operations for the period and the financial position of the group at year-end. The accuracy of the other information included in the Annual Report was considered by the directors and they are satisfied that it is consistent with the financial statements.
The directors are also responsible for the Company’s system of internal financial controls. The system was developed to provide reasonable, but not absolute, assurance regarding the reliability of the financial statements, the safeguarding of assets, and to prevent and detect misrepresentation and losses.
The directors are of the opinion that the group will continue as a going concern in the future.
The financial statements were audited by independent auditors, PricewaterhouseCoopers Inc., to whom unrestricted access was given to all financial records and related information. The directors are further of the opinion that all statements that were made to the auditors during the course of the audit were valid and relevant. The auditors’ report is presented on page 47.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
4 September 2006
STATEMENT OF RESPONSIBILITY
BY THE BOARD OF DIRECTORS
STATEMENT BY THE COMPANY SECRETARY
I, Mariza Lubbe, being the Company Secretary of VenFin Limited, hereby certify that all returns required of a public company have, in respect of the period under review, been lodged with the Registrar of
Companies and that all such returns are true, correct and up-to-date.
Mariza Lubbe
Secretary
Stellenbosch
4 September 2006

We have audited the annual financial statements and group annual financial statements of VenFin
Limited set out on pages 48 to 78 for the period ended 30 June 2006. These financial statements are the responsibility of the Company’s directors. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with International Standards on Auditing. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures included in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements fairly present, in all material respects, the financial position of the Company and group at 30 June 2006 and the results of their operations, changes in equity and cash flows for the period then ended in accordance with International Financial Reporting Standards, and in the manner required by the Companies Act in South Africa.
Director: NH Döman
Registered Auditor
Cape Town
4 September 2006
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REPORT OF THE INDEPENDENT AUDITORS
TO THE MEMBERS OF VENFIN LIMITED

48
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Dear Shareholder
The Board has pleasure in reporting on the activities and financial results of your group for the period under review.
ACQUISITION OF SURPLUS ASSETS
On 1 December 2005, Vodafone Holdings (SA) (Proprietary) Limited (Vodafone) announced its firm intention to make an offer to acquire all the VenFin Limited (former VenFin) ordinary shares of 1 cent each held by shareholders, other than Vodafone and any subsidiaries of former VenFin for a cash consideration of R47.25 per share, subject to certain conditions (the Offer).
It was further announced that Business Venture Investments No 951 Limited (VenFin), Vodafone, former
VenFin and the Rembrandt Trust (Proprietary) Limited entered into an agreement in terms of which former VenFin would, subject to certain suspensive conditions, and after the completion of the Offer, dispose of all surplus assets (all the net assets of former VenFin except the 15% interest in Vodacom
Group (Proprietary) Limited) to VenFin for a total purchase consideration of R5 billion in cash (Surplus
Assets Sale Agreement).
On 26 January 2006 Vodafone declared the Offer unconditional, which triggered the implementation of the Surplus Assets Sale Agreement. On 2 February 2006** VenFin acquired the surplus assets for a cash consideration of R5 billion.
Surplus assets
Cost* Market valuation
R
million
R
million
Investments – Associates
943
3 044
Investments – Other
1 278
1 278
Cash and cash equivalents
2 679
2 679
Other net assets
183
183
Total surplus assets acquired
5 083
7 184
Purchase consideration (including transaction cost)
(5 012)
Negative goodwill on acquisition
71
*
The total purchase consideration was allocated to the underlying assets as follows: cash, monetary assets and investments at fair value; associates at market value less the discount on the total market valuation. The cash consideration was funded by issuing shares and the acquired cash resources. Net bridging finance of R2.4 billion resulted in finance cost of R42 million incurred during the period.
** For accounting purposes the acquisition date of the surplus assets was set at 1 January 2006.
NAME CHANGE
At a special general meeting of the shareholders of Business Venture Investments No 951 Limited, a special resolution to change the name of the Company to VenFin Limited was approved.
The name of the Company was changed to VenFin Limited on 4 August 2006.
FINANCIAL PERIOD
VenFin was incorporated as a public company on 1 December 2004 with a share capital of R7 and a financial year-end of 28 February. During the period under review the Company changed its financial year-end to 30 June. Although the current financial year spans a period of 16 months to 30 June 2006, no trading activities took place until the implementation of the Surplus Assets Sale Agreement.
ADOPTION OF IFRS
The Company has decided to voluntarily adopt IFRS with effect from 1 March 2005. However, as it had no assets and liabilities at that date, the implementation of IFRS had no effect on the results or
REPORT OF THE BOARD OF DIRECTORS
FOR THE PERIOD ENDED 30 JUNE 2006

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financial position of the Company on that date. All subsidiary companies and associates acquired on
1 January 2006 were already IFRS compliant and, where necessary, changes had been made to bring their results in line with the accounting policies of the group.
OPERATING ACTIVITIES
VenFin is an investment holding company. The group derives its income mainly from dividends and equity accounted income of associates in which VenFin invested. Interest is also earned on cash resources.
The investee companies’ operating activities are spread over a broad spectrum which include, but are not limited to telecommunication, technology and media interests, and financial and risk services. The biggest portion of the individual investments is in South Africa, but a substantial investment held abroad is the 18.3% equity interest in Dimension Data plc.
FINANCIAL REVIEW
Operating results
Period ended 30 June:
2006
Normalised headline earnings * (R million)
126
Interest in net profit of associates (R million)
97
Net interest income and other profit (R million)
29
– per share (cents)
43.0
– diluted (cents)
42.0
Headline earnings (R million)
404
– per share (cents)
137.9
– diluted (cents)
136.9
Earnings – net profit for the period (R million)
240
– per share (cents)
81.9
– diluted (cents)
80.9
Dividends **
– ordinary – per share (cents)
25.0
– special – per share (cents)
25.0
* In determining normalised headline earnings, the headline earnings is adjusted for non-recurring items.
** The ordinary and special dividends were declared after the year-end and were therefore not provided for in the annual financial statements.
Details of the operating results are set out in more detail in the general report on pages 10 to 13.
2006
Composition of normalised headline earnings
R million
Subsidiary companies
29
Profits
57
Losses
(28)
Associates
97
Profits
99
Losses
(2)
126

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INVESTMENTS
The most important changes in investments for the period under review, subsequent to the acquisition of the surplus assets, were as follows:
Dimension Data plc (Didata)
During the period under review, VenFin converted its USD100 million Didata convertible bond into
188 121 978 ordinary Didata shares. In terms of the agreements governing the convertible bond,
Didata had the right to redeem the bond under certain share price conditions on or after 14 January 2006 if VenFin did not elect to convert. Given Didata’s share price performance, these conditions were met after that date, and VenFin elected to convert the bond rather than accept redemption.
The additional shares amounted to 12.2% of the enlarged issued share capital of Didata.
On 30 June 2006, VenFin’s total interest in Didata, including the 7% acquired in January 2006, was
18.3%.
FrontRange Limited (FrontRange)
During the period under review, FrontRange disposed of all its material underlying assets, made a distribution of R5.37 per share to its shareholders, and was subsequently delisted from the JSE.
The total proceeds received by VenFin amounted to R163 million. The shares in FrontRange were subsequently disposed of for R0.2 million.
Repurchase of VenFin shares
VenFin’s wholly owned subsidiary, VenFin Funding Corporation (Proprietary) Limited, acquired 3.8 million
VenFin ordinary shares at an average price of R14.19 per share for R54 million. On 30 June 2006, these shares in treasury represented 1.5% of the issued ordinary shares of 1 cent each.
GEMS Oriental and General Funds (GEMS III)
VenFin invested a further USD3.8 million in GEMS III. The total investment to 30 June 2006 amounted to USD7.5 million, with a further USD5 million committed.
Johanna Solar Technology GbmH (Johanna)
VenFin invested €2.5 million in Johanna, a start-up company committed to building a solar cell plant in Germany, which will use thin-film, silicon-free technology developed by the Johannesburg University.
On 30 June 2006, VenFin’s total interest in Johanna was 9.5%.
Trina Solar Technology Limited (Trina)
VenFin invested USD1.5 million in Trina, a leading integrated solar photovoltaics manufacturer, based in China. This investment was made as part of a consortium, led by Milestone China, that invested
USD40 million for a 34% interest. On 30 June 2006, VenFin’s direct interest in Trina was 1.3%.
Milestone China Opportunities Fund I L.P. (Milestone China)
VenFin has invested a further USD1 million in Milestone China. At 30 June 2006, the fair value of the investment amounted to USD2.6 million, with a further USD1.4 million committed.
Cash Axcess Corporation (Proprietary) Limited (Cash Axcess)
VenFin invested R4.5 million in Cash Axcess, which provides ATM-related products and services to the
African financial and retail markets. On 30 June 2006, VenFin’s interest in Cash Axcess was 50%.
REPORT OF THE BOARD OF DIRECTORS
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VHF Technologies SA (VHF)
During the period VenFin converted its loan of CHF 3 million into 1 875 shares in VHF, representing a 26.1% interest. VHF, based in Switzerland, manufactures flexible thin-film amorphous silicon solar cells.
Subsequent to the year-end
Subsequent to the financial year-end, no events had a significant impact on the group’s reported results or ongoing operations.
SHARE APPRECIATION RIGHT SCHEME
During the period under review the Board approved the implementation of the VenFin Equity Settled
Share Appreciation Right Scheme. Share Appreciation Rights (SAR) were offered to participants as follows (refer to note 10):
Offer Number
of
price
SAR Number
of
Grant date
(Rand)
offered
participants
21 June 2006
11.24
6 410 175
9
21 June 2006
13.70
2 773 842
153
9 184 017
162
Participants will receive VenFin shares to the value of the appreciation of a specified number of VenFin ordinary shares that must be exercised within a period of six years after the grant date. These share appreciation rights are exercisable as follows:
·    One-third after the third anniversary of the grant date;
·    Two-thirds after the fourth; and
·    All after the fifth anniversary of the said date.
PRINCIPAL SHAREHOLDERS
Business Venture Investments No 1040 (Proprietary) Limited, a wholly owned subsidiary of the Johann
Rupert Trust, holds 19 435 438 of the issued ordinary shares of the Company and 17 753 176 of the issued B ordinary shares of the Company and is entitled to 32.36% of the total votes. Business
Venture Investments No 1027 (Proprietary) Limited, a wholly owned subsidiary of the Hanneli Rupert
Trust, holds 19 435 437 of the issued ordinary shares of the Company and 17 753 176 of the issued
B ordinary shares of the Company and is entitled to 32.36% of the total votes.
An analysis of the shareholders appears on page 79.
SUBSIDIARY COMPANIES AND INVESTMENTS
Particulars of subsidiary companies, associates and other investments are disclosed in Annexures A and B.
DIRECTORS
Messrs J P Gouws and A de Lange resigned as directors of the Company on 13 February 2006.
The names of the directors appear on page 8.
In terms of the provisions of the articles of association, Messrs J J Durand, G T Ferreira, J Malherbe,
J P Rupert and N J Williams retire from the Board. These directors are eligible and offer themselves for
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DIRECTORS’ INTERESTS
At 30 June 2006 the aggregate of the direct and indirect interests of the directors in the issued share capital of the Company amounted to 12.7%.
An analysis of the directors’ interests in the issued share capital of the Company appears on page 80.
DIRECTORS’ FEES
The Board recommends that directors’ fees for services rendered as directors during the past financial period be fixed at R206 667.
ACQUISITION OF SHARES OF THE COMPANY
It is recommended that a general authority is granted to the Board to acquire, should circumstances warrant it, the Company’s own shares and to approve the acquisition of shares in the Company by any of its subsidiaries, subject to the provisions of the Companies Act 61 of 1973, as amended.
Special resolutions to this effect are incorporated in the notice of the annual general meeting that appears on page 83.
SECRETARY
Mrs M Lubbe is the Company Secretary and her address appears on page 82.
AUDITORS
PricewaterhouseCoopers Incorporated will continue in office in accordance with section 270 (2) of the
Companies Act.
DIVIDENDS
Dividend No 1
An ordinary dividend of 25 cents per share has been declared for the financial period ended
30 June 2006 in respect of both the ordinary shares of one cent each and the B ordinary shares of ten cents each.
Special dividend
A special dividend of 25 cents per share has been declared in respect of both the ordinary shares of one cent each and the B ordinary shares of ten cents each.
Payment
The ordinary and special dividends are payable to shareholders of the Company registered at the close of business on Friday, 13 October 2006.
On payment date, Monday, 16 October 2006, if so mandated, dividends will either be transferred electronically to bank accounts, or alternatively, cheques will be posted.
APPROVAL
The annual financial statements set out on pages 48 to 78 have been approved by the Board.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman Chief Executive Officer
Stellenbosch
4 September 2006
REPORT OF THE BOARD OF DIRECTORS
FOR THE PERIOD ENDED 30 JUNE 2006

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The financial statements are prepared on the historical cost basis, unless otherwise indicated, in accordance with International Financial Reporting Standards (IFRS) and the requirements of the South
African Companies Act, Act 61 of 1973, as amended.
The Company has decided to voluntarily adopt IFRS with effect from 1 March 2005. However, since it had no assets and liabilities on that date, the implementation of IFRS had no effect on the results or financial position of the Company. All subsidiary companies and associates acquired on 1 January
2006 were already IFRS compliant and, where necessary, changes had been made to bring their results in line with the accounting policies of the group.
The preparation of the financial statements necessitates the use of estimates, assumptions and judgements that affect the reported amounts in the balance sheet and income statement. Although estimates are based on management’s best knowledge and judgements of current facts on the balance sheet date, the actual outcome may differ from those estimates.
The most critical judgement exercised relates to the classification of investments as associates rather
than investments
available-for-sale. There are some investments over which VenFin is believed to have significant influence although it has an interest of less than 20% in these companies. However, as
VenFin has board representation and is one of the major shareholders of these companies, its influence over their financial and operating policies is significant. Those investments are accordingly accounted for as associates using the equity method. The fair value of associates is set out in note 2 to the financial statements.
On 1 January 2006 VenFin acquired a number of assets and liabilities as part of a business combination.
This transaction required judgement and estimates in identifying and valuing the net assets acquired as well as in allocating the discount resulting from the transaction to the underlying net assets (refer note 15).
Other less significant estimates and assumptions relate to the determination of the impairment of investments, the valuation of unlisted investments and the assumptions relating to share-based payments. Details of these estimates and assumptions are set out in the relevant notes to the annual financial statements.
The accounting policies that the group applied in the presentation of the financial statements are set out below. No material assumptions were made in the application of these accounting policies that had a material effect on any amount recognised in the financial statements.
(I)
CONSOLIDATION, PROPORTIONATE CONSOLIDATION AND EQUITY
ACCOUNTING
Consolidation – subsidiaries
All entities in which the group, directly or indirectly, has an interest of more than one half of the voting rights, or otherwise has the power to exercise control over the operations, are included in the consolidated financial statements in the accepted manner. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity.
The purchase method of accounting is used to account for the acquisition of subsidiaries.
The cost of an acquisition is measured at the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition.
ACCOUNTING POLICIES

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The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from or to the date on which effective control was acquired or ceased.
Intergroup transactions, balances and unrealised gains are eliminated on consolidation.
Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.
The accounting policies of subsidiaries conform to the policies adopted by the group.
Accounting policies between various industries have been aligned to the extent that it is material and appropriate for the specific industry.
Special purpose entities are consolidated when the substance of the relationship between the group and the special purpose entity indicates that the group effectively controls the entity.
Proportionate consolidation – joint ventures
All jointly controlled ventures are accounted for according to the proportionate consolidation method. In terms of this method the attributable share of assets, liabilities, income, expenditure and cash flow is included in the consolidated financial statements.
Equity accounting – associates
Entities that are neither subsidiaries nor joint ventures, but in which a long-term interest is held and over whose financial and operating policies a significant influence can be exercised, are accounted for according to the equity method as associates. The results of associates, acquired or disposed of, are included in the consolidated income statement from the date on which effective significant influence begins or until it ceases. Unrealised gains on transactions between the group and its associates are eliminated to the extent of the group’s interest in the associate. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The group’s share of retained income is transferred to non-distributable reserves. The group’s share of other movements in the reserves of associates is accounted for as changes in consolidated non-distributable reserves. The carrying value of the group’s associates includes goodwill (net of any accumulated impairment losses) identified at acquisition. When the group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.
Dilutionary and anti-dilutionary effects of equity transactions by associates that VenFin is not party to, are accounted for directly against reserves.
Certain associates have year-ends that differ from that of the company. In such circumstances the results of listed and certain unlisted companies are accounted for from the latest published information and management accounts as at year-end, respectively. The accounting policies of associates have been changed where necessary to align them to those of VenFin and its subsidiaries to the extent that it is material and appropriate for the specific industry in which the associate operates.
Investments acquired and held exclusively with the view to dispose in the next twelve months, are not accounted for using the equity method, but carried at the lower of its carrying value or fair value less costs to sell and are classified as non-current assets held for sale in terms of the requirements of IFRS 5.
ACCOUNTING POLICIES

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Impairment – subsidiaries, joint ventures and associates
The carrying amounts of subsidiaries, joint ventures and associates are reviewed annually and written down for impairment where necessary.
(II) INTANGIBLE
ASSETS
Goodwill
– on the acquisition of an investment, fair values at the date of acquisition are attributed to the identifiable assets, liabilities and contingent liabilities acquired.
Goodwill is the difference between the cost of the investments and the fair value of attributable net assets of the subsidiaries, joint ventures and associates at the acquisition dates. Goodwill is reported in the balance sheet as non-current assets, is tested annually for possible impairments and is carried at cost less accumulated impairment losses.
Goodwill attributable to associates is included in the carrying value of these companies and is consequently reported under “investments – associates”.
Where, at the date of acquisition, the net assets of subsidiaries, joint ventures and associates exceed the cost of the investments, the difference is immediately accounted for in the income statement.
(III)
FINANCIAL ASSETS
Subsidiaries
– are stated at cost. In the consolidated annual financial statements these companies are consolidated in the accepted manner.
Associates
– are stated at cost. In the consolidated annual financial statements the share of post-acquisition reserves and retained income, accounted for according to the equity method, is included in the carrying value.
Loans and receivables
– are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less accumulated provisions for impairment losses. A provision for impairment losses is established when objective evidence exists that the group will not be able to collect all amounts due according to the original terms of receivables.
Investments held-to-maturity
– investments with fixed maturity that the group has the
intent and ability to hold to maturity are classified as investments held-to-maturity and are included within non-current assets. These investments are carried at amortised cost using the effective interest rate method.
Investments at fair value through profit and loss
– these investments, consisting of
financial assets held-for-trading and those designated at fair value through profit and loss at inception, are carried at fair value. Realised and unrealised gains and losses, resulting from changes in the fair value of these investments, are recognised in the income statement in the period in which they arise.
A financial asset is classified in this category if acquired principally for the purpose of selling in the short term or if so designated by management. Derivatives are also classified as held-for-trading unless they are designated as hedges.
Investments available-for-sale
– other long-term investments are classified as available-
for-sale and are included within non-current assets. These investments are carried at fair value. Unrealised gains and losses arising from changes in the fair value of available-for-sale

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investments are recognised in equity during the period in which they arise. When available-
for-sale investments are either derecognised or impaired, the accumulated fair value adjustments are realised and included in income.
Cash and cash equivalents
– comprise cash on hand, deposits held at call with banks,
and investments in money market instruments, net of bank overdrafts. In the balance sheet, bank overdrafts are included in short-term interest-bearing loans.
(IV) TAXATION
Deferred taxation is provided for at current rates using the balance sheet liability method.
Full provision is made for all temporary differences between the taxation base of an asset or liability and its balance sheet carrying amount. No deferred tax liability is recognised in those circumstances where the initial recognition of an asset or liability has no impact on accounting profit or taxable income. Assets are not raised in respect of deferred taxation, unless it is probable that future taxable profits will be available against which the deferred taxation asset can be realised in the foreseeable future.
Secondary taxation on companies is provided for in respect of dividend payments, net of dividends received or receivable and is recognised as a taxation charge for the year.
(V) FOREIGN
CURRENCIES
Functional and presentation currency
Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates
(functional currency). VenFin group’s company and consolidated functional and presentation currency is rand and all amounts, unless otherwise indicated, are stated in millions.
Transactions and balances
Foreign currency transactions are translated to the functional currency using the exchange rates prevailing at the date of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges. Exchange differences on non-monetary items are accounted for based on the classification of the underlying items. Foreign exchange gains and losses on equities classified as available-for-sale financial assets are included in the available-for-sale reserve in equity whereas the exchange differences on equities held at fair value through profit or loss are reported as part of the fair value gain or loss.
Group entities
The results and financial position of all foreign operations (excluding those in hyperinflationary economies) that have a functional currency different from the group’s presentation currency are translated into the presentation currency as follows:
·   Assets and liabilities are translated at the closing rate on the balance sheet date.
·   Income and expenses for each income statement are translated at average exchange rates for the year, to the extent that such average rates approximate actual rates.
·    All resulting exchange differences are recognised as a separate component of equity.
On consolidation exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken directly to a separate component of equity. On disposal of foreign operations, such exchange differences are recognised in the income statement as part of the profit or loss on disposal. Goodwill and fair value adjustments arising on the
ACCOUNTING POLICIES

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acquisition of foreign operations are treated as assets and liabilities of the foreign operation and translated at closing rates at balance sheet date.
(VI) FINANCIAL
INSTRUMENTS
Financial instruments include cash and cash equivalents, investments, derivative instruments, debtors and short-term loans, trade and other payables and borrowings.
Financial instruments are initially recognised when the group becomes party to the contractual terms of the instruments and are measured at fair value, including transaction costs, which is the value of the consideration given (financial asset) or received (financial liability). With the initial recognition of financial instruments held at fair value through profit and loss, the transaction costs are accounted for in the income statement. Subsequent to initial recognition, these instruments are measured as set out in the applicable accounting policies.
Financial assets (or a portion thereof) are derecognised when the group realises the rights to the benefits specified in the contract, the rights expire or the group surrenders or otherwise loses control of the contractual rights that comprise the financial asset. On derecognition, the difference between the carrying amount of the financial asset and proceeds receivable and any prior adjustments to reflect fair value that had been recognised in equity are included in the income statement.
Financial liabilities (or a portion thereof) are derecognised when the obligation specified in the contract is discharged, cancelled or expired. On derecognition, the difference between the carrying amount of the financial liability, including related unamortised costs, and the amount paid for it is included in the income statement.
All purchases and sales of investments are recognised at the trade date.
Any derivatives embedded in financial instruments are separated from the host contract when their economic characteristics are not closely related to those of the host contract and the host contract is not carried at fair value. Gains and losses are reported in the income statement.
The fair value of financial instruments traded in an organised financial market is measured at the applicable quoted prices. The fair value of the financial instruments not traded in an organised financial market, is determined using a variety of methods and assumptions that are based on market conditions and risk existing at balance sheet date, including independent appraisals and discounted cash flow methods. Fair values represent an approximation of possible value, which may differ from the value that will finally be realised.
There are group companies that are parties to derivative financial instruments that reduce exposure to financial risks. These instruments mainly comprise forward contracts. Changes in the fair value of these and other derivative instruments are recognised in the income statement in the period in which they arise.
Where currently a legally enforceable right of set-off exists for recognised financial assets and financial liabilities, and there is an intention to settle the liability and realise the asset simultaneously, or to settle on a net basis, all related financial effects are offset.
(VII)
IMPAIRMENT OF ASSETS
An assets is impaired if its carrying amount is greater than its estimated recoverable amount.
Financial assets carried at amortised cost
The group assesses whether there is objective evidence that a financial asset is impaired at

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each balance sheet date. A financial asset is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that have occurred after the initial recognition of the asset (a ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset that can be reliably estimated.
If there is objective evidence that an impairment loss has been incurred on loans and receivables or held-to-maturity investments carried at amortised cost, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.
The carrying amount of the asset is reduced and the amount of the loss is recognised in the income statement. If a held-to-maturity investment or a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under contract. As a practical expedient, the group may measure impairment on the basis of an instrument’s fair value using an observable market price.
If in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, such as improved credit rating, the previously recognised impairment loss is reversed and is recognised in the income statement.
Financial assets carried at fair value
The group assesses whether there is objective evidence that a financial asset carried at fair value is impaired at each balance sheet date. If any objective evidence of impairment exists for available-for-sale financial assets, the cumulative loss, measured as the difference between the acquisition cost and current fair value, less any impairment loss on the financial asset previously recognised in profit or loss is removed from equity and recognised in the income statement.
Impairment losses recognised in the income statement on equity instruments are not subsequently reversed through the income statement.
Goodwill
Goodwill is assessed annually for impairment. For purposes of impairment testing, goodwill is allocated to cash-generating units, being the lowest component of the business measured in the management accounts, which is expected to generate cash flows that are largely independent of another business component. Each of those cash-generating units represents a grouping of assets no higher than a primary business. Impairment losses relating to goodwill are not reversed.
(VIII) BORROWINGS
Borrowings are recognised initially at fair value, net of transaction costs incurred and are subsequently measured at amortised cost. Any difference between the proceeds, net of transaction costs, and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.
(IX)
REVENUE RECOGNITION
Revenue arising from services is recognised when the service is rendered. Interest is recognised on a time proportion basis (taking into account the principal outstanding, the effective rate and the period), unless collectability is in doubt. Dividends are recognised when the right to receive payment is established.
(X)
EQUITY COMPENSATION PLANS
The VenFin group operates an equity settled share-based compensation plan. All offers granted after 7 November 2002 are accounted for as share-based payment transactions. The fair value
ACCOUNTING POLICIES

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of offers is determined on the grant date and is accounted for as an employee services expense over the vesting period of the share offers, with a corresponding increase in equity, based on the group’s estimate of rights that will eventually vest. Fair value is determined using a binomial model. The expected contract life used in the model has been adjusted based on management’s best estimate of the effects of non-transferability, exercise restrictions and behavioural considerations.
Any profits or losses that realise from shares being delivered to participants of the VenFin
Share Appreciation Right Scheme are recognised directly in equity.
(XI) TREASURY
SHARES
Shares in the company held by group companies are classified as treasury shares and are held at cost. These shares are treated as a deduction from the issued number of shares and taken into account in the calculation of the weighted average number of shares. The cost price of the shares is deducted from the group’s equity.
(XII)
CURRENT/NON-CURRENT DISTINCTION
Items are classified as current when it is expected to be realised, consumed or settled within twelve months after the balance sheet date or being traded, or the group does not have an unconditional right to defer settlement for at least twelve months after the balance sheet date.
(XIII) NEW ACCOUNTING POLICIES AND INTERPRETATIONS
Management considered all new accounting standards, interpretations and amendments to
IFRS, that were issued prior to 30 June 2006, but not yet effective on that date. The standards that are applicable to the group, but that were not implemented early, are the following:
·   IFRS 6: Exploration for and evaluation of mineral resources
·   IFRS 7: Financial instruments: disclosures
·   IFRIC 4: Determining whether an arrangement contains a lease
·    IFRIC 5: Rights to interests arising from decommissioning, restoration and environmental rehabilitation funds
·    IFRIC 6: Liabilities from participation in a specific market – waste electrical and electronic equipment
·    IFRIC 7: Applying the restatement approach under IAS 29: financial reporting in hyperinflationary economies
·    IFRIC 8: Scope of IFRS 2
·   IFRIC 9: Reassessment of embedded derivatives
·    Amendment to IFRS 1: First-time adoption of international financial reporting Standards pertaining to IFRS 6: Liabilities from participation in a specific market – waste electrical and electronic equipment
·    Amendment to IFRS 4: Insurance contracts pertaining to financial guarantee contracts
·    Amendment to IAS 1: Presentation of financial statements pertaining to capital disclosures
·   Amendment to IAS 19: Employee benefits pertaining to actuarial gains and losses
·    Amendment to IAS 21: The effects of changes in foreign exchange rates pertaining to net investments in foreign operations
·    Amendments to IAS 39: Financial instruments: recognition and measurements pertaining to cash flow hedge accounting of forecast intergroup transactions, the fair value option and financial guarantee contracts
The application of the standards and interpretations mentioned above in future financial reporting periods is not expected to have a significant effect on the group’s financial results, financial position and cash flow.

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ASSETS
Non-current assets
Investments – Associates
2
2 219
–
– Other 3
313
1 012
Deferred taxation 7
143
–
2 675
1 012
Current assets
1 293
2 387
Short-term loans
–
2 303
Debtors
38
1
Taxation
1
–
Cash and cash equivalents
1 254
83
Total assets
3 968
3 399
EQUITY AND LIABILITIES
Capital and reserves
Issued capital
4
6
6
Share premium
3 281
3 281
Reserves 5
585
112
Treasury shares 4
(54)
–
Total shareholders’ equity
3 818
3 399
Current liabilities
150
–
Trade and other payables
117
–
Derivative instruments
23
–
Taxation
10
–
Total equity and liabilities
3 968
3 399
No comparatives are presented as the Company commenced operations during the current financial period.
BALANCE SHEETS
AT 30 JUNE 2006
Consolidated     The Company
R million
Notes
2006
2006

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61
Dividends received
2
150
Interest received
40
4
Finance costs
(42)
(42)
Other net operating expenses
(21)
–
Fair value adjustments
298
–
Net impairment of investments and loans
(247)
–
Negative goodwill arising on acquisitions
71
–
Profit on sale of investments
27
–
Consolidated profit before tax 6
128
112
Share of after-tax profit of associates
98
–
Profit before tax
226
112
Taxation 7
14
–
Net profit for the period
240
112
E
ARNINGS PER SHARE
1
Cents
– Basic
81.9
– Diluted
80.9
A
SSOCIATES
R million
Share of after-tax profit of associates
Profit before taking into account the following
107
Profit on the sale of property, plant and equipment
1
Amortisation of intangibles identified on acquisition
(10)
98
INCOME STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
Consolidated     The Company
R million
Notes
2006
2006

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Consolidated
30 June 2006
Balances at 1 March 2005
–
–
Issue of shares
3
293
3
293
Share issue expenses
(6)
(6)
Total income accounted for
251
(9)
240
482
Exchange rate adjustments
251
251
Net fair value adjustments
(9)
(9)
Income accounted for
directly in equity
251
(9)
242
Net profit for the period
240
240
Change in reserves of associates
103
103
Income of associates transferred
98
(98)
–
Shares acquired by wholly owned
subsidiary (treasury shares)
(54)
(54)
Balances at 30 June 2006
3 287
(54)
201
251
(9)
142
3 818
R million
2006
The Company
Balance at 1 March 2005
–
Issue of shares
3 293
Share issue expenses
(6)
Net profit for the period
112
Balance at 30 June 2006
3 399
STATEMENTS OF CHANGES IN EQUITY
FOR THE PERIOD ENDED 30 JUNE 2006
Issued
Trans-
capital
lation
Fair
and share Treasury
Equity
adjust-
value Retained
R million
premium
shares reserves
ments
reserve earnings
Total

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Cash flow – operating activities
Net operating profit before taxation
226
112
Adjustments
8.1
(246)
(112)
Operating loss before working capital changes
(20)
–
Working capital changes
8.2
186
–
Cash generated from operations
166
–
Net interest paid
(2)
(38)
Dividends received
8.3
–
150
Taxation paid
8.4
(7)
–
Net cash inflow from operating activities
157
112
Cash flow – investment activities
(2 136)
(5 012)
Additions to investments
(64)
–
Proceeds on disposal of investments
222
–
Acquisition of subsidiaries
8.5
(2 331)
(5 012)
Loans repaid
37
–
Cash flow – financing activities
3 233
4 983
Decrease in intergroup loans
–
1 696
Repurchase of shares
(54)
–
Issue of shares
3 293
3 293
Share issue expenses
(6)
(6)
Net increase in cash and cash equivalents
1 254
83
Cash and cash equivalents at the beginning of the period
–
–
Cash and cash equivalents at the end of the period
1 254
83
CASH FLOW STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
Consolidated     The Company
R million
Notes
2006
2006

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1.      EARNINGS
HEADLINE EARNINGS RECONCILIATION
Net profit for the period
240
Adjusted for:
– Net impairment of investments
261
– Profit on sale of investments
(25)
– Negative goodwill arising on acquisitions
(71)
– Net surplus, after tax on disposal of property, plant and equipment
(1)
Headline earnings
404
NORMALISED HEADLINE EARNINGS RECONCILIATION
Headline earnings for the period
404
Adjusted for:
– Fair value adjustment – Dimension Data Bond
(295)
– Finance cost relating to the acquisition of surplus assets
42
– Foreign exchange loss relating to repatriation of offshore cash
5
– Reversal of impairment of loans
(14)
– Deferred taxation raised on STC credits
(16)
Normalised headline earnings
126
EARNINGS PER SHARE
Cents
Normalised headline earnings
– Basic
43.0
– Diluted
42.0
Headline earnings
– Basic
137.9
– Diluted
136.9
Earnings
– Basic
81.9
– Diluted
80.9
Number
of shares

Weighted shares in issue
292 918 450
Earnings per share

In determining the earnings per share, the weighted number of shares in issue was taken into account, after the deduction of the treasury shares.
Diluted earnings per share
In determining the diluted earnings per share the weighted number of shares in issue was adjusted for the deemed dilutive effect of the shares accepted by participants by the VenFin
Equity Settled Share Appreciation Right Scheme but not yet delivered.
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
2006
R
million

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1.      EARNINGS
(continued)

The delivery of scheme shares to participants will be regarded as an issue of shares. As the market value (fair value) of the shares at date of delivery will differ from the offer value, the number of shares represented by the difference will be regarded as an issue of ordinary shares for no consideration. These imputed shares will be added to the weighted number of shares to determine the dilutive effect. As the impact of the Scheme was non-dilutive, no adjustment was made to the weighted number of shares for the period under review.

Some associates have similar management incentive schemes as well as other instruments that can dilute these companies’ earnings in the future. To calculate VenFin’s diluted earnings per share, R3 million was offset against earnings to account for the potential diluted effect.
2.
INVESTMENTS – ASSOCIATES
(Annexures B & C)
2006
Listed
Unlisted
Total
R million
R million
R million
Cost
1 681
313
1 994
Equity adjustment
164
39
203
Carrying value
1 845
352
2 197
Long-term loans
–
22
22
1 845
374
2 219
Market values of listed investments
3 072
3 072

Directors’ valuation of unlisted
investments
1 443
1 443
Market values and directors’ valuation
3 072
1 443
4 515

Excess of market values and directors’
valuation over the carrying value of
investments:
– attributable to own members
2 296
2006
Reconciliation of carrying value at the beginning and end of the period
R
million
Carrying value at the beginning of the period
–
Acquisition of surplus assets on 1 January 2006
943
Share of net profit of associates
98

Exchange rate differences on translation between average rate and year-end rates
2
Equity-accounted movements on reserves
103
Exchange rate differences accounted for directly on reserves
206
Additions to investments
64
Investment available-for-sale reclassified as associate
1 131
Long-term loan reclassified as associate
17
Repayment of loans
(41)
Capital distributions
(10)
Impairments
(294)
Carrying value at the end of the period
2 219

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2.
INVESTMENTS – ASSOCIATES
(continued)

Portion of the share in net profit retained by associates
that has been accounted for from unaudited
interim reports and management reports
13

Portion of the share of accumulated losses of associates
not equity-accounted
– current year
6
– cumulative
6
Contingent liabilities of associates

Guarantees to third parties – Performance guarantees and
letters of credit of various associates
23

Claims – There are a number of legal or potential claims against various associates, the outcome of which cannot be foreseen, but are not regarded as material, neither individually nor cumulatively.
3.
INVESTMENTS – SUBSIDIARY COMPANIES AND OTHER
(Annexures A & B)
3.1 The Company
Unlisted subsidiary companies
1 012
3.2 Consolidated
Other unlisted investments:
Available-for-sale
141
Long-term loans *
172
313

Directors’ valuation of unlisted investments and loans
313
2006
Investments
available-    Long-term
Reconciliation of carrying value at the
for-sale
loans             Total
beginning and the end of the period
R million
R million
R million
Acquisition of surplus assets on
1 January 2006
1 118
151
1 269
Additions
59
9
68
Exchange rate adjustments
(13)
1
(12)
Fair value adjustments for the period
291
3
294
– per income statement
295
3
298
– equity
(4)
(4)
Reversal of impairments of loans
34
34
Reclassifications
(1 131)
(17)
(1 148)
Capital distributions/Disposals
(183)
(9)
(192)
Balance at the end of the period
141
172
313

* Consists mainly of interest-bearing investments in preference shares.
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
2006
R
million

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4.
SHARE CAPITAL
Authorised
512 493 650 Ordinary shares of 1 cent each
5.1
40 506 352 B ordinary shares of 10 cents each
4.1
9.2
Issued
257 443 997 Ordinary shares of 1 cent each
2.6
35 506 352 B ordinary shares of 10 cents each
3.5
6.1
Each ordinary share has one vote.
Each B ordinary share has ten votes.
Number
of shares
Shares in issue
– Ordinary shares of 1 cent each
257 443 997
– B ordinary shares of 10 cents each
35 506 352
Total number of shares in issue
292 950 349
– Shares held in treasury (ordinary shares
of 1 cent each) (1.47%)
(3 773 651)
289 176 698
Movement in the number of ordinary shares of 1 cent each
for the period:
Total number of shares issued at 1 March 2005
7
Subdivided 100:1
693
Shares issued during the period
257 443 297
Total number of shares at 30 June 2006
257 443 997
Movement in the number of B ordinary shares of 10 cents each for the period:
Shares issued during the period
35 506 352

At present the entire authorised but unissued share capital of the Company, comprising
255 049 653 ordinary shares of 1 cent each and 5 000 000 B ordinary shares of 10 cents each are under the control of the Board of Directors of the Company as a general authority in terms of section 221(2) of the Companies Act, 1973 (Act 61 of 1973), as amended (the Act), subject to the provisions of the Act until the next annual general meeting of the Company, for allotment and issue to such persons on such conditions as the directors may deem fit.
Treasury shares

During the year under review VenFin’s wholly owned subsidiary, VenFin Funding Corporation
(Proprietary) Limited acquired a net number of 3 773 651 ordinary shares of VenFin for a total amount of R54 million. On 30 June 2006, 3 773 651 treasury shares were held.
2006
R million

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5.
RESERVES
(Also refer to the Statements of Changes in Equity on page 62)
Composition of reserves
The Company:
Retained earnings
112
Subsidiary companies
270
Translation adjustments
249
Fair value reserve
(9)
Retained earnings
30
Associates
203
Equity reserves
201
Translation adjustments
2
585
6.
PROFIT
Profit is stated after taking the following into account:
6.1 The Company
Income
Dividend income – unlisted investments
150
Interest received
4
6.2 Consolidated
Income
Dividend income – unlisted investments
2
Fair value adjustments
298
Dimension Data Bond
295
Other financial instruments
3
Interest received
40
Unlisted investments and deposits
36
Dividends on preference shares
4
Exchange rate differences
4
Expenses
Administration and management fees – net corporate costs
14
Paid to M&I Management Services (Proprietary) Limited
in respect of costs
16
Less: Fees received
(2)
Administration fees – other
4
Auditors’ remuneration – audit services
1
Staff costs
1
Donations
2
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
2006
R million

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7.
TAXATION
7.1
Taxation in income statement
Current – current year – South African normal taxation
–
– Taxation on capital gain
(2)
Secondary taxation on companies – deferred
16
14
2006
R
million
%
7.2
Reconciliation of effective tax rate with standard rate
Effective tax rate
(14)
(10.9)
Reduction/(increase) in standard rate as a result of:
Exempt dividend income
37
29.0
Non-taxable capital profit
9
7.0
Secondary tax on companies
16
12.5
Non-taxable expenses
(11)
(8.6)
Standard rate
37
29.0
2006
R million
7.3
Deferred tax asset
STC credits
143
The movement between balances of deferred taxation at the
beginning and end of the period can be analysed as follows:
Beginning of the period
–
Acquisition of surplus assets on 1 January 2006
127
Charged to the income statement
16
143

No deferred tax is provided on temporary differences relating to investments in subsidiary companies as VenFin controls the dividend policy of these companies and consequently also controls the reversal of the temporary differences.

The carrying values of investments in associates and joint ventures are mainly recovered through dividends. As no taxable temporary differences exist, no deferred tax is provided.
7.4    Tax losses
Estimated tax losses available for set-off against future taxable income
69
7.5
Secondary taxation on companies (STC)

The STC credits on 30 June, which could be set off
against future dividend payments, amount to
1 146
– The Company
150
– Wholly owned subsidiary companies
996
Utilised to create deferred tax asset
(1 146)
Unutilised STC credits
–
2006
R
million

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8.
CASH FLOW INFORMATION
8.1 Adjustments
Net impairment of investments and loans
247
–
Fair value adjustments
(298)
–
Net interest paid
2
38
Dividends received
(2)
(150)
Share of after-tax profit of associates
(98)
–
Profit on sale of investments
(27)
–
Negative goodwill arising on acquisition
(71)
–
Other
1
–
(246)
(112)
8.2
Movement in working capital
Decrease in trade and other receivables
142
–
Increase in trade and other payables
44
–
186
–
8.3
Reconciliation of dividends received
Per income statement
2
150
Acquisition of subsidiaries
2
–
Receivable at the end of the period
(4)
–
Cash received
–
150
8.4
Taxation paid is reconciled with the amount disclosed
in the income statement
Charged to the income statement
(2)
–
Acquisition of subsidiaries
(14)
–
Unpaid at the end of the period
10
–
Paid in advance at the end of the period
(1)
–
Cash paid
(7)
–
8.5
Acquisition of subsidiaries
Cash and cash equivalents
(2 681)
–
Investments in associates
(943)
–
Other investments and loans
(1 269)
(4 000)
Deferred tax asset
(127)
–
Investments in subsidiaries
–
(1 012)
Trade and other receivables
(182)
–
Trade and other payables
118
–
Net assets acquired
(5 084)
(5 012)
Negative goodwill
71
–
Purchase consideration
(5 013)
(5 012)
Purchase consideration due
1
–
Cash in subsidiary acquired
2 681
–
Cash outflow on acquisition
(2 331)
(5 012)
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
Consolidated
The Company
2006
2006
R million
R million

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2006
71
9.
DIRECTORS’ EMOLUMENTS
Fees
207
Salaries
1 768
Retirement fund contributions *
418
Short-term bonus
210
Medical contributions
16
Car allowance
75
Total
2 694
Salaries
Fees
and
other
Total
R’000
R’000
R’000
Paid by:
The Company
42
–
42
Management company
165
2 487
2 652
207
2 487
2 694
* All VenFin’s staff belong to the M&I retirement fund, the costs of which are charged to VenFin by way of an administration fee.
10.
VENFIN EQUITY SETTLED SHARE APPRECIATION RIGHT SCHEME

The share-based payments that are accounted for in the financial statements are in respect of the
VenFin Equity Settled Share Appreciation Right Scheme (the “Scheme”). Participants are offered shares to the value of the appreciation of a specified number of VenFin ordinary shares that must be exercised within a period of six years after the grant date. These share appreciation rights are exercisable as follows:
·   One-third after the third anniversary of the grant date;
·   Two-thirds after the fourth; and
·   All after the fifth anniversary of the said date.

The valuation of the Scheme was performed using an actuarial model. This model was developed by an independent third party from the standard binomial option pricing model in order to address the unique nature of the Scheme, especially with regard to early exercise of rights.

The expected contract lifetimes are estimated by considering separately each of the tranches within that grant. The risk-free rate was estimated by using the implied yield on a SA zero-coupon government bond and the yield curve over the expected contract lifetimes of 3, 4 and 5 years from the grant date.

Share price volatility of ordinary shares in VenFin was determined with reference to movements in the share price since 4 April 2006, that being the date from which VenFin commenced trading on the over the counter market.

Dividend yield was assumed to be 3% as VenFin has no dividend record.
2006
R’000

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2006
10.
VENFIN EQUITY SETTLED SHARE APPRECIATION RIGHT SCHEME
(continued)
Fair value of rights offered during the period
107 836

Share-based payment cost included in the income
statement (in accordance with IFRS 2)
236
Portion attributable to directors
131
Number of weighted average exercise prices of all rights offered to participants of the Scheme:
2006
Number
of
rights
Rand
Total at 30 June (offered in current financial period)
9 184 017
110 052 002
Exercisable at the end of the period
–
–
Weighted
average
Number
remaining
of
rights
contract
outstanding
lifetime
Exercise prices of all rights:
at year-end
in years
R11.24
6 410 175
6
R13.70
2 773 842
6
The following assumptions were used in the binomial model to value rights offered:
2006
Weighted average VenFin share price for the period (R)
13.99
Exercise price (R)
11.24 – 13.70
Average expected exercise period (years)
4 – 6
Price volatility (%)
24
Risk-free rate (%)
7.87 – 7.88
Expected dividend yield (%)
3
2006
R million
11.
COMMITMENTS
Capital expenditure authorised, but not yet contracted
50
The above-mentioned commitments will be financed by internal sources and borrowed funds.
12.
BORROWING POWERS

There are no limitations on the borrowing powers of the Company and its subsidiaries in respect of loans and guaranteed debts.
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
2006
R million

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2006
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13. FINANCIAL INSTRUMENTS
13.1 Financial instruments and risk management

Various financial risks have an impact on the financial statements: Market risk (including price and foreign exchange risk), credit risk, liquidity risk and interest rate risk. The
Company and its subsidiary companies’ risk management programmes, of which key aspects are explained below, acknowledge the unpredictability of financial markets and are aimed to minimise any negative effect thereof. Derivative instruments are used to hedge against certain financial risk exposures.

Financial instruments include investments, loans receivable, debtors, cash, creditors, long-term loans and derivative instruments. Details of the nature, extent and terms of these instruments are explained in the notes to the relevant items. Relevant financial risks and programmes that limit these risks are summarised as follows:
Market risk
Price risk

Exposure to share price risk is due to investments in shares. “Investments available-
for-sale” consists mainly of the investment in private equity funds and convertible preference shares that are included at market value under “Investments – Other” in the balance sheet. The executive committee monitors all investments continuously and make recommendations to the Board of Directors in this regard.
Foreign exchange risk

The Company and its subsidiary companies operate internationally and are therefore exposed to foreign currency risk due to commercial transactions denominated in foreign currency. These risks are limited using foreign exchange contracts when deemed necessary.

Net assets of investments in foreign operations are exposed to foreign exchange translation risk. The most prominent of these are the investments in Dimension Data and cash.
Credit risk

The group has no significant concentrations of credit risk.

Derivative instrument and cash transactions are limited to financial institutions with good credit ratings. The treasury committee approves these institutions and determines limits for credit exposure in each entity.
Liquidity risk

The Company and its subsidiary companies have substantial cash balances at their disposal and limit their liquidity risk by minimising long-term debt. Nevertheless it is ensured that adequate credit facilities are available to maintain flexibility in the funding of transactions.
Interest rate risk

Due to significant cash investments, movements in market interest rates influence income. At year-end cash and cash equivalents earned interest at effective interest rates that vary between 7.0% and 7.4% per annum at local financial institutions and between
2.8% and 5.3% per annum in foreign countries.

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13. FINANCIAL INSTRUMENTS (continued)
13.2 The following material derivative instruments existed at 30 June:
Liabilities
Put option (at fair value through profit and loss)
23
13.3 Fair value

On 30 June 2006 the fair value of financial instruments, excluding investments in associates, equals their carrying value.
14.
RELATED PARTY INFORMATION
Subsidiaries

Details of income from and investments in subsidiaries are disclosed in note 3 and in
Annexure A respectively.
Associates

Details of investments in and income from associates are disclosed in note 2 as well as in
Annexures B and C.
Key management personnel

VenFin’s directors and executive committee are key management personnel. Information on directors’ emoluments and their shareholding in the Company appears in notes 9 and 10 as well as in the Report of the Board of Directors.
Shareholders

Details of the principal shareholders appear in the Report of the Board of Directors. A detailed analysis of shareholders appears on page 79 of the Annual Report.
2006
Related party transactions
R million
C
ONSOLIDATED
Transactions of VenFin Limited and its subsidiary companies with:
Associates
Administration fees paid
1
Administration fees received
1
Key management personnel
Short-term benefits
4
Post-retirement benefits
1
Loans to related parties
 Associates
23
T
HE
C
OMPANY
Transactions of VenFin Limited with:
Subsidiaries
Dividends received
150

No security is given for any outstanding balances. No provisions for bad debts against outstanding balances with related parties have been made and no bad debt of related parties has been written off during the period.
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 30 JUNE 2006
2006
R million

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15. BUSINESSES
ACQUIRED
(Analysis of the fair values of net assets of businesses acquired)
2006
Acquisition of
Intervid
surplus
assets
(1)
International AG
(2)
Total
R million
R million
R million
Investments – Associates
943
–
943
– Other
1 269
–
1 269
Deferred tax asset
127
–
127
Cash resources
2 679
2
2 681
Trade and other receivables
182
–
182
Trade and other payables
(117)
(1)
(118)
Net assets acquired
5 083
1
5 084
Less: Negative goodwill
(71)
–
(71)
Less: Cash due
–
(1)
(1)
Cash paid
5 012
–
5 012
(1) On 2 February 2006 VenFin Limited acquired 100% of RPII Holdings Limited, VenFin
Media Investments (Proprietary) Limited, VenFin Group Finance (Proprietary) Limited,
VenFin Shareholding (Proprietary) Limited, VenFin Risk Services Investments (Proprietary)
Limited and VenFin Technology (Proprietary) Limited. For accounting purposes the acquisition date of the surplus assets was set at 1 January 2006. Refer to the Report of the
Board of Directors for further information regarding the acquisition of surplus assets.
(2) On 30 June 2006 RFS Finance Limited, a wholly owned subsidiary of VenFin Limited, acquired 100% of Intervid International AG.

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2006
UNLISTED
Industrial Electronic Investments Limited
1 000
100
RPII Holdings Limited
8 600 000
100
933 273 860
1 209
Tracking and Signal Distribution
Technologies (Pty) Limited
21 412
100
VenFin Finance Corporation (Pty) Limited
4
100
VenFin Financial Investments Limited
5 000
100
VenFin Funding Corporation (Pty) Limited
100
100
VenFin Group Finance (Pty) Limited
1
100
14 559 957
1 094
VenFin Holdings Limited – Jersey
(€)
352 179 775
100
VenFin Investments (Pty) Limited
100
100
VenFin Media Investments (Pty) Limited
2
100
2
VenFin Risk Services Investments (Pty) Limited
100
100
36
VenFin Shareholding (Pty) Limited
100
100
36
VenFin Securities (Pty) Limited
100
100
VenFin Technology (Pty) Limited
200
100
64 554 557
1 012 388 448
2 303
(€) euro
Details of sundry subsidiary companies, which are not material to the evaluation of the business of the group, are not shown.
ANNEXURE A
PRINCIPAL SUBSIDIARY COMPANIES AT 30 JUNE 2006
NAME OF COMPANY
ISSUED
EFFECTIVE
HELD BY COMPANY
CAPITAL   INTEREST    SHARES
LOAN
Incorporated in South Africa
R (unless other-
2006
2006
2006
unless otherwise stated
wise stated)
%
R
R million

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2006
77
Alexander Forbes Limited
(1)
115 900 000
26.4
Dimension Data Holdings plc
(1)
282 092 463
18.3
Sabido Investments (Pty) Limited
(1)
17 730 594
31.5
Tracker Investment Holdings
(Pty) Limited
(2)
24 543
33.7
Psitek (Pty) Limited
(2)
620 612
33.2
SAIL Group Limited
(2)
81 392 413
38.1
SAIL preference shares
(4)
144 788 321
100.0
Idion Technology Holdings (Pty) Limited
(2)
39 679 640
35.3
VHF Technologies SA
1 875
26.1
Johanna Solar Technology GbmH
(4)
9.5
Trina Solar Limited
(4)
1.3
Cash Axcess Corporation (Pty) Limited
200
50.0
Cueincident (Pty) Limited
(1)
989
12.4
Destiny Corporation Holdings (Pty) Limited
(1)
80
20.0
Fraxion (Pty) Limited
(2)
3 000 000
33.3
Fundamo (Pty) Limited
(3)
149 805
43.1
i to i technologies (Pty) Limited
(3)
45 069 905
48.5
Equity Fund Investments
Carrying value
USD
million
GEMS II
(4)
5.5
GEMS III
(4)
6.2
Milestone China
(4)
2.6
Veritas
(4)
0.6
Notes:
(1) Equity accounted for three months to 31 March 2006
(2) Equity accounted for six months to 30 June 2006
(3) No losses equity-accounted
(4) Not associates and/or their results are not accounted for according to the equity method.
The effective interest represents VenFin’s shareholding after taking into account treasury shares.
Details of investments, which are not material to the evaluation of the business of the group, are not shown.
ANNEXURE B
PRINCIPAL INVESTMENTS AT 30 JUNE 2006
NAME OF COMPANY LISTED
UNLISTED
2006
2006
Effective
Effective
Incorporated in South Africa
Shares
interest             Shares
interest
unless otherwise stated
held
%
held
%

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2006
Effective interest
26.4%
18.3%
31.5%
R million
R million
R million
Carrying value of investments
506
1 322
143
Share of retained equity income
– Current year
52
113
6
Income
59
14
6
Amortisation of intangibles identified
on acquisition
(7)
–
–

Other changes in reserves and
exchange rates
–
99
–
– Cumulative
52
113
6
Summarised financial information:
Per
Per
Per
Annual Report
Interim Report
Annual Report
31/03/2006
31/03/2006
31/03/2006
BALANCE SHEET
Assets
Property, plant and equipment
251
1 622
127
Intangible assets
2 139
681
–
Investments and loans
68
166
7
Other assets
124 258
253
254
Current assets
4 394
8 946
379
Cash
2 803
2 477
40
Other
1 591
6 469
339
131 110
11 668
767
Equity and liabilities
Shareholders’ funds
1 531
2 423
455
Minority interest
82
746
–
Non-current liabilities
124 959
2 226
–
Current liabilities
4 538
6 273
312
131 110
11 668
767
3 months ended 31/03/2006
INCOME STATEMENT
Revenue
1 668
4 663
168
Headline earnings
221
205
18
Net profit for the year
226
205
18
The investments above represent 89% of the total carrying value of associates.
ANNEXURE C
SIGNIFICANT ASSOCIATES – ADDITIONAL INFORMATION
Alexander
Dimension
Forbes
Data Sabido
(e.tv)
2006
2006
2006

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2006
79
MAJOR BENEFICIAL SHAREHOLDERS
Ordinary shares
Sanlam
19.74
50 830 679
Business Venture Investments No 1040 (Proprietary) Limited
7.55
19 435 438
Business Venture Investments No 1027 (Proprietary) Limited
7.55
19 435 437
Ms&Co Eq Client account
5.73
14 747 064
VenFin Manco (Proprietary) Limited
5.67
14 590 745
Other
53.76
138 404 634
100.00
257 443 997
B ordinary shares
Business Venture Investments No 1040 (Proprietary) Limited
50.00
17 753 176
Business Venture Investments No 1027 (Proprietary) Limited
50.00
17 753 176
100.00
35 506 352
Total
292 950 349
No other shareholder held an interest of more than 5% in the Company on 30 June 2006.
DISTRIBUTION OF SHAREHOLDERS
2006
Number of shares in issue
– Ordinary shares of 1 cent each
257 443 997
– B ordinary shares of 10 cents each
35 506 352
Total number of shares in issue
292 950 349
Ordinary shares repurchased and held in treasury
(3 773 651)
289 176 698
Weighted number of shares
292 918 450
ANALYSIS OF SHAREHOLDERS
AT 30 JUNE 2006
2006
Number
of
%
shares

80
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2006
INTEREST OF THE DIRECTORS IN THE ISSUED SHARE CAPITAL OF THE COMPANY
Ordinary shares
Direct
Indirect
Non-
Non-
% of shares
Beneficial
beneficial Beneficial
beneficial
Total
issued
30 June 2006
Jannie Durand
–
–
3 549 822
–
3 549 822
1.38
G T Ferreira
–
–
558 625
–
558 625
0.22
Josua Malherbe
–
–
–
8 896 797
8 896 797
3.45
Johann Rupert
–
–
–
19 435 438
19 435 438
7.55
Neville Williams
–
–
249 110
–
249 110
0.10
–
–
4 357 557
28 332 235
32 689 792
12.70
B ordinary shares
Business Venture Investments No 1040 (Proprietary) Limited, a wholly owned subsidiary of the Johann
Rupert Trust, holds 17 753 176 (50%) of the issued B ordinary shares of the Company. Business
Venture Investments No 1027 (Proprietary) Limited, a wholly owned subsidiary of the Hanneli Rupert
Trust, holds 17 753 176 (50%) of the issued B ordinary shares of the Company.
Since the end of the financial year to the date of this report the interest of the directors remained unchanged.
ANALYSIS OF SHAREHOLDERS
AT 30 JUNE 2006

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Financial year-end
30 June
Annual general meeting
Wednesday, 25 October 2006
Financial reports
Announcement of interim results
March
Interim report
March
Announcement of annual results
September
Annual financial statements
September
Dividends
Ordinary dividend
– declared
September
– paid
October
Ordinary Dividend No 1 and Special Dividend
Ordinary dividend per share
25 cents
Special dividend per share
25 cents
Last day to trade in order to participate in the ordinary and special dividend
Friday, 6 October 2006
Trading on or after this date will be ex the ordinary and
special dividend
Monday, 9 October 2006
Record date
Friday, 13 October 2006
Payment date
Monday, 16 October 2006
DATES OF IMPORTANCE TO SHAREHOLDERS

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ADMINISTRATION
SECRETARY
Mariza Lubbe
BUSINESS ADDRESS AND REGISTERED OFFICE
Carpe Diem Office Park
Quantum Street
Techno Park
Stellenbosch
7600
PO Box 456
Stellenbosch
7599
AUDITORS
PricewaterhouseCoopers Inc.
Cape Town
TRANSFER SECRETARIES
BJM Private Client Services (Proprietary) Limited
5 Sturdee Avenue
Rosebank
2196
South Africa
PO Box 3359
Parklands
2121
South Africa
WEBSITE
www.venfin.com

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83
The 2006 Annual General Meeting of the Company will be held on Wednesday, 25 October 2006, at
15:30 in Magnifica 3, Protea Hotel Stellenbosch, Techno Avenue, Techno Park, Stellenbosch, 7600
to, if approved, pass the following resolutions with or without modification (“the annual general meeting”):
1.      APPROVAL OF ANNUAL FINANCIAL STATEMENTS
Ordinary Resolution Number 1
Resolved that the audited annual financial statements of the Company and the group for the period ended 30 June 2006 be accepted and approved.
2.
APPROVAL OF DIRECTORS’ REMUNERATION
Ordinary Resolution Number 2
Resolved that the directors’ fees for services rendered as directors during the past financial period be fixed at R206 667.
3.      ELECTION OF DIRECTOR
Ordinary Resolution Number 3
Resolved that Mr J J Durand who retires in terms of clause 25.9.1 of the Company’s Articles of
Association and who has offered himself for re-election, be hereby re-elected as a director of the
Company.
4.
ELECTION OF DIRECTOR
Ordinary Resolution Number 4
Resolved that Mr G T Ferreira who retires in terms of clause 25.9.1 of the Company’s Articles of
Association and who has offered himself for re-election, be hereby re-elected as a director of the
Company.
5.      ELECTION OF DIRECTOR
Ordinary Resolution Number 5
Resolved that Mr J Malherbe who retires in terms of clause 25.9.1 of the Company’s Articles of
Association and who has offered himself for re-election, be hereby re-elected as a director of the
Company.
6.      ELECTION OF DIRECTOR
Ordinary Resolution Number 6
Resolved that Mr J P Rupert who retires in terms of clause 25.9.1 of the Company’s Articles of
Association and who has offered himself for re-election, be hereby re-elected as a director of the
Company.
7.      ELECTION OF DIRECTOR
Ordinary Resolution Number 7
Resolved that Mr N J Williams who retires in terms of clause 25.9.1 of the Company’s Articles of Association and who has offered himself for re-election, be hereby re-elected as a director of the Company.
Biographical details of all directors of the Company are set out on page 8 of the Annual
Report.
8.      AUTHORITY TO PLACE SHARES UNDER CONTROL OF THE DIRECTORS
Ordinary Resolution Number 8
Resolved that 10%, namely 25 504 965 ordinary shares of one cent each and 500 000
B ordinary shares of ten cents each, of the authorised but unissued share capital of the Company
NOTICE TO SHAREHOLDERS

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84
be and are hereby placed under the control of the Board of Directors of the Company as a general authority in terms of section 221(2) of the Companies Act (Act 61 of 1973), as amended (“the
Companies Act”), subject to the provisions of the Companies Act and the Company’s Articles of
Association until the next annual general meeting, for allotment and issue to such persons and on such conditions as the Board of Directors may deem fit.
9.     AUTHORITY TO ACQUIRE OWN SHARES
Special Resolution Number 1
Resolved that the Board of Directors of the Company be hereby authorised, by way of a renewable general authority, to approve the acquisition of its own ordinary shares by the Company or to approve the acquisition of ordinary shares in the Company by any subsidiary of the Company, subject to the provisions of sections 85 – 89 of the Companies Act.
It is the intention of the Board of Directors that they may use such general authority should prevailing circumstances (including the tax dispensation and market conditions), in their opinion, warrant it.
The Company’s directors undertake that they will not make any payment to acquire any share issued by the Company while this general authority is valid, if there are reasonable grounds for believing that:
·    the Company is, or would after the payment be, unable to pay its debts as they become due in the ordinary course of business; or
·    the consolidated assets of the Company fairly valued would after the payment be less than the consolidated liabilities of the Company.
Reason for and effect of the Special Resolution Number 1
The reason for and the effect of the special resolution is to grant the Company’s directors a general authority to approve the acquisition by the Company of its own shares and to permit a subsidiary of the Company to acquire shares in the Company.
And to transact any other business that may be transacted at an annual general meeting.
By order of the Board of Directors
Mariza Lubbe
Secretary
Stellenbosch
4 September 2006

FORM OF PROXY
For use by shareholders of the Company (“member”) at the 2006 Annual General Meeting of the
Company to be held on Wednesday, 25 October 2006 at 15:30 in Magnifica 3, Protea Hotel
Stellenbosch, Techno Avenue, Techno Park, Stellenbosch 7600 (“the annual general meeting”).
I/We
___________________________________________________________________________________
being the holder/s of ordinary shares in the Company, hereby appoint
(see instruction 1 overleaf)
1.
_____________________________________________________________________
or failing him/her,
2.
_____________________________________________________________________
or failing him/her,
3. the chairman of the meeting,
as my/our proxy to vote for me/us and on my/our behalf or to abstain from voting at the annual general meeting of the Company and at any adjournment thereof, as follows: (Please read note 2 and instruction 2 overleaf)
Insert an “X” or the number of votes exercisable
(one vote per ordinary share)
In favour of Against Abstain
Ordinary resolutions
1. Approval of annual financial statements
2. Determination of directors’ remuneration
3. Election of director – J J Durand
4. Election of director – G T Ferreira
5. Election of director – J Malherbe
6. Election of director – J P Rupert
7. Election of director – N J Williams
8. Authority to place shares under control
of the directors
Special resolution
9. Authority to acquire own shares
Signed at
__________________________________
on
____________________________________
2006
Signature/s
______________________________________________________________________________
Assisted by me
__________________________________________________________________________
(where applicable)
Please read the notes and instructions overleaf.
(Incorporated in the Republic of South Africa)
(Registration number 2004/034954/06)
(ISIN: ZAU000000028)
(“the Company”)

Notes:
1. A member entitled to attend and vote at the annual general meeting is entitled to appoint a proxy to attend, speak and vote in his/her stead and such proxy need not also be a member of the
Company.
2. Every member present in person or by proxy and entitled to vote at the annual general meeting of the Company shall, on a show of hands, have one vote only, irrespective of the number of shares such member holds, but in the event of a poll, every member shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the Company.
Instructions on signing and lodging the form of proxy:
1. A member may insert the name of a proxy or the names of two alternative proxies of the member’s choice in the space/s provided overleaf, with or without deleting “the chairman of the meeting”, but any such deletion must be initialled by the member. Should this space be left blank, the proxy will be exercised by the chairman of the annual general meeting. The person whose name appears first on the form of proxy and who is present at the annual general meeting will be entitled to act as proxy to the exclusion of those whose names follow.
2. A member’s voting instructions to the proxy must be indicated by the insertion of an “X”, or, the number of votes exercisable by that member in the appropriate spaces provided overleaf. Failure to do so will be deemed to authorise the proxy to vote or to abstain from voting at the annual general meeting, as he/she thinks fit in respect of all the member’s exercisable votes. A member or his/her proxy is not obliged to use all the votes exercisable by him/her or by his/her proxy, but the total number of votes cast, or those in respect of which abstention is recorded, may not exceed the total number of votes exercisable by the member or by his/her proxy.
3. A minor must be assisted by his/her parent or guardian unless the relevant documents establishing his/her legal capacity are produced or have been registered by the transfer secretaries.
4.
To be valid, either the original or a notarially certified copy of the completed form of proxy must be lodged with the transfer secretaries of the Company, BJM Private Client Services (Proprietary)
Limited at 5 Sturdee Avenue, Rosebank or posted to the transfer secretaries at PO Box 3359,
Parklands, 2121 South Africa, to be received by them not later than Monday, 23 October 2006 at 15:30 (South African time).
5. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the transfer secretaries or waived by the chairman of the annual general meeting.
6. The completion and lodging of this form of proxy will not preclude the relevant member from attending the annual general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such member wish to do so.
7. The completion of any blank spaces overleaf need not be initialled. Any alterations or corrections to this form of proxy must be initialled by the signatory/ies.
8. The chairman of the annual general meeting may accept any form of proxy which is completed other than in accordance with these instructions, provided that he is satisfied as to the manner in which a member wishes to vote.

ANNUAL REPORT
06
www.venfin.com

COMPRESS PB2867

ANNUAL REPORT
07

CONTENTS
Investment philosophy
2
Group investments
3
Group profile
4
Financial highlights
6
Share statistics
7
Directors and Board committees
8
Executive management
9
General report
10
Net asset value
13
Investment review
14
Corporate governance
31
Sustainability report
37
Annual financial statements
43
Analysis of shareholders
82
Dates of importance to shareholders
84
Administration
85
Notice to shareholders
86
Form of proxy
Attached
Incorporated in the Republic of South Africa
Registration number 2004/034954/06
ISIN ZAU000005308
www.venﬁn.com
ANNUAL REPORT 2007

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I N A N N U A L R E P O R T
2007
01
VenFin is not a passive portfolio investor, we seek to manage our investments actively
through shareholders’ agreements, regular
dialogue with other shareholders, directors and management of investee companies and by providing strategic input through board, audit and other committee representation.
VenFin adds value to its investments through its close relationships with the broader group, as well as through its networks, which include formal and informal alliances with venture capitalists in major global markets.
These global venture capital networks, in addition to broadening our deal ﬂow, provide both our shareholders and investee companies with access to important markets which would otherwise be difﬁcult to access directly. VenFin also provides support facilities and ﬁnancial and risk management services on a voluntary participation basis to its investee companies.
is an active investment holding company,
focusing on high-growth investment opportunities where potential returns will exceed our cost of capital.
VenFin’s experience lies in
the telecommunication, media and technology as well as financial and risk services sectors and while we continue to seek attractive opportunities in these sectors, we will not limit our investment scope to these sectors.

02
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I N A N N U A L R E P O R T
2007
INVESTMENT PHILOSOPHY
VenFin is a medium to long-term investor looking
to make investments in businesses that:
possess proprietary intellectual property that provides barriers to entry;
have the potential for internationalisation;
have a strong and committed management team with a proven track record;
VenFin understands and where its team of investment professionals can add value; and
represents an opportunity that has the size, or has the potential to grow to a size, sufﬁcient to have a meaningful impact on VenFin’s net asset value while exceeding our cost of capital.

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I N A N N U A L R E P O R T
2007
03
GROUP INVESTMENTS
AT 30 JUNE 2007
EQUITY INVESTMENTS
Interest
(1)
Dimension Data
18.2%
Sabido (e.tv)
31.5%
Tracker
31.0%
Psitek
33.4%
SAIL
36.6%
Trina Solar
0.7%
Kalahari Energy
9.8%
CDMTV
4.6%
Johanna Solar
8.2%
VHF Technologies SA
15.6%
Mosmart *
20.0%
Cash Axcess
50.0%
Fundamo
28.9%
Cueincident
19.5%
Fynbos Media
20.0%
Destiny Corporation
20.0%
Fraxion
31.4%
i to i technologies
46.0%
Alexander Forbes (sold subsequent to year-end)
24.5%
* Loan to be converted to equity
FUND INVESTMENTS
Carrying value
GEMS II
USD4.0 million
GEMS III
(2)
USD9.2 million
Milestone China I
(3)
USD8.4 million
Milestone China II
(4)
USD1.3 million
Veritas
(5)
USD0.7 million
CORPORATE
VenFin Finance Corporation
100%
Short-term investments of surplus cash in South Africa
VenFin Financial Investments
100%
Provides corporate services to the VenFin group and investee companies
VenFin Holdings
100%
Short-term investments of offshore surplus cash
(1) Percentages represent the VenFin group’s holding in the total issued shares of each investee company.
(2) Outstanding commitment of USD5 million
(3) Outstanding commitment of USD0.7 million
(4) Outstanding commitment of USD23.6 million
(5) Outstanding commitment of USD0.5 million
(6) Annexures A and B provide further information of subsidiary companies and investments.

04
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2007
GROUP PROFILE
INFORMATION ON THE COMPANIES IN WHICH INVESTMENTS ARE HELD
DIMENSION DATA is a leading global technology company that provides solutions and services, which optimise and manage the performance of IT infrastructure.
www.dimensiondata.com
TRACKER’ s core business is the sale and installation of vehicle tracking systems and the tracking and recovery of stolen vehicles in South Africa.
www.tracker.co.za
PSITEK has established itself as a leader in providing products in the fixed-line and mobile telecommunication arenas in South Africa and internationally.
www.psitek.com
SAIL provides professional services to the sporting and entertainment industry in
South Africa. SAIL also has investments in sports brands.
www.sail.co.za
VHF TECHNOLOGIES SA, based in Switzerland, develops and manufactures thin-film amorphous silicon solar cells on a plastic substrate.
www.flexcell.com
MOSMART is involved in biodiesel production across Africa as well as the production of an organic medium for the absorption of pollutants in various applications.
JOHANNA SOLAR is a new company committed to build a solar cell plant in Germany, using a CIGSSe-based silicon-free technology.
www.johanna-solar.com
TRINA SOLAR, based in China, is an integrated solar photovoltaics manufacturer, differentiated by a vertical integration strategy and the ability to use recycled silicon.
www.trinasolar.com
CDMTV, based in China, supplies advertising space on digital mobile television channels.
www.cdmg.cn
KALAHARI ENERGY, through its wholly owned subsidiary, Sekaname (Pty) Limited, possesses leases for coal-bed methane exploration in Botswana.
www.kalaharigas.com
e.tv
is the only independent free-to-air television broadcaster in South Africa.
www.etv.co.za

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I N A N N U A L R E P O R T
2007
05
FRING,
a Tel Aviv-based company, enables mobile calls through Wi-Fi Internet access or GPRS, EDGE or 3G Internet data plans.
www.fring.com
FYNBOS MEDIA is an early-stage black-controlled investing holding company that makes equity investments with a view to long-term capital appreciation.
www.fynbosmedia.co.za
i to i technologies offers integrated solutions to safeguard assets, people and information by protecting, monitoring, detecting and responding.
www.itoitechnologies.com
FUNDAMO is a leading global supplier of enterprise software products for mobile payment and mobile banking solutions.
www.fundamo.com
CASH AXCESS provides ATM-related products and services to the South African corporate and retail markets.
www.cashaxcess.com
CUEINCIDENT provides command control centres with high-technology surveillance devices and cameras for the monitoring of entire areas in South Africa.
www.cueincident.com
DESTINY CORPORATION a South African black economic empowered investment company, makes equity investments with a long-term capital appreciation outlook.
www.destinycorporation.co.za
FRAXION
develops advanced spend management software that enables companies to control, manage and analyse spending behaviour in real time.
www.fraxion.co.za
VERITAS is Israel’s oldest venture capital ﬁrm and primarily invests in seed-stage technology companies.
www.veritasvc.com
MILESTONE CAPITAL , based in mainland China, is a China-focused private equity investment firm
.
www.mcmchina.com
GEMS, based in Hong Kong, is a private equity fund management group that makes investments in the Asia Pacific Region.
www.gems.com.hk
FUND INVESTMENTS

06
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I N A N N U A L R E P O R T
2007
FINANCIAL HIGHLIGHTS
2007
2006
Normalised headline earnings *
R233 million      R142 million
Share of net profit of associates
R155 million        R97 million
Net interest income and other profit
R78 million        R45 million
Headline earnings
R233 million      R404 million
Earnings – net profit for the year
R617 million      R240 million
Normalised headline earnings per share
83.0c
48.5c
Headline earnings per share
83.0c
137.9c
Earnings per share
219.5c
81.9c
Dividend per share
– ordinary
30.0c
25.0c
– special
50.0c
25.0c
Net asset value (NAV) per share
– at book value
R16.31
R13.20
– at market value of listed investments and directors’
valuation of unlisted investments
R29.78
R21.14
Closing price per share at 30 June (over-the-counter market)
R23.25
R14.20
* In determining normalised headline earnings, the headline earnings is adjusted as set out in note 1 on page 64.
NET ASSET VALUE
2007
2006
R
million
%
R million
%
2 272
28%
Dimension Data (DD)
1 322
22%
1 988
25%
Alexander Forbes (AF)

1 692
28%
1 261
16%                Sabido (e.tv)
712
12%
594
7%
Tracker
606
10%
884
11%
Other net assets (ONA)
528
8%
1 096
13%                Cash
1
254
20%
8 095
100%
Total
6 114
100%
2007
2006

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F
I N A N N U A L R E P O R T
2007
07
2007
2006
Weighted number of VenFin ordinary shares in issue (’000)
245 487
257 412
– excluding B ordinary shares
Market capitalisation at 30 June (R million)
– ordinary shares only
5 986
3 656
– inclusive of B ordinary shares
6 811
4 160
Information on shares traded through the VenFin over-the-counter market:
Price (cents per share)
– 30 June
2 325
1 420
– Highest
2 400
1 500
– Lowest
1 410
1 350
Number of shares traded (’000)
15 132
9 359
Value of shares traded (R million)
274
131
Shares traded/weighted number of ordinary shares (%)
6.2
3.2
Number of transactions
1 434
425
SHARE STATISTICS
VENFIN SHARE PRICE
Monthly closing price
Jul 06
Aug 06
Sept 06
Oct 06
Nov 06
Dec 06
Jan 07
Feb 07
Mar 07
Apr 07
May 07
Jun 07
1 100
1 200
1 300
1 400
1 500
1 600
1 700
1 800
1 900
2 000
2 100
2 200
2 300
2 400
•
1 435
•
1 490
•
1 670
•
1 730
1 830
•
•
1 800
2 060
•
2 260
•
2 350
•
2 325
•
•
1 960
2 030
•
Cents per share

08
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I N A N N U A L R E P O R T
2007
DIRECTORS
APPOINTED 2006
Johann Rupert (57)
Chairman
Dillie Malherbe (51)
Deputy Chairman
G T Ferreira (59)
Jannie Durand (40)
Chief Executive Officer
Neville Williams (43)
Financial Director
Audit and Risk Committee
Dillie Malherbe (Chairman)
Jannie Durand
Neville Williams
Remuneration and Nomination Committee
Johann Rupert (Chairman)
G T Ferreira
Investment Committee
Dillie Malherbe (Chairman)
Jannie Durand
G T Ferreira
Neville Williams
Management Committee
Jannie Durand (Chairman)
Neville Williams
Hein Carse
Stefan de Villiers
Bhavnesh Gopal (Seconded from M&I Group Services Limited)
Anniel Lambrechts (Seconded to M&I Group Services Limited)
Peter Liddiard
Gregory Roberts-Baxter
Chris van den Heever
BOARD COMMITTEES
COMPOSITION AT 30 JUNE 2007

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I N A N N U A L R E P O R T
2007
09
EXECUTIVE MANAGEMENT
COMPOSITION AT 30 JUNE 2007
Jannie Durand (40)
Qualifications
BAcc (University of Stellenbosch)
Hons BAcc (University of Stellenbosch)
CA(SA)
MPhil Management Studies (Oxford University)
Neville Williams (43)
Qualifications
BComm (University of Western Cape)
Hons BComm (University of Western Cape)
CA(SA)
Hein Carse (45)
Qualifications
BEng (Electronic) (University of Stellenbosch)
MEng (Electronic) (University of Stellenbosch)
MBA (University of Pretoria)
Stefan de Villiers (46)
Qualifications
BSc Aeronautical Engineering (University of the Witwatersrand)
Bhavnesh Gopal (34) *
Qualifications
BComm (University of Cape Town)
PDA (University of Cape Town)
CA(SA)
* Seconded from M&I Group Services Limited
Anniel Lambrechts (35) *
Qualifications
BAcc (University of Stellenbosch)
Hons BCompt (University of South Africa)
CA(SA)
* Seconded to M&I Group Services Limited
Peter Liddiard (42)
Qualifications
BComm (University of Port Elizabeth)
PDA (University of Port Elizabeth)
CA(SA)
Gregory Roberts-Baxter (34)
Qualifications
BSc Electrical Engineering (University of the Witwatersrand)
MSc Electrical Engineering (University of the Witwatersrand)
MBA (University of Cape Town)
Chris van den Heever (42)
Qualifications
BSc Chemical Engineering (University of Stellenbosch)
MBA (University of Stellenbosch)

10
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I N A N N U A L R E P O R T
2007
The new unlisted VenFin group has now been in existence for 18 months and this is our first full-year results. During the past 18 months we operated predominantly in a high-growth, robust environment, with resultant high record equity prices and cheap capital. During the last few months of trading and subsequent to year-end, some dark clouds have gathered on the horizon. The jury is still out at the time of the report whether this is just a passing storm or a full-blown hurricane. The problems in the sub-prime lending market in the USA, fuelled by easy obtainable debt and the availability of low-cost capital, have not fully resolved themselves at the time of this report. The exposure of banks, funds and savings capital to this asset class has not been fully comprehended yet. This will certainly change investors’ perception of risk and it is the change in risk perception and not risk tolerance that explains the surprisingly high volatility of financial markets.
During the period under review the global economy has continued to grow at an above average rate – driven mainly by sustained strong growth in China and other Asian countries. The sustained growth in the world economy has given the South African economy a steady push over the past four years, but we foresee a tapering off in growth rates given the volatile and uncertain circumstances. Assets might be repriced and the cost of capital of investment decisions will definitely change with the repricing of the risk premium again at reasonable levels.
Domestically, the South African economy is growing at a steady rate of around 4% to 5% per annum.
Consumer demand has remained robust, fuelled by growing credit extension and household debt.
VenFin operates in these uncertain economic environments, which requires us to adapt to changes to remain successful in our ventures.
As explained in the last report, VenFin broadened its historic investment focus from mainly a
Telecommunication, Media and Technology (TMT) player to a broader mandate. This has definitely contributed to a better deal flow in terms of quality and quantity. We are continually seeking attractive opportunities that we understand and where our investment team can add value for the benefit of VenFin and its shareholders.
FINANCIAL REVIEW
This financial report includes the results of the group for the twelve months ended 30 June 2007, and represents VenFin’s maiden full-year results. The comparative results for the six-month period from
1 January 2006 to 30 June 2006 are therefore not comparable with the results of the current financial year.
Headline earnings for the year to 30 June 2007 amounted to R233 million, or 83.0 cents per share.
The headline earnings consists mainly of equity accounted earnings from associates, amounting to
R155 million, as well as interest and other net income derived from cash and other investments, net of head office costs, amounting to R78 million.
GENERAL REPORT

V
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F
I N A N N U A L R E P O R T
2007
11
Composition of headline earnings
Twelve months
Six months
ended
ended
30 June 2007
30 June 2006
R million
R million
Associates
Sabido
(1)
72
6
Alexander Forbes
(2)
48
58
Dimension Data
(1)
44
14
Tracker
(3)
41
28
Psitek
(3)
8
2
SAIL
(3)
7
1
Other
(11)
(2)
Amortisation of intangibles raised on acquisition
(54)
(10)
Subsidiaries
Interest and other net income
78
45
Normalised headline earnings
233
142
Non-recurring headline earnings items:
Dimension Data Bond – fair value adjustment
–
295
Finance cost relating to acquisition of
surplus assets
–
(42)
Foreign exchange loss relating to repatriation of
offshore cash
–
(5)
Reversal of impairment of loans
–
14
Headline earnings
233
404
Notes:
(1)   These associates were equity accounted for the twelve months to 31 March 2007. In the period ended 30 June 2006, these associates were equity accounted for the three months to 31 March 2006.
(2)   This investment in Alexander Forbes was equity accounted for six months to 30 September 2006, based on its interim period, compared to three months in the prior period. Effective from 1 October 2006 Alexander Forbes was reclassified to an investment held for sale due to the change of intention to dispose of the investment.
(3)   These associates were equity accounted for the twelve months to 30 June 2007. In the period ended 30 June 2006, these associates were equity accounted for the six months to 30 June 2006.
Net asset value
As an investment holding company, the growth in the value of VenFin’s net assets is an important indicator of its relative performance.
The underlying value of VenFin includes the fair value of financial instruments as well as the valuation of associates, either at listed market value or in the case of unlisted investments, at directors’ valuation.
The calculations to determine the directors’ valuation of the unlisted investments included an analysis of the following factors:
·   Market value and earnings yield of similar listed shares, discounted for limited tradeability of the unlisted shares
·   Growth potential and risk factors
·   Underlying net asset value
·   Profit history
·   Cash flow projections
The net asset value, at market value and directors’ valuation of associates, increased by 32.4%, from
R6 114 million to R8 095 million on 30 June 2007, reflecting mainly the increase in the market value of
Dimension Data and the increased valuation of Sabido.
The net asset value per share, at market value and directors’ valuation of associates amounted to R29.78 on 30 June 2007, compared to R21.14 at 30 June 2006. This represents an increase of 40.9% year-on-
year, reflecting the uplift effect of the share repurchase programme. The number of net shares issued at year-end to determine the net asset value per share, was 271 871 243 (2006: 289 176 698).

12
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I N A N N U A L R E P O R T
2007
Compared to the closing OTC market price of R23.25 at 30 June 2007 (2006: R14.20), the share price traded at a 21.9% discount (2006: 32.8% discount) to VenFin’s net asset value at market value and directors’
valuation of associates. Excluding the cash balance and the valuation of the investment in Alexander Forbes, which was realised subsequent to year-end, the shares traded at a discount of 35.4% (2006: 41.3%).
A schedule, setting out a more detailed composition of the underlying net asset value, is included at the end of this report.
INVESTMENTS
During the year under review, VenFin invested R167 million in current and new investments, of which
R61 million was invested in Tracker as part of the Tracker Mobile Data transaction. Furthermore, we exited the Idion investment, receiving a total capital distribution of R142 million.
Another significant event was the approval by the Alexander Forbes shareholders of the offer by the Actis consortium to acquire the entire issued share capital of Alexander Forbes for a cash consideration of
R17.33 per share. Subsequent to year-end, VenFin received proceeds amounting to R2 008 million for its shareholding, realising an Internal Rate of Return (IRR) of 25% on its investment in Alexander Forbes.
(Please refer to the Director’s Report for further details of investments made during the year.)
In addition to the above, our new broader investment focus has allowed VenFin to commit an amount of
R1.1 billion to be invested subsequent to year-end.
OUTLOOK
We continue to evaluate new investment opportunities on a regular basis, both in South Africa and abroad.
Our investment strategy is to take a long-term view. Although we have a broader mandate than just the TMT sectors, the focus still remains on investments with the potential to make a meaningful contribution to
VenFin. Investments are constantly evaluated and if the prognosis for any investment changes and it becomes clear that it cannot make a meaningful contribution to VenFin in the long term, the investment is realised. We will take cognisance of the volatile and uncertain markets in our investment decisions and in the way we manage our investments. It will be in these times that VenFin must be able to show that it can still deliver superior returns to its shareholders.
DISTRIBUTION TO SHAREHOLDERS
Repurchase of VenFin shares
VenFin has repurchased a further 17.3 million VenFin ordinary shares at an average price of R18.77 per share for R325 million during the year under review.
Dividends
The Board is of the opinion that, subsequent to the cash proceeds received on the disposal of the investment in Alexander Forbes and after making provision for the payment of an ordinary dividend of 30 cents per share, as well as for authorised and committed investment opportunities amounting to R1 146 million, the group will have surplus cash resources available. These surplus cash resources will be utilised by the group to continue its share repurchase programme and to pay a special dividend to its shareholders.
An ordinary dividend of 30 cents (2006: 25 cents) per share and a special dividend of 50 cents per share have been declared. The ordinary dividend is covered 4.1 times (2006: 2.2 times) by the cash headline earnings.
ACKNOWLEDGEMENTS
We express our sincere gratitude to everybody who contributed to the performance of the group over the past year – the shareholders for their continued support, our fellow directors for their guidance and insights, the management teams in the various group companies and our colleagues at VenFin and M&I.
We are confident that VenFin is well positioned for continued success in the years ahead.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
5 September 2007
GENERAL REPORT
continued

V
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F
I N A N N U A L R E P O R T
2007
13
Composition of net asset value (R million)
30 June 2007
30 June 2006
Book value
Valuations
Book value Valuations
Listed
(1)
2 227
4 313
1 845 3 072
Dimension Data
1 568
2 272
1 322 1 322
Alexander Forbes
606
1 988
506 1 692
Trina Solar
53
53
– –
Idion
–
–
17 58
Unlisted
(2)
1 112
2 686
719 1 788
Sabido – equity
149
1 261
143 691
– loans
–
–
21 21
Tracker
237
594
120 606
Psitek
54
85
48 50
Fund investments
168
168
107 107
SAIL – equity
15
62
16 37
– preference shares
79
79
64 64
Kalahari Energy
42
42
– –
CDMTV
35
35
– –
VHF Technologies SA
24
31
17 29
Johanna Solar
30
30
23 23
Fundamo
5
25
– –
Other net assets
274
274
160 160
Cash – local
539
539
925 925
– offshore
557
557
329 329
Total net asset value (before CGT)
4 435
8 095
3 818 6 114
Net asset value per share (Rand)
16.31
29.78
13.20 21.14
Share price (Rand)
23.25
14.20
Discount to net asset value
21.9%
32.8%
Potential CGT liability (R million)
(3)
(497)
(213)

Net asset value (after CGT)
per share (Rand)
27.95
20.40
(1) Market value
(2) Directors’ valuation
(3) The potential capital gains tax (CGT) liability, which is unaudited, is calculated at an effective rate of 14.5%. No provision was made for the effect of potential capital losses.
NET ASSET VALUE

INVESTMENT REVIEW
14
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F
I N A N N U A L R E P O R T
2007
EQUITY INVESTMENTS
VenFin has signiﬁcant minority interests in the following investments and provides strategic guidance to these companies through board and subcommittee representation. We are a medium to long-term investor in these companies with the intention of realising returns that meet or exceed our cost of capital.
DIMENSION DATA 18.2%
Dimension Data Holdings plc (Dimension Data) is a leading
global technology company that provides solutions and services that enable businesses to plan, build, support, optimise and manage their IT infrastructures. The company is listed on the
London Stock Exchange (LSE) and has a secondary listing on
the JSE Limited.
Dimension Data’s expertise lies in the technology areas of networking, security, Data Centres and Storage
(DCS), contact centres and Microsoft environments. The company applies its skills in consulting, integration and managed services to create customised client solutions. It is a global leader in the field of simplifying and consolidating IT infrastructures through Internet Protocol (IP) convergence.
With expected revenues in excess of US$3.5 billion in the current financial year and close to 10 000 employees in over 35 countries, Dimension Data has a global footprint that supports highly personalised regional execution, while leveraging the domain experience and depth of a global business.
In December 2002, R&V Technology Holdings Limited (R&V), a wholly owned subsidiary of VenFin, subscribed to a US$100 million seven-year convertible bond issued by Dimension Data. RFS Finance
Limited, a wholly owned subsidiary of VenFin, subsequently acquired 93 970 485 shares in the open market, representing a shareholding of 7% in Dimension Data. In April 2006, R&V elected to convert the
US$100 million convertible bond into 188 121 978 ordinary Dimension Data shares. On conversion, the additional shares amounted to 12.2% of the enlarged issued share capital of Dimension Data, bringing
VenFin’s total equity interest in Dimension Data to 18.2%.
Overview of the six months to 31 March 2007
Dimension Data reported another period of excellent progress in the first half of 2007. Revenue growth was robust at 22% and returns improved significantly, with operating profit up by 50% to US$55 million.
Earnings per share doubled to 1.8c. The company’s growth in revenue was fuelled by solid demand and performance across all its lines of business.
In Dimension Data’s most significant line of business, Network Integration (46% of group revenues), revenue growth of 21% was supported by a strong demand for core network upgrades, particularly among the multinational and global accounts.

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Strong performances were also reported from the other global lines of business: Converged Communications,
Security, Customer Interactive Solutions (CIS), DCS and Microsoft Solutions. The Solutions business now accounts for 32% of revenue, up from 30% in the comparative period, and provides exposure to high-
growth markets where Dimension Data is well positioned to compete. The 64% growth in Converged
Communications was driven by continued strong demand for IP Telephony solutions. Security convergence onto the network underpinned a 16% increase in Security revenues and good progress was made in the
DCS businesses, where revenues increased by 19%.
Growth of 25% in Dimension Data’s regional lines of business (22% of revenues) was underpinned by an exceptionally strong demand for the group’s pan-African mobile infrastructure services and a good performance from Internet Solutions, following strong growth in its Virtual Private Network offerings, pan-
African networking and hosting services.
Dimension Data enjoyed solid growth in both services and product turnover. Momentum in product revenue growth was aided by enhanced product delivery, which remains a key component of its integrated solution offering. Growth in Services revenues accelerated during the period, with an enhanced ability to attach services to product sales and the Global Services Alliance, with Cisco helping to drive growth.
Good double-digit growth was achieved in four of the five regions in which the company operates, with particularly strong growth reported from Africa (48%), Europe (22%) and Australia (18%). Operating
margins improved in all regions and a pleasing turnaround was reported from Europe. A slightly stronger gross margin, reflecting firmer product margins and stable service margins, combined with an ongoing focus on costs, improved the operating margin to 3.1% from 2.5% in the prior period.
Good progress was made in reducing the company’s effective tax rate further; down to 29% from 36% in the first half of 2006.
Group cash and cash equivalents totalled US$352 million at the end of the reporting period
(2006: US$342 million), reflecting business growth as well as improved working capital management.
BEE
The black economic empowerment equity transaction concluded by Dimension Data’s South African subsidiary in 2004 continues to deliver pleasing results and a further 4.9% was vested for the year to
September 2006, which brought the total amount vested to 9.2%.
The future
Dimension Data’s strategy of investing in both its lines of business and services is delivering results. The group will continue to invest to ensure that they capture the market opportunity early on and thereafter build returns through scale and efficiency gains as markets move to maturity. The group plans to continue to invest in service offerings, systems and processes to drive operational excellence and standardisation.
Whilst the growth strategy remains primarily organic, they will make selective acquisitions to secure future growth from important new markets.
Dimension Data remains ideally positioned to benefit from significant market trends, including the continued adoption of IP-based infrastructure and the implementation of the converged network. There will be a continued focus on driving improved profitability ratios through efficiency and scale benefits, which will be combined with a close focus on the overhead base. Dimension Data remains optimistic about its ability to deliver long-term value to our shareholders.

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SABIDO (including e.tv) 31.5%
Sabido Investments (Proprietary) Limited (Sabido) has a range of media interests, the most significant of which is e.tv. During the year under review, Sabido invested in new media initiatives which will build on e.tv’s growing focus on the production,
aggregation and distribution of content across multiple
platforms in South Africa and abroad.
Overview of the year to 31 March 2007
·   e.tv
e.tv maintained its position as the largest English-medium television channel in South Africa and the second most watched channel overall. During the period under review, the channel averaged a 24-hour market share of 21.9% and a prime time (18:00-22:00) market share of 18.6%. e.tv has continued
to grow its market share among the black middle class, particularly among the celebrated ‘Black
Diamond’ group.
Programming costs remained stable. Prime-time news, films, wrestling and the daily local drama
Scandal command the highest audience ratings. Television advertising spending continued to grow significantly and e.tv reflected a 30.4% growth in revenue year-on-year. e.tv’s eight-year broadcasting licence was renewed at the end of 2006. In pursuing its strategy to become a multi-channel business,
e.tv has been involved actively in the development of a national policy for the introduction of digital terrestrial television in 2008.
·   Other Sabido projects
Sabido pursued potential investments in free-to-air television and radio broadcasters in various African countries and acquired interests in other media platforms within South Africa. Sabido has a 39.6%
shareholding in Cape Town’s Dreamworld Film Studios development and is in the process of investing in several entities complementary to its core business.
BEE
e.tv is a fully black empowered company in both ownership and employment, and has exceeded its employment equity objectives. 74% of its employees are black, 46% are women and 5% are disabled. e.tv spends in excess of 5% of its salary bill on training and has established in-house training programmes for historically disadvantaged individuals in middle-management positions.
The future
Sabido’s vision is to leverage e.tv’s market position to develop a compelling content production and distribution business with a pan-African focus.

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TRACKER 31.0%
As a leading player in the South African stolen vehicle recovery industry, Tracker Network (Proprietary) Limited (Tracker) has a
strong monthly subscription-based income stream. Its core
business is the sale and installation of vehicle tracking systems and the tracking and recovery of stolen vehicles.
Tracker’s contract partnership with the South African Police Service (SAPS), in terms of which Tracker’s technology is used to track and recover stolen vehicles throughout South Africa, has proved highly successful.
Since its inception in 1996, more than 34 000 stolen vehicles have been recovered, 6 500 criminals arrested and 280 chop shops and vehicle syndicates exposed through the usage of Tracker technology.
The product range currently comprises three products, namely Tracker Retrieve (stolen vehicle recovery system), Tracker Alert (Retrieve plus an early alert enhancement) and, as from 1 June 2007, Skytrax
(internet-based fleet monitoring system with stolen vehicle recovery capabilities).
Overview of the year to 30 June 2007
Tracker had a successful year with 19% growth in operating profit, 24% growth in net subscribers and strong cash flow. During the year Tracker installed almost 100 000 units, while its subscriber base increased to 420 000 vehicles.
During May 2007, Tracker acquired 100% of Mobile Data, a vehicle monitoring and telematics company, previously 50% owned by WesBank, and offering a product range known as Skytrax. Tracker also acquired the technological expertise and intellectual property relating to the Skytrax technology.
As a result of the transaction WesBank holds a 32.5% stake in Tracker, with VenFin owning 31% and the
Mineworkers Investment Company (MIC) increasing its shareholding to 26.5%. The remaining 10% of the equity is held by a private investment consortium.
This transaction has the potential to make Tracker the leader in vehicle communication in South Africa through stolen vehicle recovery, vehicle monitoring and telematics. The Mobile Data acquisition will increase
Tracker’s database by some 49 000 to 469 000 vehicles, making it the largest vehicle communications company in South Africa. Tracker now offers a fully comprehensive service catering to the needs of individual vehicle owners, small businesses and fleet operators. Furthermore, Tracker is in a position to offer further value to certain business intermediaries, such as vehicle manufacturers, dealerships and insurance companies, by being able to provide them with vehicle information to improve their service offerings.
The Mobile Data acquisition brings advanced GSM/GPRS vehicle monitoring technology and telematics to
Tracker, and will strengthen Tracker from an intellectual capital perspective. The transaction will see 130
Mobile Data staff joining Tracker, making the company a direct employer of over 1 100 staff countrywide.
BEE
MIC has been an investor in Tracker since 2000 and, prior to the Mobile Data transaction, held a 25%
interest. MIC has increased its shareholding to 26.5% through the purchase of some shares previously held by the private investment consortium.
The future
Tracker operates in a highly competitive market. As insurers increasingly insist on the installation of stolen vehicle recovery devices as a requirement for vehicle insurance, the pressure on service providers to offer lower-priced solutions is increasing. Tracker’s management is responding to this challenge by driving down input costs, while still investing in its systems to maintain the highest possible recovery rates as well as excellent customer support services. The transaction with Mobile Data provides Tracker with a complete vehicle communications suite, broadening its potential customer base.

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Additionally, Psitek’s strategy of creating independent, strong and visible product and service brands has resulted in a number of preferred brands in the supervised payphone segment and the fixed wireless terminal segment. New service brands were recently launched for service centre support and for providing access to content and data services. Psitek has a strong product development capability. The company distributes and supports its products around the world and has a wholly owned manufacturing facility.
Overview of the year to 30 June 2007
Psitek recorded improved financial results for the period under review due to the implementation of various strategic initiatives to improve market penetration and profitability. The consolidated turnover for the period was R316.5 million (2006: R249.8 million).
The company operates in a number of foreign regions and has established a physical representation in a number of countries, including Mexico, Algeria, DRC, Nigeria and Kenya. The regions are managed from the Cape Town head office by regional heads who are responsible for driving market activity and setting up support structures in their regions. Partnerships and strategic relationships with clients continue to be key focus areas of the marketing and sales teams.
At the product creation end of the business, innovation and product development remain key factors that will allow the company to grow market share in existing markets and to create market opportunities in new areas. A great deal of development effort is spent on lower-cost, higher-specification products for existing markets. This should provide clear and sustainable product differentiation and allow the regional sales teams to compete well against lower-cost imported products with a lower functionality. At the same time, a number of development teams have been developing new product lines to drive new revenues and to support strategies for generating revenues from value-added services deployed across the product base.
BEE
Psitek was restructured during the prior financial year to cater for envisaged international and local partnership requirements. Two empowerment deals were concluded within its South African interests during this period.
In the first empowerment deal, 25% of the shares in Elprom, Psitek’s electronic goods manufacturing facility in Stellenbosch in the Western Cape, were made available to employees in a broad-based BEE initiative. This transaction significantly raised the BEE profile of the company and the group. The second deal relates to Psitek South Africa, where 20% of the company was sold to Regiments Capital under the leadership of Litha Nyhonyha.
The future
The outlook for the new financial year is moderate, with management balancing the need for financial performance against certain long-term initiatives which are only expected to bear fruit in future periods.
Psitek will have a strong focus on creating new growth revenue streams from annuity-generating business models. Growth is also expected in the traditional channels with existing and new products and solutions.
PSITEK 33.4%
Psitek (Proprietary) Limited (Psitek) creates communication products and solutions for the emerging markets’ specific needs and problems.
With 17 years’ experience in this challenging market, the brand is recognised and valued by partners and clients around the globe.

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SSE creates brand value for its corporate clients through conceptualising, implementing and managing sponsorships and events on behalf of clients. The business unit also sources branded and promotional items for its clients.
Circa focuses on commercialising hospitality rights to sport and entertainment events, and the provision of hospitality-related infrastructure and equipment rental services.
Navitute focuses on owning events, player management, commercialising events and properties, and providing consulting services and outsourced management services within the sport, leisure and entertainment industries.
Investments include Blue Bulls Rugby (Proprietary) Limited (50%), Western Province Rugby (Proprietary)
Limited (24.9%) and Silverton Travel (Proprietary) Limited (Edusport Travel) (25.1%).
Overview of the period to 30 June 2007
SAIL continued to produce growth in revenue and earnings from its core businesses. The group acquired the rights to the Vodacom Challenge soccer tournament and secured the appearance of Manchester United in the 2006 tournament.
SSE was appointed by the Gauteng government to manage its sports sponsorship for two years. The Blue
Bulls’ success on the field translated into positive growth in earnings. Edusport Travel continues to achieve significant growth in revenue from incentive travel to international sporting events.
In line with its strategy to disinvest from its non-core businesses, the group disposed of its investment in Eagles Rugby (Proprietary) Limited, Eastern Province Rugby (Proprietary) Limited and Border Rugby
(Proprietary) Limited.
BEE
The Competition Commission sanctioned the sale of SACTWU’s equity interest in SAIL to Vuwa Investments
(Proprietary) Limited during December 2006. The new equity partner, headed by Bulelani Ngcuka, has made a positive contribution to SAIL from a strategic, alliance and networking perspective and, consolidated its relationship with other stakeholders of SAIL. Vuwa owns 36.1% of SAIL.
The future
SAIL continues to benefit from extended opportunities among its existing clients. SAIL obtained additional partners for the Vodacom Challenge soccer tournament and secured the appearance of Tottenham Hotspur in the 2007 tournament. The tournament will extend for a further three years and SAIL has secured the appearance of Manchester United in the 2008 tournament.
SAIL 36.6%
SAIL Group Limited (SAIL) provides professional services to
the sport, leisure and entertainment industries and holds
investments in sports brands. SAIL operates four business
units: SAIL Sport & Entertainment (SSE), Circa Hospitality
(Circa), Navitute and Investments.

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KALAHARI ENERGY 9.8%
Kalahari Energy Limited (KE) is a British Virgin Islands (BVI)
company that wholly owns Sekaname (Proprietary) Limited,
a Botswana company that holds prospecting licences for coal-
bed methane (CBM) exploration for extensive areas in that
country. KE has acquired significant levels of specialised
equipment, expertise, experience and data associated with
CBM exploration. VenFin owns 10% of KE and has an option
to increase its shareholding in the future.
Independent resource projections show that large quantities of CBM are available in Botswana for exploitation, which could impact significantly on the energy sector in Southern Africa.
Overview of the year to 30 June 2007
The results from the KE trial wells that monitor gas yield trends exceeded expectations. The year culminated in a transaction with Saber Energy Corporation (part of the Canadian-based Tau Capital Group), who will develop gas well fields for the purpose of electric power generation (power to be supplied into the South
African power grid) on a number of selected licence areas.
The future
A number of ‘farm-in’ transactions are being negotiated with various multinational resource companies to ensure that the licence areas under KE’s care are exploited optimally. These agreements are expected to be concluded by the end of 2007. In addition, KE is pursuing a number of energy-related projects of its own accord. It is anticipated that the first commercial well field will be operational within three to five years.
CDMTV 4.6%
In March 2007, VenFin co-invested in a B preference round of
US$40 million in CDMTV Holding Company (CDMTV) in China
for a 30.8% equity stake. The round was led by Milestone
China II. VenFin’s total commitment is US$10 million,
of which US$5 million was invested in March 2007
and US$5 million in July 2007.
CDMTV supplies advertising space on digital mobile television channels. The ad time is sourced from its network of state-owned city and provincial broadcasters, each of which enjoys a local monopoly on digital mobile broadcasting. The ad time is supplied to a wide range of vendors of consumer goods and services, either directly or through their advertising agencies. The TV channels are broadcast to LCD screens, principally located in buses.
In China the standards for the digital mobile TV industry have only recently been set by the government.
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mobile media is a relatively new channel of advertising, its wireless real-time broadcasting feature and captive viewing environment (e.g. in buses) have been increasingly attracting attention from advertisers.
Currently TV and outdoor media combined account for over 84% of the total advertisement spending in
China. It is expected that digital mobile media, being a hybrid of the two forms, will take market share away from both traditional TV and traditional outdoor media.
The future
CDMTV is at a start-up stage, but has the potential to become the largest digital mobile media advertising network operator in China. Currently its network reaches 26 cities in China, including Beijing, where the
Olympic Games will be held in 2008.
The VHF product is a flexible photovoltaic (PV) solar cell, as opposed to the well-established rigid crystalline silicon solar panels on a glass substrate, which currently comprise 90% of the PV market. Owing to its highly flexible substrates, VHF is able to deliver innovative solar consumer products (e.g. rollable battery chargers) and to provide integration solutions for the building industry and industrial OEM markets.
VenFin invested CHF3.2 million in VHF, which is still in a product development phase. The investment in
VHF is one of three that VenFin has made to date in the solar industry.
Overview of the year to 30 June 2007
In June 2006, Q-Cells AG from Germany, the second largest manufacturer of crystalline silicon-based solar cells in the world, made an investment of CHF10.8 million in VHF. In addition to the expansion of its core business of crystalline silicone cell manufacturing, Q-Cells has made five investments in thin-film PV technologies, one of which is VHF. In February 2007, Q-Cells exercised its option to increase its shareholding in VHF to 51%. The new capital injection will enable VHF to increase its production capacity in Yverdon from 100 kW to 5 MW. This increased capacity will be focused on the consumer market.
In May 2007, Q-Cells and VenFin agreed to invest in a 30 MW factory to be built in Thalheim, Germany.
VenFin’s commitment to this project is €9 million, which will result in a small increase in its VHF shareholding to 16.7%.
The future
The upgrade to 5 MW in Yverdon is expected to be completed by March 2008, which will allow VHF to start servicing the pent-up demand for consumer-type PV products in 2008. The 30 MW factory in Thalheim is dependent on the approval of government incentives and will take approximately 18 months to construct.
The VHF product’s main competitive advantages are, firstly, the fact that the product is lightweight and flexible, allowing for total integration on building elements of various shapes and enabling roll-to-roll manufacturing; and secondly, the cheaper plastic substrate that is used, which should provide a substantial reduction in the cost compared to glass substrate panels.
VHF 15.6%
VHF Technologies SA (VHF), based in Yverdon in Switzerland,
develops and manufactures thin-film solar cells, using its
proprietary very-high-frequency plasma technology to deposit thin layers of amorphous silicon onto plastic substrates.

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TRINA SOLAR 0.7%
Based in Jiangsu Province, China, Trina Solar Limited (Trina
Solar) is an integrated solar photovoltaics (PV) manufacturer, differentiated by a vertical integration strategy and the ability to use recycled silicon. Since its inception in 1998, the company has changed from a solar systems integrator to a company
covering most of the PV crystalline silicon value chain, from silicon ingots, wafers and modules to system integration.
In May 2006, VenFin invested $1.5 million for a 1.3% direct shareholding in Trina Solar as part of a consortium led by the Milestone China I Fund that invested a total of $40 million for a 34% shareholding.
These proceeds, together with cash raised during a very successful initial public offer (IPO) on the NYSE in
December 2006, are being used for establishing cell manufacturing capacity and working capital.
In June 2007, VenFin sold 14% of its direct shareholding in Trina Solar at an effective price of US$43 per
American Depository Receipt (ADR), compared to the US$7 per ADR paid in May 2006. The ADRs traded at US$54 at the end of June 2007, which translated into a US$1.4 billion market capitalisation for Trina
Solar.
Trina Solar currently sells its products to customers in Europe, Taiwan and China.
JOHANNA SOLAR 8.2%
In May 2006, VenFin invested €3.17 million in Johanna Solar
Technology GbmH (Johanna Solar), a new company committed
to building a 30 MW solar cell plant in Germany. The factory is currently being built in the federal state of Brandenburg, which offers lucrative financial incentives and subsidies from the local government and a strong solar research and development environment. The commissioning of the factory is planned for
September 2007.
Johanna Solar will use a CIGSSe (copper indium gallium sulphide selenium)-based silicon-free technology, developed by the Johannesburg University and Professor Vivian Alberts. Johanna Solar has entered into a global (excluding Africa) manufacturing licence agreement with the university, allowing the company to sell sublicences outside Africa.
The benefits for the CIGSSe technology are similar to other thin-film technologies. The licensor of Johanna
Solar believes it has a higher conversion efficiency of sunlight to electricity compared to most other thin-
film technologies.
VenFin is also one of three promoters of a current feasibility study for a PV manufacturing facility in South
Africa based on the same technology used by Johanna Solar. Should this study prove successful, construction of such a plant may commence in 2008.

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MOSMART 20.0%
Mosmart Investments (Proprietary) Limited (Mosmart) has two
main activities: the cultivation of feedstock and the associated biodiesel production across Africa; as well as the development and exploitation of selected products and intellectual
properties. To date VenFin, who is in the process of acquiring
20% of the company, has been assisting Mosmart financially
with loans.
Overview of the year to 30 June 2007
Mosmart commenced the management of a palm oil plantation in Guinea during the last year and upgraded and expanded the production facilities. A biodiesel production facility will be commissioned during the third quarter of 2007. The preceding twelve months saw significant progress in the development of an organic medium for the absorption of pollutants, concurrent with discussions with a multinational enterprise for utilisation in a specific application. Mosmart’s current focus is on the protection of the intellectual property.
The future
Mosmart will be split into two independent entities, with biodiesel activities moving offshore and products relating to intellectual property remaining in a South African vehicle. Business plans to expand the biodiesel activities to two other African countries within the next year are already being developed. Significant off-take agreements regarding proprietary products are anticipated to be concluded within the next 12 months.
CASH AXCESS 50.0%
Cash Axcess provides automated teller machine (ATM)-related
products and services to the South African corporate and retail markets. The company has developed a fully integrated platform providing for two complementary business units – the sale,
distribution and maintenance of ATMs, and a complete outsourced
ATM transaction processing service. These services are focused on lower transaction volume ATMs and markets. Cash Axcess
also facilitates the provision of cost-effective banking facilities to previously neglected areas, such as rural communities.
Cash Axcess is an authorised distributor in South Africa of the Tidel 3000 series of ATMs. The company uses a number of innovative techniques to reduce the total cost of ownership of its ATMs, such as GPRS communications, retailer cashing and the recycling of cash from drop safes.
Cash Axcess is an early-stage company. The company entered into an acquiring relationship with Mercantile
Bank in January 2005 and took its first ATM live in March 2005. In July 2005, Cash Axcess started deploying ATMs nationally and entered into an acquiring relationship with Capitec Bank in March 2006.
Overview of the year to 30 June 2007
During the past financial year, COIN Security acquired a 50% stake in Cash Axcess, while VenFin holds the remaining 50%. The company focused on expanding its ATM footprint and its client base during the year.
In July 2006, Cash Axcess piloted the recycling of cash from drop safes via its ATMs through a contract with COIN Security. This unique service is now offered to the Cash Axcess clients, and the company is
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BEE
COIN Security Group has a 50% shareholding in Cash Axcess. COIN Security is a wholly owned subsidiary of Mvelaphanda Group Limited, a pre-eminent broad-based, black controlled, owned and managed group in which historically disadvantaged persons have a 57.6% total effective shareholding.
The future
Cash Axcess seeks to conclude additional bank acquiring agreements in South Africa to increase its existing
ATM base. It is committed to continually improve the quality of service provided by its ATMs. The company believes that there are significant opportunities in the market to deploy lower transaction volume machines in previously underserved areas.
FUNDAMO 28.9%
Fundamo (Proprietary) Limited (Fundamo) is a leading supplier of mobile banking and payment software solutions. Fundamo is among the few suppliers of mobile payment technologies which have navigated this emerging market successfully over the past five years.
Based on the rate of adoption, analysts’ predictions and the sheer demand for mobile banking and payment services, this industry migrated from entrepreneurial fringes to the corporate mainstream.
Overview of the year to 30 June 2007
During the past year, a number of important announcements catapulted the mobile banking industry into the spotlight. During February the GSM Association, in collaboration with MasterCard, announced support for international money transfer by making use of mobile phones. Mobile payment volumes started increasing significantly in countries like Japan, South Korea and the Philippines.
In Africa initiatives like MTN banking and Celpay (DRC) received big media exposure. The USA market started picking up momentum too with various announcements.
Both MTN banking and Celpay reported good growth in subscriber numbers and volumes of transactions.
Celpay (Zambia) reported a growth in revenue to a point where 2% of the country’s GNP is now being managed on the Fundamo system deployed in Lusaka. MTN banking made some adjustments in its business model and distribution strategy and is now growing rapidly. During the period, Fundamo also sold licences to clients in the Middle East and North America and expects to increase market share in these markets next year. On the back of this increased activity, Fundamo’s turnover grew as expected.
During the year, Fundamo raised R36 million (US$5 million) from Mark Shuttleworth’s venture fund (HBD)
for product and market expansion. Fundamo also won a number of awards during the past period, amongst others the Frost and Sullivan technology leadership award as well as qualifying as one of South Africa’s Top
Technology 100 companies for the sixth year in a row.
The future
In the new year, Fundamo’s management will implement strategies to ensure sustained growth. The delivery capacity will be extended as many more deployments of the technology are envisaged in the new financial year. Fundamo will also extend the product features to stay competitive and will also review new
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CUEINCIDENT 19.5%
Cueincident (Proprietary) Limited (Cueincident) provides
command control centres with high-technology surveillance
devices and cameras for the monitoring of entire areas such as cities, roads, railways, harbours and airports.
Overview of the year to March 2007
During the year ended March 2007, the company responded to a number of opportunities in both the private and public sector. Cueincident had better success in terms of the private and corporate sectors and mixed success in the public sector. On the corporate front the company has secured contracts with significant industry players, including Transtel and MTN, for ongoing fibre-optic installations. Cueincident also installed – and now operates and maintains – a residential surveillance security system at the Mooikloof
Estate in Pretoria. Although currently small, these recurring contracts have growth potential.
Uninet and Cueincident have entered into a memorandum of understanding to roll out a wireless system in
Johannesburg, which will interface with Cueincident’s fibre-optic network. This would allow for the independent roll out of commercial broadband services in Johannesburg. Furthermore, it will make it possible to fully exploit the demand for wireless surveillance systems. These systems have been requested by some of the companies in the City of Johannesburg, for example the Johannesburg Development Agency
(JDA) and retailers such as the JD Group. Cueincident has progressed to the second phase of the three-
phase City of Johannesburg broadband project, the value of which exceeds R60 million.
BEE
Mvelaphanda Capital (Proprietary) Limited and Circle Capital Technologies (Proprietary) Limited are
Cueincident’s BEE shareholders, with see-through BEE ownership of 44.5%.
The future
A lot of effort has gone into repositioning Cueincident for future growth prospects. The potential positive outcome of any of the major opportunities being pursued will have a major impact on the company’s financial viability and future prospects.
Partnerships such as the one with Uninet are now starting to bear fruit, making it possible to offer potential clients a complete solution – from access control to CCTV surveillance systems. Recent co-operation agreements with companies like Reunert/SACO Systems enabled the two companies to jointly tender for a
Uranium mine proposal.
FRING
Tel Aviv-based fring is a technology product company that has developed a free mobile VoIP software client that allows users to talk and live chat (Instant Messaging) using their mobile handset’s Internet connection instead of mobile airtime (GSM)
minutes at a significant cost saving. fring enables mobile calls through Wi-Fi Internet access or GPRS, EDGE or 3G Internet
data plans.
fring offers its clients easy communication with all their fring, Skype®, MSN® Messenger, Google Talk™,
Twitter and regular phone contacts from a single integrated contact list. fring supports SkypeOut and hundreds of SIP-based services, enabling cheap local and international VoIP calls to contacts’ PCs, mobile phones and landlines. fring is also enhanced with real-time contact availability (presence) so users can see who is available before dialling.

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fring roams between Wi-Fi and 3G networks while bypassing traditional mobile voice and SMS messaging services, mobile-to-mobile calls, mobile-to-landline calls, and mobile-to-PC calls, including integration into Skype, MSN Messenger and Google Talk. The patent-pending peer-to-peer mobile VoIP technology delivers full-duplex voice quality with rich internet functionality and maximum network efficiency.
Overview of the year to 30 June 2007
During the financial year, VenFin participated in extending a convertible bridging loan to fring alongside, among others, Veritas Venture Partners (Veritas), a founding shareholder in fring.
FYNBOS MEDIA 20.0%
Fynbos Media (Proprietary) Limited (Fynbos Media) is an early stage black controlled Cape Town-based investment holding
company whose primary business is making equity investments
with a view to long-term capital appreciation. VenFin, who
owns 20% of Fynbos Media, is involved on a strategic level.
VenFin has committed an initial R5 million to the company,
R1.5 million of which has been drawn, and will consider
co-investing with the company on an ad hoc basis.
Overview of the year to 30 June 2007
During its first year of operations, Fynbos Media acquired a 25% shareholding in The Grape Company, an exporter of table grapes. In October 2006, the company applied for shares in the empowerment transactions initiated by Naspers Limited involving two of its unlisted subsidiaries, MultiChoice Africa and Media24.
Fynbos Media was eventually successful in acquiring 10 684 shares in Phuthuma Nathi (an empowerment vehicle with a 15% equity holding in MultiChoice Africa) at a cost of R106 840 and 800 000 shares in
Phuthuma Nathi 2 (the empowerment vehicle with a 7.5% equity holding in MultiChoice Africa) at a cost of R8 million.
BEE
Fynbos Media is a black controlled business with 68% of the shares held directly or indirectly by four black individuals. The company will continue to evaluate investment opportunities with the aim of establishing
BEE partnerships.
DESTINY 20.0%
Destiny Corporation (Proprietary) Limited (Destiny) is a black economic empowered Johannesburg-based company whose
primary business is making equity investments with a view to long-term capital appreciation. VenFin owns 20% of Destiny,
which is now in its second year of operation.
Overview of the year to 30 June 2007
The year under review saw a significant increase in business activity, with Destiny concluding the following transactions:
·   a 57% interest in Thermaweld Industries (Proprietary) Limited, a supplier of welding equipment and associated gases
·   a 33% interest in Specpharm Holdings (Proprietary) Limited, a manufacturer and distributor of pharmaceuticals
·   a 75% interest in Koenigsegg Automotive, an importer and distributor of the Koenigsegg supercar.

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FRAXION 31.4%
Fraxion Holdings (Proprietary) Limited (Fraxion) develops
advanced spend management software that enables companies
to control, manage and analyse spending behaviour in real
time. The solution, which integrates into most mid-range
ERP platforms, has 15 000 users in Southern Africa
and Europe.
BEE
Destiny is a black controlled business that was started by a group of young black professionals with investment banking experience.
The future
Destiny intends to continue with the expansion of its investment portfolio through a number of high-value transactions under consideration.
The company operates from South Africa and the United Kingdom and generates revenue from licence fees and services associated with its spend management software solutions.
Overview of the year to 30 June 2007
The Fraxion software is aimed at medium and large organisations and has been deployed in divisions of several prominent companies over the last year, including Mr Price, African Alliance, Perishable Products
Export Control Board (PPECB), Woolworths, ATKV and Standard Chartered Bank.
The company concluded a ‘White label’ agreement with Compass Group plc, which secured Chevron,
De Beers and Siemens as clients. This ‘White Label’ solution is the only facilities management focused solution in the world.
Fraxion Version 3.1, released in March 2007, includes multi-currency and tax functions to support the company’s international expansion. Support for deeper integration into target ERP platforms is due late in
2007 through to mid-2008.
Fraxion received several awards over the past year, including a Department of Trade and Industry’s grant
(SPII) and a Department of Science and Technology award for the most innovative emerging company in
South Africa.
BEE
Fraxion has actively partnered with several BEE organisations. As part of its enterprise development programme, Fraxion sponsored the African Information and Communication Technologies (ICT) Achievers
Award and the Institute for Local Government Managers with software donations. Fraxion will consider BEE ownership once the company has reached a more mature stage of development.
The future
As the Version 3.1 solution enhanced significantly the functionality of prior versions, Fraxion is expanding its direct sales capacity in both South Africa and the United Kingdom. Shareholder funding for this expansion has been secured and DTI grant funding (Innovation Scheme) has been secured for research and development activities. In the longer term, Fraxion will look to build a reseller-orientated sales strategy.

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i to i 46.0%
i to i technologies (Proprietary) Limited (i to i) delivers
integrated electronic risk, safety and security services geared towards managing and minimising physical business risk
exposure.
Overview of the year 30 June 2007
The focus during the financial year was in two areas. Firstly, time was spent on the further consolidation of the underlying merged businesses, resulting in reduced duplication of functions and improved operational efficiency. In the second instance, progress was made in the standardisation and tighter control around core offerings coupled with investments into new industry growth areas.
BEE
i to i technologies has a 45% ownership by black investment companies Circle Capital Ventures, Ehlobo
Holdings and Imphandze Technologies.
The future
i to i plans to grow its market position by focusing its sales and operational capacity on specific pre-
selected market segments. Value to customers will further be enhanced by partnering with local and international vendors.

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VenFin has invested US$12.5 million in GEMS II, US$5.37 million of which has been returned to date. In
2005, VenFin committed a further US$12.5 million to GEMS III, and the fund has drawn US$7.5 million to date.
GEMS II originally made eleven investments – four are fully exited and seven remain in the portfolio. These investments comprise a Personal Digital Assistant (PDA) manufacturer, two semi-conductor manufacturers, a mobile software application provider, a supermarket chain, an oil reserve development company and a retailer.
GEMS III has made three investments to date – one in a listed property developer in Thailand, one in a
Singapore-based insurance syndication company and one in a GSM network operator in New Zealand.
The future
Going forward, management will focus its efforts on the realisation of the remaining seven investments in
GEMS II as well as making further investments through GEMS III.
To date VenFin has invested US$4.3 million in Milestone China I and the fund has already returned
US$3.3 million to VenFin from investments exited or partly exited. The principal objective of MCM is to achieve superior medium-term capital appreciation in its funds through direct investments in well-established, high-
growth companies seeking expansion or acquisition capital in China. All the executive team members of MCM are mainland Chinese with extensive investment and operational experience in both China and the USA.
Overview of the year to 30 June 2007
Milestone China I’s commitment period ended in May 2007, hence MCM does not foresee any further investments to be made by this fund. Seven investments have been made to date, three of which have been
FUND INVESTMENTS
In order to strengthen its global network, VenFin made investments in a few equity funds. In addition to providing VenFin shareholders with access to high-growth opportunities in markets they otherwise would not have access to, these investments provide VenFin and its investee companies with access to potential direct investment opportunities as well as to networks and expertise in markets outside South Africa.
GEMS II AND III
General Enterprise Management Services Limited (GEMS) is
a private equity fund management group that manages the
GEMS Funds (GEMS I – 1998 vintage, GEMS II – 2001
vintage and GEMS III – 2005 vintage). These funds make
direct investments in the Asia Pacific Region. Funds under
management in GEMS II total US$248 million and in
GEMS III they total US$173 million, representing capital
commitments from corporate clients and selected individual
investors from around the world.
MILESTONE CHINA I AND II
In September 2003, VenFin committed US$5 million to the
Milestone China Opportunities Fund I L.P. (Milestone China I),
a limited partnership, which is managed by Milestone Capital
Management Limited (MCM), a China-focused private equity
investment firm with offices in Shanghai and Beijing. MCM is the general partner in this US$47 million fund of 2003 vintage.
In March 2007, VenFin committed US$25 million to Milestone
China II, a second fund to be managed by the same team that
manages the first fund.

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exited. The most recent investment of US$10 million was in Trina Solar, a solar photovoltaic manufacturer in China, listed on the NYSE in December 2006 at US$17 per share. At the end of June 2007, the share traded at US$54. VenFin has also invested US$1.5 million directly alongside the fund in addition to its exposure in Trina Solar via Milestone China I.
In the period under review the fund exited its very successful investment in Focus Media Holding Limited, which operates the largest out-of-home advertising network in China using television displays. Apart from
Trina Solar, the three remaining investments comprise a Beijing-based distributor of imported medical equipment, a xanthan gum producer (xanthan gum is used as an emulsifier in food) and a mobile phone handset design company.
To date Milestone China II has received commitments of US$247 million from investors. Milestone China II’s first investment of US$15 million was in CDMTV, the largest digital mobile television advertising network operator in China. VenFin also made a direct investment of US$10 million in CDMTV.
The future
MCM will focus its future efforts on the realisation of the remaining four investments in Milestone China I as well as making new investments through the second fund.
The investment broadens VenFin’s access to international deal flow and networks. It has given VenFin exposure to Israel and, to a lesser extent, the southeast USA region, where the Fund is primarily invested in seed-stage technology companies.
Overview of the year to 30 June 2007
By June 2007, VVP Fund II L.P. had made thirteen investments in the following sectors: enterprise software (3), communications (5), medical devices (2), homeland security (1), semiconductors (1) and logistics (1).
During the year under review, follow-on investments were made in ten of these companies, namely Asankya,
Bamboo, CableMatrix, ClickFox, CytoDome, Escape, Fringland (fring), Guardium, Sirica, and WebLayers.
VenFin made a direct co-investment in fring, which provides a mobile communications service based on
VoIP technology that allows mobile subscribers to communicate at zero or very low incremental costs per call by means of a software application installed on their existing cellular handsets.
The future
In Israel, approximately US$626 million was invested in 161 VC-backed start-ups in the first half of 2007.
These numbers are slightly higher than those for the comparative period in 2006, with foreign VCs holding an investment market share of around 50%. Communications and networking-related investments continue to dominate with a 42% share, followed by software at 24%, life sciences at 16% and semiconductors at
8%. Seed and start-up companies represent about 18% of this amount.
The Fund is expected to make another one or two fresh investments in the coming months, which it will focus on making follow-on investments in its existing portfolio companies.
VERITAS
Veritas Fund II L.P. (VVP Fund II) is a venture capital fund managed by Veritas Venture Partners (Cayman) L.P. (Veritas),
Israel’s oldest venture capital firm. VenFin is a limited partner of the fund, with a maximum exposure of US$1.5 million,
which represents an interest of 4%. Veritas has drawn
US$1.05 million of this commitment.
INVESTMENT REVIEW EQUITY INVESTMENTS
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CORPORATE GOVERNANCE
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The King Reports on Code of Practices and Conduct echo principles deeply embedded in the fabric of the group from which VenFin originated. The group is principle-driven and guided by the philosophy of its founder, Dr Anton Rupert. The group was led by example from inception and no formal codes of conduct were required.
VenFin inherited, with pride, this sound corporate governance system – a model for doing business ethically
– which does not need to be enforced but stems from internal conviction.
One of the cornerstones of our business model is the belief that a company has three levels of responsibility:
shareholders, staff and the community. The group’s shareholders are served by sound business practices and a continued quest for excellence which ensure that profitable investments are being made. The group’s staff and the community are served and supported as set out in the sustainability report on page 37.
Therefore, it comes naturally to VenFin to endorse, and to comply with the principles of the King Reports as it corresponds to the way in which business has been conducted in the group for more than 50 years.
In setting the parameters for this report, guidance was taken from the Global Reporting Initiative (GRI)
Boundary Protocol. Disclosure is limited to those entities that could generate significant impact to the
Company’s sustainability performance and where it exercises control over the financial and operating policies of such entities, save where those entities disclose the relevant information in their own publicised annual reports.
CORPORATE STRUCTURE
The Company is an investment holding company.
Investments of the Company mainly comprise both listed and unlisted investments which are not controlled by VenFin but are, due to significant influence and board representation, mostly associates.
The Company manages its investments actively and provides strategic input through board, audit and other committee representation. The Company is a medium to long-term investor which forces strategic alliances on a partnership basis, while endeavouring to add value.
The Company’s associates endorse the Code of Corporate Practices and Conduct. The Company continues to encourage full compliance within the investee portfolio, where possible, and disclosure where not.
In accordance with the recommendations of King II, the Board adopted a formal charter, as set out below.
BOARD CHARTER
A charter, read and endorsed by all directors of VenFin, has been implemented to:
·   identify, define and record the responsibilities, functions and composition of the Board; and to
·   serve as a reference to new directors.
The Board, having reflected on the following, is satisfied that for the reporting year, it executed the required actions contained in the charter satisfactorily.
COMPOSITION OF THE BOARD
VenFin has a fully functional Board, comprising executive and non-executive directors, which leads and controls the group. Currently there are five directors of whom one is independent. In this charter, executive directors are collectively referred to as executive management.
It is a function of the Board to ensure that its size and the collective skills and experience of members are suitable to carry out its responsibilities. Circumspection is exercised by the Board in the selection and the orientation of directors.

CORPORATE GOVERNANCE
continued
The roles of the chairman and the chief executive officer are separated. The chairman is a non-executive director but is not independent.
All directors of VenFin have access to the advice of the company secretary and any relevant outside people when required.
Board members are listed on page 8.
ROLE AND RESPONSIBILITIES
The Board provides strategic direction by proposing, discussing, questioning, evaluating, and approving plans and strategies. In directing the group, the Board exercises leadership, integrity and judgement, to achieve continuing prosperity for the group.
After approving operational and investment plans and strategies, the Board empowers executive management to implement these and to provide timely, accurate and relevant feedback on progress made.
However, the Board remains accountable for the overall success of the approved strategies, based on values, objectives and stakeholder requirements, and for the process and policy which ensures the integrity of risk management and internal controls. The Board is the focal point of the group’s corporate governance and is also responsible for ensuring that it complies with all relevant laws, regulations and codes of best business practices.
The Board monitors the operational and investment performance of the group, including relevant financial and non-financial aspects. It also ensures that procedures and practices are in place to protect the
Company’s assets and reputation.
VenFin’s Board established the following subcommittees to assist it in discharging its duties and responsibilities:
·   The Remuneration and Nomination Committee , consisting of two directors, advises the Board on remuneration and terms of employment of all directors and members of senior management and is responsible for succession planning. The committee is also responsible for the nomination of directors. Additionally, it participates annually in evaluating the performance of directors. Directors do not have long-term contracts or exceptional benefits associated with the termination of services. The chairman of the Board is chairman of this committee. The chief executive officer attends meetings only by invitation.

The committee has a formal mandate and its effectiveness is appraised by the Board accordingly.
·   The Audit and Risk Committee  , consisting of three directors, reviews the adequacy and effectiveness of the following: financial reporting; the system of internal control; the management of financial, investment, technological and operating risks; risk funding; the internal and external audit processes;
the Company’s procedures for monitoring compliance with laws and regulations; its own code of business conduct; and procedures implemented to safeguard the Company’s assets. The deputy chairman of the Board is the chairman of this committee.
This committee also reviews the level of disclosure in the annual report and the appropriateness of policies adopted by management.
The committee has a formal mandate and its effectiveness is evaluated by the Board accordingly.
·   The Management Committee , consisting of two directors and six senior managers, meets regularly between Board meetings to deal with issues delegated by the Board.
·   The Investment Committee , consisting of four directors, is responsible for the evaluation and approval of investments according to the formal mandate given by the Board.
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The appointment and orientation of new directors are also the responsibility of the Board. Non-executive directors are selected for their broader knowledge and experience and are expected to contribute effectively to decision-making and the formulation of strategies and policy.
The Board identifies goals, provides direction, determines the feasibility of proposed strategies and monitors investments. Executive directors contribute their detailed insight into day-to-day operations and are generally responsible for operational decisions and their implementation.
The Board reviews and assesses annually the mix of skills and experience offered by its members to ensure that it is adequately equipped to achieve the Company’s objectives and to create value for shareholders over the long term.
MEETINGS AND QUORUM
The articles of association requires three directors to form a quorum for Board meetings. A majority of members, preferably with significant representation of the non-executive directors, is required to attend all committee meetings.
The VenFin Board meets at least four times a year. The Audit and Risk Committee meets at least three times a year, and the Remuneration and Nomination Committee at least once a year.
ATTENDANCE AT MEETINGS
Remuneration
Audit and Risk
and Nomination
Investment
Board
Committee
Committee
Committee
Meetings held
5
4
1
6
Directors
J P Rupert
4
1
J Malherbe
5
4
6
J J Durand
5
4
6
G T Ferreira
5
1
5
N J Williams
5
4
6
MATERIALITY AND APPROVAL FRAMEWORK
Issues of material or strategic nature which might impact on the reputation of the Company, are referred to the Board. All other issues, as mandated by the Board, are dealt with at executive management level.
The minutes of all the committee meetings are circulated to the members of the Board. Issues that require the
Board’s attention or a Board resolution are highlighted and included as agenda items for the next Board meeting.
REMUNERATION PRINCIPLES
The Company’s policy regarding the remuneration of all directors and senior management aims at:
·   attracting and retaining directors and senior management of high calibre;
·   providing directors and senior management with remuneration that is fair and just;
·   ensuring that no discrimination occurs;
·   recognising and encouraging exceptional and value-added performance; and
·   ensuring that short-term personal gain does not conflict with long-term sustainability.
In line with these objectives, the Remuneration and Nomination Committee annually reviews and evaluates the performance of the executive directors and determines the annual salary adjustments for each. For this purpose it refers to salary surveys compiled by independent organisations and other market information.
DUTIES OF THE DIRECTORS
According to the Companies Act, which does not differentiate between executive and non-executive directors, the Company directors:
·   prepare the annual financial statements that should represent fairly the Company’s state of affairs and its profit or loss position for the period under review;
·   select suitable accounting policies and apply them consistently;

·   state whether applicable accounting standards have been followed; and
·   endeavour to make judgements, valuations and estimates that are reasonable and prudent.
They also have a duty to:
·   set and maintain appropriate value systems;
·   apply due care and skill in harnessing entrepreneurial flair in maximising sustainable returns;
·   keep proper accounting records;
·   take steps to safeguard the assets of the Company;
·   set the group’s risk appetite;
·   implement effective risk management processes and internal controls, and monitor their efficiency;
·   ensure compliance with all relevant laws;
·   disclose potential conflicts of interest; and
·   disclose information truthfully and transparently.
The Board formulates the Company’s communication policy and ensures that spokespeople adhere to it.
This responsibility includes transparent, balanced and truthful communication to shareholders and relevant stakeholders.
Having considered the above, the directors are of the opinion that the Board and the subcommittees have discharged all their responsibilities for the period being reported on.
CONFLICTS OF INTEREST
Mechanisms have been put in place to recognise, respond to and manage any potential conflicts of interest.
Directors sign, at least once a year, a declaration stating that they are not aware of any conflicts of interest that may exist due to their interest in or association with any other company.
In addition, directors disclose their interest in contracts that are significant to the Company’s business. Any potential conflict of interest is disclosed as soon as it arises.
All information acquired by directors in the performance of their duties, which is not disclosed publicly, is treated as confidential. Directors may not use, or appear to use, such information for personal advantage or for the advantage of third parties.
Directors of the Company are required to comply with gifts and donation policies and the prescriptions of the VenFin Code of Conduct on inside information transactions and disclosure of transactions.
COMPANY SECRETARY AND PROFESSIONAL ADVICE
Directors are entitled to seek, at the Company’s expense, independent professional advice concerning the affairs of the group. They have unlimited access to the services of the company secretary, who is responsible to the Board to ensure that proper corporate governance principles are adhered to. Board orientation or training is done when appropriate.
GOING CONCERN
At least once a year the Board considers the going concern status of the group with reference to the following:
·   Net available resources and the liquidity thereof
·   The group’s Residual Risk Profile
·   World economic events
·   The following year’s strategic/business plan, budgets and cash flow models
·   The group’s current financial position
SERVICE COMPANY
During the previous financial year, M&I Management Services (Proprietary) Limited has rendered management and support services to VenFin.
CORPORATE GOVERNANCE continued
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During the current financial year a subsidiary of Remgro Limited, M&I Group Services Limited (M&I), has
acquired the business of M&I Management Services (Pty) Limited. An agreement has been negotiated with
M&I to provide certain support and administrative services to VenFin at a fee determined annually. Any further reference to M&I refers to M&I Group Services Limited for the period 1 October 2006 to
30 June 2007.
The fees for the past year are disclosed in note 7 to the annual financial statements.
RISK MANAGEMENT AND INTERNAL CONTROL
In determining strategic objectives, the Board of Directors has ensured its understanding of all the risks associated with the Company’s investment portfolio with a view to maximising sustainable profits and growth.
These risks are measured continuously against the risk appetite defined by the Board.
The risk management process is fundamentally based on the skill and calibre of individuals employed, their motivation and drive and the value systems they adhere to. In addition, the investment portfolio serves to spread investment risk.
The categories of risk identified can be broadly classified as follows:
·   Performance risk , including strategic risk, opportunity risk, reputational risk, liquidity risk, and also risks relating to corporate governance, social and environmental responsibility and stakeholder relations.
·   Investment risk inherent to existing investments. The Board has delegated the responsibility for investment risk management to the Management Committee.
These risks are furthermore managed at VenFin by ensuring that future investments are subject to rigorous due-diligence reviews. These reviews include, inter alia, verification of intellectual property rights, management com petency, business plans, market analyses, contractual rights and obligations, product feasibility, cash flow and liquidity requirements. Consideration is also given to ensure that the investment is optimally structured, using appropriate investment instruments.
Performance of operational management, measured against budgets and other measurement criteria, is regularly appraised for timely corrective action, when deemed appropriate.
·   Operational risk which includes operational effectiveness and efficiency, safeguarding of assets, compliance with relevant laws and regulations, reliability and integrity of reporting, effective operational risk management, human resource risk, technology risks, business continuity and risk funding.
Operational risks are managed mainly by means of internal control. This is a process designed to provide reasonable assurance regarding the achievement of organisational objectives and to reduce the possibility of loss or misstatement to within accepted levels. The effectiveness of risk management is measured by the level of reduction of the Company’s cost of risk.
Management structures have been established to focus on certain key risk activities, including safety, health, environment, security, tax and risk funding.
·Treasury risk . VenFin uses the treasury services of M&I and V&R Management Services AG to manage interest rates, liquidity, compliance and currency risks globally.
A treasury committee, in terms of a mandate from the Board, constituted of nominated executive directors and senior management, is responsible for determining policy and procedures as well as clearly defined levels of responsibility. Regular feedback is given to the Board.
The Board has documented and implemented a comprehensive risk management system, which incorporates continuous risk identification, assessment, evaluation, and internal control embedment.
The Board influences the control environment by setting ethical values and organisational culture while ensuring that management styles, delegated authorities, business plans and management competency are appropriate, effective and efficient.

The Board also monitors the effectiveness of governance structures implemented by the boards of those entities it invests in.
Risk funding is focused strategically on a self-insurance methodology aimed at reducing the group’s cost of risk, save for those risks which cannot be cost beneficially controlled or have potential catastrophic exposures.
INTERNAL AUDIT
The Company has an internal audit function, which has been outsourced to M&I’s Risk Management and
Internal Audit department. It is an effective independent appraisal function and employs a risk-based audit approach, compliant with the Institute of Internal Auditors’ (IIA) definition of internal auditing and documented in a charter approved by the Board. The head of this department has direct access to the chairman of the Audit and Risk Committee as well as to the chairman of the Board.
EXTERNAL AUDIT
The Company’s external auditors attend all Audit and Risk Committee meetings and have direct access to the chairman of the Audit and Risk Committee. Their audit coverage is adequately integrated with the
Internal Audit functions without their scope being restricted.
Other services provided by the auditing firm mainly relate to tax matters and are effected by a department independent of the audit partners. Independence is further assured by terms of appointment.
DEALINGS IN SECURITIES
The Company has adopted a code of conduct to prevent insider trading. During the closed period, directors and designated employees are prohibited from dealing in the Company’s securities. During open periods directors and personnel may only deal in the Company’s securities with the approval of the chairman, deputy chairman or the chief executive officer. The closed period endures from the end of a financial reporting period until the publication of financial results for that period. Additional closed periods may be declared from time to time if dictated by special circumstances.
ACCESS TO INFORMATION
VenFin complies with the regulations of the Promotion of Access to Information Act (Act 2 of 2000).
The Act ensures the constitutional right of access to information required for exercising or protection of rights.
CORPORATE GOVERNANCE continued
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VenFin’s three levels of corporate social responsibility were mentioned earlier and its obligation to shareholders was dealt with under Corporate Governance. In this section its responsibilities towards the community (to be a worthy citizen grateful of the goodwill received from the public) and to staff (to ensure that their work remains a meaningful and rewarding experience) receive attention.
GROUP ETHICS
VenFin’s commitment to ethical behaviour is contained in the following published documents:
·   Code of ethics
·   Internet policy
·   Disciplinary code
·   Gifts and donations policy
The Board was responsible for the establishment and distribution of these documents with compliance being monitored by means of management structures, internal audit and the group’s central forensic function.
EMPLOYMENT EQUITY
M&I, in accordance with the Employment Equity Act, strives to afford all staff the opportunity to realise their full potential. M&I’s management and personnel are continuously involved in determining training and development needs and in the implementation and monitoring of a labour plan. Special attention is given to those groups which, because of historic reasons, might be in a disadvantaged position. In accordance with the requirements of the Employment Equity Act, M&I annually submits a labour plan to the Department of Labour.
Because of the nature of its operations, to provide, inter alia, core services to VenFin, M&I’s workforce is characterised by the following:
·   A high level of expertise within the top structure of the organisation and in various specialised divisions
·   A young employee profile, especially with regard to management
·   A low turnover rate of staff and, consequently, limited opportunities for new appointments
M&I believes that the quality of its staff affords it an important sustainable competitive advantage.
Therefore it believes that its success does not lie in the uniformity of its staff but in the diversity and development of their collective talents. For these, space and opportunity will always be created.
Human resource policies and procedures also address the issues of non-discrimination, child labour, disciplinary practices, human rights et al.
SAFETY AND ENVIRONMENT
The Company has a duly constituted safety and health committee, required by the Occupational Health and
Safety Act. This committee assists the Board in ensuring that the Company provides and maintains a safe and healthy risk-free environment for staff and visitors by identifying risks and ensuring that controls designed to mitigate these risks are effective and complied with.
HIV/AIDS POLICY
From the perspective of an investment holding company, the risk of HIV/Aids comprises two elements, namely:
Group risk
Given the potential impact of HIV/Aids on the markets, on human capital cost of employment and on the operational processes of the various businesses invested in, this risk is managed within the governance structures of the various companies.
VenFin monitors the progress of these policies and strategies against best practice standards.
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Company risk
VenFin and M&I have a formal HIV/Aids policy and are committed to managing the pandemic and the business risks associated with it actively. Its policy makes provision, inter alia, for the following:
Compliance with all legal requirements as far as HIV/Aids is concerned
No discrimination against employees or potential employees based on their HIV status
Strict confidential treatment of information on the HIV status of employees
General measures to prevent accidental infection
Remedi Medical Aid Scheme, of which most of M&I’s staff are members, has a management plan for
HIV/Aids and employees can participate in it by choice.
COMMUNICATION TO STAKEHOLDERS
The Board places great emphasis on communication to shareholders and other stakeholders to ensure that they are kept appropriately informed on matters affecting the group.
The following are recognised as stakeholders in the Company:
Shareholders and lenders as providers of capital
The State as policy-maker and regulator
The investment community as interested party
The community, through the creation of employment, as part benefactor of taxes paid by profitable organisations, and as a recipient of social contributions
VenFin is committed to transparency and disclosure of relevant and appropriate information in its Annual
Report and through other communication channels to ensure a proper evaluation of the performance of the Company.
CORPORATE SOCIAL INVESTMENT
Corporate citizenship, namely the commitment of business to contribute to sustainable economic development, endorses the principle that no business exists in isolation but is undeniably an integral part of the environment in which operations take place. In its relations with all stakeholders (clients, personnel and the community), VenFin strives to be a value partner.
The focus of the Company’s donation programme is primarily on the development of young people from disadvantaged communities as well as to assisting people in need, knowing that social investment brings dignity and a sense of hope.
Donations to deserving institutions are usually made over specific periods and although they cover quite a wide range, there is one noticeable exception: political parties. Although the Company respects the individual’s right of choice to get involved with these organisations, it does not exercise a choice itself.
During the past year, the Company has been involved in the following projects and institutions:
Entrepreneurship and training
SA College for Tourism (SACT) – the demand for the services of this College, where especially young black women from previously disadvantaged communities are trained for careers in the hospitality industry, has increased to the extent that 90 students from eight Southern African countries were enrolled this year –
50% more than the previous year. To make provision for this intake, some structural changes had to be made to the Panorama Guesthouse in Graaff-Reinet, a subsidiary of the SACT.
Besides following courses in culinary arts, food and beverage studies, room and front-of-house services and guesthouse management, the students gain excellent practical experience from exposure to public events
– during the past year these have included eleven wedding receptions, four large banquets and
22 conferences, while a restaurant was run during a large Eastern Cape golf tournament.
The excellent work of the College has been acclaimed by two recent audits: one by Educor, South Africa’s largest private education institution, and the other by THETA (the Tourism, Hospitality and Sport Education
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and Training Authority) during an unannounced on-site visit. The SACT received three perfect ratings from
THETA, the only training provider who could achieve this rating thus far, while Educor in its report commended the quality of the training team and the practical nature of the course.
Southern African Wildlife College – since 1997 this College, on the western boundary of the Kruger National
Park, has trained and empowered people from Africa to manage and conserve some of the world’s most biologically diverse areas. This training has proved to be extremely valuable to transfrontier conservation areas in Angola, Botswana, Malawi, Mozambique, South Africa, Uganda, Zambia and Zimbabwe.
Besides training in the management and conservation of natural resources, courses are also presented in personnel management skills and community conservation strategies, while field trips provide students with sound practical experience.
SciMathUS – after six years this post-matric programme of the University of Stellenbosch, which gives talented black students from disadvantaged communities the opportunity to gain access to mainstream higher education, is well under way. The success of the programme is evident from the number of students involved in it since 2001 who are now following degree courses, with mathematics, science and accounting as major subjects.
Many students come from very low income families and some of them travel from places as far afield as
Wellington and Mitchell’s Plain by train, car or taxi to attend classes starting at 08:00 in the morning. The most needy students are offered accommodation in Stellenbosch. These expenses are afforded from the budget of SciMathUS.
At the end of 2006, 47 students from the Western, the Eastern and the Northern Cape as well as Gauteng and the Free State completed the National Senior Certificate examination, with a significant improvement in their mathematics, science and accounting results. Most of these students are currently studying at the
University of Stellenbosch.
Paul Roos Academy – has almost come full circle with the first intake of Gr. 7 learners in 2003. This group, now in Gr. 11, will receive their last holiday tuition during this year and will write matric in 2008. For the
Academy this examination will provide an excellent value test of the investment made in these learners over five years.
However, academic achievement is only one side of the coin of this project, which also focuses on identifying leadership talent in disadvantaged schools and on assisting these learners by providing additional tuition to realise their full potential. The growth in self-confidence, visible at an early stage, as well as the development of other skills, ensures that these learners are just so much better prepared to face the future.
In 2006, a total of 237 learners from Gr. 7-10 received tuition from the Academy. During school holidays they are accommodated in the hostels of Paul Roos Gymnasium and Rhenish and also take part in sport and other educational activities.
Rally to Read – celebrates its tenth year with a proud record. Since this literacy programme got under way in 1998, R21.5 million has been invested by Rally to Read in the quality of literacy training in some of the most remote areas of the country. This year an additional R4.3 million will be spent at the 135 schools participating in the programme.
Annually in May, convoys of off-road vehicles depart from various centres to deliver books and other educational material to some of the country’s most neglected schools. This year a total of 425 vehicles visited nine areas in eight provinces. VenFin is one of approximately 100 sponsors of the project.
Equip – is a school development programme of the National Business Initiative which focuses on leadership and the quality of education at historically disadvantaged schools. VenFin’s co-sponsorship of this project is evident at two secondary and three primary schools in the Stellenbosch region.

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Good progress has been made at two of the schools, while unfortunately conflict and disputes in one of the school management teams and a lack of strong leadership by principals at other schools have hampered progress. As far as teacher development is concerned, more than fifteen teachers from five schools have been invited to register for an advanced certificate in education at the Cape Peninsula University of
Technology.
Beyers Naudé School Development Programme (BNSDP) – this programme is managed by Kagiso Trust, which has dedicated itself over more than 20 years to social justice in some of the poorest rural areas in the country. The programme concentrates on the sustainable development of rural schools in the former homeland Venda, which is plagued by poverty, a shortage of facilities and resources, poor teaching standards and dismal results.
Wherever the BNSDP is implemented, the morale and the functioning of school communities improve, absenteeism and vandalism are reduced, more learners enter for the matric examination and the pass rate increases. In one of the schools taking part in the programme the pass rate increased from 44% to 79.8%
over two years. A total of 766 children from nine BNSDP schools wrote matric in 2005, 170 of whom passed with exemption, while 34 distinctions were attained. Six of the schools achieved a pass rate higher than the national average.
The BNSDP was launched in 2004 as a living legacy to the values and principles practised by Dr Beyers
Naudé, founder of the Kagiso Trust. VenFin is a co-sponsor of this project.
Africa Genome Education Institute – a once-off contribution was made to support the Institute’s Teaching
Biology Project, an initiative designed to develop appropriate content for the teaching of new scientific material in schools as well as providing training opportunities to science educators. The project is in line with the Ministry of Education’s revised National Curriculum Statements (NCS) and, with a total of
362 598 educators affected by the NCS, there is a great demand for in-service training.
Environment
WWF South Africa (WWF-SA) – is a conservation organisation and the channel through which VenFin exercises its concern for the natural environment. During the past year WWF-SA has sharpened its focus on the interplay between biodiversity and the impact of human activities. This focus comprises the following three initiatives:
The Marine Programme, which looks at the sustainability of seafood
The Freshwater Programme, which places emphasis on internationally traded water-intensive crops such as sugar
The Biodiversity and Wine Initiative (BWI), a partnership between WWF-SA, The Green Trust, numerous members in the conservation sector and the South African wine industry
Good progress has been made with all three initiatives. Some 800 officials have been trained for Marine
Protected Areas, while a major breakthrough was achieved for the Freshwater Programme by the signing of a memorandum of understanding with the sugar industry. As far as the BWI is concerned, more than 70 wine farms could be involved in an attempt to bring a better balance between conservation and agriculture in the highly sensitive Cape Floral Region.
Cultural development
Klein Karoo National Arts Festival (KKNK) – this year the VenFin/Remgro bursary will be brought to the notice of young people in the Eden District Municipality as part of the Absa KKNK on Tour, after which applications will be invited and a winner be selected by an expert panel before the end of the year.
VenFin’s contribution to the festival in 2007 has also been used to co-sponsor the artistic programme which includes several dramas, amongst which were three translated into Afrikaans. One of the dramas, ’n
Ander Tongval (Another Dialect), is based on the book with the same title by Antjie Krog. It has been compiled with a European tour in mind.

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Field Band Foundation (FBF) – music is a catalyst for many of the solutions to the problems encountered by the country’s youth. This is how the FBF, which celebrates its tenth anniversary in 2007, approaches its role. With 30 bands at its disposal and a membership of 4 000, the Foundation harnesses music to improve the skills and career opportunities of young people who could perhaps have landed on the street.
An awareness of the dangers of HIV/Aids forms an integral part of the project. A recent survey on the prevalence of the disease amongst members between ages 16 and 26 has shown figures considerably lower than the national average. Regular exposure to international musicians and role models also reiterates the message to young people that there are a lot of reasons to protect themselves against HIV infection.
Last year, for the first time, the Foundation was able to send one of its members to university. This year two are receiving tertiary education, while many more are doing a bridging course which will enable them to follow suit. VenFin’s investment in the FBF can be seen as a contribution to help change the “risk profile”
of our youth.
WAT – the Dictionary of the Afrikaans Language (WAT) is 80 years old and is still in the forefront of renewing the language and making it as supple and as user-friendly as possible. Testimony of the relevance of its efforts is the fact that during the past two years six large South African universities, amongst which are Unisa and the US, have purchased the internet version of the WAT as an electronic source.
Besides collecting and recording Afrikaans words in all their forms, the WAT also plays an important role in the training of lexicographers as well as in the educational use of dictionaries. During the past year five doctoral students from Gabon and four employees of the Oxford University Press attended courses in lexicography at the WAT. VenFin has agreed to contribute over a period of three years to the trust fund of the WAT.
Sport development
SA Golf Development Board (SAGDB) – in a year of many challenges, the SAGDB has completed its restructuring process and committed itself anew to spending its money where most needed: on the needs of the children in the national programmes. Structures were brought in accordance with this objective and administrative costs cut considerably to bring about a more performance-driven organisation. Besides its normal contribution, VenFin has made additional funds available for the restructuring process.
SAGDB has also adopted Project 312 to assist development managers in assessing their own performance as well as those of coaches. In addition, coaches taking part in the National Training Programme, completed their first year of study. The programme provides an opportunity to coaches to gain an accredited tertiary-
level education and a coaching qualification from the PGA, which could help raise the standard of the programmes they are involved in.
Western Cape Cricket Academy – VenFin is a joint sponsor of this Academy whose contribution to South
African cricket is growing all the time. During the past year the names of current and former Academy players surfaced everywhere, not only in the SA World Cup squad and the SA “A” side to Australia, but also in the winning sides of the Lions, Titans and Cobras, respective winners of the Standard Bank Pro20, the
SuperSport Competition and the MTN 45 Championships.
And it doesn’t stop there. Six women from the Western Province (WP), and an equal number from the Boland, all part of the Academy structure, represented their provinces at the national tournament for women in which
20 teams participated. The WP and the Boland reached the finals, which was won by WP. To cap it all during a very successful year, several of the Academy’s umpires gained access to international and national panels.
Community development
Ikamva Labantu – thanks to an administrative sponsorship by VenFin and Remgro, Ikamva, a community project with its roots firmly in the townships of the Western Cape, could, besides its involvement in early childhood development, family services and care for the visually impaired, continue its role as mentor for other community organisations.
During the past year, 120 more preschools joined Ikamva and 5 500 additional children between the ages of 0 and 6 were reached. Food was delivered to 110 indigent preschools, while 20 food gardens were

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successfully initiated for these schools. In the family services sector, children were cared for in 14 homes, while 15 “magnificent mothers” cared for 90 children from broken families.
A project launched by Ikamva in Philippi East at the request of VenFin and Remgro to determine how many children were without support, is progressing well. Initially the programme was planned to provide for 100 vulnerable children, but this number soon grew to 247. Support comprises food parcels, school uniforms, stationery and financial assistance. The aim is to create a standard model of intervention which could be replicated elsewhere in the country. This also includes a disengagement process as families become more self-sustainable.
u Mephi Child Care Programme – offers abused, unwanted and abandoned orphans a place of security. In 2006,
409 children were admitted to the programme. The ideal for u Mephi is that children should grow up within their biological families. If this is not possible, the children are cared for in homes or, in the case of babies, they are made available for adoption. In 2006, 142 babies were adopted locally and internationally.
Childhood should be the happiest time in a child’s life. The unfortunate reality is that many are physically, emotionally and sexually abused, are rejected and are denied the basic necessities for a normal life.
Seven social workers assist these traumatised children to come to terms with their past in order to cope with the future.
St Joseph’s Home – runs a ward of 25 beds for the treatment of HIV/Aids paediatric patients. The ward is a step-
down facility for children discharged from tertiary hospitals but still too ill to be sent home. Nursing care and rehabilitation are provided, and parents and caregivers are instructed in administering antiretroviral drugs.
VenFin’s partial sponsorship of the ward helps to care for children who otherwise would have been sent home to suffer and even to die. Approximately 90% of the children admitted come from the Cape Town
Metropole and most of them have only a single parent or grandparent.
Stellenbosch Community Development Programme (SCDP) – was founded in 2005 with the aim of:
feeding malnourished, underprivileged, poverty-stricken and orphaned children, many of whom are infected by HIV/Aids;
providing primary health care;
assisting unemployed parents to lay out vegetable gardens and to learn new skills; and
acting in partnership with other organisations such as Child Welfare and clinics.
The SCDP’s primary focus is on Kayamandi, where 568 children are fed daily and monthly food parcels provided to 60 families. An estimated 12% of the black township’s children do not attend school because their parents are too poor. Approximately 23% of Kayamandi’s residents live in dwellings with only one room, 45% of households still use paraffin for heating, while 25% of adults indicated that they have periodically gone hungry during the past year.
Health care
Wits/Donald Gordon Medical Centre (WDGMC) – this year the first private academic hospital in the country is celebrating its fifth anniversary and is still making good progress. The accreditation programme has been strengthened by confirmation of the status of medical practitioners working at the WDGMC.
The transplant unit of the WDGMC has become the prominent liver, kidney and pancreas transplant centre in the northern provinces of South Africa, while the oncology and intensive care units are going from strength to strength. Together with the ear, nose and throat unit and the surgery department, these have all developed into centres of excellence.
Organ Donor Foundation of SA – dedicates itself to the task of providing many people with a second chance to a normal life by making life-sustainable organs available to them. VenFin supports this effort by co-sponsoring four flights per year for the transport of these organs. The excellent service provided by
Falconair’s staff in this regard is appreciated by all, by the doctors performing the transplants and by the recipients of the organs.

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ANNUAL FINANCIAL STATEMENTS 07
ANNUAL REPORT 2007
CONTENTS
Statement of responsibility by the
Board of Directors
44
Statement by the Company Secretary
44
Report of the independent auditor
45
Report of the Board of Directors
46
Accounting policies
52
Balance sheets
60
Income statements
61
Statements of changes in equity
62
Cash flow statements
63
Notes to the annual financial statements
64
Annexure A – Principal subsidiary companies
79
Annexure B – Principal investments
80
Annexure C – Significant associates
81
Analysis of shareholders
82
Dates of importance to shareholders
84
Administration
85
Notice to shareholders
86
Form of proxy
Attached

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STATEMENT OF RESPONSIBILITY
BY THE BOARD OF DIRECTORS
The directors are responsible for the maintenance of adequate accounting records and the preparation and integrity of the annual financial statements included in this Annual Report.
The annual financial statements are prepared, in accordance with International Financial Reporting Standards (IFRS)
and the requirements of the South African Companies Act, on the going concern basis and incorporate full and responsible disclosure. The annual financial statements are based upon appropriate accounting policies and supported by reasonable and prudent judgements and estimates.
The directors are satisfied that the information contained in the financial statements fairly represents the results of operations for the year and the financial position of the group at year-end. The accuracy of the other information included in the Annual Report was considered by the directors and they are satisfied that it is consistent with the financial statements.
The directors are also responsible for the Company’s system of internal financial controls. The system was developed to provide reasonable, but not absolute, assurance regarding the reliability of the financial statements, the safeguarding of assets, and to prevent and detect misrepresentation and losses.
The directors are of the opinion that the group will continue as a going concern in the future.
The financial statements were audited by independent auditor, PricewaterhouseCoopers Inc., to whom unrestricted access was given to all financial records and related information. The directors are further of the opinion that all statements that were made to the auditor during the course of the audit were valid and relevant. The auditor’s report is presented on page 45.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
5 September 2007
STATEMENT BY THE COMPANY SECRETARY
I, Mariza Lubbe, being the Company Secretary of VenFin Limited, hereby certify that all returns required of a public company have, in respect of the year under review, been lodged with the Registrar of Companies and that all such returns are true, correct and up to date.
Mariza Lubbe
Secretary
Stellenbosch
5 September 2007

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We have audited the annual financial statements and group annual financial statements of VenFin Limited, which comprise the directors’ report, the balance sheet and the consolidated balance sheet as at 30 June 2007, the income statement and the consolidated income statement, the statement of changes in equity and the consolidated statement of changes in equity, the cash flow statement and the consolidated cash flow statement for the year then ended, and a summary of significant accounting policies and other explanatory notes, as set out on pages 46 to 81.
Directors’ responsibility for the financial statements
The Company’s directors are responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and in the manner required by the Companies Act of
South Africa. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company and of the group at 30 June 2007, and of their financial performance and their cash flows for the year then ended in accordance with International Financial Reporting Standards and in the manner required by the Companies Act of
South Africa.
Director: N H Döman
Registered Auditor
Cape Town
5 September 2007
REPORT OF THE INDEPENDENT AUDITOR
TO THE MEMBERS OF VENFIN LIMITED

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REPORT OF THE BOARD OF DIRECTORS
FOR THE YEAR ENDED 30 JUNE 2007
Dear Shareholder
The Board has pleasure in reporting on the activities and financial results of your group for the year under review.
FINANCIAL PERIOD
VenFin was established on 1 January 2006, with the purchase of all the net assets of the former VenFin group except the 15% interest in Vodacom Group (Pty) Limited, for a total purchase consideration of R5 billion. Thus, the comparative period ended 30 June 2006 consists of six months and is not comparable with the 12-month period ended
30 June 2007.
OPERATING ACTIVITIES
VenFin is an investment holding company. The group derives its income mainly from dividends and equity accounted income of associates in which VenFin invested, while interest is earned on cash resources.
The investee companies’ operating activities are spread over a broad spectrum which include, but are not limited to telecommunication, technology and media interests. The biggest portion of the individual investments is in South
Africa, but a substantial investment held abroad is the 18.2% equity interest in Dimension Data plc.
FINANCIAL REVIEW
Operating results
Twelve months
Six months
Year ended 30 June:
2007
2006
Normalised headline earnings * (R million)
233
142

Share of net profit of associates (R million)
155
97
Net interest income and other profit (R million)
78
45
– per share (cents)
83.0
48.5
– diluted (cents)
81.5
48.5
Headline earnings (R million)
233
404
– per share (cents)
83.0
137.9
– diluted (cents)
81.5
136.9
Earnings – net profit for the year (R million)
617
240
– per share (cents)
219.5
81.9
– diluted (cents)
216.7
80.9
Dividends **
– ordinary – per share (cents)
30.0
25.0
– special – per share (cents)
50.0
25.0
*
In determining normalised headline earnings, the headline earnings is adjusted for non-recurring items.
** The ordinary and special dividends were declared after the year-end and were therefore not provided for in the annual financial statements. The Company has enough STC credits carried forward to cover such a dividend. The utilisation of these STC credits will, however, lead to the realisation of a deferred tax asset that will be charged to the income statement during the 2008 financial year.
Details of the operating results are set out in more detail in the general report on pages 10 to 13.

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2007
2006
Composition of normalised headline earnings
R million                R million
Subsidiary companies
78
45
Profits
84
57
Losses
(6)
(12)
Associates
155
97
Profits
166
99
Losses
(11)
(2)
233
142
INVESTMENTS
The most important changes in investments during the year under review were as follows:
Tracker Investment Holdings (Pty) Limited (Tracker)
During May 2007 Tracker acquired 100% of Mobile Data (Pty) Limited, in terms of a share-for-share transaction, from Wesbank.
VenFin subsequently acquired a further 3 831 Tracker shares for R60.5 million. On 30 June 2007, VenFin’s interest in Tracker was 31.0% (2006: 33.7%).
Idion Technology Holdings Limited (Idion)
On 20 November 2006, Idion made a capital distribution of R3.59 per share, following the disposal of their US subsidiary, Vision Solutions International Inc. VenFin’s share of the distribution amounted to R142.4 million.
Subsequent to this distribution, Idion has been delisted and the voluntary winding up of the company has commenced.
Sabido Investments (Pty) Limited (Sabido)
During the year under review, Sabido fully repaid its shareholder loan to VenFin. In addition, Sabido made a capital distribution to its shareholders of which VenFin’s share amounted to R65.9 million.
Repurchase of VenFin shares
VenFin’s wholly owned subsidiary, VenFin Funding Corporation (Pty) Limited, acquired a further 17.3 million VenFin ordinary shares at an average price of R18.77 per share for a total cost of R325 million. On 30 June 2007, the number of shares in treasury was 21.1 million, or 8.2% of the issued ordinary shares of 1 cent each.
Milestone China Opportunities Fund II LP (Milestone II)
VenFin has approved a US$25 million commitment to Milestone II, which is a second fund being raised by Milestone
Capital Management Limited, a China-based fund manager. Milestone II will have an investment period of five years and a further five years to exit its investments. This new investment will give VenFin further exposure to the high-growth
Chinese economy through a local fund manager with whom VenFin has established a good relationship since 2004. On
30 June 2007, Milestone II has already received US$240 million in capital commitments.
VenFin’s actual investment in Milestone II amounted to US$1.3 million on 30 June 2007.

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REPORT OF THE BOARD OF DIRECTORS continued
FOR THE YEAR ENDED 30 JUNE 2007
CDMTV Holding Company (CDMTV)
During March 2007, VenFin co-invested US$5 million in CDMTV, a China-based media company, with Milestone II as the lead investor.
CDMTV supplies advertising space on digital mobile television channels to a captive viewing environment, e.g. LCD screens located principally in buses.
Kalahari Energy Limited (KE)
VenFin has made an investment of US$6 million in KE for a 9.8% shareholding. VenFin has the option to significantly increase its stake in this company on the achievement of certain milestones. KE, through its wholly owned subsidiary,
Sekaname (Pty) Limited, owns leases for coal-bed methane (CBM) exploration in Botswana. CBM is essentially natural gas, which is a versatile energy resource.
Mosmart Investments (Pty) Limited (Mosmart)
VenFin has committed approximately R85 million to invest in Mosmart in a phased investment strategy over the next year, ultimately resulting in a 20% shareholding. R19 million has been advanced to 30 June 2007.
Mosmart is a South African company with two main activities:
The cultivation of feedstock and the associated production of bio-diesel across Africa
The production of an organic media for the absorption of pollutants in various applications
Trina Solar Limited (Trina Solar)
During June 2007, VenFin sold 14% of its direct shareholding in Trina Solar, as part of a follow-on offering by Trina
Solar, at an effective price of US$43 per American Depositary Receipt (ADR) for a gross amount of US$1.3 million.
On 30 June 2007, VenFin’s direct interest in Trina Solar was 0.7% (2006: 1.3%).
Fynbos Media (Pty) Limited (Fynbos Media)
During September 2006, VenFin invested R1 million, for a 20% interest, in Fynbos Media and a further R0.5 million in preference shares of the company.
Fynbos Media is an early-stage Cape Town-based, black controlled, investment holding company. VenFin is involved on a strategic level with the aim to co-fund future investment opportunities.
During April 2007, VenFin invested R4 million to partially fund Fynbos Media’s investment in Phuthuma Nathi 2 (the empowerment vehicle of Naspers Limited with a 7.5% equity holding in MultiChoice Africa) amounting to R8 million.
Resource Energy BV (RE)
During the year under review, VenFin approved the establishment of RE with co-founding shareholders being Compagnie
Industriali Riunite, from Italy, and TSB Sugar International.
RE addresses renewable energy through the acquisition, development and integration of an international portfolio of biofuel production facilities, with its initial focus on the production of ethanol from sugar cane.
VenFin will initially own 22.5% of RE for an amount of approximately R7 million, with additional investments to be made on a project-by-project basis.
R0.8 million was advanced to 30 June 2007.

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One Digital Media (Pty) Limited (ODM)
During June 2007, VenFin approved an investment of up to R52 million in ODM for a 35% interest, subject to the fulfilment of certain suspensive conditions.
ODM aims to become a leading digital media network provider to brand owners and retailers, giving them the ability to flight dynamic content via broadcast or narrowcast to multiple environments or single LCD screens. This model therefore provides a platform for tactical local, regional or national marketing opportunities to brand owners.
R4 million was advanced by way of a bridge loan to 30 June 2007.
Subsequent to year-end
Alexander Forbes Limited (Alexander Forbes)
On 13 July 2007, Alexander Forbes announced that all conditions precedent in respect of the buyout transaction has been fulfilled. In terms of this transaction a consortium of private equity investors, led by Actis Africa Fund 2 LP, acquired the entire issued share capital of Alexander Forbes by way of a scheme of arrangement for a cash consideration of R17.33 per share.
On 26 July 2007, VenFin received a cash consideration amounting to R2 008.5 million for its shareholding (115.9 million shares) in Alexander Forbes.
Britehouse Group (Britehouse)
VenFin invested R89 million in Britehouse. Dimension Data consolidated three of its investments into Britehouse and sold
30% to VenFin and 30% to a BEE consortium consisting of Convergence Partners and Safika Holdings.
Britehouse comprises a 31% shareholding in Paracon Holdings Limited, a 57.6% shareholding in 3fifteen and a 75%
shareholding in Pebbletree Consulting.
CDMTV Holding Company (CDMTV)
VenFin invested a further US$5 million in CDMTV. The total investment to date is US$10 million for an equity interest of 7.7%.
CIV Fibre Network Solutions (Pty) Limited (CIV FNS)
During August 2007, VenFin committed R50 million to CIV FNS for an equity interest of 30%. CIV FNS is a start-up venture that has two subsidiaries, namely, Dark Fibre Africa (DFA) and Muvoni-Weltex Network Technologies (MWNT).
DFA will provide fibre-optic infrastructures, called Dark Fibre, to licensed telecommunications network operators and service providers.
MWNT will provide the civil services to lay the fibre-optics using specialised trenching machines and equipment.
VenFin’s partner in Fibre Network is Community Investment Ventures (CIV), a majority black-owned investment holding company that is focused on the technology sector.

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REPORT OF THE BOARD OF DIRECTORS
continued
FOR THE YEAR ENDED 30 JUNE 2007
SHARE APPRECIATION RIGHT SCHEME
During the year under review the following share appreciation rights (SAR) were offered to participants
(Refer note 11):
Offer
Number of
price
SAR
Grant date
(Rand)
offered
31 July 2006
14.20
16 611
15 August 2006
14.71
6 132
6 September 2006
15.20
9 815
1 November 2006
17.30
2 339
34 897
The current position of the VenFin Equity Settled Share Appreciation Right Scheme is as follows:
Average
Number of
offer price
SAR
(Rand)
offered
Offered and accepted during previous financial year
11.98
9 184 017
Offered during current year
14.78
34 897
Resignations and other
(19 991)
Total at 30 June 2007
11.99
9 198 923
Participants will receive VenFin shares to the value of the appreciation of a specified number of VenFin ordinary shares that must be exercised within a period of six years after the grant date. These share appreciation rights are exercisable as follows:
– One-third after the third anniversary of the grant date
– Two-thirds after the fourth
– All after the fifth anniversary of the said date
PRINCIPAL SHAREHOLDERS
Business Venture Investments No 1040 (Pty) Limited, a wholly owned subsidiary of the Johann Rupert Trust, holds
19 435 438 of the issued ordinary shares of the Company and 17 753 176 of the issued B ordinary shares of the
Company and is entitled to 33.3% of the total votes. Business Venture Investments No 1027 (Pty) Limited, a wholly owned subsidiary of the Hanneli Rupert Trust, holds 19 435 437 of the issued ordinary shares of the Company and
17 753 176 of the issued B ordinary shares of the Company and is entitled to 33.3% of the total votes.
An analysis of the shareholders appears on page 82.
SUBSIDIARY COMPANIES AND INVESTMENTS
Particulars of subsidiary companies, associates and other investments are disclosed in Annexures A and B.
DIRECTORS
The names of the directors appear on page 8.
In terms of the provisions of the articles of association, Messrs G T Ferreira and J Malherbe retire from the Board. These directors are eligible and offer themselves for re-election.
DIRECTORS’ INTERESTS
At 30 June 2007 the aggregate of the direct and indirect interests of the directors in the issued share capital of the
Company amounted to 12.7% (2006: 12.7%).
An analysis of the directors’ interests in the issued share capital of the Company appears on page 83.

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DIRECTORS’ FEES
The Board recommends that directors’ fees for services rendered as directors during the past financial year be fixed at
R745 000 (2006: R206 667).
SECRETARY
Mrs M Lubbe is the company secretary and her address appears on page 85.
AUDITORS
PricewaterhouseCoopers Inc. will continue in office in accordance with section 270(2) of the Companies Act.
ACQUISITION OF SHARES OF THE COMPANY
It is recommended that a general authority is granted to the Board for it to acquire, should circumstances warrant it, the Company’s own shares and to approve the acquisition of shares in the Company by any of its subsidiaries, subject to the provisions of the Companies Act (Act 61 of 1973), as amended.
Special resolutions to this effect are incorporated in the notice of the annual general meeting that appears on page 86.
DIVIDENDS
Dividend No 2
An ordinary dividend of 30 cents (2006: 25 cents) per share has been declared for the financial year ended
30 June 2007 in respect of both the ordinary shares of one cent each and the B ordinary shares of ten cents each.
Special dividend
The Board is of the opinion that, subsequent to the cash proceeds received on the disposal of the investment in
Alexander Forbes and after making provision for the payment of an ordinary dividend of 30 cents per share, as well as authorised and committed investment opportunities amounting to R1 146 million, the group will have surplus cash resources available. These surplus cash resources will be utilised by the group to continue its share repurchase programme and to pay a special dividend to its shareholders.
A special dividend of 50 cents per share has been declared in respect of both the ordinary shares of one cent each and the B ordinary shares of ten cents each.
Payment
The ordinary and special dividends are payable to shareholders of the Company registered at the close of business on
Friday, 12 October 2007.
On payment date, Monday, 15 October 2007, if so mandated, dividends will either be transferred electronically to bank accounts, or alternatively, cheques will be posted.
APPROVAL
The annual financial statements set out on pages 46 to 81 have been approved by the Board.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
5 September 2007

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ACCOUNTING POLICIES
The annual financial statements are prepared on the historical cost basis, unless otherwise indicated, in accordance with International Financial Reporting Standards (IFRS) and the requirements of the South African Companies Act
(Act 61 of 1973), as amended.
These financial statements incorporate accounting policies that have been consistently applied to both periods presented. During the year under review various new accounting standards, interpretations and amendments to IFRS became effective. The adoption of these new accounting standards, interpretations and amendments to IFRS had no impact on the results of either the current or prior year.
The preparation of the financial statements necessitates the use of estimates, assumptions and judgements that affect the reported amounts in the balance sheet and income statement. Although estimates are based on management’s best knowledge and judgements of current facts as at balance sheet date, the actual outcome may differ from those estimates.
The most critical judgement exercised relates to the classification of investments as associates rather than investments available-for-sale. There are some investments over which VenFin is believed to have significant influence although it has an interest of less than 20% in these companies. However, as VenFin has board representation and is one of the major shareholders of these companies, its influence over their financial and operating policies is significant. Those investments are accordingly accounted for as associates using the equity method. The fair value of associates is set out in note 2 to the annual financial statements. Another significant judgement is the provision of a deferred tax asset based on the current secondary tax on companies (STC) tax rate of 12.5% on VenFin’s available STC credits. Current uncertainty regarding possible changes in taxation legislation brings into doubt the extent of the utilisation of this asset in the future.
VenFin’s business consists mainly of investing activities, such as the acquisition, management and realisation of investments. The realisation of a significant investment is not viewed as discontinuing an operation. In instances where it is decided to dispose of such investments, and the relevant requirements in terms of IFRS 5 are met, they are reclassified as a non-current asset held for sale.
Other less significant estimates and assumptions relate to the impairment of investments (note 2), the valuation of unlisted investments (note 3), share-based payments (note 11) and the useful lives of intangible assets included in the carrying value of associates (note 2).
The accounting policies that the group applied in the presentation of the financial statements are set out below.
(I)
CONSOLIDATION, PROPORTIONATE CONSOLIDATION AND EQUITY
ACCOUNTING
Consolidation – subsidiary companies
All entities in which the group, directly or indirectly, has an interest of more than one half of the voting rights or otherwise has the power to exercise control over the operations, are included in the consolidated financial statements. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity.
The purchase method of accounting is used to account for the acquisition of subsidiaries. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination, irrespective of the extent of minority interests, are measured initially at their fair values at the acquisition date. The excess of the cost of the acquisition over the fair value of the group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of the acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is accounted for directly in the income statement. The cost of an acquisition is measured at the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition.

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The results of subsidiary companies acquired or disposed of during the year are included in the consolidated income statement from or to the date on which effective control was acquired or ceased.
Intergroup transactions, balances and unrealised gains are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.
The accounting policies of subsidiaries conform to the policies adopted by the group. Accounting policies between various industries have been aligned to the extent that it is material and appropriate for the specific industry.
Special purpose entities are consolidated when the substance of the relationship between the group and the special purpose entity indicates that the group effectively controls the entity.
Proportionate consolidation – joint ventures
All jointly controlled ventures are accounted for according to the proportionate consolidation method. In terms of this method the attributable share of assets, liabilities, income, expenditure and cash flow is included in the consolidated financial statements.
Equity accounting – associates
Entities that are neither subsidiaries nor joint ventures, but in which a long-term interest is held and over whose financial and operating policies a significant influence can be exercised, are accounted for according to the equity method as associates. The results of associates, acquired or disposed of, are included in the consolidated income statement from the date on which effective significant influence begins or until it ceases. Unrealised gains on transactions between the group and its associates are eliminated to the extent of the group’s interest in the associate. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The group’s share of retained income is transferred to non-distributable reserves. The group’s share of other movements in the reserves of associates is accounted for as changes in consolidated non-distributable reserves. The carrying value of the group’s associates includes goodwill (net of any accumulated impairment losses) identified at acquisition. When the group’s share of losses in an associated company equals or exceeds its interest in the associate, including any other unsecured receivables, the group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associated company.
Dilutionary and anti-dilutionary effects of equity transactions by associates are accounted for directly against reserves.
When investments in associates are disposed of fully or partially, the accumulated equity reserves are realised and taken into account in determining the profit and loss on disposal.
Certain associates have year-ends that differ from that of the Company. In such circumstances the results of listed and certain unlisted companies are accounted for from the latest published information and management accounts as at year-end, respectively. The accounting policies of associates have been changed where necessary to align them to those of VenFin and its subsidiaries to the extent that it is material and appropriate for the specific industry in which the associate operates.
Separate financial statements
In VenFin’s separate financial statements, investments in subsidiaries, joint ventures and associates are carried at cost.

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ACCOUNTING POLICIES continued
(II)     INTANGIBLE ASSETS
Goodwill – On the acquisition of an investment, fair values at the date of acquisition are attributed to the identifiable assets, liabilities and contingent liabilities acquired.
Goodwill is the difference between the cost of the investments and the fair value of attributable net assets of the subsidiaries, joint ventures and associates at the acquisition dates. Goodwill is reported in the balance sheet as non-current assets and is carried at cost less accumulated impairment losses.
Goodwill attributable to associates is included in the carrying value of these companies and is consequently reported under “Investments – Associates”.
(III)
FINANCIAL INSTRUMENTS
Financial instruments disclosed in the financial statements include cash and cash equivalents, investments, derivative instruments, debtors and short-term loans and trade and other payables. Financial instruments are initially recognised at fair value, including transaction costs, when the group becomes party to the contractual terms of the instruments. The transaction costs relating to the acquisition of financial instruments held at fair value through profit and loss are expensed. Subsequent to initial recognition, these instruments are measured as follows:
Loans and receivables – Loans and receivables are non-derivative financial instruments with fixed or determinable payments that are not quoted in an active market. These instruments are carried at amortised cost using the effective interest rate method.
Held-to-maturity financial instruments – Instruments with fixed maturity that the group has the intent and ability to hold to maturity are classified as held-to-maturity financial instruments and are carried at amortised cost using the effective interest rate method.
Available-for-sale financial instruments – Other long-term financial instruments are classified as available-for-sale and are carried at fair value. Unrealised gains and losses arising from changes in the fair value of available-for-sale financial instruments are recognised in non-distributable reserves in the period in which they arise. When these financial instruments are either derecognised or impaired, the accumulated fair value adjustments are realised and included in income.
Financial instruments at fair value through profit and loss – These instruments, consisting of financial instruments held-for-trading and those designated at fair value through profit and loss at inception, are carried at fair value. Derivatives are also classified as held-for-trading unless they are designated as hedges. Realised and unrealised gains and losses arising from changes in the fair value of these financial instruments are recognised in the income statement in the period in which they arise.
Financial assets (or portions thereof) are derecognised when the group realises the rights to the benefits specified in the contract, the rights expire or the group surrenders or otherwise loses control of the contractual rights that comprise the financial asset. On derecognition, the difference between the carrying amount of the financial asset and proceeds receivable, as well as any prior adjustments to reflect fair value that had been recognised in equity, is included in the income statement.
Financial liabilities (or portions thereof) are derecognised when the obligation specified in the contract is discharged or cancelled or has expired. On derecognition, the difference between the carrying amount of the financial liability, including related unamortised costs, and the amount paid for it is included in the income statement.

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The fair value of financial instruments traded in an organised financial market is measured at the applicable quoted prices. The fair value of the financial instruments that are not traded in an organised financial market is determined using a variety of methods and assumptions that are based on market conditions and risk existing at balance sheet date, including independent appraisals and discounted cash flow methods. Fair values represent an approximation of possible value, which may differ from the value that will finally be realised.
All purchases and sales of financial instruments are recognised at the trade date.
Any derivatives embedded in financial instruments are separated from the host contract when their economic characteristics are not closely related to those of the host contract and the host contract is not carried at fair value. Gains and losses are reported in the income statement.
(IV)
NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS
Non-current assets (or disposal groups) are classified as held for sale if their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. These assets (or disposal groups) are measured at the lower of their carrying amount or fair value less costs to sell.
(V)        TAXATION
Deferred taxation is provided for at current rates using the balance sheet liability method. Full provision is made for all temporary differences between the taxation base of an asset or liability and its balance sheet carrying amount. No deferred tax, other than in a business combination, is recognised where the initial recognition of an asset or liability has no impact on accounting profit or taxable income. Assets are not raised in respect of deferred taxation, unless it is probable that future taxable profits will be available against which the deferred taxation asset can be realised in the foreseeable future. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.
Secondary taxation on companies is provided for in respect of dividend payments, net of dividends received or receivable and is recognised as a taxation charge for the year.
(VI)
FOREIGN CURRENCIES
Functional and presentation currency
Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates, i.e. its functional currency. VenFin Group’s company and consolidated functional and presentation currency is rand and all amounts, unless otherwise indicated, are stated in millions.
Transactions and balances
Foreign currency transactions are translated to the functional currency using the exchange rates prevailing at the date of the transactions. Except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges, foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of foreign currency denominated monetary assets and liabilities are recognised in the income statement. Exchange differences on non-monetary items are accounted for based on the classification of the underlying items. Foreign exchange gains and losses on financial instruments classified as available-for-sale financial assets are included in equity, whereas those on financial instruments held at fair value through profit and loss are reported as part of the fair value gain or loss.
Group entities
The results and financial position of all foreign operations (excluding those operating in hyperinflationary economies) that have a functional currency different from the group’s presentation currency are translated into the presentation currency as follows:

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Assets and liabilities are translated at the closing rate on the balance sheet date.

Income and expenses for each income statement are translated at average exchange rates for the year, to the extent that such average rates approximate actual rates.
All resulting exchange differences are recognised directly in equity.
On consolidation exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken directly to equity. On disposal of foreign operations, the related exchange differences are recognised in the income statement as part of the profit or loss on disposal. Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operation and translated at closing rates at balance sheet date.
(VII) IMPAIRMENT OF ASSETS
Impairment – subsidiaries, joint ventures and associates
An asset is impaired if its carrying amount is greater than its estimated recoverable amount, which is the higher of its fair value less cost to sell or its value in use. The carrying amounts of subsidiaries, joint ventures and associates are reviewed annually and written down for impairment where necessary.
Financial instruments carried at amortised cost
The group assesses whether there is objective evidence that a financial asset is impaired at each balance sheet date. A financial asset is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that have occurred after the initial recognition of the asset
(a “loss event”) and that loss event has an impact on the estimated future cash flows of the financial asset that can be reliably estimated.
If there is objective evidence that an impairment loss on loans and receivables or held-to-maturity investments carried at amortised cost has occurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the income statement. If a held-to-maturity investment or a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under contract. As a practical expedient, the group may measure impairment on the basis of an instrument’s fair value using an observable market price.
If in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, such as improved credit rating, the previously recognised impairment loss is reversed and is recognised in the income statement.
Financial assets carried at fair value
At each balance sheet date the group assesses whether there is objective evidence of possible impairment of financial assets carried at fair value. If any objective evidence of impairment exists for available-for-sale financial assets, the cumulative loss, measured as the difference between the acquisition cost and current fair value, less any impairment loss on the financial asset previously recognised in profit or loss, is removed from equity and recognised in the income statement.
Impairment losses on equity instruments that were recognised in the income statement are not subsequently reversed through the income statement – such reversals are accounted for in equity.
Goodwill
Goodwill is assessed annually for possible impairments. For purposes of impairment testing, goodwill is allocated to cash-generating units, being the lowest component of the business measured in the management
ACCOUNTING POLICIES continued

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accounts that is expected to generate cash flows that are largely independent of another business component.
Impairment losses relating to goodwill are not reversed.
(VIII) EMPLOYEE BENEFITS
Post-retirement benefits
The group provides post-retirement medical benefits to its future retirees. The entitlement to post-retirement medical benefits is based on the employees remaining in service up to retirement age and the completion of a minimum service period.
The projected unit credit method of valuation is used to calculate the liability for post-retirement medical benefits.
The cost of providing post-retirement medical obligation is charged to the income statement to spread the regular costs over the service lives of the employees in accordance with advice of qualified actuaries. The medical obligation is measured as the present value of the estimated future cash outflows using interest rates of government securities that have maturity terms approximating the terms of the related liability.
Past-service costs are immediately expensed, unless the changes to the medical plan are conditional on the employees remaining in service for a specified vesting period, in which case the past-service costs are amortised on a straight-line basis over the vesting period.
The net surplus or deficit of the benefit obligation is the difference between the present value of the funded obligations and the fair value of the plan assets. If the cumulated unrecognised actuarial gains and losses at the end of the previous reporting period exceed the greater of ten percent of the defined-benefit obligation or defined benefit plan’s assets, that excess is recognised in future periods over the expected average remaining working lives of the participating employees.
Equity compensation plans
The VenFin group operates an equity settled share-based compensation plan. The fair value of share offers is determined on the grant date and is accounted for as an employee services expense over the vesting period of the offer, with a corresponding increase in equity, based on the group’s estimate of rights that will eventually vest. Fair value is determined using a binomial model. The expected contract life used in the model has been adjusted based on management’s best estimate of the effects of non-transferability, exercise restrictions and behavioural considerations.
Any profits or losses that realise from shares being delivered to participants of the VenFin Equity Settled
Share Appreciation Right Scheme are recognised directly in equity.
Short-term benefits
Employee entitlements to leave are recognised when they accrue to employees involved. An accrual is made for the estimated liability for leave as a result of services rendered by employees up to balance sheet date.
(IX)
CASH AND CASH EQUIVALENTS
For the purpose of the cash flow statement, cash and cash equivalents comprise cash on hand, deposits held at call with banks, and investments in money market instruments, net of bank overdrafts. In the balance sheet, bank overdrafts are included in short-term interest-bearing loans.
(X)
REVENUE RECOGNITION
Interest is recognised on a time proportion basis (taking into account the principal outstanding, the effective rate and the period), unless collectability is in doubt. Dividends are recognised when the right to receive payment is established.

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ACCOUNTING POLICIES continued
(XI)    TREASURY SHARES
Shares in the Company held by group companies are classified as treasury shares and are held at cost. These shares are treated as a deduction from the issued number of shares and taken into account in the calculation of the weighted average number of shares. The cost price of the shares is deducted from the group’s equity.
(XII) CURRENT/NON-CURRENT DISTINCTION
Items are classified as current when they are expected to be realised, traded, consumed or settled within twelve months after the balance sheet date, or the group does not have an unconditional right to defer settlement for at least twelve months after the balance sheet date.
(XIII) NEW ACCOUNTING POLICIES AND INTERPRETATIONS
Management considered all new accounting standards, interpretations and amendments to IFRS that were issued prior to the approval of the financial statements, but not yet effective on that date. The standards that are applicable to the group, but that were not implemented early, are the following:
IFRS 7: Financial Instruments – Disclosures
(effective date – financial periods commencing on/after 1 January 2007)

This standard significantly impacts on the disclosure requirements regarding financial instruments. It focuses on the disclosure of entity specific risks, as well as the measures management implemented to address those risks. IFRS 7 does not impact the measurement of financial instruments.
IFRS 8: Operating Segments
(effective date – financial periods commencing on/after 1 January 2009)

IFRS 8 replaces IAS 14: Segment Reporting. It redefines “operating segment” and prescribes various disclosures. This standard only affects disclosure and will not impact on the group’s results.
IFRIC 10: Interim Financial Reporting and Impairment
(effective date – financial periods commencing on/after 1 November 2006)

An entity shall not reverse an impairment loss recognised in a previous interim period in respect of goodwill or an investment in either an equity instrument or a financial asset carried at cost.
IFRIC 11: IFRS 2 – Group and Treasury Share Transactions
(effective date – financial periods commencing on/after 1 March 2007, applied retrospectively in accordance with the transitional provisions of IFRS 2)
This interpretation clarifies two issues:

The distinction between equity and cash settled share-based payment transactions in instances where the equity instruments used for settlement are either obtained from a third party or are treasury shares; and
share-based payment arrangements that involve two or more entities within the same group, e.g.
employees of a subsidiary are granted rights to equity instruments of its parent as consideration for the services provided to the subsidiary.
Issue 1

If an entity provides its own equity instruments as settlement for goods and services obtained, the transaction is treated as equity settled, regardless of the source from which it obtained the equity instruments.
Issue 2

If the parent grants the right to receive the parent’s equity instruments to the subsidiary’s employees, and on consolidation the scheme is accounted for as equity settled, the subsidiary shall account for it as an equity settled share-based payment transaction.

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I N A N N U A L R E P O R T
2007
59

If the subsidiary grants the right to receive the parent’s equity instruments to its employees, the scheme is accounted for as a cash settled share-based payment transaction.
IFRIC 12: Service Concession Arrangements
(effective date – financial periods commencing on/after 1 January 2008)

In some countries, governments have introduced contractual service arrangements to attract private sector participation in the development, financing, operation and maintenance of such infrastructure. The interpretation sets out the appropriate accounting treatment for the divergent aspects resulting from these arrangements. The group is not party to such arrangements, therefore the interpretation is not applicable.
IFRIC 13: Customer Loyalty Programmes
(effective date – financial periods commencing on/after 1 July 2008)

This interpretation prescribes the accounting treatment when entities provide customers with incentives to buy their goods and services, e.g. by means of award credits or so-called “points” where the customer can use such credits for “free” or discounted goods and services.

Entities shall account for award credits as a separately identifiable component of the sales transaction in which they are granted. The fair value of the consideration received or receivable in respect of the initial sale shall be allocated between the award credits and the other components of the sale. The consideration allocated to the award credits shall be measured by reference to their fair value, i.e. the amount for which the award credits could be sold separately.
IFRIC 14: The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction
(effective date – financial periods commencing on/after 1 January 2008)

This interpretation prescribes the amount of post-retirement benefit asset that can be recognised when there is a surplus in the fund including the effects of minimum funding contribution that may or may not be available for future reductions.

The post-retirement benefit asset to be recognised is the lower of:
(a) the surplus in the plan; and
(b) the present value of the future service cost to the entity, for each year over the shorter of the expected life of the plan and the expected life of the entity reduced by the estimated minimum funding contributions required in respect of future accrual of benefit of that year.

Where the minimum funding contribution is to cover existing shortfall in respect of services already received, the entity shall recognise the liability by the proportion of the contributions not available as a refund.
Amendment to IAS 1: Presentation of Financial Statements (Objectives, Policies and Processes for
Managing Capital)
(effective date – financial periods commencing on/after 1 January 2007)

The amendment requires disclosures that will enable users to evaluate the group’s objectives, policies and processes for managing capital. This includes, amongst others, a description of what an entity manages as capital (including quantitative data), the nature of externally imposed capital requirements
(if applicable) and how it is meeting its objectives for managing capital. The disclosures should be based on information used by key management in making decisions.

The application of the standards, interpretations and amendments to IFRS, mentioned above, in future financial reporting periods is not expected to have a significant effect on the group’s financial results, financial position and cash flow.

V
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I N A N N U A L R E P O R T
2007
BALANCE SHEETS
AT 30 JUNE 2007
ASSETS
Non-current assets
Investments – Associates
2
2 087
2 219
–
–
– Other
3
512
313
1 012
1 012
Deferred taxation
8
164
143
–
–
2 763
2 675
1 012
1 012
Current assets
1 716
1 293
2 300
2 387
Intergroup loans
15
2 300
2 303
Trade and other receivables
12
38
–
1
Investment held for sale *
606
–
–
–
Derivative instruments
14
2
–
–
–
Taxation
–
1
–
–
Cash and cash equivalents
4
1 096
1 254
–
83
Total assets
4 479
3 968
3 312
3 399
EQUITY AND LIABILITIES
Capital and reserves
Issued capital
5
6
6
6
6
Share premium
3 281
3 281
3 281
3 281
Reserves
6
1 527
585
25
112
Treasury shares
5
(379)
(54)
–
–
Total shareholders’ equity
4 435
3 818
3 312
3 399
Current liabilities
44
150
–
–
Trade and other payables
15
117
–
–
Derivative instruments
14
25
23
–
–
Taxation
4
10
–
–
Total equity and liabilities
4 479
3 968
3 312
3 399
* The investment in Alexander Forbes was reclassified from an associate to an investment held for sale during the year. The investment was disposed of on 26 July 2007. (Refer to the Report of the Board of Directors)
Consolidated
The Company
R million
Notes
2007
2006
2007
2006

V
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I N A N N U A L R E P O R T
2007
61
INCOME STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2007
Dividends received
16
2
60
150
Interest received
88
40
1
4
Finance costs
–
(42)
(2)
(42)
Other net operating expenses
(58)
(21)
–
–
Fair value adjustments
16
298
–
–
Reversal of impairment/(net impairment)
of investments and loans
228
(247)
–
–
Negative goodwill arising on acquisitions
–
71
–
–
Profit on disposal of investments
133
27
–
–
Profit before tax
7
423
128
59
112
Taxation
8
18
14
–
–
Profit after tax
441
142
59
112
Share of after-tax profit of associates
176
98
–
–
Net profit for the year
617
240
59
112
Earnings per share
1
Cents                       Cents
– Basic
219.5
81.9
– Diluted
216.7
80.9
Associates
R million R
million
Share of after-tax profit of associates
Profit before taking into account the following:
209
108
Amortisation of intangibles
(54)
(10)
Profit on disposal of investments
6
–
Net gain on disposal of property, plant
and equipment
11
–
Other
4
–
176
98
Consolidated
The Company
Twelve months              Six months
Twelve months             Six months
ended
ended
ended
ended
30 June
30 June
30 June
30 June
R million
Notes
2007
2006
2007
2006

V
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I N A N N U A L R E P O R T
2007
STATEMENTS OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 JUNE 2007
Trans-
Long-
Issued
lation
Fair
term
capital and      Treasury
Equity         adjust-
value
share       Retained
R million
premium            shares
   reserves           ments           reserve         scheme
earnings             Total
Consolidated
30 June 2007
Balances at 1 July 2006
3 287               (54)                     201            251                (9)                       –               142
3 818
Total income accounted for
(12)
91
617
696
Exchange rate adjustments
(12)
(12)
Net fair value adjustments
91
91
Income accounted for directly in equity
(12)                91
79
Net profit for the year
617
617
Dividends
paid
(145)           (145)
Change in reserves of associates
381
381
Transfer between reserves
(260)
260
–
Shares acquired by wholly owned
subsidiary (treasury shares)
(325)
(325)
Long-term share incentive
scheme reserve
10
10
Balances at 30 June 2007
3 287                (379)                322                239                   82                     10             874
4 435
30 June 2006
Balances
at
1
March
2005
–
–
Issue
of
shares
3
293
3
293
Share
issue
expenses
(6)
(6)
Total income accounted for
251
(9)
240
482
Exchange
rate
adjustments
251
251
Net
fair
value
adjustments
(9)
(9)
Income accounted for directly in equity
251
(9)
242
Net
profit
for
the
period
240
240
Change in reserves of associates
103
103
Income of associates transferred
98
(98)
–
Shares acquired by wholly owned
subsidiary (treasury shares)
(54)
(54)
Balances at 30 June 2006
3 287
(54)
201
251
(9)
–
142
3 818
R million
2007
2006
The Company
Balance at 1 July 2006 (1 March 2005)
3 399
–
Issue
of
shares
–
3 293
Share
issue
expenses
–
(6)
Net profit for the year
59
112
Dividends
paid
(146)
–
Balances at 30 June
3 312
3 399

V
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I N A N N U A L R E P O R T
2007
63
CASH FLOW STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2007
Cash flow – operating activities
Net operating profit before taxation
423
128
59
112
Adjustments 9.1
(455)
(148)
(61)
(112)
Operating loss before working capital changes
(32)
(20)
(2)
–
Working capital changes 9.2
(84)
186
1
–
Cash generated/(utilised) from operations
(116)
166
(1)
–
Net interest received/(paid)
88
(2)
1
(38)
Dividends received 9.3
234
–
60
150
Taxation paid 9.4
(7)
(7)
–
–
Cash available from operations
199
157
60
112
Dividends paid 9.5
(145)
–
(146)
–

Net cash inflow/(outflow) from operating
activities
54
157
(86)
112
Cash flow – investment activities
113
(2 136)
–
(5 012)
Additions to investments
(167)
(64)
–
–
Proceeds on disposal of investments
149
212
–
–
Capital distribution received
134
10
–
–
Acquisition of subsidiaries 9.6
–
(2 331)
–
(5 012)
Loans repaid
(3)
37
–
–
Cash flow – financing activities
(325)
3 233
3
4 983
Decrease in intergroup loans
3
1 696
Repurchase of shares
(325)
(54)
–
–
Issue of shares
–
3 293
–
3 293
Share issue expenses
–
(6)
–
(6)
Net increase/(decrease) in cash and
cash equivalents
(158)
1 254
(83)
83
Cash and cash equivalents at the beginning of the year
1 254
–
83
–
Cash and cash equivalents at the end of the year *
1 096
1 254
–
83
* Included is restricted cash of R20.9 million. (Refer note 4)
Consolidated
The Company
Twelve months              Six months
Twelve months              Six months
ended
ended
ended
ended
30 June
30 June
30 June
30 June
R million
Notes
2007
2006
2007
2006

V
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F
I N A N N U A L R E P O R T
2007
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2007
1.           EARNINGS
HEADLINE EARNINGS RECONCILIATION
Net profit for the year
617
240
Adjusted for:
– Net impairment/(reversal of impairment) of investments
(230)
261
– Profit on disposal of investments
(139)
(25)
– Net gain on disposal of property, plant and equipment (associates)
(11)
–
– Negative goodwill arising on acquisitions
–
(71)
– Other adjusting items
(4)
(1)
Headline earnings
233
404
NORMALISED HEADLINE EARNINGS RECONCILIATION
Headline earnings for the year
233
404
Adjusted for:
– Fair value adjustment – Dimension Data Bond
–
(295)
– Finance cost relating to the acquisition of surplus assets
–
42
– Foreign exchange loss relating to repatriation of offshore cash
–
5
– Reversal of impairment of loans
–
(14)
Normalised headline earnings *
233
142
* The comparative normalised headline earnings has been adjusted from R126 million to R142 million, due to deferred taxation raised on STC credits that is now classified as recurring and is included in normalised headline earnings.
EARNINGS PER SHARE
Cents Cents
Normalised headline earnings
– Basic
83.0
48.5
– Diluted
81.5
48.5
Headline earnings
– Basic
83.0
137.9
– Diluted
81.5
136.9
Earnings
– Basic
219.5
81.9
– Diluted
216.7
80.9
Number                Number
of shares
of shares

Weighted shares in issue
280 993 121
292 918 450
Earnings per share

In determining the earnings per share, headline earnings per share and normalised headline earnings per share, the weighted number of shares in issue was taken into account, after the deduction of the treasury shares.
Diluted earnings per share

In determining the diluted earnings per share, diluted headline earnings per share and diluted normalised headline earnings per share, the weighted number of shares in issue was adjusted for the deemed dilutive effect of the shares accepted by participants by the VenFin Equity Settled Share Appreciation Right Scheme but not yet delivered.
2007
2006
R million R
million

V
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I N A N N U A L R E P O R T
2007
65
1. EARNINGS (continued)

The delivery of scheme shares to participants will be regarded as an issue of shares. As the market value (fair value) of the shares at date of delivery will differ from the offer value, the number of shares represented by the difference will be regarded as an issue of ordinary shares for no consideration. These imputed shares amount to
1 961 368 (2006: Nil) and have been added to the weighted number of shares to determine the dilutive effect.

Some associates have similar management incentive schemes as well as other instruments that can dilute these companies’ earnings in the future. To calculate VenFin’s diluted earnings per share, R4 million
(2006: R3 million) was offset against earnings to account for the potential dilutive effect.
2.
INVESTMENTS – ASSOCIATES
(Annexures B & C)
2007
2006
Listed            Unlisted
Total            Listed
Unlisted                Total
R million
R million
R million       R million           R million          R million
Cost
1 426
305
1 731
1 681
313
1 994
Equity
adjustment
142
180
322
164
39
203
Carrying value *
1 568
485
2 053
1 845
352
2 197
Long-term
loans
–
34
34
–
22
22
1 568
519
2 087
1 845
374
2 219

Market values of listed
investments
2 272
2 272
3 072
3 072

Directors’ valuation of
unlisted investments
2 092
2 092
1 443
1 443

Market values and
directors’ valuation
2 272
2 092
4 364
3 072
1 443
4 515

Excess of market values and
directors’ valuation over the
carrying value of investments:
– attributable to own members
2 277
2 296
* Included in the carrying value of associates are intangible assets of R230 million (2006: R476 million) which are amortised over seven years. At 30 June 2007, R184 million of Alexander Forbes’ intangibles have been reclassified into investment held for sale, which was sold subsequent to year-end. (Refer to the Report of the Board of Directors)
The calculations to determine the directors’ valuation of the unlisted investments include an analysis of the following factors:

Market value and earnings yield of similar listed shares, discounted for limited tradeability of the unlisted shares
Growth potential and risk factors
Underlying net asset value
Profit history
Cash flow projections

V
E N
F
I N A N N U A L R E P O R T
2007
NOTES TO THE ANNUAL FINANCIAL STATEMENTS continued
FOR THE YEAR ENDED 30 JUNE 2007
2007
2006
R million                R million
2.
INVESTMENTS – ASSOCIATES (continued)
Reconciliation of carrying value at the beginning and end of the year
Carrying value at the beginning of the year
2 219
–
Acquisition of surplus assets on 1 January 2006
–
943
Share of retained profits of associates
(40)
98
Share of net profit of associates
176
98
Dividends paid by associates
(216)
–

Exchange rate differences on translation between average rate and year-end rates
(2)
2
Equity-accounted movements on reserves
381
103
Exchange rate differences accounted for directly on reserves
(21)
206
Additions to investments
65
64
Investment available-for-sale reclassified as associate
–
1 131
Long-term loan reclassified as associate
–
17
Repayment of loans
(21)
(41)
Capital
distributions
(134)
(10)
Loans
granted
34
–
Disposals
(18)
–
Associate reclassified to investment held for sale
(606)
–
Impairments
(6)
(294)
Reversal of impairment
236
–
Carrying value at the end of the year
2 087
2 219

Portion of the share in net profit retained by associates that has been accounted for from unaudited interim reports and management reports
53
13

Portion of the share of accumulated losses of associates not equity-accounted
– current year
8
6
– cumulative
14
6
Impairment

Various small adjustments relating to unlisted investments where the carrying value was higher than the fair value.
Reversal of impairment

In 2006 there was a sharp decrease in the listed market price of Dimension Data, which resulted in the fair value being lower than the carrying value.
This resulted in an impairment loss being recognised to an amount of
R236 million. The recoverable amount was determined with reference to the market price less cost to sell.

During 2007 the market value of the investment in Dimension Data increased significantly and this led to a reversal of impairment to an amount of
R236 million.
Contingent liabilities of associates

Guarantees to third parties – Performance guarantees and letters of credit of various associates
32
23

Claims – There are a number of legal or potential claims against various associates, the outcome of which cannot be foreseen, but are not regarded as material, neither individually nor cumulatively.

V
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F
I N A N N U A L R E P O R T
2007
67
2007
2006
R million              R  million
3.
INVESTMENTS – SUBSIDIARY COMPANIES AND OTHER
(Annexures A & B)
3.1 The Company
Unlisted subsidiary companies
1 012
1 012
2007
2006
Listed
Unlisted                Total
Listed         Unlisted
Total
R million
R million
R million
R million
R million
R million
3.2 Consolidated
Available-for-sale
*
53
281
334
–
141
141
Long-term loans **
–
178
178
–
172
172
53
459
512
–
313
313
*
The valuation methodology of the unlisted available-for-sale investments is similar to the valuation of associates.
(Refer note 2)
** Consists mainly of interest-bearing investments in preference shares, with varied rates between prime -3% and prime +3%.
2007
2006
Investments
Investments
Reconciliation of carrying
available-
Long-term
available-        Long-term
value at the beginning and
for-sale
loans                Total
for-sale
loans               Total
the end of the year
R million
R million
R million
R million
R million
R million

Balance at beginning of year
141
172
313
–
–
–

Acquisition of surplus assets
on 1 January 2006
–
–
–
1 118
151
1 269
Additions
103
52
155
59
9
68
Exchange rate adjustments
–
–
–
(8)
(12)
(20)

Fair value adjustments for
the year
91
16
107
291
3
294
– per income statement
–
16
16
295
3
298
– equity
91
–
91
(9)
–
(9)

Reversal of impairment
of loans
–
–
–
–
47
47
Reclassifications
–
–
–
(1 131)
(17)
(1 148)
Repayment of loans
–
(62)
(62)
–
–
–
Capital
distributions/Disposals
(1)
–
(1)
(183)
(9)
(192)
Balance at the end of the year
334
178
512
141
172
313

V
E N
F
I N A N N U A L R E P O R T
2007
NOTES TO THE ANNUAL FINANCIAL STATEMENTS continued
FOR THE YEAR ENDED 30 JUNE 2007
4.
CASH AND CASH EQUIVALENTS
Local
539
925
Offshore
557
329
Dollar
145
108
Pound
166
44
Euro
246
177
1 096
1 254

At year-end cash and cash equivalents earned interest at effective interest rates that vary between 8.5% and
9.4% (2006: 6.0% and 7.1%) per annum in rand, between 5.1% and 5.3% (2006: 3.2% and 5.0%) per annum in dollar, between 4.4% and 5.7% (2006: 4.4% and 4.5%) per annum in pound and between 2.7% and
4.0% (2006: 2.0% and 2.9%) per annum in euro.

During the year the Company committed R24 million for an investment. This amount was placed in an escrow account pending the investment’s viability. R3.5 million escrow cash has been invested and subsequently impaired due to the early stage of the investment. R20.9 million escrow cash is reported as restricted cash and these deposits are not available to finance day-to-day operations.
2007
2006
R million               R million
5.          SHARE
CAPITAL
Authorised
512 493 650 ordinary shares of 1 cent each
5.1
5.1
40 506 352 B ordinary shares of 10 cents each
4.1
4.1
9.2
9.2
Issued
257 443 997 ordinary shares of 1 cent each
2.6
2.6
35 506 352 B ordinary shares of 10 cents each
3.5
3.5
6.1
6.1
Each ordinary share has one vote.
Each B ordinary share has ten votes.
Number                Number
of shares
of shares
Shares in issue
– Ordinary shares of 1 cent each
257 443 997
257 443 997
– B ordinary shares of 10 cents each
35 506 352
35 506 352
Total number of shares in issue
292 950 349
292 950 349
– Shares held in treasury (ordinary shares
of 1 cent each)
(21 079 106)
(3 773 651)
271 871 243
289 176 698
2007
2006
R million R
million

V
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F
I N A N N U A L R E P O R T
2007
7.
PROFIT
Profit is stated after taking the following into account:
7.1 The Company
Income
Dividend income – unlisted investments
60
150
Interest received
1
4
7.2 Consolidated
Income
Dividend income – unlisted investments
16
2
Fair value adjustments
16
298
Dimension Data Bond
–
295
Other financial instruments
16
3
Interest received
88
40
Unlisted investments and deposits
83
36
Dividends on preference shares
5
4
Exchange rate differences
–
4
Profit on disposal of investments *
133
25
Idion (surplus on capital distribution)
127
–
Trina Solar
6
–
GenuOne
–
18
FrontRange
–
5
Other
–
2
Reversal of impairment of investments in associates
236
–
Reversal of impairment of long-term loans
2
48
* Refer to the Report of the Board of Directors for more information.
Expenses
Administration and management fees – net corporate costs
17
14

Paid to M&I in respect of costs
20
16
Less: Fees received
(3)
(2)
Administration fees – other
–
4
Auditor’s remuneration – audit services
2
1
Staff costs *
30
1
Salaries
18
1
Share scheme costs
9
–
Pension costs – defined contribution
2
–
Other
1
–
Donations
6
2
Professional fees
2
–
Exchange rate differences
2
–
Impairment of associates
6
294
Impairment of loans
4
1
* Comparative staff costs are included in administration and management fees paid to M&I. This amounts to R7 million.
Post-retirement medical benefits are included in salaries and are immaterial.
2007
2006
R million
R million
NOTES TO THE ANNUAL FINANCIAL STATEMENTS continued
FOR THE YEAR ENDED 30 JUNE 2007

V
E N
F
I N A N N U A L R E P O R T
2007
71
2007
2006
R million
R million
8.
TAXATION
8.1
Taxation in income statement
Current
– current year – South African normal taxation
12
–
– Capital gains tax
–
2
– previous year – South African normal taxation
(10)
–
Deferred – current year
(13)
–
Secondary taxation on companies – deferred
(7)
(16)
(18)
(14)
2007
2006
R million
%                   R million
%
8.2
Reconciliation of effective tax rate
with standard rate
Effective tax rate
(18)
(4.3)
(14) (10.9)

Reduction/(increase) in standard rate
as a result of:
Exempt dividend income
5
1.1
37 29.0
Non-taxable capital profit
18
4.3
9 7.0
Secondary tax on companies
7
1.6
16 12.5
Other non-taxable income/(expenses)
92
21.7
(11) (8.6)
Previous year taxation
10
2.4
– –
Tax losses utilised
20
4.8
– –

Foreign taxation
(11)
(2.6)
– –
Standard rate
123
29.0
37 29.0
2007
2006
R million
R million
8.3
Deferred tax asset
STC credits *
150
143
Tax losses
12
–
Provisions
2
–
164
143
The movement between balances of deferred taxation at the
beginning and end of the year can be analysed as follows:
Beginning of the year
143
–
STC credits *
7
143
Other
14
–
164
143

No deferred tax is provided on temporary differences relating to investments in subsidiary companies as
VenFin controls the dividend policy of these companies and consequently also controls the reversal of the temporary differences.

The carrying values of investments in associates and joint ventures are mainly recovered through dividends.
As no taxable temporary differences exist, no deferred tax is provided.

V
E N
F
I N A N N U A L R E P O R T
2007
8.
TAXATION (continued)
8.4        Tax
losses
Estimated tax losses available for set-off against future taxable income
42
69
Utilised to create deferred tax asset
(42)
–
–
69
8.5
Secondary taxation on companies (STC)

The STC credits on 30 June, which could be set off against future dividend payments, amount to
1 204
1 146
– The Company
64
150
– Wholly owned subsidiary companies
1 140
996
Utilised to create deferred tax asset
(1 204)
(1 146)
Unutilised STC credits *
–
–
* Current uncertainty regarding possible changes in taxation legislation brings into doubt the extent of utilisation of this asset in the future.
Consolidated
The Company
2007
2006
2007
2006
R
million
R million
R million
R million
9.        CASH FLOW
INFORMATION
9.1
Adjustments
Net impairment of investments and loans
(231)
247
–
–
Share scheme cost
9
–
–
–
Movements in provisions
5
–
–
–
Exchange rate differences
15
–
–
–
Fair value adjustments
(16)
(298)
–
–
Net interest paid/(received)
(88)
2
(1)
38
Dividends received
(16)
(2)
(60)
(150)
Profit on sale of investments
(133)
(27)
–
–
Negative goodwill arising on acquisition
–
(71)
–
–
Other
–
1
–
–
(455)
(148)
(61)
(112)
9.2
Movement in working capital
Decrease in derivative liabilities
2
–
–
–
Increase in derivative assets
(2)
–
–
–
Decrease in trade and other receivables
23
142
1
–

Increase/(decrease) in trade and other
payables
(107)
44
–
–
(84)
186
1
–
9.3
Reconciliation of dividends received
Receivable at the beginning of the year
4
–
–
–
Per income statement
16
2
60
150
Acquisition of subsidiaries
–
2
–
–
Dividends received from associates
216
–
–
–
Receivable at the end of the year
(2)
(4)
–
–
Cash received
234
–
60
150
2007
2006
R million
R million
NOTES TO THE ANNUAL FINANCIAL STATEMENTS continued
FOR THE YEAR ENDED 30 JUNE 2007

Consolidated
The Company
2007
2006
2007
2006
R
million
R million
R million
R million
9.         CASH FLOW
INFORMATION (continued)
9.4
Taxation paid is reconciled with the amount
disclosed in the income statement

Paid in advance at the beginning of
the year
1
–
–
–
Unpaid at the beginning of the year
(10)
–
–
–
Charged to the income statement
(2)
(2)
–
–
Acquisition of subsidiaries
–
(14)
–
–
Unpaid at the end of the year
4
10
–
–
Paid in advance at the end of the year
–
(1)
–
–
Cash
paid
(7)
(7)
–
–
9.5
Reconciliation of dividends paid
Paid by VenFin Limited
(146)
–
(146)
–
Less: Treasury
dividends
1
–
–
–
Cash
paid
(145)
–
(146)
–
9.6
Acquisition of subsidiaries *
Cash and cash equivalents
–
(2 681)
–
–
Investments in associates
–
(943)
–
–
Other investments and loans
–
(1 269)
–
(4 000)
Deferred tax asset
–
(127)
–
–
Investments in subsidiaries
–
–
–
(1 012)
Trade and other receivables
–
(182)
–
–
Trade and other payables
–
118
–
–
Net assets acquired
–
(5 084)
–
(5 012)
Negative
goodwill
–
71
–
–
Purchase
consideration
–
(5 013)
–
(5 012)
Purchase consideration due
–
1
–
–
Cash in subsidiary acquired
–
2 681
–
–
Cash outflow on acquisition
–
(2 331)
–
(5 012)
* Relates to the purchase of net assets of the former VenFin group on 1 January 2006. (Refer to the Report of the Board of Directors for more details)
2007
2006
Non-
Non-
Executive
executive                  Total
Executive
executive                Total
R’000
R’000
R’000            R’000                R’000              R’000
10.      DIRECTORS’
EMOLUMENTS
Fees
495
250
745
165
42
207
Salaries
5 512
–
5 512
1 978
–
1 978
Retirement fund contributions *
1 220
–
1 220
418
–
418
Other
benefits
140
–
140
91
–
91
Total
7 367
250
7 617
2 652
42
2 694
V
E N
F
I N A N N U A L R E P O R T
2007

V
E N
F
I N A N N U A L R E P O R T
2007
NOTES TO THE ANNUAL FINANCIAL STATEMENTS continued
FOR THE YEAR ENDED 30 JUNE 2007
10.     DIRECTORS’ EMOLUMENTS (continued)
2007
2006
Salaries
Salaries
Fees
and
other              Total                  Fees
and
other                  Total
R’000
R’000
R’000
R’000              R’000                R’000
Paid
by:
The Company
250
–
250
42
–
42
Management company
495
6 872
7 367
165
2 487
2 652
745
6 872
7 617
207
2 487
2 694
*
All VenFin’s staff belong to the M&I retirement fund, the costs of which are charged to VenFin by way of an administration fee.
11.
VENFIN EQUITY SETTLED SHARE APPRECIATION RIGHT SCHEME

The share-based payments that are accounted for in the financial statements are in respect of the VenFin Equity
Settled Share Appreciation Right Scheme (the “Scheme”). Participants are offered shares to the value of the appreciation of a specified number of VenFin ordinary shares that must be exercised within a period of six years after the grant date. These share appreciation rights are exercisable as follows:
One-third after the third anniversary of the grant date
Two-thirds after the fourth
All after the fifth anniversary of the said date

The valuation of the Scheme was performed using an actuarial model. This model was developed by an independent third party from the standard binomial option pricing model in order to address the unique nature of the Scheme, especially with regard to early exercise of rights.

The expected contract lifetimes are estimated by considering separately each of the tranches within that grant.
The risk-free rate was estimated by using the implied yield on an SA zero-coupon government bond and the yield curve over the expected contract lifetimes of 3, 4 and 5 years from the grant date.

Share price volatility of ordinary shares in VenFin was determined with reference to movements in the share price since 4 April 2006, that being the date from which VenFin commenced trading on the over-the-counter market.

Dividend yield was assumed to be 3% as VenFin had no dividend record.
2007
2006
R’000                     R’000
Fair value of rights offered during the year
115
35 945

Share-based payment cost included in the income statement
(in accordance with IFRS 2)
9 419
236
Portion attributable to directors
5 236
131

V
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I N A N N U A L R E P O R T
2007
75
11.
VENFIN EQUITY SETTLED SHARE APPRECIATION RIGHT SCHEME (continued)

Number of weighted average exercise prices of all rights offered to participants of the Scheme:
2007
2006
Number
Number
of rights
Rand
of rights
Rand

Previous financial year
9 184 017
110 052 002
–
–
Offered in current financial year
34 897
515 731
9 184 017
110 052 002
Forfeited in current financial year
(19 991)
(273 877)
–
–
Total at 30 June
9 198 923
110 293 856
9 184 017
110 052 002
Exercisable at the end of the year
–
–
–
–
Weighted
Weighted
average
average
Number
remaining
Number
remaining
of rights
contract
of rights
contract
outstanding
lifetime
outstanding
lifetime
Exercise prices of all rights:
at year-end
in years
at year-end
in years
R11.24
6 410 175
5
6 410 175
6
R13.70
2 753 851
5
2 773 842
6
R14.20
16 611
6
–
–
R14.71
6 132
6
–
–
R15.20
9 815
6
–
–
R17.30
2 339
6
–
–

The following assumptions were used in the binomial model to value rights offered:
2007
2006
Weighted average VenFin share price for the year (Rand)
17.72
13.99
Exercise price (Rand)
11.24 – 17.30          11.24 – 13.70
Average expected exercise term (years)
3 – 6
4 – 6
Price volatility (%)
24
24
Risk-free rate (%)
7.87 – 7.88
7.87 – 7.88
Expected dividend yield (%)
3
3
R million                R million
12.
INVESTMENTS COMMITTED
Investment expenditure authorised and committed
412
–
Investment expenditure authorised, but not yet contracted
734
50
1 146
50
The above-mentioned commitments will be financed by internal sources and borrowed funds.

76
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2007
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
continued
FOR THE YEAR ENDED 30 JUNE 2007
13. BORROWING
POWERS

There are no limitations on the borrowing powers of the Company and its subsidiaries in respect of loans and guaranteed debts.
14.
FINANCIAL INSTRUMENTS
14.1 Financial instruments and risk management

Various financial risks have an impact on the financial statements: Market risk (including price and foreign exchange risk), credit risk, liquidity risk and interest rate risk. The Company and its subsidiary companies’ risk management programmes, of which key aspects are explained below, acknowledge the unpredictability of financial markets and are aimed to minimise any negative effect thereof. Derivative instruments are used to hedge against certain financial risk exposures.

Financial instruments include investments, loans receivable, debtors, cash, creditors and derivative instruments. Details of the nature, extent and terms of these instruments are explained in the notes to the relevant items. Relevant financial risks and programmes that limit these risks are summarised as follows:
Market
risk
Price risk

Exposure to share price risk is due to investments in shares. Investments available-for-sale consist mainly of the investment in private equity funds and convertible preference shares that are included at market value under “Investments – Other” in the balance sheet. The executive committee monitors all investments continuously and make recommendations to the Board of Directors in this regard.
Foreign exchange risk

The Company and its subsidiary companies operate internationally and are therefore exposed to foreign currency risk due to commercial transactions denominated in foreign currency.

Net assets of investments in foreign operations are exposed to foreign exchange translation risk. The most prominent of these are the investments in Dimension Data and cash.
Credit
risk

The group has no significant concentrations of credit risk.

Derivative instrument and cash transactions are limited to financial institutions with good credit ratings. The treasury committee approves these institutions and determines limits for credit exposure in each entity.
Liquidity
risk

The Company and its subsidiary companies have substantial cash balances at their disposal and limit their liquidity risk by minimising long-term debt. Nevertheless it is ensured that adequate credit facilities are available to maintain flexibility in the funding of transactions.
Interest rate risk

Due to significant cash investments, movements in market interest rates influence income. The profile of cash and cash equivalents is explained in note 4.
2007
2006
R million                R million
14.2 The following material derivative instruments existed at 30 June:
Assets
Derivative instrument (at fair value through profit and loss)
2
–

A loan was advanced where the return is based on the minimum
SAFEX deposit rates or the value of the weighted volume average share price of the underlying investment.
Liabilities
Put option (at fair value through profit and loss)
25
23

A third party has the right to put certain shares to VenFin.
Maximum exposure amounts to R25 million.

V
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I N A N N U A L R E P O R T
2007
77
14.
FINANCIAL INSTRUMENTS (continued)
14.3 Fair value

On 30 June 2007 and 2006, the fair value of financial instruments, excluding investments in associates, approximates their carrying value.
15.
RELATED-PARTY INFORMATION
Subsidiaries

Details of income from and investments in subsidiaries are disclosed in note 3 and in Annexure A respectively.
Associates

Details of investments in and income from associates are disclosed in note 2 as well as in Annexures B and C.
Key management personnel

VenFin’s directors and executive committee are key management personnel. Information on directors’ emoluments and their shareholding in the Company appears in notes 10 and 11 as well as in the Report of the Board of Directors.
Shareholders

Details of the principal shareholders appear in the Report of the Board of Directors. A detailed analysis of shareholders appears on page 82 of the Annual Report.
2007
2006
Related-party transactions
R million                R million
C
ONSOLIDATED
Transactions of VenFin Limited and its subsidiary companies with:
Associates
Interest received
1
–
Dividends received
217
–
Administration and management fees paid
–
1
Administration and management fees received
3
1
Key management personnel
Short-term benefits
12
4
Post-retirement benefits
2
1
Share-based payments
7
–
Loans to related parties
Loans to associates
37
23
Preference shares to associates
79
64
T
HE
C
OMPANY
Transactions of VenFin Limited with:
Subsidiaries
Loans *
2 300
2 303
Dividends received
60
150

No security is given for any outstanding balances. No provisions for bad debts against outstanding balances with related parties have been made and no bad debt of related parties has been written off during the year.
* These loans are interest-free and have no repayment terms.

78
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2007
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
continued
FOR THE YEAR ENDED 30 JUNE 2007
16. SEGMENT REPORTING
16.1 Primary reporting format – business segment

The group is mainly engaged in investing activities which are organised, managed and internally reported per investment. Information about the most significant of these investments is disclosed in Annexure C.
16.2 Secondary reporting format – geographical
The group’s interests can be divided into two main geographical areas, namely South Africa and abroad.
2007
2006
Investment
Headline                    Total          Investment
Headline
Total
expenditure
earnings
assets
expenditure
earnings
assets
R million
R million
R million R
million             R million               R million
South
Africa
65
200
3 047
2 336
64
2 969
Abroad
102
33
1 042
59
340
856
167
233
4 089
2 395
404
3 825

Total assets include assets and investments in associates, but exclude deferred tax assets and taxation paid in advance.

V
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F
I N A N N U A L R E P O R T
2007
79
ANNEXURE A
PRINCIPAL SUBSIDIARY COMPANIES AT 30 JUNE 2007
NAME OF COMPANY
ISSUED
EFFECTIVE
HELD
BY COMPANY
CAPITAL
INTEREST
SHARES
LOAN
Incorporated in South Africa
R (unless other-
2007
2006
2007
2006
2007
2006
unless otherwise stated
wise stated)
%
%
R
R R million
R million
UNLISTED
Industrial Electronic
Investments Limited
1 000
100
100
RPII Holdings Limited
8 600 000
100
100
933 273 860
933 273 860
1 209
1 209
Tracking and Signal Distribution
Technologies (Pty) Limited
21 412
100
100
VenFin Finance Corporation
(Pty) Limited
4
100
100
VenFin Financial Investments
Limited
5 000
100
100
VenFin Funding Corporation
(Pty) Limited
100
100
100
VenFin Group Finance
(Pty) Limited
1
100
100
14 559 957
14 559 957
1 091
1 094
VenFin Holdings
Limited – Jersey (€)
352 179 775
100
100
VenFin Investments
(Pty) Limited
100
100
100
VenFin Media Investments
(Pty) Limited
2
100
100
2
2
VenFin Risk Services
Investments (Pty) Limited
100
100
100
36
36
VenFin Shareholding
(Pty) Limited
100
100
100
36
36
VenFin Share Platform
(Pty) Limited
100
100
–
VenFin Securities
(Pty) Limited
100
100
100
VenFin Technology
(Pty) Limited
200
100
100
64 554 557
64 554 557
1 012 388 448
1 012 388 448
2 300
2 303
(€) euro
Details of sundry subsidiary companies, which are not material to the evaluation of the business of the group, are not shown.

80
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I N A N N U A L R E P O R T
2007
ANNEXURE B
PRINCIPAL INVESTMENTS AT 30 JUNE 2007
NAME OF COMPANY
2007
2006
Effective
Effective
Incorporated in South Africa
Shares
interest Shares
interest
unless otherwise stated
held
%
held
%
LISTED
Alexander Forbes Limited
115 900 000
24.5
115 900 000
26.4
Dimension Data Holdings plc
282 092 463
18.2
282 092 463
18.3
Idion Technology Holdings (Pty) Limited
–
–
39 679 640
35.3
Trina Solar Limited
(1)(3)
175 678
0.7
204 678
1.3
UNLISTED
Sabido Investments (Pty) Limited
17 730 594
31.5
17 730 594
31.5
Tracker Investment Holdings (Pty) Limited
28 374
31.0
24 543
33.7
Psitek (Pty) Limited
620 612
33.4
620 612
33.2
SAIL Group Limited
81 392 413
36.6
81 392 413
38.1
SAIL preference shares
(1)
144 788 321
100.0
144 788 321
100.0
VHF Technologies SA
1 984
15.6
1 875
26.1
Johanna Solar Technology GbmH
(1)
8.2
9.5
Cash Axcess Corporation (Pty) Limited
200
50.0
200
50.0
Cueincident (Pty) Limited
3 191
19.5
989
12.4
Destiny Corporation Holdings (Pty) Limited
80
20.0
80
20.0
Fraxion (Pty) Limited
3 000 000
31.4
3 000 000
33.3
Fundamo (Pty) Limited
149 805
28.9
149 805
43.1
Fynbos Media (Pty) Limited
200
20.0
–
–
i to i technologies (Pty) Limited
(2)
45 069 905
46.0
45 069 905
48.5
Kalahari Energy Limited
(1)
4 800 000
9.8
–
–
CDMTV Holding Company
2 236 136
4.6
–
–
Equity fund investments
Carrying value
USD million
2007
2006
GEMS II
(1)
4.0
5.5
GEMS III
(1)
9.2
6.2
Milestone China I
(1)
8.4
2.6
Milestone China II
(1)
1.3
–
Veritas
(1)
0.7
0.6
Notes:
(1) Not associates and/or their results are not accounted for according to the equity method.
(2) No losses equity-accounted.
(3) Trina Solar was listed December 2006
The effective interest represents VenFin’s shareholding after taking into account treasury shares.
Details of investments, which are not material to the evaluation of the business of the group, are not shown.

V
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I N A N N U A L R E P O R T
2007
81
ANNEXURE C
SIGNIFICANT ASSOCIATES – ADDITIONAL INFORMATION
Dimension Data
Sabido (e.tv)
Tracker
2007
2006
2007
2006
2007
2006
Effective interest 18.2% 18.3% 31.5% 31.5% 31.0% 33.7%
R million
R million
R million
R million
R million
R million
Carrying value of investments 1 568 1 322 149 143 237 120
Share of retained equity income
– Current year
29 113 71 6 56 28
Income 59 14 71 6 41 28
Dividends (20) – – – (194) –
Amortisation of intangibles (36) – – – (4) (2)
Other changes in reserves
and exchange rates
26 99 – – 213 2
– Cumulative 142 113 77 6 84 28
Summarised financial information:
Per
Per
Per
Interim Report
Annual Report
Annual Report
31/03/2007
31/03/2006
31/03/2007
31/03/2006
30/06/2007
30/06/2006
BALANCE SHEET
Assets
Property, plant and equipment
1 585 1 622 123 127 50 42
Intangible assets 693 681 – – 335 13
Investments and loans 202 166 6 7 – –
Other assets 532 253 159 254 236 74
Current assets 9 872 8 946 369 379 285 314
Cash 2 513 2 477 39 40 189 160
Other 7 359 6 469 330 339 96 154
12 884 11 668 657 767 906 443
Equity and liabilities
Shareholders’ funds
3 462 2 423 474 455 596 285
Minority interest 745 746 – – – –
Non-current liabilities 1 252 2 226 49 – 205 59
Current liabilities 7 425 6 273 134 312 105 99
12 884 11 668 657 767 906 443
12 months
3 months
12 months
3 months
12 months
6 months
ended
ended
ended
ended
ended
ended
31/03/2007
31/03/2006
31/03/2007
31/03/2006
30/06/2007
30/06/2006
INCOME STATEMENT
Revenue
23 886 4 663 840 168 660 285
Headline earnings 243 205 228 18 121 84
Net profit for the year 324 205 228 18 121 84
The investments above represent 93.6% (2006: 71.4%) of the total carrying value of associates.

82
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2007
ANALYSIS OF SHAREHOLDERS
AT 30 JUNE 2007
2007
2006
Number of
Number
of
%
shares
%
shares
MAJOR BENEFICIAL SHAREHOLDERS
Ordinary shares
Sanlam
21.25
54 714 384
19.74
50 830 679
VenFin Funding Corporation (Pty) Limited
8.19
21 079 106
1.47
3 773 651
Business Venture Investments No 1040 (Pty) Limited
7.55
19 435 438
7.55
19 435 438
Business Venture Investments No 1027 (Pty) Limited
7.55
19 435 437
7.55
19 435 437
VenFin Manco (Pty) Limited
5.67
14 590 745
5.67
14 590 745
Other
49.79
128 188 887
58.02
149 378 047
100.00
257 443 997
100.00
257 443 997
B ordinary shares
Business Venture Investments No 1040 (Pty) Limited
50.00
17 753 176
50.00
17 753 176
Business Venture Investments No 1027 (Pty) Limited
50.00
17 753 176
50.00
17 753 176
100.00
35 506 352
100.00
35 506 352
Total
292 950 349
292 950 349
No other shareholder held an interest of more than 5% in the Company on 30 June 2007.
DISTRIBUTION OF SHAREHOLDERS
2007
2006
Number of shares in issue
– Ordinary shares of 1 cent each
257 443 997
257 443 997
– B ordinary shares of 10 cents each
35 506 352
35 506 352
Total number of shares in issue
292 950 349
292 950 349
Ordinary shares repurchased and held in treasury
(21 079 106)
(3 773 651)
271 871 243
289 176 698
Weighted number of shares
280 993 121
292 918 450

V
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2007
83
INTEREST OF THE DIRECTORS IN THE ISSUED SHARE CAPITAL OF THE COMPANY
Ordinary shares
Direct
Indirect
Non-
Non-
% of shares
Beneficial
beneficial
Beneficial
beneficial                      Total
issued
30 June 2007
Jannie Durand
–
–
3 549 822
–
3 549 822
1.38
G T Ferreira
–
–
–
558 625
558 625
0.22
Josua Malherbe
–
–
–
8 896 797
8 896 797
3.45
Johann Rupert
–
–
–
19 435 438
19 435 438
7.55
Neville Williams
–
–
249 110
–
249 110
0.09
–
–
3 798 932
28 890 860
32 689 792
12.69
30 June 2006
Jannie Durand
–
–
3 549 822
–
3 549 822
1.38
G T Ferreira
–
–
–
558 625
558 625
0.22
Josua Malherbe
–
–
–
8 896 797
8 896 797
3.45
Johann Rupert
–
–
–
19 435 438
19 435 438
7.55
Neville Williams
–
–
249 110
–
249 110
0.09
–
–
3 798 932
28 890 860
32 689 792
12.69
B ordinary shares
Business Venture Investments No 1040 (Pty) Limited, a wholly owned subsidiary of the Johann Rupert Trust, holds 17 753 176 (50%) of the issued B ordinary shares of the Company. Business Venture Investments No 1027
(Pty) Limited, a wholly owned subsidiary of the Hanneli Rupert Trust, holds 17 753 176 (50%) of the issued B ordinary shares of the Company.
Since the end of the financial year to the date of this report the interest of the directors remained unchanged.

84
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2007
Financial year-end
30 June
Annual general meeting
Wednesday, 24 October 2007
Financial reports
Announcement of interim results
March
Interim
report
March
Announcement of annual results
September
Annual financial statements
September
Dividends
Ordinary
dividend
– declared
September
– paid
October
Ordinary Dividend No 2 and Special Dividend
Ordinary dividend per share
30 cents
Special dividend per share
50 cents

Last day to trade in order to participate in the ordinary and special dividend
Friday, 5 October 2007

Trading on or after this date will be ex the ordinary and special dividend
Monday, 8 October 2007
Record date
Friday, 12 October 2007
Payment date
Monday, 15 October 2007
DATES OF IMPORTANCE TO SHAREHOLDERS

V
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I N A N N U A L R E P O R T
2007
85
ADMINISTRATION
SECRETARY
Mariza Lubbe
BUSINESS ADDRESS AND REGISTERED OFFICE
Carpe Diem Office Park
Quantum Street
Techno Park
Stellenbosch
7600
PO Box 456
Stellenbosch
7599
AUDITOR
PricewaterhouseCoopers Inc.
Cape Town
TRANSFER SECRETARIES
Link Market Services South Africa (Proprietary) Limited
5th Floor
11 Diagonal Street
Johannesburg
2001
South Africa
PO Box 4844
Johannesburg
2000
South Africa
WEBSITE
www.venfin.com

86
V
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F
I N A N N U A L R E P O R T
2007
The 2007 Annual General Meeting of the Company will be held on Wednesday, 24 October 2007, at 15:30 in
Magnifica 3, Protea Hotel Stellenbosch, Techno Avenue, Techno Park, Stellenbosch, to consider the following resolutions and, if deemed fit, approve same with or without modification (“the annual general meeting”):
1. APPROVAL OF ANNUAL FINANCIAL STATEMENTS
Ordinary Resolution Number 1
Resolved that the audited annual financial statements of the Company and the group for the year ended
30 June 2007 be accepted and approved.
2. APPROVAL OF DIRECTORS’ REMUNERATION
Ordinary Resolution Number 2
Resolved that the directors’ fees for services rendered as directors during the past financial year be fixed at
R745 000.
3. ELECTION OF DIRECTOR
Ordinary Resolution Number 3
Resolved that Mr G T Ferreira who retires in terms of article 25.1 of the Company’s articles of association and who has offered himself for re-election, be hereby re-elected as a director of the Company.
4. ELECTION OF DIRECTOR
Ordinary Resolution Number 4
Resolved that Mr J Malherbe who retires in terms of article 25.1 of the Company’s articles of association and who has offered himself for re-election, be hereby re-elected as a director of the Company.
Details of all directors of the Company are set out on page 8 of the Annual Report.
5. AUTHORITY TO PLACE SHARES UNDER CONTROL OF THE DIRECTORS
Ordinary Resolution Number 5
Resolved that 10% of the authorised but unissued share capital of the Company, being 25 504 965 ordinary shares of one cent each and 500 000 B ordinary shares of ten cents each, be and are hereby placed under the control of the Board of Directors of the Company as a general authority in terms of section 221(2) of the Companies Act
(Act 61 of 1973), as amended (“the Companies Act”), until the next annual general meeting, for allotment and issue to such persons and on such conditions as the Board of Directors may deem fit, subject to the provisions of the Companies Act and the Company’s articles of association.
6. AUTHORITY TO ACQUIRE OWN SHARES
Special Resolution Number 1
Resolved that the Board of Directors of the Company be hereby authorised, by way of a renewable general authority, to approve the acquisition of its own ordinary shares by the Company or to approve the acquisition of ordinary shares in the Company by any subsidiary of the Company, subject to the provisions of sections 85 to 89 of the
Companies Act.
It is the intention of the Board of Directors to use such general authority should prevailing circumstances (including the tax dispensation and market conditions), in their opinion, warrant it.
The Company’s directors undertake that they will not implement any share acquisition while this general authority is valid, if there are reasonable grounds for believing that:
the Company is, or would after the payment be, unable to pay its debts as they become due in the ordinary course of business; or
the consolidated assets of the Company fairly valued would after the payment be less than the consolidated liabilities of the Company.
NOTICE TO SHAREHOLDERS

V
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F
I N A N N U A L R E P O R T
2007
87
Reasons for and effect of the Special Resolution Number 1

The reasons for and the effect of the special resolution is to grant the Company’s directors a general authority to approve the acquisition by the Company of its own shares and to permit a subsidiary of the Company to acquire shares in the Company.
And to transact any other business that may be transacted at an annual general meeting.
A member entitled to attend and vote at the annual general meeting is entitled to appoint a proxy to attend, speak and vote in his/her stead. For this purpose a form of proxy is enclosed with this notice of annual general meeting. A proxy need not also be a member of the Company.
Every member present in person or by proxy and entitled to vote at the annual general meeting of the Company shall, on a show of hands, have one vote only, irrespective of the number of shares such member holds, but in the event of a poll, every member shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the Company.
By order of the Board of Directors.
Mariza Lubbe
Secretary
Stellenbosch
5 September 2007

V
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F
I N A N N U A L R E P O R T
2007
69
5.            SHARE CAPITAL (continued)
Movement in the number of ordinary shares of 1 cent each for the year:
Total number of shares issued at 1 July
257 443 997
7
Subdivided 100:1
–
693
Shares issued during the year
–
257 443 297
Total number of shares at 30 June
257 443 997
257 443 997

Movement in the number of B ordinary shares of 10 cents each for the year:
Total number of shares issued at 1 July
35 506 352
–
Shares issued during the year
–
35 506 352
Total number of shares at 30 June
35 506 352
35 506 352

At present, 10% of the authorised but unissued share capital of the Company, being 25 504 965 ordinary shares of one cent each and 500 000 B ordinary shares of ten cents each, are under the control of the Board of
Directors of the Company as a general authority in terms of section 221(2) of the Companies Act (Act 61 of
1973), as amended (“the Act”) until the next annual general meeting, for allotment and issue to such persons and on such conditions as the Board of Directors may deem fit, subject to the provisions of the Act and the
Company’s articles of association.

Treasury shares

During the year under review VenFin’s wholly owned subsidiary, VenFin Funding Corporation (Pty) Limited, acquired a net number of 17 305 455 ordinary shares of VenFin for a total amount of R325 million. On
30 June 2007, 21 079 106 treasury shares were held.
2007
2006
R million R
million
6.
RESERVES
(Also refer to the Statements of changes in equity on page 62)
Composition of reserves
The Company:
Retained earnings
25
112
Subsidiary companies
1 180
270
Translation adjustments
239
249
Fair value reserve
82
(9)
Long-term share scheme
10
–
Retained earnings
849
30
Associates
322
203
Equity reserves
322
201
Translation adjustments
–
2
1 527
585
Number
Number
of shares
of shares

88
V
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I N A N N U A L R E P O R T
2007

FORM OF PROXY
For use by shareholders of the Company (“member”) at the 2007 Annual General Meeting of the Company to be held on Wednesday, 24 October 2007, at 15:30 in Magnifica 3, Protea Hotel Stellenbosch, Techno Avenue, Techno Park,
Stellenbosch (“the annual general meeting”).
I/We
_____________________________________________________________
being the holder/s of ordinary shares in the Company, hereby appoint
(see note 1 overleaf)
1.
___________________________________________________
or failing him/her,
2.
___________________________________________________
or failing him/her,
3. the chairman of the annual general meeting,
as my/our proxy to attend and vote for me/us and on my/our behalf or to abstain from voting at the annual general meeting of the Company and at any adjournment thereof, as follows (Please read note 2 and instruction 2 overleaf):
Insert an “X” or the number of votes exercisable
(one vote per ordinary share)
In favour of Against Abstain
Ordinary resolutions
1. Approval of annual financial statements
2. Approval of directors’ remuneration
3. Election of director – G T Ferreira
4. Election of director – J Malherbe
5. Authority to place shares under control of the directors
Special resolution
1. Authority to acquire own shares
Signed at
____________________________________________
on
________________________
2007
Signature/s
_________________________________________________________
Assisted by
_________________________________________________________
(where applicable)
Please read the notes and instructions overleaf.
(Incorporated in the Republic of South Africa)
(Registration number 2004/034954/06)
(ISIN: ZAU000005308)
(“the Company”)

Notes:
1. A member entitled to attend and vote at the annual general meeting is entitled to appoint a proxy to attend, speak and vote in his/her stead and such proxy need not also be a member of the Company.
2. Every member present in person or by proxy and entitled to vote at the annual general meeting of the Company shall, on a show of hands, have one vote only, irrespective of the number of shares such member holds, but in the event of a poll, every member shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the Company.
Instructions on signing and lodging the form of proxy:
1. A member may insert the name of a proxy or the names of two alternative proxies of the member’s choice in the space/s provided overleaf, with or without deleting “the chairman of the annual general meeting”, but any such deletion must be initialled by the member. Should this space be left blank, the proxy will be exercised by the chairman of the annual general meeting. The person whose name appears first on the form of proxy and who is present at the annual general meeting will be entitled to act as proxy to the exclusion of those whose names follow.
2. A member’s voting instructions to the proxy must be indicated by the insertion of an “X”, or, the number of votes exercisable by that member in the appropriate spaces provided overleaf. Failure to do so will be deemed to authorise the proxy to vote or to abstain from voting at the annual general meeting, as he/she thinks fit in respect of all the member’s exercisable votes. A member or his/her proxy is not obliged to use all the votes exercisable by him/her or by his/her proxy, but the total number of votes cast, or those in respect of which abstention is recorded, may not exceed the total number of votes exercisable by the member or by his/her proxy.
3. A minor must be assisted by his/her parent or guardian unless the relevant documents establishing his/her legal capacity are produced or have been registered by the transfer secretaries.
4. To be valid, either the original or a notarially certified copy of the completed form of proxy must be lodged with the transfer secretaries of the Company, Link Market Services South Africa (Proprietary) Limited, 5th Floor, 11 Diagonal
Street, Johannesburg, 2001, South Africa, or posted to the transfer secretaries at PO Box 4844, Johannesburg, 2000,
South Africa, to be received by them not later than Monday, 22 October 2007, at 15:30 (South African time).
5. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the transfer secretaries or waived by the chairman of the annual general meeting.
6. The completion and lodging of this form of proxy will not preclude the relevant member from attending the annual general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such member wish to do so.
7. The completion of any blank spaces overleaf need not be initialled. Any alterations or corrections to this form of proxy must be initialled by the signatory/ies.
8. The chairman of the annual general meeting may accept any form of proxy which is completed other than in accordance with these instructions, provided that he is satisfied as to the manner in which a member wishes to vote.

compress ) pb3465/3466

www.venfin.com

ANNUAL REPORT
08

Incorporated in the Republic of South Africa
Registration number 2004/034954/06
ISIN ZAU000005308
www.venﬁn.com
2008

01
VENFIN
ANNUAL REPORT
2008
CONTENTS
Investment philosophy
2
Group investments
3
Group profile
4
Financial highlights
6
Share statistics
7
Directors and Board Committees
8
Management Committee
9
General report
10
Net asset value
13
Investment review
14
Corporate governance
36
Sustainability report
42
Annual financial statements
49
Analysis of shareholders
94
Dates of importance to shareholders
96
Administration
96
Notice to shareholders
97
Form of proxy
Attached

VENFIN
ANNUAL REPORT
2008
02
VenFin is an active investment company, focusing on high-growth investment opportunities with expected returns materially in excess of our cost of capital. VenFin’s experience lies in the telecommunications, media, information technology and technology sectors and while we continue to seek attractive opportunities in these sectors, we will not limit our investment scope to these sectors.
VenFin is not a passive portfolio investor. Investments are actively managed through shareholders’ agreements, regular dialogue with other shareholders, directors and management of investee companies and by providing strategic input through board, audit and other committee representation.
VenFin adds value to its investments through its close relationships with the broader Rupert group, as well as through its networks, which include formal and informal alliances with venture capitalists in major global markets. These global venture capital networks, in addition to broadening our deal ﬂow, provide both our shareholders and investee companies with access to important markets which would otherwise be difﬁcult to access directly. VenFin also provides treasury services, other facilities and
ﬁnancial and risk management services on a voluntary participation basis to its investee companies.
VenFin operates in the small to medium market where very few big private equity players have a presence. This creates a unique deal ﬂow. In addition, VenFin has created a separate fund, called InVenFin, as a true capital fund to assess and invest in unique early-stage intellectual property opportunities in South Africa.
INVESTMENT PHILOSOPHY
VenFin is a longer-term investor looking to make investments in businesses that:
possess proprietary intellectual property that provides barriers to entry;
have proven technologies or present minimal technology risk;
have the potential for internationalisation;
have a strong and committed management team with a proven track record;
VenFin understands and where its team of investment professionals can add value; and
represents an opportunity that has the size, or has the potential to grow to a size, sufﬁcient to have a meaningful impact on VenFin’s net asset value.

03
VENFIN
ANNUAL REPORT
2008
GROUP INVESTMENTS
AT 30 JUNE 2008
EQUITY INVESTMENTS
Interest
(1)
Dimension Data
21.7%
Sabido (e.tv)
31.7%
Tracker
31.0%
SEACOM
25.0%
SAIL
40.0%
Britehouse
30.0%
Psitek
33.5%
CIV FNS
30.0%
VisionChina
6.1%
One Digital Media
35.0%
Kalahari Energy
9.8%
VHF Technologies SA
16.8%
Trina Solar
0.7%
Johanna Solar
8.6%
Fundamo
28.9%
Cash Axcess
50.0%
Fraxion
36.7%
Resource Energy
22.5%
fring
1.8%
Destiny Corporation
10.0%
Fynbos
20.0%
i to i technologies
47.9%
Mosmart *
* Loan to be converted to equity
FUND INVESTMENTS
Carrying value
USD million
Milestone China I
(2)
1.5
Milestone China II
(3)
13.5
GEMS II
2.6
GEMS III
13.0
Veritas
(4)
0.9
CORPORATE
VenFin Finance Corporation
100%
Short-term investments of surplus cash in South Africa
VenFin Financial Investments
100%
Provides corporate services to the VenFin group and investee companies
VenFin Holdings
100%
Short-term investments of offshore surplus cash
InVenFin
100%
Intellectual property venture capital fund
(1) Percentages represent the VenFin group’s holding in the total issued shares of each investee company, after taking into account treasury shares.
(2) Outstanding commitment of USD0.6 million
(3) Outstanding commitment of USD17.0 million
(4) Outstanding commitment of USD0.2 million
(5) Annexures A and B provide further information of subsidiary companies and investments.

VENFIN
ANNUAL REPORT
2008
04
GROUP PROFILE
INFORMATION ON THE COMPANIES IN WHICH INVESTMENTS ARE HELD
TRINA SOLAR
, based in China, is an integrated solar-cell photovoltaic manufacturer, differentiated by a vertical integration strategy and the ability to use recycled silicon.
www.trinasolar.com
TRACKER’s
core business is the sale and installation of vehicle tracking systems for the recovery of stolen vehicles in South Africa.
www.tracker.co.za
SEACOM
will provide high-capacity international fibre-optic bandwidth for Southern and East Africa.
www.seacom.mu
SAIL
is an investment company in the sport and entertainment industry in South Africa. SAIL also has investments in sports brands.
www.sail.co.za
BRITEHOUSE
is the holding company of five operational businesses which operate in the business soft-
ware applications arena.
www.britehouse.co.za
SABIDO
has a range of media interests, the most significant of which is e.tv. e.tv is the only independent free-to-air television broadcaster in South Africa.
www.etv.co.za
KALAHARI ENERGY
, through its wholly owned subsidiary, Sekaname (Proprietary) Limited, owns leases for coal-bed methane exploration in Botswana.
www.kalaharigas.com
CIV FNS
has investments that will enable the group to build, own, maintain and monitor infrastructure suitable to carry services such as fibre-optic networks.
www.civ.co.za
VISIONCHINA
, based in China, operates an out-of-home advertising network on mass transportation systems, including buses and subways, through TV broadcasting.
www.visionchina.cn
PSITEK
has established itself as a leader in providing products in the fixed-line and mobile telecommunication arenas in South Africa and internationally.
www.psitek.com
DIMENSION DATA
is a leading global technology company that provides solutions and services that enable businesses to plan, build, support, optimise and manage their IT infrastructures.
www.dimensiondata.com
VHF TECHNOLOGIES SA
, based in Switzerland, develops and manufactures thin-film flexible solar cells on a plastic substrate.
www.flexcell.com
ODM
is a leading digital media network provider to brand owners and retailers, giving them the ability to flight dynamic content via broadcast or narrowcast to multiple environments or single LCD screens.
www.onedigitalmedia.com
JOHANNA SOLAR
is a new company committed to building a solar-cell plant in Germany, using a CIGSSe-
based silicon-free technology.
www.johanna-solar.com

05
VENFIN
ANNUAL REPORT
2008
Resource Energy
RESOURCE ENERGY
aims to acquire and/or develop an international portfolio of biofuel production facilities, with initial focus on ethanol from sugarcane.
www.resourceenergy.net
FRING
, an Israeli mobile communications company, develops and markets a mobile internet service which enables its users to talk, chat and interact with other fring users.
www.fring.com
i to i technologies
offers integrated solutions to safeguard assets, people and information.
www.itoitechnologies.com
CASH AXCESS
provides ATM-related products and services to the South African financial and retail markets.
www.cashaxcess.com
FRAXION
develops and sells advanced spend management software that allows companies to control, manage and analyse spending behaviour in real time.
www.fraxion.co.za
DESTINY CORPORATION
, a South African black economic empowered company, makes equity investments with a view to long-term capital appreciation.
www.destinycorporation.co.za
FYNBOS
is an early-stage black-controlled investing holding company that makes equity investments with a view to long-term capital appreciation.
www.fynbosmedia.co.za
FUNDAMO
is a leading supplier of mobile banking and payment software solutions to enterprise customers.
www.fundamo.com
INVENFIN
was established by VenFin to focus on smaller early-stage investments.
www.invenfin.com
CORPORATE
MOSMART
is involved in biodiesel production across Africa as well as the production of an organic medium for the absorption of pollutants in various applications.
MILESTONE CAPITAL
, based in mainland China, is a China-focused private equity investment firm
.
www.mcmchina.com
VERITAS
is Israel’s oldest venture capital ﬁrm and primarily invests in seed-stage technology companies.
www.veritasvc.com
GEMS
, based in Hong Kong, is a private equity fund management group that makes investments in the
Asia Pacific Region.
www.gems.com.hk
FUND INVESTMENTS

VENFIN
ANNUAL REPORT
2008
06
VENFIN
ANNUAL REPORT
2008
FINANCIAL HIGHLIGHTS
2008
2007
Headline earnings
R268 million                   R233   million
Share of net profit of associates
R183 million
R155 million
Net interest income and other profit
R85 million                     R78   million
Earnings – net profit for the year
R1 527 million                     R617   million
Headline earnings per share
100.4c
83.0c
Earnings per share
572.1c
219.5c
Dividend per share
– ordinary
36.0c
30.0c
– special
50.0c
Net asset value (NAV) per share
– at book value
R23.07
R15.82
– at market value of listed investments and directors’
valuation of unlisted investments
R30.00
R27.95
Closing price per share at 30 June (over-the-counter market)
R26.90
R23.25
NET ASSET VALUE
2008
2007
R million
%
R million %
2 385
30.5
Dimension Data
2 272
29.9
1 662
21.3
Cash
1 096
14.4
1 270
16.3
Sabido
1 261
16.6
685
8.8
Tracker
594
7.8
485
6.2
VisionChina Media (VCM)
35
0.5
–
–
Alexander Forbes
1 988
26.2
1 316
16.9
Other net assets (ONA) *
352
4.6
7 803
100.0
Total
7 598
100.0
16.9% ONA
30.5% Dimension Data
21.3% Cash
16.3% Sabido
8.8% Tracker
6.2% VCM
4.6% ONA
29.9% Dimension Data
14.4% Cash
16.6% Sabido
7.8% Tracker
0.5% VCM
26.2% Alexander Forbes
* For a detailed analysis of ONA refer to the schedule on page 13.
2008
2007

07
VENFIN
ANNUAL REPORT
2008
07
VENFIN
ANNUAL REPORT
2008
07
VENFIN
ANNUAL REPORT
2008
S H A R E S TAT I S T I C S
V E N F I N S H A R E P R I C E
1 000
1 250
1 500
1 750
2 000
2 250
2 500
2 750
3 000
Jun
08
May
08
Apr
08
Mar
08
Feb
08
Jan
08
Dec
07
Nov
07
Oct
07
Sept
07
Aug
07
Jul
07
Jun
07
Mar
07
Dec
06
Sept
06
Jun
06
1 420
1 670
1 800
2 060
2 325
2 450
2 400
2 520
2 295
2 290
2 470
2 500
2 500
2 540
2 425
2 690
2 690
Cents per share
2008
2007 2006
Weighted number of VenFin ordinary shares in issue (’000)
231 418
245 487
257 412
– excluding B ordinary shares
Market capitalisation at 30 June (R million)
– ordinary shares only
6 602
5 986
3 656
– inclusive of B ordinary shares
7 558
6 811
4 160
Information on shares traded through the VenFin over-the-counter market:
Price (cents per share)
– 30 June
2 690
2 325
1 420
– Highest
2 700
2 400
1 500
– Lowest
2 215
1 410
1 350
Number of shares traded (’000)
8 826
15 132
9 359
Value of shares traded (R million)
216
274
131
Shares traded/weighted number of ordinary shares (%)
3.8
6.2
3.6
Number of transactions
1 279
1 434
425
Monthly closing price

VENFIN
ANNUAL REPORT
2008
08
D I R E C TO R S
APPOINTED 2006
Johann Rupert (58)
Chairman
Dillie Malherbe (52)
Deputy Chairman
G T Ferreira (60)
Independent Non-executive Director
Jannie Durand (41)
Chief Executive Officer
Neville Williams (44)
Financial Director
Audit and Risk Committee
Dillie Malherbe (Chairman)
Jannie Durand
Neville Williams
Remuneration and Nomination Committee
Johann Rupert (Chairman)
G T Ferreira
Investment Committee
Dillie Malherbe (Chairman)
Jannie Durand
G T Ferreira
Neville Williams
Management Committee
Jannie Durand (Chairman)
Neville Williams
Hein Carse
Stefan de Villiers
Bhavnesh Gopal
Anniel Lambrechts
Peter Liddiard
Gregory Roberts-Baxter
Chris van den Heever
BOARD COMMITTEES
COMPOSITION AT 30 JUNE 2008

09
VENFIN
ANNUAL REPORT
2008
MANAGEMENT COMMITTEE
COMPOSITION AT 30 JUNE 2008
Jannie Durand (41)
Qualifications
BAcc (University of Stellenbosch)
Hons BAcc (University of Stellenbosch)
CA(SA)
MPhil Management Studies (Oxford University)
Neville Williams (44)
Qualifications
BComm (University of Western Cape)
Hons BComm (University of Western Cape)
CA(SA)
Hein Carse (46)
Qualifications
BEng (Electronic) (University of Stellenbosch)
MEng (Electronic) (University of Stellenbosch)
MBA (University of Pretoria)
Stefan de Villiers (47)
Qualifications
BSc Aeronautical Engineering (University of the Witwatersrand)
Bhavnesh Gopal (35)
Qualifications
BComm (University of Cape Town)
PDA (University of Cape Town)
CA(SA)
Anniel Lambrechts (36)
Qualifications
BAcc (University of Stellenbosch)
Hons BCompt (University of South Africa)
CA(SA)
Peter Liddiard (43)
Qualifications
BComm (University of Port Elizabeth)
PDA (University of Port Elizabeth)
CA(SA)
Gregory Roberts-Baxter (35)
Qualifications
BSc Electrical Engineering (University of the Witwatersrand)
MSc Electrical Engineering (University of the Witwatersrand)
MBA (University of Cape Town)
Chris van den Heever (43)
Qualifications
BSc Chemical Engineering (University of Stellenbosch)
MBA (University of Stellenbosch)

VENFIN
ANNUAL REPORT
2008
10 10
VENFIN
ANNUAL REPORT
2008
GENERAL REPORT
The past 12 months’ economic global climate has been substantially different from the previous 12 months. VenFin also experienced this, especially in the valuations of investment opportunities. Our cost of capital has increased materially in the volatile economic climate. This has influenced our valuations models and risk appetite. Downside risk has increased appreciably, and an investor’s goal for at least the next 12 months should be to preserve capital.
The exposure of banks, funds and savings capital to substantial losses in the global market has not been fully comprehended yet. This has already changed investors’ perception of risk and it is the change in risk perception and not in risk tolerance that explains the high volatility of financial markets.
During the period under review, the global economy slowed down as the US financial crisis and relentless increase in commodity prices took their toll. Emerging economies will not be left unscathed, although current expectations remain relatively upbeat, which may yet ensure that the global economy escapes recession. However, growth forecasts are being scaled down.
Following a period of robust economic growth, the South African economy has run into serious headwinds: the slowdown of the global economy, as explained previously, the electricity crisis and political uncertainty.
Arguably the most potent force in the current slowdown in economic growth has been the cyclical decline arising from the steady increase in inflation and interest rates since the middle of 2006. This is also evident on the balance of payments where foreign investors’ risk appetite to continue financing South Africa’s current account deficit has somewhat decreased.
In these uncertain economic environments locally and globally, we are required to adapt to changes to remain successful in our ventures.
Given the broader picture, a slowdown to a 3% GDP growth rate over the short term will by no means be a train smash for
South Africa, but should rather be seen as an opportunity to find a new balance, to reduce debt, increase productivity and to address the infrastructure bottlenecks in the South African economy.
As explained in the last report, VenFin broadened its historic investment focus from mainly a telecommunication, media and technology (TMT) player to a broader mandate. This has definitely contributed to a better deal flow in terms of quality and quantity. We are continually seeking attractive opportunities that we understand and where our investment team can add value for the benefit of VenFin and its shareholders.
FINANCIAL REVIEW
Net asset value
As an investment holding company, the growth in the value of VenFin’s net assets is an important indicator of its relative performance.
The underlying value of VenFin includes the fair value of financial instruments as well as the valuation of associates, either at listed market value or in the case of unlisted investments, at directors’ valuation.
The calculations to determine the directors’ valuation of the unlisted investments included an analysis of the following factors:
Market value and earnings yield of similar listed shares, discounted for limited tradability of the unlisted shares
Growth potential and risk factors
Underlying net asset value
Cash flow projections
The net asset value (at valuation) after providing for potential gross CGT liability of R381 million (2007: R497 million), increased by only 2.7%, from R7 598 million to R7 803 million at 30 June 2008, reflecting mainly the increase in the market value of VisionChina Media, coupled with an increased shareholding in that company, as well as an increase in the valuation of Tracker, offset by a reduction in the market value of Trina Solar and Dimension Data (from 57 pence per share at 30 June 2007 to 46 pence per share at 30 June 2008).

11
VENFIN
ANNUAL REPORT
2008
The net asset value per share (at valuation) amounted to R30.00 at 30 June 2008, compared to R27.95 at
30 June 2007. This represents an increase of 7.3% year-on-year, reflecting the uplift effect of the share repurchase programme. The number of net shares issued at year-end to determine the net asset value per share, was 260 095 506
(2007: 271 871 243).
Compared to the closing over-the-counter market price of R26.90 at 30 June 2008 (2007: R23.25), the share price traded at a 10.3% discount (2007: 16.8% discount) to VenFin’s net asset value (at valuation). Excluding the cash balance, the shares traded at a discount of 13.1% (2007: 19.6%).
A schedule, setting out a more detailed composition of the underlying net asset value, is included at the end of this report.
Headline earnings
Headline earnings for the year to 30 June 2008 increased by 15.0% to R268 million (2007: R233 million). This was due mainly to the increased contribution of Dimension Data to VenFin’s headline earnings, amounting to R122 million (2007: R44 million).
This significant increase was as a result of improved performance by Dimension Data, as well as an increase in the shareholding in Dimension Data, from 18.2% to 21.7%, during the second half of the year. Interest received (after taxation) increased to
R159 million (2007: R64 million), mainly as a result of the higher average cash balances due to the proceeds of the Alexander
Forbes transaction received at the beginning of the year.
The headline earnings per share, however, increased by 21.0% to 100.4 cents (2007: 83.0 cents), due to the favourable impact of the share repurchase programme.
The headline earnings consists mainly of equity accounted earnings from associates, amounting to R183 million
(2007: R155 million), as well as interest and other net income derived from cash and other investments, net of head office costs, amounting to R85 million (2007: R78 million).
Composition of headline earnings
Year ended Year
ended
30 June 2008
30 June 2007
R million
R million
Associates
Dimension Data
(1)
122
44
Sabido
(1)
85
72
Tracker
(2)
48
41
Fundamo
(2)
7
–
Britehouse
(3)
5
–
SAIL
(2)
4
7
SEACOM
(4)
(11)
–
VHF Technologies
(2)
(12)
(6)
Psitek
(2)
(17)
8
Alexander Forbes
(5)
–
48
Other
(16)
(5)
Amortisation of intangibles raised on acquisition
(32)
(54)
Subsidiaries
Interest and other net income
85
78
Headline earnings
268
233
Notes:
(1) These associates were equity accounted for the year to 31 March 2008.
(2) These associates were equity accounted for the year to 30 June 2008.
(3) This associate was equity accounted for the six months to 31 March 2008.
(4) This associate was equity accounted for the eight months to 30 June 2008.
(5) The investment in Alexander Forbes was disposed of on 26 July 2007.

VENFIN
ANNUAL REPORT
2008
12
GENERAL REPORT
CONTINUED
INVESTMENTS
During the year under review, VenFin invested R1 218 million in current and new investments, of which R392 million was utilised to acquire an additional 50 million Dimension Data shares in the open market. Furthermore, we invested R244 million for a 25% interest in SEACOM, R143 million in Britehouse, as well as R109 million in the Equity Funds.
Another significant event was the conclusion of the offer by the Actis consortium to acquire the entire issued share capital of
Alexander Forbes for a cash consideration of R17.33 per share. VenFin received proceeds amounting to R2 009 million for its shareholding, realising an internal rate of return (IRR) of 25% on its investment in Alexander Forbes. (Please refer to the
Directors’ Report for further details of investments made during the year.)
In addition to the above, our new broader investment focus has allowed VenFin to commit an amount of R1.4 billion to be invested subsequent to year-end.
OUTLOOK
We continue to evaluate new investment opportunities on a regular basis, both in South Africa and abroad. Our investment strategy is to take a longer-term view and the focus remains on investments with the potential to make a meaningful contribution to VenFin. Investments are constantly evaluated and if the prognosis for any investment changes and it becomes clear that it cannot make a meaningful contribution to VenFin, the investment is realised. We will take cognisance of the volatile and uncertain markets in our investment decisions and in the way we manage our investments. VenFin must be able to show that it can still deliver superior returns to its shareholders.
DISTRIBUTION TO SHAREHOLDERS
Repurchase of VenFin shares
VenFin has repurchased a further 12.2 million VenFin ordinary shares at an average price of R24.14 per share for
R295 million during the year under review.
Dividends
A dividend of 36 cents (2007: 30 cents) per share has been declared. The ordinary dividend is covered 2.2 times (2007:
4.9 times) by the cash headline earnings.
ACKNOWLEDGEMENTS
We express our sincere gratitude to everybody who contributed to the performance of the group over the past year – the shareholders for their continued support, our fellow directors for their guidance and insights, the management teams in the various group companies and our colleagues at VenFin and M&I.
We are confident that VenFin is well positioned for continued success in the years ahead.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
29 August 2008

13
VENFIN
ANNUAL REPORT
2008
NET ASSET VALUE
Composition of net asset value (R million)
30 June 2008
30 June 2007
Book value
Valuations
Book value Valuations
Listed
(1)
2 650
2 906
2 227
4 313
Dimension Data
2 129
2 385
1 568
2 272
VisionChina Media
485
485
–
–
Trina Solar
36
36
53
53
Alexander Forbes
–
–
606
1 988
Unlisted
(2)
1 689
3 616
978
2 686
Sabido
162
1 270
149
1 261
Tracker
146
685
103
594
Fund investments
247
247
168
168
SEACOM
246
264
–
–
SAIL – equity
17
81
15
62
– preference shares
104
104
79
79
CIV FNS
51
178
–
–
Britehouse
147
173
–
–
VHF Technologies
85
97
24
31
One Digital Media
50
54
–
–
Psitek
32
32
54
85
VisionChina Media (previously CDMTV)
–
–
35
35
Other net assets
402
431
351
371
Cash
1 662
1 662
1 096
1 096
Net asset value (NAV)
6 001
8 184
4 301
8 095
Potential CGT liability
(3)
(381)
(497)
NAV after tax
7 803
7 598
NAV after tax per share (Rand)
23.07
30.00
15.82
27.95
Share price (Rand)
26.90
23.25
Discount to NAV
10.3%
16.8%
(1) Market value
(2) Directors’ valuation
(3) The potential capital gains tax (CGT) liability, which is unaudited, is calculated at an effective rate of 14%. No provision was made for the effect of potential capital losses.

14
VENFIN
ANNUAL REPORT
2008
DIMENSION DATA 21.7%
(22 July 2008: 25.4%)
www.dimensiondata.com
Dimension Data Holdings plc (Dimension Data) is a leading global technology company that provides solutions and services that enable businesses to plan, build, support, optimise and manage their IT infrastructures. The company is listed on the
London Stock Exchange (LSE) and has a secondary listing on the JSE Limited.
Dimension Data’s expertise lies in the technology areas of network integration, converged communications, security, Data
Centres and Storage (DCS), Customer Interactive Solutions (CIS) and Microsoft Solutions. The company applies its skills in consulting, integration and managed services to create customised client solutions. It is a global leader in the field of simplifying and consolidating IT infrastructures through Internet Protocol (IP) convergence.
With expected revenues in excess of US$4 billion in the current financial year and 10 600 employees in over 42 countries,
Dimension Data has a global footprint that supports highly personalised regional execution, while leveraging the domain experience and depth of a global business.
In December 2002, R&V Technology Holdings Limited (R&V), a wholly owned subsidiary of VenFin, subscribed to a
US$100 million seven-year convertible bond issued by Dimension Data. RFS Finance Limited, a wholly owned subsidiary of
VenFin, subsequently acquired 93 970 485 shares in the open market, representing a shareholding of 7% in Dimension Data.
In April 2006, R&V elected to convert the US$100 million convertible bond into 188 121 978 ordinary Dimension
Data shares. On conversion, the additional shares amounted to 12.2% of the enlarged issued share capital of Dimension Data.
R&V acquired an additional 50 000 000 shares in the first quarter of 2008 to give it an effective shareholding of 21.7%.
Overview of the six months to 31 March 2008
Dimension Data reported another period of excellent progress in the first half of 2008. Revenue growth was robust at 23%
and returns improved significantly, with operating profit up by 55% to US$85 million. Earnings per share increased by
42% to 3.4 cents. The company’s growth in revenue was fuelled by solid demand for both product and services, and strong performance across all regions and lines of business.
In Dimension Data’s most significant line of business, Network Integration (47% of group revenues), revenue growth of 17%
was underpinned by the refresh cycle and supported by Dimension Data’s investment in new technologies, including wireless networks to support mobility, performance optimisation to improve the performance of services and applications over networks, and operations management to drive services efficacy and service level adherence.
Strong performances were also reported from the other global lines of business: security, converged communications, Microsoft
Solutions, CIS and DCS. These lines of business account for 33% of revenue, up from 32% in the comparative period, and provide exposure to high-growth markets where Dimension Data is well positioned to compete. Security had an excellent half year, growing by 36%. Security technology continues to permeate all aspects of corporate infrastructure and is increasingly important as organisations seek to enable convergence and more collaborative and mobile business models. Converged communications grew by 21%, with growth being underpinned by the group’s enhanced IP telephony deployment methodologies and managed IP telephony service offerings. The Microsoft Solutions line of business grew by 15% and achieved a significant
INVESTMENT REVIEW
EQUITY INVESTMENTS
VenFin has signiﬁcant minority interests in the following investments and provides strategic guidance to these companies through board and subcommittee representation. We are a longer-term investor in these companies with the intention of realising returns.

15
VENFIN
ANNUAL REPORT
2008
improvement in the gross profit contribution. The group has seen a considerable increase in clients piloting and deploying unified communications solutions and has benefited from projects which upgrade and manage core Microsoft infrastructure.
Trading in the CIS line of business (+14%) benefited from continued migration to IP-based contact centres. Demand for process improvement solutions and the consolidation of vendor platforms is also underpinning growth. The DCS line of business grew by 17%, fuelled by demand for server virtualisation, storage consolidation, and back-up and recovery solutions as well as increased interest in “green IT” solutions.
Growth of 10% in Dimension Data’s regional lines of business (20% of revenues) was driven by a combination of continued
robust demand (+30%) for Internet Solutions’ internet access, virtual private network and hosting offerings; slower growth in
Plessey at significantly higher gross margins; and a flat revenue performance in Express Data, the distribution business in Australia.
Dimension Data enjoyed solid growth in both services and product. Services growth of 18% reflected strong demand for both managed and professional services. Product revenues increased by 15%, with good demand from the public sector and service provider clients, while the financial services segment was resilient despite challenging macro-economic conditions. The group’s services to multinational clients continued to expand and to differentiate the group in the marketplace.
From a geographic perspective, good revenue growth was achieved in all regions, with particularly strong growth reported in the Americas region (24%), Asia (30%) and Middle East and Africa (20%). Operating margins improved in all regions and further progress was achieved in improving the return on sales of the European region. A 0.5% increase in the group’s gross margin reflected firmer product and services margins combined with an improved services mix. The improved gross margins, combined with an ongoing focus on costs containment, resulted in an improvement in the operating margin to 3.9% from
3.1% in the prior period.
Further progress was made in reducing the company’s effective tax rate to 27%, from 29% in the first half of 2007.
Group cash and cash equivalents totalled US$397 million at the end of the reporting period (2007: US$352 million), reflecting the growth in the business.
BEE
The black economic empowerment equity transaction concluded by Dimension Data’s South African subsidiary in 2004 continues to deliver favourable results and a further 5% vested for the year to September 2007, which brought the total amount vested to 14.2%.
The future
Dimension Data’s strategy of investing in both its lines of business and services, combined with a close focus on delivering on key financial targets, is producing results. The group will continue to invest to ensure that it captures market opportunities early in its global and regional lines of business and thereafter to build returns through scale and efficiency gains as markets move to maturity. The group plans to continue to invest in services, systems, standardisation and processes to drive operational excellence and efficiencies. While the growth strategy remains primarily organic, it will make selective acquisitions to secure future growth in important new markets.
Dimension Data remains positioned ideally to benefit from significant market trends, including the continued adoption of IP-
based infrastructure, unified communications, standardisation and virtualisation. There will be a continued focus on driving improved profitability ratios through efficiency and scale benefits, which will be combined with a close focus on the overhead base. While recognising the global macro-economic headwinds to growth, Dimension Data is nevertheless optimistic about the remaining part of the 2008 financial year. Dimension Data is in a strong strategic and operational position, with the benefit of a robust balance sheet. The group continuously reviews operational plans to be able to adapt to developing circumstances.
Dimension Data continues to see solid demand in the market for its industry-relevant solutions and service offers, and remains confident that the group is well positioned to promote continued profitable growth.

VENFIN
ANNUAL REPORT
2008
16
INVESTMENT REVIEW
EQUITY INVESTMENTS CONTINUED
Datacraft Asia Scheme of Arrangement
On 22 July, Datacraft and Dimension Data made a joint announcement on Dimension Data’s intent to acquire the remaining
44.9% of the issued shares of Datacraft which it does not already own. The proposed acquisition will be effected by way of a
Scheme of Arrangement under Section 210, Chapter 50, of the Singapore Companies Act. In consideration of the transfer of each Datacraft share under the scheme, eligible shareholders will receive an aggregate of US$1.33 in cash. This per share consideration will comprise approximately US$1.09 in cash from Dimension Data and approximately US$0.24 in cash through a capital distribution from Datacraft. (Dimension Data and its related corporations will not be entitled to the capital distribution.)
If successful, the total consideration of approximately US$276 million will be funded from a combination of internal cash resources (US$156 million) and the placing of new shares (US$120 million). The outcome of the scheme will be known in the fourth quarter of 2008.
The placing of shares occurred on 22 July and raised approximately
£
60.2 million. The placing was fully underwritten by
VenFin Limited and Allan Gray (on behalf of its clients). Of a total of 136 121 909 new ordinary shares placed at
44.25 pence, VenFin acquired 98 375 347 (72.3%). As a consequence of the above, VenFin’s shareholding in Dimension
Data is now 25.4%.
SABIDO (including e.tv ) 31.7%
www.etv.co.za
Sabido Investments (Proprietary) Limited (Sabido) has a range of media interests, the most significant of which is e.tv. During the year under review, Sabido invested in new media initiatives which will enhance e.tv’s growing focus on the production, aggregation and distribution of content across multiple platforms in South Africa and abroad.
Overview of the year to 30 June 2008
e.tv
e.tv maintained its position as the largest English-medium television channel in South Africa and the second most watched channel overall. During the period under review, the channel averaged a 24-hour market share of 21.6%
(2007: 21.9%) and a prime time (18:00-22:00) market share of 20.1% (2007: 18.6%). e.tv has continued to grow its market share among the black middle class, particularly among the celebrated “Black Diamond” group.
Programming costs remained stable. Prime-time news, films, wrestling and South African dramas command the highest audience ratings. Newly launched local drama, Rhythm City, has shown unprecedented growth for a daily drama and has
y
y
driven prime-time growth year on year. Television advertising spending continued to grow and e.tv achieved an 11.2%
growth in revenue year on year. In pursuing its strategy to become a multi-channel business, e.tv continues to be actively involved in the development of a national policy for the introduction of digital terrestrial television in 2008.
Other Sabido projects
Sabido’s other interests include e.sat, Viamedia, YFM, Sasani Studios, African broadcast interest, Natural History Unit and the Cape Town Film Studios and adjacent property development. During the year e.sat, a 100% subsidiary of Sabido, was awarded a satellite pay-TV licence. Sabido pursued potential investments in free-to-air television and radio broadcasters in various African countries. It acquired a 49% interest in Botswana-based Gaborone Broadcasting Company and is in the process of acquiring interests in West Africa and other parts of the continent. Sabido also entered into an agreement with
Multichoice Africa to distribute a 24-hour news channel on the DStv platform. Sabido will have a 42.5% fully diluted shareholding in Cape Town Film Studios development and is in the process of investing in several entities complementary to its core business.

17
VENFIN
ANNUAL REPORT
2008
BEE
e.tv is a fully black-empowered company in both ownership and employment, and has exceeded its employment equity objectives. 74% of its employees are black, 46% women and 5% disabled. e.tv spends in excess of 5% of its salary bill on training and has established in-house training programmes for historically disadvantaged individuals in middle-management positions.
The future
Sabido’s vision is to leverage e.tv’s market position and to develop a compelling content production and distribution business with a pan-African focus.
TRACKER 31.0%
www.tracker.co.za
As a leading player in the South African stolen vehicle recovery industry, Tracker Network (Proprietary) Limited (Tracker) has
a strong monthly subscription-based income stream. Its core business is the sale and installation of vehicle-tracking systems for the recovery of stolen vehicles.
Tracker’s contract partnership with the South African Police Service (SAPS), in terms of which Tracker’s technology is used to track and recover stolen vehicles throughout South Africa, has proved highly successful. This contract partnership has been renewed for a further five years in 2008. Since its inception in 1996, more than 38 000 stolen vehicles have been recovered,
7 100 criminals arrested and 290 chop shops and vehicle syndicates exposed through Tracker’s technology.
The product range currently comprises three products, namely Tracker Retrieve (stolen vehicle recovery system), Tracker Alert
(Retrieve plus an early alert enhancement) and, as from 1 June 2007, Skytrax (internet-based fleet monitoring system with stolen vehicle recovery capabilities).
Overview of the year to 30 June 2008
On 1 June 2007, Tracker acquired Mobile Data, a vehicle monitoring and telematics company, previously 50% owned by
WesBank, which offers a range of GPS/GSM-based products known as Skytrax. Tracker has also secured the technological expertise and intellectual property relating to the Skytrax technology.
The past year has seen the integration of the two businesses, which management believes will be completed successfully when
Tracker moves to its newly built premises. Tracker achieved a 1.5% growth in operating profit compared to 2007, 14% growth in net subscribers and strong cash flows. During the year Tracker installed almost 150 000 units (a 50% increase from the previous year), while its subscriber base increased to 538 000 vehicles.
The company is in the midst of an Oracle and Siebel installation, having outgrown its incumbent financial and customer relationship management solutions. In addition, significant investments are being made in a comprehensive disaster recovery site and other information technology hardware and software to position the company for expected future growth.
BEE
The Mineworkers Investment Company (MIC) has been an investor in Tracker since 2000 and has increased its historical 25%
stake to 26.5% following the merger with Mobile Data. WesBank now holds a 32.5% stake, VenFin 31% and the balance of the equity, i.e. 10%, is held by a private investment consortium.
The future
Tracker is poised for attractive growth in 2009, but the impact of the current high interest and inflation rates on the sale of new vehicles and the repossession of financed vehicles should not be underestimated. Tracker’s management is responding to this challenge by driving down input costs and by investing in its systems to maintain the highest possible recovery rate as well as excellent customer support services. In addition, international opportunities are being explored.

18
VENFIN
ANNUAL REPORT
2008
INVESTMENT REVIEW
EQUITY INVESTMENTS CONTINUED
SEACOM 25.0%
www.seacom.mu
SEACOM Capital Limited (SEACOM) will provide the first terabit undersea fibre-optic cable to connect Southern and East
Africa to Europe and Asia. The cable is currently under construction by Tyco Telecommunications (USA) and, when fully functional in June 2009, SEACOM will provide high-capacity international fibre-optic bandwidth for Southern and East Africa.
The cable will connect through South Africa, Mozambique, Tanzania, Kenya and Djibouti and onwards to the rest of the world via landing points in France (and onwards to London) and India.
Covering a distance of 15 000 km and with a capacity of 1 280 gigabits per second, SEACOM’s state-of-the-art cable will enable bandwidth-hungry African economies to enjoy true broadband internet, peer-to-peer networks and HDTV. Through its high-volume and low-cost business model, SEACOM is able to offer high bandwidth capacity at prices significantly lower than current satellite or fibre offers on an open access basis. Open access to high bandwidth at low cost will be the catalyst for the growth in the ICT-linked service industries such as outsourced call centres, back-office business process outsourcing and research centres across the African continent. The new bandwidth brought on-stream by the SEACOM cable system means that connectivity costs will be reduced significantly.
The key aspects of the SEACOM cable are:
Significantly reduced pricing relative to existing fibre and satellite solutions.
Planned ready-for-service date of June 2009, well ahead of any competing cable initiatives and ready in time to meet the bandwidth needs of the Confederations Cup and the 2010 Soccer World Cup in South Africa. The SEACOM cable is the only new cable initiative that has financing in place and where construction is already under way through its turnkey partner Tyco Telecommunications (USA).
The cable is the first open access solution in the market, allowing any customer to directly obtain access to international bandwidth.
The SEACOM solution will provide customers in key territories with backhaul solutions included in the offering. In addition, SEACOM’s solution will include connectivity to London, thus providing a true end-to-end solution for customers.
SEACOM has been structured to meet the policy objectives of governments and NEPAD.
SEACOM is majority African owned, with a 77% economic interest in African hands.
Overview of the year to 30 June 2008
With the funding and shareholder arrangements for SEACOM concluded in November 2007, construction and development of the system is progressing well and remains on schedule to go live in June 2009. The marine survey and manufacturing of the cable system is on schedule. In line with the project’s progress, several additional personnel were appointed to assist with the ongoing development and construction and also to prepare the SEACOM cable for full operational status.
The future
The focus will remain on completing the project on schedule and to ensure commercial readiness by June 2009. Demand for bandwidth capacity is expected to continue to exceed significantly the current capacity available within SEACOM’s markets in South Africa, Mozambique, Tanzania, Kenya and Djibouti.
In addition to the coastal countries, SEACOM is and will continue to work with the landlocked countries to ensure that networks are built to enable these countries to benefit from the SEACOM fibre-optic cable.

19
VENFIN
ANNUAL REPORT
2008
SAIL 40.0%
www.sail.co.za
SAIL Group Limited (SAIL) is an investment company in the sport and entertainment industry. Through its investments in
CIRCA Hospitality (CIRCA), Edusport, Navitute, SAIL Sport and Entertainment (SSE) and Rugby brands, the company offers various services including sport business consulting, rights commercialisation, event creation, merchandising, sponsorship management, event management, investments, hospitality management and sport and leisure travel.
Structure of the business
SSE

Offers event management, sponsorship management and corporate client services, and merchandising management.
CIRCA
CIRCA specialises in the management and co-ordination of business, social and sports events, with an emphasis on excellent hospitality experiences. The expertise is in managing events of any scale and nature through professional project management teams.
Soccer World Cup 2010
CIRCA entered into a joint venture with Megapro (Primedia subsidiary) to act as the ticket agent for Sub-Saharan Africa.
Since sales started in June, there has been overwhelming interest from corporate South Africa.
Navitute
Navitute specialises in the creation and ownership of innovative events in the sports and entertainment industry.
Overview of the year to 30 June 2008
In 2008, SAIL continues to produce growth in revenue and earnings from its various service offerings. Edusport, SSE and Blue
Bulls rugby provided earnings above expectation, while CIRCA, Navitute and Western Province Rugby have shown steady growth. Positive cash flows were utilised to settle long-term debt and to buy back shares. The remaining cash will be utilised for future growth.
The group also expanded its business with the acquisition of a 50% equity interest in Premier Teams Holdings Limited, a
United Kingdom holding company with interests in Saracens Rugby Club (89%), RT Marketing (100%), Premier Team
Promotions (100%) and National Sporting Club (49%).
During the year, SAIL completed its strategy to disinvest from its non-core rugby investments when it sold its equity interest in Leopards Rugby.
BEE
SAIL group of companies is fully committed to broad-based black economic empowerment (BBBEE) and views it as a key business imperative. To this end, the company has embarked on a number of initiatives to comply with the gazetted BBBEE
Codes of Good Practice, published by the Department of Trade and Industry.
The company currently has a 40% BEE shareholding of which Vuwa Investments owns the majority. The percentage of historically disadvantaged employees employed by the company is currently at 66% against a targeted 68% for 2008.
The company’s indicative broad-based self-assessment on BEE is currently that of a Level 4 contributor. An external verification process will be completed shortly.
The future
With the 2010 Soccer World Cup and the British Lions 2009 tour providing strong stimulus in the industry, the group of companies are looking forward to a period of sustained growth.

VENFIN
ANNUAL REPORT
2008
20
VENFIN
ANNUAL REPORT
2008
INVESTMENT REVIEW
EQUITY INVESTMENTS CONTINUED
BRITEHOUSE 30.0%
www.britehouse.co.za
Britehouse Holdings (Proprietary) Limited (Britehouse) is the holding company of five operational businesses which operate in the business software applications arena. Britehouse owns 57.6% of 3fifteen, 75% of Pebbletree Consulting, 75% of One
Arch Consulting, 93% of Auto-Mate and 32% of Paracon Holdings.
3fifteen is a Microsoft Gold Partner and provides specialist Microsoft services, including consulting, software application development and deployment. Pebbletree and One Arch provide strategic business consulting services in respect of SAP software and value-adding, complementary mobile, front-end and outsourced solutions. Auto-Mate provides a unique hosted
ERP (European Recovery Programme) service to the automotive dealership market. Paracon Holdings is an empowered JSE-
listed ICT resourcing and solutions company.
As a result of its investments in Pebbletree and One Arch, Britehouse is a SAP alliance partner.
Overview of the year to 30 June 2008
For the six months ended 31 March 2008, the Britehouse group reported revenue of R223.9 million and operating profit of
R39.2 million. In addition, its share of associate income from Paracon contributed another R12.1 million to company profits.
These results included the addition of One Arch and Auto-Mate, which were acquired during the year. On a comparative basis, revenue and operating profit grew organically by 45% and 75%.
The largest contribution to growth came from the SAP businesses, where certain objectives at large customer projects were achieved earlier than anticipated, resulting in better than expected revenue. This overachievement will be slightly offset in year two when the objectives should have been achieved as planned. However, there is scope for new project revenue from these customers that should sustain future growth.
The actual gross margin was 2% below expectations. Estimates of the contractor ratio appear to have been more accurate than in previous years, but contractor rates have continued to increase, with a delay in passing them on to customers. However, as the global market issues receive more exposure, a number of contractors are querying the possibility of being offered permanent positions again.
Despite the decline in reported vehicle sales volumes against prior periods, Auto-Mate continues to perform well. This is mainly due to the professional services area where certain dealers request assistance in the design of different business intelligence reports – the style of which revolves around cost management by the dealers.
Auto-Mate has not yet seen a material number of dealerships closing, but the situation is monitored closely as this is a major concern, especially taking into account the poor performing vehicle sales sector.
Paracon had a good first half-year, with revenue 15% higher at R439 million and EBITDA 29% higher at R43 million when compared with the first half-year of 2007. Britehouse received a dividend of 10 cents per share from Paracon in March 2008, amounting to R12 million.
BEE
In 2007, 60% of Britehouse was sold to a BEE and investment consortium comprising VenFin, Convergence
Partners Investments (Proprietary) Limited and Safika Holdings (Proprietary) Limited. The remaining 40% is held by
Dimension Data.
Convergence Partners, previously known as Ngcaba Holdings, is an empowerment company led by Andile Ngcaba who has been active in the ICT industry for a number of years, and was previously director-general of the South African Department of
Communications for eight years.

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Safika is a black-owned investment holding company which focuses on making strategic investments and assisting in the management of these investments.
The future
With the addition of One Arch to its SAP offering, Britehouse is now one of the largest SAP consulting companies in South
Africa. Together with its Microsoft offering and access to skills provided by Paracon, it has significant project delivery capability and resource expertise to compete with other large application consulting organisations. Skills attraction and retention remains a concern in these areas and Britehouse continues to build its brand within the IT community in order to attract and retain key talent.
The companies all have strong business channels and forecasts, but due to the global macro-economic factors destined to have an impact on IT spending, Britehouse will continue to monitor the situation closely.
Auto-Mate, operating exclusively in the car dealership market, is not forecasting significant growth as a result of the poor vehicle sales volume and anticipated closing of dealerships around the country.
PSITEK 33.5%
www.psitek.com
Psitek (Proprietary) Limited (Psitek) creates products and solutions specifically for the emerging markets where the problems and opportunities are unique and require the type of innovative and appropriate thinking that the Psitek brand has come to represent.
With a clear understanding of the requirements for sustainability and the challenges of different market segments, Psitek has created a number of independent product and service brands that are recognised and valued by users and customers around the world. Traditionally Psitek has been active in the telecommunications segment, providing products that create access to voice services in the form of supervised public payphones and wireless local loop devices. During the year, Psitek’s strategy was consolidated around four market segments relating to the traditional access-to-voice segment and then three others relating to access to payment services, information and media.
Psitek has a strong and well-organised product development capability and distributes and supports its products around the world through direct engagements as well as through partners. The company owns a world-class manufacturing facility that produces all its products and provides manufacturing services to a number of South African and, more recently, overseas customers.
Overview of the year to 30 June 2008
Psitek invested heavily in new businesses and new products and this, coupled with a general and significant decline in the traditional product-sales business, resulted in a much worse than expected financial result for the year. The consolidated turnover for the period declined to R194.5 million (2007: R316.5 million).
During the first half of the year, the company strategy and structure were re-evaluated and four business streams were created to satisfy the diverse requirements of the market segments that were targeted. The company moved away from its traditional product-sale model to one of creating, delivering and supporting longer-term annuity-income-generating businesses. This re-
evaluation, as well as the consequential shift in operations, was quite disruptive for the organisation. At the same time,
Psitek’s traditional business declined to the extent that it was not able to support the overheads of the company on an ongoing basis and, as a result, the company moved into a loss-making position.
The decision was taken to support the ongoing investment in new business streams and to restructure the company to take advantage of the immense opportunities which exist.

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The Southern Africa market is engaged via Psitek South Africa in Johannesburg, and the rest of the international business is engaged from the head office in Cape Town. Good progress was made in the establishment of new businesses, with local partners in Latin America as well as Eastern Europe. Activities in Asia have been reduced significantly to focus on these areas.
Partnerships with local companies, both network operators and others, as well as strategic engagements with key customers, have been a significant focus of the sales team.
During the year, the product development team created a number of new product ranges that will allow the company to compete and grow its business in the traditional segment as well as to open up new streams. Substantial investments were made in software development to create the platforms required to manage the transactions and devices needed for the new annuity-income-generating businesses. Innovation and development efficiency continue to be key drivers for this group.
BEE
Two empowerment deals were concluded successfully in Psitek’s local operations during the prior financial year and, together with the subsequent relationships which developed, should add great value to all parties involved.
The first empowerment deal related to Elprom, Psitek’s electronic goods manufacturing facility in Stellenbosch, and involved
25% of the shares made available to its employees in a broad-based BEE initiative. This has been in place for over a year and has added significantly to the BEE profile of the company and the group. Projects were initiated during the year to drive other aspects of the BBBEE scorecard. The company’s BEE profile is expected to continue to improve as a result.
The second empowerment deal related to Psitek South Africa, Psitek’s sales, distribution and support subsidiary responsible for the region of South Africa and its neighbouring countries. Currently 20% of the company is owned by Regiments Capital under the leadership of Litha Nyhonyha.
The future
The outlook for the new financial year remains difficult, and with the company only expecting to return from its loss-making position in the last quarter, management will continue to balance the need for short-term financial performance carefully against its longer-term objectives. The foundations of new annuity-income-generating businesses will be established this year in both the traditional and new business streams. In addition, sales of both existing and new products from all regions are expected to contribute positively.
CIV FIBRE NETWORK SOLUTIONS 30.0%
www.civ.co.za
CIV Fibre Network Solutions (Proprietary) Limited (CIV FNS) is a holding company with investments in Dark Fibre Africa
(Proprietary) Limited (86%) and Muvoni Weltex Network Technologies (Proprietary) Limited (72%). These investments will enable the group to build, own, maintain and monitor infrastructure suitable to carry services such as fibre-optic networks.
With the advent of a deregulated telecommunications environment, newly licensed telecommunication and media operators have moved rapidly to commission their own network infrastructures. Apart from limited network deployment resources (civil engineering) to build these networks, there is a significant overlap in routes which results in cost duplication. Civil engineering infrastructure and ducting, account for the majority of costs. The CIV FNS group offers the advantage of shared infrastructure which will result in huge cost reductions for its clients.
Due to the diversity of operations in the CIV FNS group companies, each company will be addressed separately.
BEE
The 70% shareholding held by Community Investment Venture Holdings (Proprietary) Limited in CIV FNS culminates in CIV
FNS being defined as a black-owned company in terms of the “modified flow through principal” as defined in the DTI’s Codes of Conduct.

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DARK FIBRE AFRICA (PROPRIETARIETARY) LIMITED 25.8%
(indirectly via CIV FNS) (DFA) is a 86%-owned subsidiary of CIV FNS. It is a leading independent and carrier neutral provider of secureducting infrastructure, suitable to accommodate services such as fibre-optic cables used by its clients for the transmission of urban and long-haul telecommunications traffic. The major benefits to customers are lower cost transmissions and reduced time to market.

Overview of the six months to 31 March 2008
DFA commenced the rollout of its network in October 2007 with the assistance of its sister company,
Muvoni Weltex Network Technologies. A core ring in Johannesburg, regarded as the most important communication ring in Africa, was the first priority. The ring links important areas such as Germiston,
New Doornfontein (CBD), Rosebank, Sandton, Randburg, Sunninghill and Midrand. The ring was completed by the end of July 2008. Midrand, Centurion and Pretoria will be next in line, while activities have also started in Durban and Cape Town.

The company achieved its prime objective of securing an initial customer, and sales efforts have commenced in earnest with the availability of the segments of the mentioned Johannesburg ring.
A sophisticated network control centre was built to provide a world-class monitoring and maintenance service for clients.

The future
Project funding to the value of R785 million was secured from a consortium led by Absa Capital. Absa
Capital acquired a 10% equity stake in DFA during July 2008.
DFA will start generating revenue in July 2008 after the completion of its first ring. DFA enters into long-
term annuity agreements with customers.

DFA plans to extend its network in all major urban areas in South Africa. Networks will also be linked by intercity long-haul routes. Sales and marketing efforts will be increased as additional ducting infrastructure is completed. It is anticipated that several new telecommunications licences will be issued within the next year, which will expand the size of DFA’s target market.

MUVONI WELTELLX NETWORK TECHNOLOGIES
(PROPRIETARIETARY) LIMITED 21.6% (indirectly via
CIV FNS) (MWNT) is a 72%-owned subsidiary of CIV FNS. MWNT specialises in the mechanical trenching of road surfaces to facilitate the laying of ducts, that house fibre-optic cable, and other related services.
Once completed, the duct infrastructure is sold to DFA, its sister company. DFA will lease duct infrastructure to licensed telecoms operators in South Africa. MWNT supplies its services exclusively to
DFA until the planned DFA network is completed in approximately five years’ time.

MWNT is a capital-intensive civil engineering company with an expected asset base of R150 million by 2009. The mechanical trenchers utilised are unique in that they trench roads fast and cleanly, hence the name “Cleanfast” machines. Traffic is partly disrupted for short periods and the narrow trenches
(100 mm) are less disruptive than the conventional hand-trenching method. Rubble cut from the road surface is sucked up by the trencher’s supersucker ability and stored in an enclosed bin. MWNT has the first mover advantage in South Africa as its technology is considerably more productive than the traditional manual trenching methods.

Overview of the year to 30 June 2008
MWNT commenced trenching for DFA exclusively in October 2007 by using one Cleanfast trenching machine. Once asset financing was approved in January 2008, additional machines were secured and production increased, resulting in over 100 km being trenched in the Johannesburg area by June 2008.
Four mechanical trenchers were employed, with another seven to be delivered during the second half of 2008.

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EQUITY INVESTMENTS CONTINUED

Prior to October 2007, the company only had a small staff complement. Subsequently, significant focus was put on building the company’s resources and systems. By June 2008, the company had 115 full-
time employees and more than 150 contracted labourers.
BEE

MWNT appointed a 100% BEE subcontractor to assist it with manual trenching in areas where mechanical trenching was not possible. Other BEE suppliers are used where available. Employment equity employees comprise 44% of the full-time labour force and 100% of the contracted labour force.
The
future

MWNT plans to roll out all its trenching teams as soon as possible and aims to improve delivery of urban trenches from 35 km per month to 130 km per month by early 2009. Long-haul trenching (intercity)
commences shortly, primarily through the use of subcontractors. The production capacity of long-haul work is 150 km per month. MWNT’s turnover is expected to reach the R100 million mark per month in the second quarter of 2009.
VISIONCHINA MEDIA 6.1%
www.visionchina.cn
VisionChina Media Inc. (previously CDMTV) (VisionChina) operates an out-of-home advertising network on mass transportation systems, including buses and subways, through TV broadcasting. In March 2008, VisionChina’s network included over
48 719 LCD displays in 15 of China’s most affluent cities, including Beijing, Guanzhou and Shenzhen.
Overview of the six months to 31 March 2008
During 2007 VenFin co-invested US$10 million in a B preference round of US$40 million in VisionChina Media for a
30.8% equity stake in the company. The round was led by Milestone China II at a stage when the company was still in a loss-making position.
The company successfully listed on NASDAQ on 6 December 2007, raising US$108 million at a price of US$8 per share.
On 30 June 2008, the share closed at US$15.8, resulting in a market capitalisation of just over US$1 000 million. This 97%
increase in share price is significant when compared with the decline of 15.3% in the NASDAQ Composite Index over the same period.
Overview of the year to 30 June 2008
Total revenues in the fourth quarter of 2007 were US$12 million and US$13.6 million in the first quarter of 2008. The corresponding operating profit was US$5 million and US$4.5 million. This decrease of 9.4% in operating profit is due mainly to costs associated with network expansion and increased sales and marketing expenses.
The company estimates total revenues of US$98 million for the full year of 2008 and a net income of US$40 million.
ONE DIGITAL MEDIA 35.0%
www.onedigitalmedia.com
One Digital Media (Proprietary) Limited (ODM) is one of the largest network owners of digital media for retail in South Africa.
By June 2008 the company had 5 576 digital screens installed on different networks around the country. ODM aims to give brand owners and retailers the ability to display dynamic content via broadcast or narrowcast to multiple environments or single LCD screens.

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The company effectively started operations in February 2007, and since June 2007 VenFin has invested R52 million in ODM.
Overview of the year to 30 June 2008
ODM has signed an exclusive agreement with the SPAR group to install LCD screens in its franchised SUPERSPAR stores, through which FMCG brand owners can reach potential customers where they make their purchasing decisions. During the year 3 466 screens have been installed successfully in SUPERSPAR stores and 722 screens in TOPS stores. Revenue is generated by selling advertising space in the form of slots. Typically, advertisers have to buy space on a per slot basis in all stores in a specific network and the slots are priced on a per store per month basis. Advertisers can be offered exclusivity on specific product categories.
Another initiative which should benefit from the 2010 Soccer World Cup is the placement of LCD screens in taverns – 358 screens out of a target of 500 have been installed to date. Other projects include stand-alone display stands (e.g. cellular phone stands in DION) and electronic menu boards at fast-food outlets that can be updated remotely.
BEE
With ODM still in a start-up phase, it is difficult to introduce BEE shareholders who cannot fund shares from their own balance sheet. This aspect of the business will receive attention in the next year or two.
The future
During the next year the company will aim to extend its presence as new network opportunities, which will be carefully selected, continue to present themselves.
KALAHARI ENERGY 9.8%
www.kalaharigas.com
Kalahari Energy Limited BVI (KE) wholly owns Sekaname (Proprietary) Limited, a Botswana company that holds exploration licences for coal-bed methane (CBM) in that country. KE possesses specialised equipment, expertise and experience in CBM exploration. VenFin owns 9.8% of KE and has an option to increase its shareholding to approximately 30%.
Independent resource projections show that large quantities of CBM are available in Botswana for exploitation, which could impact significantly on the energy sector in Southern Africa.
Overview of the year to 30 June 2008
During the year, KE farmed out five of its licence areas, including its original exploration site, to Saber Energy which continues to explore with a view to power generation and other beneficiation projects. Once such projects materialise, KE will benefit financially from gas utilisation through royalties.
KE relocated its own exploration activities and has established, in addition to a number of other exploration wells, a complete five-well production configuration for the purpose of reserve certification. Data capture has commenced for reserve certification.
The company has managed to bolster its CBM exploration expertise and hardware further and is at present operating the largest and most advanced equipment in the region.
The future
In support of reserve certification, KE is developing, in conjunction with various partners and clients, a number of projects running parallel to one another. In the shorter term these include power generation and distribution of compressed natural gas
(CNG). In the medium and long term, projects under consideration include replacement products for liquid petroleum gas
(LPG) and pipeline distribution of gas to industrial zones in the region.
By the very nature of KE’s activities, project realisation will require a number of years. KE’s primary objective for the upcoming period is initial reserve certification, albeit on a limited scale.

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EQUITY INVESTMENTS CONTINUED
VHF 16.8%
www.flexcell.com
VHF Technologies SA (VHF), based in Yverdon in Switzerland, develops and manufactures thin-film flexible solar cells, using its proprietary very-high-frequency plasma technology to deposit thin layers of amorphous silicon onto plastic substrates.
The VHF product is a flexible photovoltaic (PV) solar cell, as opposed to the well-established rigid crystalline silicon solar panels on a glass substrate, which currently comprise 90% of the PV market. Owing to its highly flexible substrates, VHF is able to deliver innovative solar consumer products (e.g. rollable battery chargers) and to provide integration solutions for the building industry and industrial OEM (original equipment manufacturer) markets.
Initially, VenFin and Richemont each invested CHF3.2 million in VHF, enabling the company to develop its technology. The investment in VHF is one of three that VenFin has made to date in the solar industry. The others are in Johanna Solar
Technology GbmH (Germany) and Trina Solar Limited (China). With the three investments VenFin has exposure to three different PV technologies in the industry: crystalline silicon-based (Trina Solar), thin-film amorphous silicon-based (VHF) and thin-film CIGSSe-based (Johanna Solar).
In June 2006, Q-Cells AG from Germany, the second largest manufacturer of crystalline silicon-based solar cells in the world, became a shareholder in VHF. In February 2007, Q-Cells exercised its option to increase its shareholding in VHF to 51%.
Overview of the year to 30 June 2008
In May 2007, VHF decided to invest in a 30 MW factory to be built in Yverdon, and since then VenFin has invested
CHF9.6 million in the project. VenFin’s total commitment to the project is CHF13.2 million. The new factory building will be completed by the end of July 2008 and the final equipment installed by the end of October. Up to now production capacity at VHF has been limited to its pilot-line facility, which was mainly used to optimise process parameters for the 30 MW factory.
Only a small percentage of production on the pilot line has been made available for the production of consumer modules, which has largely been sold to the yachting industry.
The future
VHF enters a crucial twelve-month period during which it needs to improve production in the new factory and sign up its first customers in the building-integrated PV market.
TRINA SOLAR 0.7%
www.trinasolar.com
Based in Jiangsu Province, China, Trina Solar Limited (Trina Solar) is an integrated solar photovoltaic (PV) manufacturer, differentiated by a vertical integration strategy and the ability to use recycled silicon. Since its inception in 1998, the company has changed from a solar systems integrator to a company covering most of the PV crystalline silicon value chain, from silicon ingots, wafers and modules to system integration.
In May 2006, VenFin invested US$1.5 million in Trina as part of a consortium led by Milestone China I that invested a total of US$40 million for a 34% shareholding. These proceeds, together with cash raised during a very successful public offer on the NYSE in December 2006, were used for establishing cell-manufacturing capacity and working capital. In May 2007,
VenFin sold 14% of its initial investment in Trina for US$43 per share, compared to a price of US$7 per share paid in
May 2006.

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Overview of the year to 30 June 2008
Trina has established itself as a reputable Chinese manufacturer of solar modules and achieved total turnover of
US$301 million for the 12 months ended 31 December 2007, and US$120 million in the first quarter of 2008. The corresponding operating income was US$35 million and US$20 million. The company sold 75 MW of modules in 2007 and
29 MW in the first quarter of 2008, while annual capacity has now reached 200 MW. Production capacity is expected to reach 350 MW by December 2008.
Since its listing, Trina’s share price has been following a roller-coaster ride, peaking at US$53.00 in December 2007 and bottoming again at US$36.10 in January 2008. In November 2007, VenFin took advantage of these share movements and acquired more Trina shares, investing US$5 million at an average price of US$36.10 per share. In June 2008, all these shares were sold at an average price of US$45.50 per share.
The future
VenFin’s view is that the future demand for PV, post-grid parity, is very large, but that the PV industry will have its share of booms and busts along the way. The PV industry could experience a margin squeeze, shakeout, and consolidation towards the end of 2009 and during 2010, which again might present attractive investment opportunities.
JOHANNA SOLAR 8.6%
www.johanna-solar.com
Since May 2006, VenFin has invested €4.2 million in Johanna Solar Technology GbmH (Johanna Solar), a new company committed to building a 30 MW solar cell plant in Germany. The factory is currently being built in the federal state of
Brandenburg, which offers lucrative financial incentives and subsidies from the local government and a strong solar R&D environment.
Johanna Solar uses a CIS (copper indium sulphide)-based silicon-free technology, more specifically CIGSSe, developed by the
Johannesburg University and Professor Vivian Alberts. Johanna Solar has entered into a global (excluding Africa) manufacturing licence agreement with the owners of the intellectual property, which also allows it to sell sublicences outside Africa.
The benefits of the CIGSSe technology are similar to other thin-film technologies: a lower price than the incumbent crystalline silicon-based technologies as well as the usage of non-silicon materials.
Overview of the year to 30 June 2008
At present the project is not performing to expectations, due to a combination of technical and management challenges.
The future
While the company was expected to produce commercial modules by August 2007, this is not expected before
September 2008. The delay has resulted in additional funding demands on the shareholders, to which VenFin is contributing on a pro rata basis.
FUNDAMO 28.9%
www.fundamo.com
Fundamo (Proprietary) Limited (Fundamo) is one of the leading suppliers of mobile banking and payment software solutions to enterprise customers. In this emerging industry, Fundamo established itself as the largest independent supplier of these solutions.

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The bulk of Fundamo’s business is derived from developing economies (predominantly Africa, Middle East and Pakistan).
Some progress has been made in expanding the business in the USA. The business is well positioned in a fast-growing industry, with the right mix of products and partners.
Overview of the year to 30 June 2008
Fundamo was selected as the technology supplier for the GSM Association Market Accelerator Programme (MAP) during the past year. MAP is an initiative supported by Western Union with the intention of accelerating the adoption of mobile financial services. This programme enabled Fundamo to increase its profile and to attract a large source of blue-chip, global companies as potential clients. The visibility of the Fundamo brand at conferences, exhibitions and with analysts, subsequently improved significantly.
Fundamo’s installations increased significantly and clients now include major companies and institutions, such as the MTN
Group, Middle East-based Zain and the US Department of Defence. Fundamo now services clients in more than 20 countries in Africa, Asia and the Americas. The company has offices or representatives in eight cities and the number of people have more than doubled. Partnership agreements have been concluded with Accenture (systems integrator and outsourcer), Gemalto
(supplier of smart cards and SIM cards) and S1 Corporation (leading supplier of internet banking solutions).
During the past year, revenue and profits increased by more than 100% although from a low base.
BEE
Fundamo is a South African-based company operating as a global business. Fundamo supports the general BEE principles and guidelines and its employment, promotion and governance procedures are in line with these guidelines. Fundamo expects to introduce BEE shareholding into the company during the next financial year.
The future
With a healthy source of business and excellent prospects in a fast-growing industry, the biggest challenge is limited delivery capacity. Significant investments will be made to improve delivery capacity and the ability of the company to achieve scale of production.
Fundamo expects to close deals with major industry-leading companies and to increase revenue. A major drive will be to increase the relative portion of recurring revenue during the next period. A strategy of collaboration with major system integrators and enterprise software vendors will be extended further in the new year.
Fundamo expects some consolidation to occur in the mobile payment industry and will participate in this consolidation to the benefit of shareholders.
CASH AXCESS 50.0%
www.cashaxcess.com
Cash Axcess Corporation (Proprietary) Limited (Cash Axcess) provides a fully outsourced ATM service to banks, allowing the banks to provide cash withdrawal services in previously underserviced areas. Cash Axcess’s head office is in Cape Town, together with a national sales complement.
Overview of the year to 30 June 2008
Cash Axcess concluded a fully branded ATM agreement with Absa during the year in terms of which both parties will co-operate to combine their contributory products and activities to achieve the successful implementation and ongoing operation of at least 1 000 ATMs. Cash Axcess is an independent contractor to Absa, giving it flexibility to enter into similar arrangements with other retail banks and partners.
BEE
Subsequent to an internal restructuring at Mvelaphanda Group, the 50% Coin shareholding in Cash Axcess was transferred to them. Mvelaphanda Group Limited is a broad-based, black-controlled, owned and managed diversified group. According

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to the final BEE Codes of Good Practices, as gazetted on 9 February 2007, Cash Axcess is a Level 3 contributor
(110% recognition level).
The future
Cash Axcess continues to focus on the deployment of Absa-branded ATMs and will explore opportunities in the market to deploy lower transaction volume ATMs in previously underserved areas. The company will endeavour to bring additional services to ATMs.
FRAXION 36.7%
www.fraxion.co.za
Fraxion (Proprietary) Limited (Fraxion) develops and sells advanced spend management software that allows companies to control, manage and analyse spending behaviour in real time.
Overview of the year to 30 June 2008
Fraxion completed the development of a new version of its product which incorporates capital expenditure management, travel management, expense reimbursement, general procurement, accounts payable authorisation as well as credit note and petty cash management. This version has been adopted by mid-to-large-sized companies throughout Africa. New customers include
MTN, Standard Chartered Bank, African Growth, Transaction Capital group companies, Batibele Group, Compass Group,
Tourvest, Retail Credit Solutions (RCS), Dialogue Group, Succeed Publishing and Showtime Arabia.
Over the period VenFin, together with other shareholders in Fraxion, subscribed for additional shares in the company as part of a milestone-based funding agreement. VenFin’s portion of the total funding was R3.7 million, the last portion of which was invested in July 2008. The funds were applied to enhance product development and to increase the sales function within Fraxion.
BEE
Fraxion will introduce BEE ownership once the company has reached a more mature stage of development.
The future
A number of key implementations are going ahead this coming year. The Fraxion solution has been selected by Standard
Chartered Bank as its standard solution in Africa and will be implemented in 13 different countries. In addition, Tourvest is delivering the solution to its major travel clients (under the brands of Seekers and American Express Travel). Product development continues to open new markets and territories and it is expected that the customer base will be broadened in the new financial year, and the functionality and integration capabilities of the product range expanded.
Resource Energy
RESOURCE ENERGY 22.5%
www.resourceenergy.net
Resource Energy B.V. (RE) was incorporated in the first quarter of 2007, with its head office and centre for worldwide development in Amsterdam, the Netherlands. The three founding shareholders are the CIR Group from Italy, Tsb Sugar
International (TsbSI) and VenFin. RE aims to acquire and/or develop an international portfolio of biofuel production facilities, with initial focus on ethanol from sugarcane.
RE believes that sugarcane-based ethanol is the most efficient and environmentally friendly form of fuel production in the market. Sugarcane ethanol may be used either as a substitute for petroleum or as an additive to gasoline for greater fuel efficiency. This means that sugarcane ethanol has an independent value that is not a simple function of the oil market. Sugar production and other bio-refinery by-products also help shield sugarcane-based ethanol production from some of the volatility

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EQUITY INVESTMENTS CONTINUED
likely to occur as global biofuel markets mature. Related sources of income, such as energy generation from biomass (bagasse), constitute a further source of revenue as well as a positive environmental impact.
Looking forward, RE believes that the next generation of biofuel development, such as cellulosic or butanol, will build upon the natural productivity advantage of sugarcane production.
Overview of the year to 30 June 2008
During the year, RE established management and development teams, with headquarters in Europe and with a Latin American base situated in Miami. Personnel have been employed in Brazil, Peru, Mozambique and South Africa.
A range of projects and assets have been evaluated in countries such as Brazil, Peru, the Caribbean, Nigeria, Ghana and
Mozambique. These opportunities are all being considered in conjunction with strong local partners.
The future
The company’s prime objective in the upcoming period is to acquire its first significant asset. It is envisaged to build up a portfolio of assets over the next five years that will make RE a significant global player.
FRING 1.8%
www.fring.com
Israeli mobile communications company fringland Limited (fring), develops and markets an award-winning mobile internet service and community called fring® (www.fring.com) which enables its users to talk, chat and interact with other fring users and their online communities, using their mobile device’s internet capability.
fring has millions of users from over 200 countries and is experiencing excellent growth globally. fring aggregates the internet’s most valuable community services into one integrated contact list which allows users to interact with all their fring®, Skype®,
MSN® Messenger, Google Talk™x, Twitter, Yahoo! ™, AIM®, ICQ® and regular phone contacts. fring also supports SkypeOut and hundreds of SIP-based services.
Overview of the year to 30 June 2008
Over this period, fring extended its application to additional handsets and enhanced the user experience with more mobile
VoIP functionality and a greater choice of call and chat providers. fring recently launched its API (Application Programming
Interface), thus sharing its capabilities with third parties to develop applications of their own.
fring also successfully completed a second round of fundraising. The round was led by US-based North Bridge Venture
Partners, joined by VenFin Limited and current investors Pitango Venture Capital and Veritas Venture Partners. In terms of this fundraising, VenFin converted its portion of the bridging loan, previously extended to fring, into equity.
The future
fring seeks to strengthen its leadership position further by delivering innovative mobile communication and internet solutions that will add real value to its users’ mobile capabilities.
DESTINY 10.0%
www.destinycorporation.co.za
Destiny Corporation (Proprietary) Limited (Destiny) is a black economic empowered Johannesburg-based company whose primary business is equity investments with a view to long-term capital appreciation.

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ANNUAL REPORT
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VenFin previously owned 20% of Destiny but has sold a 10% interest to Sanlam Private Equity (SPE) in October 2007. SPE owns 19.9% of Destiny, which is in its third year of operation.
Overview of the year to 30 June 2008
The year under review saw a consolidation in existing business activities comprising:
57.0% interest in Thermaweld Industries (Proprietary) Limited, a supplier of welding equipment and associated gases;
31.2% interest in Specpharm Holdings (Proprietary) Limited, a manufacturer and distributor of pharmaceuticals; and
75.0% interest in Koenigsegg Automotive, an importer and distributor of the Koenigsegg supercar.
During the year under review, in addition to the original R12 million invested in Specpharm, a further R7.5 million was invested. The total investment was funded by VenFin through a preference share structure.
BEE
Destiny is a black-controlled business started by a group of young black professionals with investment banking experience.
The future
Destiny intends to continue with the expansion of its investment portfolio when opportunities arise.
FYNBOS 20.0%
www.fynbosmedia.co.za
Fynbos (Proprietary) Limited (previously Fynbos Media (Proprietary) Limited) (Fynbos) is an early-stage black-controlled Cape
Town-based investment holding company whose primary business is equity investments with a view to long-term capital appreciation. VenFin, which owns 20% of Fynbos, is involved at a strategic level. VenFin has committed an initial R5 million to the company, of which R1.5 million has been drawn, and will also consider co-investing with the company on an ad hoc basis.
Overview of the year to 30 June 2008
No new investments have been added during the year under review. Current investments consist of:
25% interest in The Grape Company, an exporter of table grapes; and
R8.1 million in Phuthuma Nathi 1 and 2, empowerment vehicles with equity stakes in MultiChoice Africa.
BEE
Fynbos is a black-controlled business, with 68% of the shares held directly or indirectly by four black individuals. The company continues to evaluate investment opportunities with the aim of establishing BEE partnerships.
The future
Fynbos is reassessing its strategy of whether to pursue new investments on its own or to join forces with other similar entities.
i to i 47.9%
www.itoitechnologies.com
Overview of the year to 30 June 2008
Various strategic programmes were initiated to prepare the company for taking on higher-value projects and seeking business opportunities that have less need for highly commoditised products.

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ANNUAL REPORT
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32
INVESTMENT REVIEW
EQUITY INVESTMENTS CONTINUED
The past year saw the termination of less profitable service categories, and the streamlining of operational and commercial divisions. The first truly integrated electronic security projects were commissioned successfully and a range of new opportunities allow for new product bundles to be offered.
BEE
Circle Capital Ventures, Circle Capital Partners and Imphandze Technologies collectively own 40.9% of i to i technologies.
The future
Fundamental to the next fiscal year’s strategy will be the focus on growing profitable elements of the business, while developing new, lucrative offerings in areas with high demand and low level of commoditisation. Continued effort will be required to increase business efficiency and improving cash flow.
MOSMART
Mosmart Investments (Proprietary) Limited (Mosmart) has two main activities: the cultivation of feedstock and the associated biodiesel production; as well as the development of selected intellectual property (IP) products. To date VenFin, who is in the process of acquiring 20% of the company, has been assisting Mosmart financially with loans.
Overview of the year to 30 June 2008
Mosmart was split into two independent entities, with biodiesel activities moving offshore and products relating to IP remaining in a South African vehicle.
Significant offtake agreements regarding the proprietary products have been concluded over the latter half of the year.
Mosmart managed a palm oil plantation in Guinea during the year and upgraded and expanded the production facilities.
Start-up problems have been experienced. The project is under evaluation.
The future
VenFin, together with the other shareholders, is restructuring the company. VenFin’s investment will be in the South African
IP business where it can add more value.

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ANNUAL REPORT
2008
INVESTMENT REVIEW
FUND INVESTMENTS
MILESTONE CHINA I AND II
www.mcmchina.com
In September 2003, VenFin committed US$5 million to Milestone China Opportunities Fund I L.P. (Milestone China I),
a limited partnership, which is managed by Milestone Capital Management Limited (MCM), a China-focused private equity investment firm, with offices in Shanghai and Beijing. MCM is the general partner in this US$47 million fund of
2003 vintage.
In March 2007, VenFin committed US$25 million to Milestone China II, a second fund managed by MCM. This second fund has received commitments of US$310 million from investors to date.
The principal objective of MCM is to achieve superior medium-term capital appreciation in its funds through direct investments in well-established, high-growth companies which seek expansion or acquisition capital in China. All the executive team members of MCM comprise mainland Chinese with extensive investment and operational experience in both China and the USA.
Overview of the year to 30 June 2008
VenFin has invested US$4.3 million in Milestone China I to date, and the fund has returned US$9.3 million to VenFin from investments exited or partly exited. Milestone China I’s commitment period ended in May 2007, hence MCM does not foresee any further investments by this fund. Seven investments have been made to date, three of which have been exited.
Of the four remaining investments, the fund has now realised 98.5% of its Trina Solar shares, which has been a very successful investment. Apart from Trina Solar, the other three remaining investments comprise a distributor of imported medical equipment based in Beijing, a xanthan gum producer (xanthan gum is used as an emulsifier in food) and a mobile phone handset design company.
VenFin has invested US$8 million in Milestone China II to date, i.e. 32% of its total commitment. The fund’s first investment of US$15 million was in VisionChina Media Inc., which operates one of China’s largest out-of-home advertising networks using real-time mobile digital television broadcasts to mass transportation systems. In December 2007, VisionChina was successfully listed on NASDAQ at US$8 per share and on 30 June 2008 traded at US$15.87 per share. VenFin also made a direct investment of US$10 million in VisionChina Media at US$2.24 per share.
The fund’s second investment is in one of the largest independent domestic passenger car manufacturers in China, and in
June 2008 it concluded its third investment in a solar-energy-related company, GCL Silicon Technology Holdings.
The future
MCM will focus its future efforts on the realisation of the remaining four investments in Milestone China I as well as on making new investments through its second fund.
VenFin has made investments in a few equity funds. In addition to providing VenFin shareholders with access to high-growth opportunities in markets they otherwise would not have access to, these investments provide VenFin and its investee companies with access to potential direct investment opportunities as well as to networks and expertise in markets outside South Africa.

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ANNUAL REPORT
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34
INVESTMENT REVIEW
FUND INVESTMENTS CONTINUED
GEMS II AND III
www.gems.com.hk
General Enterprise Management Services Limited (GEMS) is a private equity fund management group that manages the
GEMS funds (GEMS I – 1998 vintage, GEMS II – 2001 vintage and GEMS III – 2005 vintage). These funds make direct investments in the Asia Pacific Region. Funds under management in the GEMS II amount to US$248 million and in GEMS III to
US$154 million.
VenFin has invested US$12.5 million in GEMS II, of which US$6.6 million has been returned to date. In 2005, VenFin also committed a further US$12.5 million to GEMS III of which the full amount has now been drawn.
GEMS II originally made eleven investments – six are fully exited or impaired, while five still remain in the portfolio. The latter comprises a distributor of proprietary call centre/customer relationship management software applications, two semiconductor manufacturers, an oil reserve development company and a retailer.
GEMS III has made three investments to date – one in a listed property developer in Thailand, one in a Singapore-based insurance syndication company and one in a GSM network operator in New Zealand. The fund has commitments to two other potential investments which, if concluded, will result in the fund being fully invested.
The future
Going forward, management will focus its efforts on the realisation of the remaining five investments in GEMS II as well as on unlocking value in the more recent investments of GEMS III.
VERITAS
www.veritasvc.com
Veritas Fund II L.P. (VVP Fund II) is a venture capital fund managed by Veritas Venture Partners (Cayman) L.P. (Veritas),
Israel’s oldest venture capital firm. VenFin is a limited partner of the fund.
This investment broadens VenFin’s access to international deal flows and networks. It has given VenFin exposure to Israel and, to a lesser extent, the southeast US region, where the fund is primarily invested in seed-stage technology companies.
Overview of the year to 30 June 2008
VVP Fund II L.P. focuses on making seed-stage investments. By June 2008, VVP Fund II L.P. had made fifteen investments.
Over the period the fund made a number of follow-on investments in its existing portfolio and one new investment in the software sector.
During the first quarter of 2008, 92 Israeli hi-tech companies raised US$427 million in venture capital, the highest quarterly figure since the first quarter of 2001 (according to Kesselman & Kesselman PricewaterhouseCoopers). Seed-stage investments represented US$44 million investment in 18 companies, an increase of 116% from the previous quarter, but a decrease of
20% from the corresponding quarter of 2007. During the first quarter of 2008, the recent market downturn and uncertainty has resulted in a steep decline in venture-backed exits.
The future
The fund does not expect to make any new investments going forward as it is fully invested. It will focus on making follow-up investments in its existing portfolio, with the view to developing the portfolio to exit potential. The fund expects to be in a position to begin exiting specific investments within the next 18 to 24 months.

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ANNUAL REPORT
2008
INVENFIN
www.invenfin.com
VenFin has established InVenFin (Proprietary) Limited (InVenFin) to focus on smaller, early-stage investments. This is an investment area in South Africa which needs special management skills and which currently lacks the support of longer-term strategic investors who are able to oversee the development of new intellectual property into commercially viable products and businesses.
InVenFin has its own capital fund, independent management and a board with the necessary skills and experience to evaluate early-stage opportunities and to support them in the commercialisation process to become successful production businesses.
InVenFin investments could eventually become potential investments for VenFin. R50 million has initially been allocated to
InVenFin as seed capital.
Overview of the year to date
In the five months since its formation, InVenFin has worked to establish a variety of channels to ensure an adequate deal flow.
This includes the launch of its website www.invenfin.com, which has a facility to submit appropriate business proposals. They have also established an evaluation process to ensure appropriate and speedy review of proposals. Added to this are the internal controls and procedures put in place to ensure appropriate corporate governance.
Apart from the team involved full time in daily operations, InVenFin has access to a global network of successful businesses via its directors and VenFin group companies. InVenFin draws on this expertise as well as directly applicable skills it may contract in on a project-by-project basis to assist in the evaluation of opportunities as well as their commercialisation.
As of June 2008, InVenFin has reviewed in excess of 60 proposals. The number of proposals received has been increasing significantly after the official announcement of the fund was done in July. This is however an area which traditionally sees only one in 20 deals selected for some form of due diligence, with even fewer of these being selected for investment. To date, no investments have been made although several investment opportunities are reaching final validation stages.
The future
InVenFin has several opportunities under review and will continue with thorough and diligent investigation, with the objective of identifying investment opportunities with high-value potential to compensate for the typically higher levels of risk. Further development of its channels, alliances and market presence will enhance the quality of proposals being received.
I N V E S T M E N T R E V I E W
INTELLECTUAL PROPERTY VENTURE CAPITAL FUND

VENFIN
ANNUAL REPORT
2008
36
The King Reports on Code of Practices and Conduct echo principles deeply embedded in the fabric of the group from which
VenFin originated. The group is principle-driven and guided by the philosophy of its founder, Dr Anton Rupert. The group has been led by example from inception and no formal codes of conduct have been required.
VenFin inherited, with pride, this sound corporate governance system – a model for doing business ethically – which does not need to be enforced but stems from internal conviction.
One of the cornerstones of our business model is the belief that a company has three levels of responsibility: shareholders, staff and the community. The group’s shareholders are served by sound business practices and a continued quest for excellence which ensure that profitable investments are being made. The group’s staff and the community are served and supported as set out in the sustainability report on page 42.
Therefore, it comes naturally to VenFin to endorse, and to comply with the principles of the King Reports as it corresponds to the way in which business has been conducted in the group for more than 50 years.
In setting the parameters for this report, guidance was taken from the Global Reporting Initiative (GRI) Boundary Protocol.
Disclosure is limited to those entities that could generate significant impact to the Company’s sustainability performance and where it exercises control over the financial and operating policies of such entities, save where those entities disclose the relevant information in their own publicised annual reports.
CORPORATE STRUCTURE
The Company is an investment holding company.
Investments of the Company mainly comprise both listed and unlisted investments which are not controlled by VenFin but are, due to significant influence and board representation, mostly associates.
The Company manages its investments actively and provides strategic input through board, audit and risk and other committee representation. The Company is a longer-term investor which forces strategic alliances on a partnership basis, while endeavouring to add value.
The Company’s associates endorse the Code of Corporate Practices and Conduct. The Company continues to encourage full compliance within the investee portfolio, where possible, and disclosure where not.
In accordance with the recommendations of King II, the Board adopted a formal charter, as set out below.
BOARD CHARTER
A charter, read and endorsed by all directors of VenFin, has been implemented to:
identify, define and record the responsibilities, functions and composition of the Board; and to serve as a reference to new directors.
The Board, having reflected on the following, is satisfied that for the reporting year, it executed the required actions contained in the charter satisfactorily.
COMPOSITION OF THE BOARD
VenFin has a fully functional Board, comprising executive and non-executive directors, which leads and controls the group.
Currently there are five directors of whom one is independent. In this charter, executive directors are collectively referred to as executive management.
It is a function of the Board to ensure that its size and the collective skills and experience of members are suitable to carry out its responsibilities. Circumspection is exercised by the Board in the selection and the orientation of directors.
The roles of the chairman and the chief executive officer are separated. The chairman is a non-executive director but is not independent.
CORPORATE GOVERNANCE

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ANNUAL REPORT
2008
All directors of VenFin have access to the advice of the company secretary and any relevant outside people when required.
Board members are listed on page 8.
ROLE AND RESPONSIBILITIES
The Board provides strategic direction by proposing, deliberating, evaluating and approving plans and strategies. In directing the group, the Board exercises leadership, integrity and judgement to achieve continuing prosperity for the group.
After approving operational and investment plans and strategies, the Board empowers executive management to implement these and to provide timely, accurate and relevant feedback on progress made.
However, the Board remains accountable for the overall success of the approved strategies, based on values, objectives and stakeholder requirements, and for the process and policy which ensures the integrity of risk management and internal controls. The Board is the focal point of the group’s corporate governance and is also responsible for ensuring that it complies with all relevant laws, regulations and codes of best business practices.
The Board monitors the operational and investment performance of the group, including relevant financial and non-financial aspects. It also ensures that procedures and practices are in place to protect the Company’s assets and reputation and deliver accurate and transparent reporting.
VenFin’s Board established the following subcommittees to assist it in discharging its duties and responsibilities:
The Remuneration and Nomination Committee, consisting of two directors, advises the Board on remuneration and terms of employment of all directors and members of senior management and is responsible for succession planning. The committee is also responsible for the nomination of directors. Additionally, it participates annually in evaluating the performance of directors. Directors do not have long-term contracts or exceptional benefits associated with the termination of services. The chairman of the Board is chairman of this committee. The chief executive officer attends meetings only by invitation.
The committee has a formal mandate and its effectiveness is appraised by the Board accordingly.
The Audit and Risk Committee, consisting of three directors, reviews the adequacy and effectiveness of the following:
financial reporting; the system of internal control; the management of financial, investment, technological and operating risks; risk funding; the internal and external audit processes; the Company’s procedures for monitoring compliance with laws and regulations; its own code of business conduct; and procedures implemented to safeguard the Company’s assets.
The deputy chairman of the Board is the chairman of this committee. This committee also reviews the level of disclosure in the annual report and the appropriateness of policies adopted by management.
The committee has a formal mandate and its effectiveness is evaluated by the Board accordingly.
In anticipation of the Corporate Amendment Act requirements becoming effective in the next financial year the Audit and
Risk Committee made provision for the following:
Committee constitution enhancements
Implementation of a policy governing the appointment of the external auditor, in specific nominations of the external audit partner for the ensuing year and pre-approval of budgets for non-audit services
The Management Committee, consisting of two directors and seven senior managers, meets regularly between Board meetings to deal with issues delegated by the Board.
The Investment Committee, consisting of four directors, is responsible for the evaluation and recommendation or approval of investments according to the formal mandate given by the Board.

VENFIN
ANNUAL REPORT
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38
The appointment and orientation of new directors are also the responsibility of the Board. Non-executive directors are selected for their broader knowledge and experience and are expected to contribute effectively to decision-making and the formulation of strategies and policy.
MEETINGS AND QUORUM
The articles of association require three directors to form a quorum for Board meetings. A majority of members, preferably with significant representation of the non-executive directors, is required to attend all committee meetings.
The VenFin Board meets at least four times a year. The Audit and Risk Committee meets at least three times a year, and the
Remuneration and Nomination Committee at least once a year.
ATTENDANCE AT MEETINGS
Remuneration
Audit and Risk
and Nomination
Investment
Board *
Committee
Committee
Committee *
Meetings held
5
4
2
1
Directors
J P Rupert
5
2
J Malherbe
5
4
1
J J Durand
5
3
1
G T Ferreira
4
2
1
N J Williams
5
4
1
* Over and above the five Board meetings and one Investment Committee meeting, the Investment Committee and the Board each passed four round-robin resolutions.
MATERIALITY AND APPROVAL FRAMEWORK
Issues of material or strategic nature which might impact on the reputation and sustainable performance of the Company, are referred to the Board. All other issues, as mandated by the Board, are dealt with at executive management level.
The minutes of all the committee meetings are circulated to the members of the Board. Issues that require the Board’s attention or a Board resolution are highlighted and included as agenda items for the next Board meeting.
REMUNERATION PRINCIPLES
The Company’s policy regarding the remuneration of all directors and senior management aims at:
attracting and retaining directors and senior management of high calibre;
providing directors and senior management with remuneration that is fair and just;
ensuring that no discrimination occurs;
recognising and encouraging exceptional and value-added performance;
protecting the Company’s rights via service contracts; and
ensuring that remuneration structures are consistent with the Company’s long-term requirements.
In line with these objectives, the Remuneration and Nomination Committee annually reviews and evaluates the performance of the executive directors and determines the annual salary adjustments for each. For this purpose it refers to salary surveys compiled by independent organisations and other market information.
DUTIES OF THE DIRECTORS
According to the Companies Act, which does not differentiate between executive and non-executive directors, the Company directors:
prepare the annual financial statements that should represent fairly the Company’s state of affairs and its profit or loss position for the period under review;
select suitable accounting policies and apply them consistently;
CORPORATE GOVERNANCE CONTINUED

39
VENFIN
ANNUAL REPORT
2008
state whether applicable accounting standards have been followed; and
endeavour to make judgements, valuations and estimates that are reasonable and prudent.
They also have a duty to:
set and maintain appropriate value systems;
apply due care and skill in harnessing entrepreneurial flair in maximising sustainable returns;
keep proper accounting records;
take steps to safeguard the assets of the Company;
set the group’s risk appetite;
implement effective risk management processes and internal controls, and monitor their efficiency;
ensure compliance with all relevant laws;
adhere to stakeholder relations and requirements, including social and environmental responsibility;
disclose potential conflicts of interest; and
disclose information truthfully and transparently.
The Board formulates the Company’s communication policy and ensures that spokespeople adhere to it. This responsibility includes transparent, balanced and truthful communication to shareholders and relevant stakeholders.
CONFLICTS OF INTEREST
Mechanisms have been put in place to recognise, respond to and manage any potential conflicts of interest. Directors sign, at least once a year, a declaration stating that they are not aware of any conflicts of interest that may exist due to their interest in or association with any other company.
In addition, directors disclose their interest in contracts that are significant to the Company’s business. Any potential conflict of interest is disclosed as soon as it arises.
All information acquired by directors in the performance of their duties, which is not disclosed publicly, is treated as confidential. Directors may not use, or appear to use, such information for personal advantage or for the advantage of third parties.
Directors of the Company are required to comply with gifts and donation policies and the prescriptions of the VenFin Code of Conduct on inside information transactions and disclosure of transactions.
COMPANY SECRETARY AND PROFESSIONAL ADVICE
Directors are entitled to seek, at the Company’s expense, independent professional advice concerning the affairs of the group.
They have unlimited access to the services of the company secretary, who is responsible to the Board to ensure that proper corporate governance principles are adhered to. Board orientation or training is done when appropriate.
GOING CONCERN
At least once a year the Board considers the going concern status of the group with reference to the following:
Net available resources and the liquidity thereof
The group’s Residual Risk Profile
World economic events
The following year’s strategic/business plan, budgets and cash flow models
The group’s current financial position
Corporate structures and contractual obligations and rights
SERVICE COMPANY
An agreement has been negotiated with M&I Group Services Limited, a subsidiary of Remgro Limited, to provide certain support and administrative services to the VenFin group of companies at a fee determined annually.
The fees for the past year are disclosed in note 11 to the annual financial statements.

VENFIN
ANNUAL REPORT
2008
40
RISK MANAGEMENT AND INTERNAL CONTROL
In determining strategic objectives, the Board of Directors has ensured its understanding of all the risks associated with the Company’s investment portfolio with a view to maximising sustainable profits and growth. These risks are measured continuously against the risk appetite defined by the Board. The risk management process is fundamentally based on the skill and calibre of individuals employed, their motivation and drive and the value systems they adhere to. In addition, the investment portfolio serves to spread investment risk.
The categories of risk identified can be broadly classified as follows:
Performance risk, including strategic risk, opportunity risk, reputational risk, liquidity risk, and also risks relating to corporate governance, social and environmental responsibility and stakeholder relations.
Investment risk inherent to existing investments. The Board has delegated the responsibility for investment risk management to the Management Committee.
These risks are furthermore managed at VenFin by ensuring that future investments are subject to rigorous due-diligence reviews. These reviews include, inter alia, verification of intellectual property rights, management competency, business plans, market analyses, contractual rights and obligations, product feasibility, cash flow and liquidity requirements.
Consideration is also given to ensure that the investment is optimally structured, using appropriate investment instruments.
Performance of operational management, measured against budgets and other measurement criteria, is regularly appraised for timely corrective action, when deemed appropriate.
Operational risk which includes operational effectiveness and efficiency, safeguarding of assets, compliance with relevant laws and regulations, reliability and integrity of reporting, effective operational risk management, human resource risk, technology risks, business continuity and risk funding.
Operational risks are managed mainly by means of internal control. This is a process designed to provide reasonable assurance regarding the achievement of organisational objectives and to reduce the possibility of loss or misstatement to accepted levels. The effectiveness of risk management is measured by the level of reduction of the Company’s cost of risk.
Management structures have been established to focus on certain key risk activities, including safety, health, environment, asset protection, tax and risk funding.
Treasury risk. VenFin has a dedicated treasury function whose responsibility it is to manage risk associated with interest rates, compliance, liquidity, as well as financing and foreign exchange transactions in accordance with a written mandate.
Furthermore, V&R Management Services AG renders administrative and treasury services to the Company’s foreign subsidiaries.
A treasury committee, in terms of a mandate from the Board, constituted of nominated executive directors and senior management, is responsible for determining policy and procedures as well as clearly defined levels of responsibility.
Regular feedback is given to the Board via the Audit and Risk Committee.
VenFin registered its treasury services as a Level 1 service provider under FIAS (Foreign Investment Advisory Service) with the FSB (Financial Services Board).
CORPORATE GOVERNANCE CONTINUED

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The Board has documented and implemented a comprehensive risk management system, which incorporates continuous risk identification, assessment, evaluation, and internal control embedment.
The Board influences the control environment by setting ethical values and organisational culture while ensuring that management styles, delegated authorities, business plans and management competency are appropriate, effective and efficient.
The Board also monitors the effectiveness of governance structures implemented by the boards of those entities it invests in.
Risk funding is focused strategically on a self-insurance methodology aimed at reducing the group’s cost of risk, save for those risks which cannot be cost-beneficially controlled or have potential catastrophic exposures.
Internal audit
The Company has an internal audit function, which has been outsourced to M&I’s Risk Management and Internal Audit department. It is an effective independent appraisal function and employs a risk-based audit approach, compliant with the
Institute of Internal Auditors’ (IIA) definition of internal auditing and documented in a charter approved by the Board.
The head of this department has direct access to the chairman of the Audit and Risk Committee as well as to the chairman of the Board.
External audit
The Company’s external auditors attend all Audit and Risk Committee meetings and have direct access to the chairman of the
Audit and Risk Committee. Their audit coverage is adequately integrated with the Internal Audit functions without their scope being restricted.
Other services provided by the auditing firm mainly relate to tax matters and are effected by a department independent of the audit partners. Independence is further assured by terms of appointment.
DEALINGS IN SECURITIES
The Company has adopted a code of conduct to prevent insider trading. During the closed period, directors and designated employees are prohibited from dealing in the Company’s securities. During open periods directors and personnel may only deal in the Company’s securities with the approval of the chairman, deputy chairman or the chief executive officer. The closed period is from the end of a financial reporting period until the publication of financial results for that period. Additional closed periods may be declared from time to time if dictated by special circumstances.
ACCESS TO INFORMATION
VenFin complies with the regulations of the Promotion of Access to Information Act (No. 2 of 2000). The Act ensures the constitutional right of access to information required for exercising or protecting rights.

VENFIN
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VENFIN
ANNUAL REPORT
2008
VenFin’s three levels of corporate social responsibility were mentioned earlier and its obligation to shareholders was dealt with under Corporate Governance. In this section its responsibilities towards the community (to be a worthy citizen grateful of the goodwill received from the public) and to staff (to ensure that their work remains a meaningful and rewarding experience)
receive attention.
GROUP ETHICS
VenFin’s commitment to ethical behaviour is contained in the following published documents:
Code of ethics
Computer: Acceptable usage policy
Disciplinary code
Gifts and donations policy
The Board was responsible for the establishment and distribution of these documents, with compliance being monitored by means of management structures, internal audit and the group’s central forensic function.
EMPLOYMENT EQUITY
VenFin has a service agreement with M&I Group Services Limited. This agreement includes, inter alia, the administration of
VenFin’s labour plan.
VenFin and M&I, in accordance with the Employment Equity Act, strives to afford all staff the opportunity to realise their full potential. Management and personnel are continuously involved in determining training and development needs and in the implementation and monitoring of a labour plan. Special attention is given to those groups which, because of historic reasons, might be in a disadvantaged position. In accordance with the requirements of the Employment Equity Act, M&I annually submits a combined labour plan to the Department of Labour.
Because of the nature of its operations, to provide, inter alia, core services to VenFin, M&I and VenFin’s workforce is characterised by the following:
A high level of expertise within the top structure of the organisation and in various specialised divisions
A low turnover rate of staff and, consequently, limited opportunities for new appointments
VenFin believes that the quality of its staff affords it an important sustainable competitive advantage. Therefore it believes that its success does not lie in the uniformity of its staff but in the diversity and development of their collective talents. For these, space and opportunity will always be created.
Human resource policies and procedures also address the issues of non-discrimination, child labour, disciplinary practices, human rights, etc.
BROAD-BASED BLACK ECONOMIC EMPOWERMENT (BBBEE)
The Board believes that BBBEE is a social, political and economic imperative and we therefore support the Company’s subsidiaries’ and associates’ initiatives in this regard. Although the ideal is to support people to realise their full potential, special focus is needed on those who, for historical reasons, have lagged behind. The aim is to enable them to compete on merit in the market. During the year VenFin embarked on a review of its BBBEE endeavours with a view to identify any further viable opportunities in this regard.
VenFin facilitated and funded the following BEE transactions at the underlying investment companies:
The acquisition by Vuwa Investments (Proprietary) Limited, headed by Bulelani Ngcuka, of a 36.6% interest in SAIL from
SACTWU during December 2006
The acquisition of a 24% in Cueincident (Proprietary) Limited, by Circle Capital Technologies (Proprietary) Limited,
headed by Mamphela Ramphele
Funding of the acquisition by Circle Capital Ventures and Ehlobo of initially a 45% interest in i to i
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Funded Fynbos Media to acquire shares in Phuthuma Nathi 2, an empowerment vehicle with a 7.5% equity holding in
MultiChoice Africa, at a cost of R8 million
Funded Destiny Corporation, a black controlled business, to acquire a 31.2% interest in Specharm Holdings at a cost of
R19.5 million
SAFETY AND ENVIRONMENT
The Company has a duly constituted safety and health committee, in terms of the Occupational Health and Safety Act. This committee is tasked with ensuring that the Company provides and maintains a safe and healthy risk-free environment for staff and visitors by identifying risks and ensuring that controls designed to mitigate these risks are effective and complied with.
Most of the group’s core activities are considered and rated as having a low environmental impact.
As part of its investment mandate VenFin advocates and monitors environmental responsibility at its investee level via the governance structures in place.
Endeavours are ongoing at Company level to ensure responsible usage of environmental resources and energy.
HIV/AIDS POLICY
From the perspective of an investment holding company, the risk of HIV/Aids comprises two elements, namely:
Group risk
Given the potential impact of HIV/Aids on the markets, on human capital cost of employment and on the operational processes of the various businesses invested in, this risk is managed within the governance structures of the various companies.
VenFin monitors the progress of these policies and strategies against best practice standards.
Company risk
VenFin and M&I have a formal HIV/Aids policy and are committed to managing the pandemic and the business risks associated with it actively. Its policy makes provision, inter alia, for the following:
Compliance with all legal requirements as far as HIV/Aids is concerned
No discrimination against employees or potential employees based on their HIV status
Strict confidential treatment of information on the HIV status of employees
General measures to prevent accidental infection
Remedi Medical Aid Scheme, of which most of M&I’s and VenFin’s staff are members, has a management plan for HIV/Aids and employees can participate in it by choice.
COMMUNICATION TO STAKEHOLDERS
The Board places great emphasis on communication to shareholders and other stakeholders to ensure that they are kept informed appropriately on matters affecting the group.
The following are recognised as stakeholders in the Company:
Shareholders and lenders as providers of capital
The State as policy-maker and regulator
The investment community as interested party
The community, through the creation of employment, as part benefactor of taxes paid by profitable organisations, and as a recipient of social contributions
VenFin is committed to transparency and disclosure of relevant and appropriate information in its Annual Report and through other communication channels to ensure a proper evaluation of the performance of the Company.

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CORPORATE SOCIAL INVESTMENT
Corporate citizenship, namely the commitment of business to contribute to sustainable economic development, endorses the principle that no business exists in isolation but is undeniably an integral part of the environment in which operations take place. In its relations with all stakeholders (clients, personnel and the community), VenFin strives to be a value partner.
The focus of the Company’s donation programme is primarily on the development of young people from disadvantaged communities as well as on assisting people in need, knowing that social investment brings dignity and a sense of hope.
Donations to deserving institutions are usually made over specific periods and although they cover quite a wide range, there is one noticeable exception – political parties. Although the Company respects the individual’s right of choice to get involved with these organisations, it does not exercise a choice itself.
The Company’s donation budget is based on a percentage of its annual free cash profits.
During the past year, the Company has been involved in the following projects and institutions:
Community development
Ikamva Labantu (Ikamva) – was founded 45 years ago as an “emergency unit” for black urban communities in the Western
Cape. Today it serves as a “midwife” and laboratory for community initiatives and has become a model of transforming despondency into hope.
During the past year 30 000 preschool children, 1 000 orphans, 750 seniors and 6 000 youth were reached by various programmes of Ikamva. Nutrition services to all programmes continue, with 50 urban food gardens supplementing all meals provided by Ikamva programmes.
The major focus in the family services sector is on VenFin’s pilot programme. It has assisted 271 children from 73 households, with particular programme emphasis placed on the acquisition of government social grants and on parenting skills for the adult carers of the children. All “VenFin” children receive material and psychosocial support, including food parcels, stationery, uniforms and school fees.
Ikamva and VenFin have evaluated this model and are planning to replicate it elsewhere in the country as it has proved to be a successful system to help vulnerable children to support themselves.
u Mephi – is an intensive care programme which caters for orphans as well as abused and molested children. Rather than caring for the children in institutions, they are moved as quickly as possible to homes within the community. At present there are 27 such satellite homes. The aim is to get involved in children’s lives as early as possible before they are maltreated or become street children.
Another main aspect of u Mephi’s child-caring programme is to find suitable homes for babies who are referred to them by pregnancy crisis centres. For this purpose 19 halfway homes have been established in the larger cities of the country. The first prize is always for the children to return to their mothers or to the extended families. If not possible, the next option is adoption. Only in exceptional cases foster care homes are considered.
u Mephi has more than 2 500 babies in its care and the next goal is to assist at least 10 000 children by 2010.
Stellenbosch Community Development Programme (SCDP) – one of the most important aims of this programme is to attend to the nutritional needs of Ikaya Primary School in Kayamandi, Stellenbosch, where some 900 children are fed daily. VenFin is also involved in other facets of this school’s development through the ORT SEED programme.
Other programmes of the SCDP include after-school activities for malnourished children as well as those in the obese category, assistance to unemployed mothers through the vegetable garden and craft projects, and a continuous engagement with teachers and the community with regard to hygiene and the discipline of children.
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Entrepreneurship and training
Tsiba – the Tertiary School in Business Administration (Tsiba) was founded in Cape Town in 2004 with the aim of preparing young people with potential through a B degree in Business Administration for the world of work. The course, which spans four years, is fully sponsored and much is being done to create an inspirational environment in which students, staff and volunteers can co-operate to integrate the transfer of knowledge with the reality of society.
Leadership and entrepreneurship form an integral part of the curriculum and during the course students are exposed to various practices regarding campus management and community service. Tsiba students do not pay back their bursaries, but are encouraged to “pay it forward” by engaging actively in community initiatives, thereby enriching the country’s human resources.
Tsiba is accredited by the Department of Education and the Council on Higher Education, and since its inception has enrolled
80 students per year, of whom the first group will graduate at the end of 2008. VenFin has committed itself to supporting
Tsiba for a full student cycle of four years.
Beyers Naudé School Development Programme (BNSDP) – some years ago the Kagiso Trust became aware of the great need for facilities and resources in rural schools in the Limpopo province and responded by launching a programme to promote healthy, viable and sustainable school communities in this area.
Attention is given especially to the infrastructure of schools participating in the BNSDP. VenFin has committed itself to this programme for three years and during the past year assisted with the funding of a science and computer laboratory at
Gwamasenga Secondary School in Limpopo.
Paul Roos Academy – when the first group of 61 Gr. 7 learners from disadvantaged schools were admitted to the Academy in
April 2003, it was expected that the extra tuition during school holidays would help the learners to prepare themselves for the transition to the higher grades. It was hoped that the learners would stay in the programme for at least three years until the end of Gr. 9.
Eventually the learners stayed in the programme until Gr. 11 when 21 of the original class received their certificates in 2007.
At the end of 2008, these learners will write their final examination and only then, from an academic point of view, will it be possible to determine what the Academy’s intervention has really achieved. It can already be stated, without any doubt, that they have progressed immensely in the field of self-confidence and the development of other skills.
In 2007, a total of 280 learners received additional tuition at the Academy. It has been decided to reduce the number of learners to 200 and to concentrate more on merit. Besides the academic focus, learners are also exposed to educational excursions. During the past year these have included visits to the Jonkershoek Nature Reserve, the Waterfront Aquarium and
the MTN Science Centre in Canal Walk.
ORT SEED – VenFin has entered into a partnership agreement with ORT-Tech and the district office of the Western Cape
Department of Education to offer, through the ORT SEED programme, specialised training and support in curriculum development at two Stellenbosch schools with the aim of implementing this programme in the tuition of mathematics, the natural sciences, technology and literacy.
ORT-Tech will facilitate on-site curriculum development at Idas Valley and Rietenbosch Primary. Both schools will receive supportive expertise and other resources, and act as anchor schools for an outreach programme to 15 primary schools in the surrounding area.
SciMathUS – adjustments had to be made to this post-matric programme of the University of Stellenbosch as more routes have become available to students, with lower qualifications than before, to access higher education.
For SciMathUS, which aims to assist talented black students from disadvantaged communities to gain access to mainstream higher education, this has resulted in recruiting learners with lower Gr. 12 marks than previously. This challenge was accepted

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during the past year and most goals were reached, among which was a minimum of 80% of SciMathUS students who enrolled for degree programmes in the natural sciences, applied natural sciences or economic and management sciences at the end of their bridging year.
Fifty students entered the course in 2007 – 31 from the Western Cape and the rest from seven other provinces. Of these students, 45 wrote the final examination in the higher grade, among whom were 15 who wrote mathematics at standard grade in 2006. A pass rate of 83% was achieved in mathematics, 98% in the natural sciences and 80% in the new special accounting course.
SciMathUS evaluates its curriculum on an ongoing basis in order to deliver students of quality – not only students who are coached to improve their Gr. 12 results, but also students who are able to enter higher education successfully because of the reasoning, analytical and problem-solving skills they have acquired.
Equip – after the problems experienced during the previous year, good progress has been made at the five schools in the
Stellenbosch area that VenFin sponsors as part of a school development programme of the National Business Initiative. Most promising was the progress at the schools which presented the biggest challenges, namely Ikaya Primary and Kayamandi and
Stellenzicht secondary schools.
The Equip programme focuses primarily on school improvement programmes; learner development and mentorship; relationship building, especially between school management bodies and teachers; leadership and management interventions; and learner motivation.
Rally to Read – many poor schools in rural areas that suffer most because of the insufficient provision of much-needed resources, would have been completely forgotten had it not been for Rally to Read’s literacy programme.
During the first ten years of this programme, more than R26 million was invested in literacy material for poor schools. Together with this year’s contribution, the amount will exceed R30 million. The inaugural event in 1998 was modest, with 25 off-road vehicles delivering books worth R100 000 to 13 schools in KwaZulu-Natal. During this year’s 11th rally, 450 vehicles participated and schools in eight provinces were visited.
In addition to providing books and funding for a teacher development programme, science kits, stationery, sports equipment and other useful items are donated to needy schools. VenFin is one of approximately 100 sponsors of the project.
Sport development
Western Cape Cricket Academy (Academy) – is an investment in young talent which has produced spectacular dividends. The national training group currently boasts five former Academy players, while another five previously were included in the SA team. In addition, the Cobras (WP/Boland) team presently have no fewer than 14 former Academy members in their side.
In just a little more than a decade, the Academy has grown into a catalyst for cricket development in the country. National and provincial teams literally swarm with players who have honed their talents at the Academy. Initially it was only men’s cricket which benefited, but now women’s cricket is gradually following suit. Five women have already played for South Africa, while the captain of the SA U.19 team to New Zealand and Sri Lanka hails from the Academy.
The University of the Western Cape, which acts as a sponsorship facilitator for the Academy, also benefits from VenFin’s annual contribution. During the past year it was able to improve its facilities to the extent that the Academy can now hold practice sessions there.
SA Golf Development Board (SAGDB) – endeavours to make golf accessible to thousands of young South Africans who otherwise would not have had the opportunity of participating. Quality training is provided across the country to players from underprivileged areas with the aim of bringing them into the mainstream of junior golf.
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However, the transfer of the skills of the game is not the only facet of SAGDB’s activities. The unique values of the game are also used to inculcate with young players life skills such as integrity, self-confidence and respect.
An important development this year has been the co-operation between the Professional Golfers’ Association (PGA) and
SAGDB to develop a mentorship programme in terms of which top coaches of the PGA and SAGDB hold sessions with development coaches where expertise is shared. This promises to improve the quality of coaching in the country substantially and will ensure that young players are taught the right techniques from the outset.
Health care
Wits/Donald Gordon Medical Centre (WDGMC) – the past year has seen this academic programme making significant progress in the area of subspecialist training. The first fellow (subspecialist in training) was appointed in the department of Paediatric
Oncology, while the departments of Internal Medicine and Anaesthesiology were integrated into the academic training circuit with the appointment of three registrars.
In March 2007, the Department of Geriatrics was established at the hospital, with the appointment of a consultant (a qualified subspecialist) in geriatric medicine. This appointment saw the establishment of geriatrics for the first time in the
Wits Faculty of Health Sciences.
The integration of WDGMC as a fully fledged teaching hospital is now well under way. The positive impact of this integration is being felt by the faculty as well as by patients using the facilities. The creation of such academic posts in the private sector is also having a significant impact on the retention of skilled medical staff within South Africa.
Organ Donor Foundation of SA – the availability of life-sustaining organs is literally a matter of life and death. The Organ Donor
Foundation dedicates itself to the smooth transition of organs between donor and recipient. There are many grateful people who can testify today that they have been given the chance of a new life thanks to the untiring efforts of the Foundation.
VenFin supports this humane effort by sponsoring four flights per year for the transport of critical organs. The staff of Falconair play a vital role in this regard, which is greatly appreciated.
Environment
WWF South Africa (WWF-SA) – VenFin has supported South Africa’s largest conservation organisation which, during the past four decades, has expanded its reach from a wildlife focus to a broader conservation focus in its pursuit of a world where people live in harmony with nature.
During the past year, WWF-SA has enjoyed particular success in terms of conservation education with the Eco-Schools
Programme, a joint initiative with WESSA. The programme, which has been running for five years, comprises 887 registered schools and incorporates conservation education in the school curriculum. Additionally, the six learners who received bursaries from SACET (the South African Conservation Education Trust) successfully completed their studies at the South African
Wildlife College in 2007.
The Black Rhino Range Expansion Project released 11 black rhinos onto the Somkhanda Reserve, a piece of land recently reclaimed by the Gumbi community who have committed themselves to using their land for conservation purposes.
Cultural development
Klein Karoo National Arts Festival (KKNK) – VenFin’s contribution to the festival is used for the development of the arts. It includes a scholarship for the development of a career in the arts, workshops during the festival and an audience development project which makes it possible for art, cultural and school groups to attend productions.
This year, the VenFin/Remgro scholarship has been awarded to a young pianist from Oudtshoorn who is currently a first-year student at the SA College for Music in Cape Town. The scholarship was advertised at schools and libraries in the Eden District
Municipality.

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A new project which benefited from the sponsorship is the Klein Karoo Arts Academy which utilises the festival to teach young people skills in the field of the arts – from discipline in the arts to technical expertise and art management. Five free sessions were held and the themes varied from singing and rhythmic musical performances to community art and cultural management.
Field Band Foundation – a combination of inadequate education, depressed socio-economic circumstances and low employment prospects makes young people in disadvantaged communities increasingly vulnerable to temptations such as crime and drugs.
Since its inception eleven years ago, the Foundation has endeavoured to do something about this situation. Taking the historically inadequate education in South Africa into account, it was assumed that the sustainable development of young people would be possible only if they themselves took responsibility for their learning and development.
Through music, the Field Band Foundation makes young people aware of their talents and capacity for development. While the transfer of knowledge and skills is important, even more crucial is the development of self-confidence. What has already been achieved by the Foundation, can be described as a moral re-development programme which empowers the youth to make positive choices under difficult circumstances.
WAT – during its 80th birthday celebrations in 2006, the Dictionary of the Afrikaans Language (WAT) committed itself to raising R20 million to complete the WAT series successfully. Good progress has been made to achieve this goal and VenFin has pledged support for a second term of three years.
The main function of WAT is to document the Afrikaans vocabulary in the broadest sense. It also represents the crown jewel of Afrikaans dictionaries, is accessible on the internet to some 300 000 students at South African universities, and is used as an electronic aid for the teaching of Afrikaans at schools.
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FINANCIAL REPORT 2008
CONTENTS
Statement of responsibility by the
Board of Directors
50
Statement by the Company Secretary
50
Report of the independent auditor
51
Report of the Board of Directors
52
Accounting policies
58
Balance sheets
68
Income statements
69
Statements of changes in equity
70
Cash flow statements
71
Notes to the annual financial statements
72
Annexure A – Principal subsidiary companies
91
Annexure B – Principal investments
92
Annexure C – Significant associates
93
Analysis of shareholders
94
Dates of importance to shareholders
96
Administration
96
Notice to shareholders
97
Form of proxy
Attached

VENFIN
ANNUAL REPORT
2008
50 50
VENFIN
ANNUAL REPORT
2008
STATEMENT OF RESPONSIBILITY
BY THE BOARD OF DIRECTORS
The directors are responsible for the maintenance of adequate accounting records and the preparation and integrity of the annual financial statements included in this Annual Report.
The annual financial statements are prepared, in accordance with International Financial Reporting Standards (IFRS)
and the requirements of the South African Companies Act, on the going concern basis and incorporate full and responsible disclosure. The annual financial statements are based upon appropriate accounting policies and supported by reasonable and prudent judgements and estimates.
The directors are satisfied that the information contained in the financial statements fairly represents the results of operations for the year and the financial position of the group at year-end. The accuracy of the other information included in the Annual Report was considered by the directors and they are satisfied that it is consistent with the financial statements.
The directors are also responsible for the Company’s system of internal financial controls. The system was developed to provide reasonable, but not absolute, assurance regarding the reliability of the financial statements, the safeguarding of assets, and to prevent and detect misrepresentation and losses.
The directors are of the opinion that the group will continue as a going concern in the future.
The financial statements were audited by the independent auditor, PricewaterhouseCoopers Inc., to whom unrestricted access was given to all financial records and related information. The directors are further of the opinion that all statements that were made to the auditor during the course of the audit were valid and relevant. The auditor’s report is presented on page 51.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
29 August 2008
STATEMENT BY THE COMPANY SECRETARY
I, Mariza Lubbe, being the Company Secretary of VenFin Limited, hereby certify that all returns required of a public company have, in respect of the year under review, been lodged with the Registrar of Companies and that all such returns are true, correct and up to date.
Mariza Lubbe
Secretary
Stellenbosch
29 August 2008

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REPORT OF THE INDEPENDENT AUDITOR
TO THE MEMBERS OF VENFIN LIMITED
We have audited the annual financial statements and group annual financial statements of VenFin Limited, which comprise the directors’ report, the balance sheet and the consolidated balance sheet as at 30 June 2008, the income statement and the consolidated income statement, the statement of changes in equity and the consolidated statement of changes in equity, and the cash flow statement and the consolidated cash flow statement for the year then ended, and a summary of significant accounting policies and other explanatory notes, as set out on pages 52 to 93.
Directors’ responsibility for the financial statements
The Company’s directors are responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and in the manner required by the Companies Act of
South Africa. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company and of the group at 30 June 2008, and of their financial performance and their cash flows for the year then ended in accordance with International Financial Reporting Standards and in the manner required by the Companies Act of
South Africa.
Director: N H Döman
Registered Auditor
Cape Town
29 August 2008

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52
REPORT OF THE BOARD OF DIRECTORS
FOR THE YEAR ENDED 30 JUNE 2008
Dear Shareholder
The Board has pleasure in reporting on the activities and financial results of your group for the year under review.
OPERATING ACTIVITIES
VenFin is an investment holding company. The group derives its income mainly from dividends and equity accounted income of associates in which VenFin invested. Interest is also earned on cash resources.
The investee companies’ operating activities are spread over a broad spectrum. The biggest portion of the individual investments is offshore of which the most substantial investment is the 21.7% (subsequent to 30 June 2008: 25.4%)
equity interest in Dimension Data plc.
FINANCIAL REVIEW
Operating results
Year ended 30 June:
2008
2007
Headline earnings (R million)
268
233
Share of net profit of associates (R million)
183
155
Net interest income and other profit (R million)
85
78
– per share (cents)
100.4
83.0
– diluted (cents)
98.9
81.5
Earnings – net profit for the year (R million)
1 527
617
– per share (cents)
572.1
219.5
– diluted (cents)
563.7
216.7
Dividends *
– ordinary – per share (cents)
36.0
30.0
– special – per share (cents)
50.0
* The ordinary dividend was declared after the year-end and was therefore not provided for in the annual financial statements. The
Company has enough STC credits carried forward to cover such a dividend. The utilisation of these STC credits will, however, lead to the realisation of a deferred tax asset that will be charged to the income statement during the 2009 financial year.
Details of the operating results are set out in more detail in the general report on pages 10 to 13.
2008
2007
Composition of headline earnings
R million               R million
Subsidiary companies
85
78
Profits
120
84
Losses
(35)
(6)
Associates
183
155
Profits
245
166
Losses
(62)
(11)
268
233

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ANNUAL REPORT
2008
INVESTMENTS
T
HE MOST SIGNIFICANT CHANGES IN INVESTMENTS FOR THE YEAR UNDER REVIEW
,
WERE AS FOLLOWS
:
SEACOM Capital Limited (SEACOM)
VenFin entered into an agreement to invest USD75 million in SEACOM for a 25% equity interest.
SEACOM will provide high-capacity international fibre-optic bandwidth along the east coast of Africa. The 1 280 Gb/s undersea fibre-optic cable will connect South Africa and other East African countries to Europe and India.
The SEACOM cable will address the international capacity constraint South Africa is currently facing at a significantly reduced cost. Actual production of the high-tech cable is ongoing and is on schedule for the planned ready-for-service date of June 2009.
VenFin’s South African partners in SEACOM are Convergence Partners (12.5%) and the Shanduka Group (12.5%).
On 30 June 2008, VenFin had already invested USD33 million in SEACOM.
Dimension Data Holdings plc (Dimension Data)
VenFin acquired a further 50 million Dimension Data shares for
£
26 million. On 30 June 2008, VenFin’s interest in
Dimension Data was 21.7% (30 June 2007: 18.2%).
Britehouse Holdings (Proprietary) Limited (Britehouse)
Dimension Data consolidated three of its investments into Britehouse and thereafter sold 30% to VenFin and 30% to a BEE consortium consisting of Convergence Partners and Safika Holdings. VenFin has invested R143 million in
Britehouse.
Britehouse comprises a 32% shareholding in Paracon Holdings Limited (Paracon), a 57.6% shareholding in 3fifteen, a 75% shareholding in Pebbletree Consulting, a 75% shareholding in OneArch and a 93% shareholding in Automate:
Paracon, a JSE listed company, is a leader in providing business solutions and ICT resources in predominantly the
South African market.
3fifteen is a Microsoft application developer.
Pebbletree Consulting is a strategic SAP business consulting specialist.
OneArch is SAP’s preferred business partner for complex warehousing and distribution projects.

Automate provides, on a hosted basis, its own specialist ERP software solution to the automotive industry in
South Africa.
VisionChina Media Inc (VisionChina)
VenFin invested a further USD5 million in VisionChina, a China-based media company that supplies advertising space on LCD televisions installed on buses and trains. The total investment at 30 June 2008 was USD10 million at
USD2.24 per share for an equity interest of 6.1%.
VisionChina listed on the NASDAQ on 6 December 2007, where it raised approximately USD108 million through an initial public offering of 13.5 million shares at USD8.00 per share. On 30 June 2008, VisionChina’s closing price was
USD15.87.
CIV Fibre Network Solutions (Proprietary) Limited (CIV FNS)
During August 2007, VenFin committed R50 million to CIV FNS for an equity interest of 30%. CIV FNS is a start-up venture that has two subsidiaries, namely, Dark Fibre Africa (DFA) and Muvoni-Weltex Network Technologies (MWNT):
DFA provides fibre-optic infrastructures, called Dark Fibre, to licensed telecommunications network operators and service providers.
MWNT provides the civil services to lay the fibre-optic cables using specialised trenching machines and equipment.

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ANNUAL REPORT
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REPORT OF THE BOARD OF DIRECTORS CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
The R50 million has been fully invested during the year to 30 June 2008.
VenFin’s partner in CIV FNS is Community Investment Ventures Holdings (Proprietary) Limited, a majority black-owned investment holding company that focuses on the technology sector.
One Digital Media (Proprietary) Limited (ODM)
VenFin invested a further R48 million in ODM, a leading digital media network provider to brand owners and retailers, giving them the ability to flight dynamic content via broadcast or narrowcast to multiple environments or single LCD screens. On 30 June 2008, the total amount invested was R52 million.
Milestone China Opportunities Fund I and II LP (Milestone I and Milestone II)
Milestone I
During the year under review, Milestone I realised a substantial portion of its investment in Trina Solar, which has been a very successful investment. VenFin received distributions of USD6.2 million from the fund, of which USD1.8 million represents a return of capital and USD4.4 million a distribution of profits.
Milestone II
During the previous financial year, VenFin committed USD25 million to Milestone II, a second fund of USD310 million, raised by China-based Milestone Capital Management Limited, of which VenFin invested USD1.3 million to
30 June 2007.
During the year under review, VenFin invested a further USD6.6 million, bringing the total investment on 30 June 2008 to USD8.0 million or 32% of the committed funds.
Milestone II has made three investments to 30 June 2008, namely USD15 million for an 11% interest in VisionChina,
USD27 million in AutoCo, China’s third biggest motor manufacturer and USD45 million in GCL Silicon Technology
Holdings, the leading China-based producer of polysilicon, the primary raw material used in the production of solar cells.
VHF Technologies SA (VHF)
VHF decided to construct a 30 MW factory in Yverdon (Switzerland). VenFin’s commitment is CHF13.2 million, of which CHF9.6 million has been invested during the year under review.
VHF develops and manufactures thin-film amorphous silicon solar cells on a plastic substrate. On 30 June 2008,
VenFin’s interest in VHF was 16.8% (30 June 2007: 16.2%).
GEMS Oriental and General Funds (GEMS III)
VenFin invested a further USD5 million in GEMS III. The total investment to 30 June 2008 was USD12.5 million, which is VenFin’s full commitment to the fund.
GEMS III makes direct investments in the Asia Pacific Region and has USD154 million funds under management.
Alexander Forbes Limited (Alexander Forbes)
On 13 July 2007, Alexander Forbes announced that all conditions precedent in respect of the buyout transaction had been fulfilled. In terms of this transaction a consortium of private equity investors led by Actis Africa Fund 2 LP, acquired the entire issued share capital of Alexander Forbes by way of a scheme of arrangement for a cash consideration of R17.33 per share.
On 26 July 2007, VenFin received a cash consideration amounting to R2 009 million for its shareholding
(115.9 million shares) in Alexander Forbes. A capital surplus of R1 265 million, net of CGT of R138 million, was realised.

55
VENFIN
ANNUAL REPORT
2008
Repurchase of VenFin shares
VenFin’s wholly owned subsidiary, VenFin Funding Corporation (Proprietary) Limited (VenFin Funding), acquired a further 12.2 million VenFin ordinary shares at an average price of R24.14 per share for R295 million. VenFin Funding also sold 12 million shares, held in treasury, to VenFin Limited during September 2007. These shares were subsequently cancelled by VenFin Limited as issued shares. On 30 June 2008, the number of shares in treasury was 20.9 million, or 8.5% of the issued ordinary shares of 1 cent each.
S
UBSEQUENT TO YEAR
-
END
SEACOM
On 1 August 2008, VenFin invested an additional USD11 million in SEACOM. The total amount invested to date is
USD44 million.
Dimension Data
On 22 July 2008, Dimension Data announced the placement of 136.1 million new ordinary shares at 44.25 pence per share, through an accelerated bookbuild process, which was fully underwritten by VenFin and Allan Gray.
Dimension Data further announced that the net proceeds of this placing will be used to part finance a proposed acquisition of the outstanding shares in Datacraft Asia Limited that it does not already own at a price of USD1.33 per
Datacraft Asia share in cash for a total consideration of approximately USD276 million.
As a result of the placing and underwriting of Dimension Data shares, VenFin acquired 98.4 million shares for a total consideration of
£
43.5 million.
Following this transaction, VenFin’s interest in Dimension Data is 25.4% (30 June 2008: 21.7%).
INVENFIN
VenFin has established InVenFin to focus on the area of smaller early-stage investments. This end of the investment spectrum carries high risk with typically high failure rate but potentially high returns. This is an investment area in
South Africa which needs special management skills and which currently lacks the support of longer term strategic investors who are able to oversee the development of new intellectual property into commercially viable products and businesses.
InVenFin has reviewed in excess of 60 proposals in the five months since its formation. To date, no investments have been made although several opportunities are being thoroughly investigated. R50 million has initially been allocated to
InVenFin.
SHARE APPRECIATION RIGHT SCHEME
During the year under review the following share appreciation rights (SAR) were offered to participants
(Refer note 14):
Offer          Number of
price
SAR
Grant date
(Rand)
offered
10 September 2007
24.75
23 348
20 September 2007
24.80
210 484
1 April 2008
24.70
6 933
26 June 2008
26.00
275 578
516 343

VENFIN
ANNUAL REPORT
2008
56
REPOR OF THE BOARD OF DIRECTRS CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
The current position of the VenFin Equity Settled Share Appreciation Right Scheme is as follows:
Average
Number of
offer price
SAR
(Rand)
offered
Offered and accepted during previous financial years
11.99
9 198 923
Offered during current year
25.44
516 343
Resignations and other
17.52
(50 341)
Total at 30 June 2008
12.68
9 664 925
Participants will receive VenFin shares to the value of the appreciation of a specified number of VenFin ordinary shares that must be exercised within a period of six years after the grant date. These share appreciation rights are exercisable as follows:
– One-third after the third anniversary of the grant date;
– Two-thirds after the fourth; and
– All after the fifth anniversary of the said date
PRINCIPAL SHAREHOLDERS
Business Venture Investments No 1040 (Proprietary) Limited, a wholly owned subsidiary of the Johann Rupert Trust, holds
19 435 438 of the issued ordinary shares of the Company and 17 753 176 of the issued B ordinary shares of the
Company and is entitled to 34.0% (2007: 33.3%) of the total votes. Business Venture Investments No 1027 (Proprietary)
Limited, a wholly owned subsidiary of the Hanneli Rupert Trust, holds 19 435 437 of the issued ordinary shares of the
Company and 17 753 176 of the issued B ordinary shares of the Company and is entitled to 34.0% (2007: 33.3%) of the total votes.
An analysis of the shareholders appears on page 94.
SUBSIDIARY COMPANIES AND INVESTMENTS
Particulars of subsidiary companies, associates and other investments are disclosed in Annexures A and B.
DIRECTORS
The names of the directors appear on page 8.
In terms of the provisions of the articles of association, Messrs J J Durand and N J Williams retire from the Board. These directors are eligible and offer themselves for re-election.
DIRECTORS’ INTERESTS
At 30 June 2008 the aggregate of the direct and indirect interests of the directors in the issued share capital of the
Company amounted to 13.5% (2007: 12.7%).
An analysis of the directors’ interests in the issued share capital of the Company appears on page 95.
DIRECTORS’ FEES
The Board recommends that directors’ fees for services rendered as directors during the past financial year be fixed at
R900 000 (2007: R745 000).
SECRETARY
Mrs M Lubbe is the Company Secretary and her address appears on page 96.
AUDITOR
PricewaterhouseCoopers Inc. will continue in office in accordance with section 270(2) of the Companies Act.

57
VENFIN
ANNUAL REPORT
2008
ACQUISITION OF SHARES OF THE COMPANY
It is recommended that a general authority is granted to the Board for it to acquire, should circumstances warrant it, the Company’s own shares and to approve the acquisition of shares in the Company by any of its subsidiaries, subject to the provisions of the Companies Act (No. 61 of 1973), as amended.
Special resolutions to this effect are incorporated in the notice of the annual general meeting that appears on page 97.
DIVIDENDS
Dividend No 3
A dividend of 36 cents (2007: 30 cents) per share has been declared for the financial year ended
30 June 2008 in respect of both the ordinary shares of one cent each and the B ordinary shares of ten cents each.
Payment
The dividend is payable to shareholders of the Company registered at the close of business on Friday,
10 October 2008.
On payment date, Monday, 13 October 2008, if so mandated, dividends will either be transferred electronically to bank accounts or, alternatively, cheques will be posted.
APPROVAL
The annual financial statements set out on pages 52 to 93 have been approved by the Board.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Officer
Stellenbosch
29 August 2008

VENFIN
ANNUAL REPORT
2008
58
ACCOUNTING POLICIES
The annual financial statements are prepared on the historical cost basis, unless otherwise indicated, in accordance with International Financial Reporting Standards (IFRS) and the requirements of the South African Companies Act
(No. 61 of 1973), as amended.
These financial statements incorporate accounting policies that have been consistently applied to both years presented, with the exception of the implementation of IFRS 7: Financial Instruments – Disclosure, the amendment to IAS 1:
Presentation of Financial Statements and the change in the accounting treatment of joint ventures. The implementation of IFRS 7 and the amendment to IAS 1 relating to objectives, policies and processes for managing capital had no impact on the results of either the current or prior years, but necessitated additional disclosure.
In terms of IAS 31: Interests in Joint Ventures, such entities can be accounted for by using proportionate consolidation or alternatively by using the equity method. Previously VenFin proportionately consolidated its interests in jointly controlled ventures and thereby accounted for its share of each of the assets, liabilities, income and expenses of the jointly controlled ventures on a line-by-line basis in its financial statements.
With effect from 1 July 2007, VenFin changed its accounting policy for the accounting treatment of jointly controlled ventures from proportionate consolidation to the equity method as it only has an interest in the outcome generated by the activities of those ventures and not any rights to the individual assets or contractual obligations for expenses or financing of those entities. The change in accounting policy will thus result in more appropriate presentation of investments in joint ventures. This change in accounting policy had no effect on VenFin’s net asset value, earnings or headline earnings for the comparative periods. Certain line items in the comparative balance sheets and income statements have not been restated as the effect was immaterial.
During the year various other new accounting standards, interpretations and amendments to IFRS became effective.
The adoption of these new accounting standards, interpretations and amendments to IFRS had no impact on the results of either the current or prior years.
The preparation of the financial statements necessitates the use of estimates, assumptions and judgements that affect the reported amounts in the balance sheet and income statement. Although estimates are based on management’s best knowledge and judgements of current facts as at balance sheet date, the actual outcome may differ from those estimates.
The most significant judgements in applying the entity’s accounting policies relate to the following:
Equity accounting: Purchase price allocations in respect of the acquisition of associates require a significant amount of judgement in respect of the identification and valuation of intangible assets on acquisition. Similarly the determining of the expected useful lives of these intangibles.
Taxation: Significant judgement is required in determining the provision for deferred taxation in respect of STC credits and investments. The current deferred tax asset in respect of the group’s available STC credits was determined based on draft legislation in place at the time. Deferred taxation on the carrying value of investments is based on the estimated tax consequences of the manner in which the entity expects to recover the carrying value of the various investments.
Impairment of investments: In determining whether an investment is impaired, the group assesses whether any decline in fair value is considered significant or prolonged. This determination requires significant judgement. The group evaluates, amongst others, the duration and extent of the decline, and the financial health and near-term business outlook for the investment.
Estimates and assumptions that have a significant risk of causing a material adjustment to the carrying value of assets and liabilities in a subsequent year relate to the following:
Valuation of unlisted investments: The selection of appropriate valuation techniques requires judgement and assumptions need to be made regarding cash flows and market conditions. Refer notes 2 and 3.
Valuation of share-based payments: Various assumptions are applied in determining the valuations of share appreciation rights offered to participants as set out in note 14.
Equity accounted results: Due to different year-ends and reporting timelines, the group sometimes has to make use of preliminary results or management accounts in determining its share of the equity accounted results of associates.
The proportion of equity income accounted from unaudited reports is set out in note 2.

59
VENFIN
ANNUAL REPORT
2008
The accounting policies that the group applied in the presentation of the financial statements are set out below.
(I)        CONSOLIDATION AND EQUITY ACCOUNTING
Consolidation – subsidiary companies

All entities in which the group, directly or indirectly, has an interest of more than one half of the voting rights or otherwise has the power to exercise control over the operations, are included in the consolidated financial statements. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity.

The purchase method of accounting is used to account for the acquisition of subsidiaries. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination, irrespective of the extent of minority interests, are measured initially at their fair values at the acquisition date. The excess of the cost of the acquisition over the fair value of the group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of the acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is accounted for directly in the income statement. The cost of an acquisition is measured at the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition.

The results of subsidiary companies acquired or disposed of during the year are included in the consolidated income statement from or to the date on which effective control was acquired or ceased.

Intergroup transactions, balances and unrealised gains are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

The accounting policies of subsidiaries conform to the policies adopted by the group.

Special-purpose entities are consolidated when the substance of the relationship between the group and the special-purpose entity indicates that the group effectively controls the entity.
Equity accounting – joint ventures

All jointly controlled ventures are accounted for according to the equity method as with associates.
Equity accounting – associates

Entities that are neither subsidiaries nor joint ventures, but in which a long-term interest is held and over whose financial and operating policies a significant influence can be exercised, are accounted for according to the equity method as associates. The results of associates, acquired or disposed of, are included in the consolidated income statement from the date on which effective significant influence begins or until it ceases. Unrealised gains on transactions between the group and its associates are eliminated to the extent of the group’s interest in the associate. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The group’s share of retained income is transferred to non-distributable reserves. The group’s share of other movements in the reserves of associates is accounted for as changes in consolidated non-distributable reserves. The carrying value of the group’s associates includes goodwill (net of any accumulated impairment losses) identified at acquisition. When the group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.

Dilutionary and anti-dilutionary effects of equity transactions by associates are accounted for directly against reserves.

When investments in associates are disposed of fully or partially, the accumulated equity reserves are realised and taken into account in determining the profit and loss on disposal.

VENFIN
ANNUAL REPORT
2008
60
ACCOUNTING POLICIES CONTINUED

Certain associates have year-ends that differ from that of the Company. In such circumstances the results of listed and certain unlisted companies are accounted for from the latest published information and management accounts as at year-end, respectively. The accounting policies of associates have been changed, where necessary, to align them with those of VenFin and its subsidiaries to the extent that it is material and appropriate for the specific industry in which the associate operates.
Separate financial statements

In VenFin’s separate financial statements, investments in subsidiaries, joint ventures and associates are carried at cost.
(II)       INTANGIBLE ASSETS

Goodwill – On the acquisition of an investment, fair values at the date of acquisition are attributed to the identifiable assets, liabilities and contingent liabilities acquired.

Goodwill is the difference between the cost of the investments and the fair value of attributable net assets of the subsidiaries, joint ventures and associates at the acquisition dates. Goodwill is reported in the balance sheet as non-current assets and is carried at cost less accumulated impairment losses.
Goodwill attributable to associates and joint ventures is included in the carrying value of these companies.
(III)
FINANCIAL INSTRUMENTS

Financial instruments disclosed in the financial statements include cash and cash equivalents, investments, derivative instruments, trade and other receivables, short and long-term loans and trade and other payables.
Financial instruments are initially recognised at fair value, including transaction costs, when the group becomes party to the contractual terms of the instruments. The transaction costs relating to the acquisition of financial instruments held at fair value through profit and loss are expensed. Subsequent to initial recognition, these instruments are measured as follows:
Loans and receivables – Loans and receivables are non-derivative financial instruments with fixed or determinable payments that are not quoted in an active market. These instruments are carried at amortised cost using the effective interest rate method.
Held-to-maturity financial instruments – Instruments with fixed maturity that the group has the intent and ability to hold to maturity are classified as held-to-maturity financial instruments and are carried at amortised cost using the effective interest rate method.
Available-for-sale financial instruments – Other long-term financial instruments are classified as available-for-
sale and are carried at fair value. Unrealised gains and losses arising from changes in the fair value of available-for-sale financial instruments are recognised in non-distributable reserves in the period in which they arise. When these financial instruments are either derecognised or impaired, the accumulated fair value adjustments are realised and included in the income statement. The reversal of an impairment is taken directly into available-for-sale reserves.

Financial instruments at fair value through profit and loss – These instruments, consisting of financial instruments held for trading and those designated at fair value through profit and loss at inception, are carried at fair value. Derivatives are also classified as held for trading unless they are designated as hedges.
Realised and unrealised gains and losses arising from changes in the fair value of these financial instruments are recognised in the income statement in the period in which they arise.

Trade and other payables – Trade and other payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest rate method.

61
VENFIN
ANNUAL REPORT
2008

Financial assets (or portions thereof) are derecognised when the group realises the rights to the benefits specified in the contract, the rights expire or the group surrenders or otherwise loses control of the contractual rights that comprise the financial asset. On derecognition, the difference between the carrying amount of the financial asset and proceeds receivable, as well as any prior adjustments to reflect fair value that had been recognised in equity, is included in the income statement.

Financial liabilities (or portions thereof) are derecognised when the group’s obligation specified in the contract is discharged or cancelled or has expired. On derecognition, the difference between the carrying amount of the financial liability, including related unamortised costs, and the amount paid for it is included in the income statement.

The fair value of financial instruments traded in an organised financial market is measured at the applicable quoted prices. The fair value of the financial instruments that are not traded in an organised financial market is determined using a variety of methods and assumptions that are based on market conditions and risk existing at balance sheet date, including independent appraisals and discounted cash flow methods.
Fair values represent an approximation of possible value, which may differ from the value that will finally be realised.
All purchases and sales of financial instruments are recognised at the trade date.

Any derivatives embedded in financial instruments are separated from the host contract when their economic characteristics are not closely related to those of the host contract and the host contract is not carried at fair value. Gains and losses are reported in the income statement.
(IV)
NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Non-current assets (or disposal groups) are classified as held for sale if their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. These assets (or disposal groups) are measured at the lower of their carrying amount or fair value less costs to sell.

VenFin’s business consists mainly of investing activities, such as the acquisition, management and realisation of investments. The realisation of a significant investment is not viewed as discontinuing an operation. In instances where it is decided to dispose of such investments, and the relevant requirements in terms of IFRS 5 are met, they are reclassified as non-current assets held for sale.
(V)           TAXATION
Current taxation is provided by using current rates in terms of applicable tax laws.

Deferred taxation is provided for at current rates using the balance sheet liability method. Full provision is made for all temporary differences between the taxation base of an asset or liability and its balance sheet carrying amount. No deferred tax liability is recognised where the initial recognition of an asset or liability has no impact on accounting profit or taxable income. Assets are not raised in respect of deferred taxation, unless it is probable that future taxable profits will be available against which the deferred taxation asset can be realised in the foreseeable future. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Secondary taxation on companies is provided for in respect of dividend payments, net of dividends received or receivable, and is recognised as a taxation charge for the year.

VENFIN
ANNUAL REPORT
2008
62
ACCOUNTING POLICIES CONTINUED
(VI)
FOREIGN CURRENCIES
Functional and presentation currency

Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates, i.e. its functional currency. VenFin group’s company and consolidated functional and presentation currency is rand and all amounts, unless otherwise indicated, are stated in millions.
Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transactions. Except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges, foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of foreign currency denominated monetary assets and liabilities are recognised in the income statement. Exchange differences on non-monetary items are accounted for based on the classification of the underlying items. Foreign exchange gains and losses on financial instruments classified as available-for-sale financial assets are included in equity, whereas those on financial instruments held at fair value through profit and loss are reported as part of the fair value gain or loss.
Group entities

The results and financial position of all foreign operations (excluding those operating in hyperinflationary economies) that have a functional currency different from the group’s presentation currency are translated into the presentation currency as follows:
Assets and liabilities are translated at the closing rate on the balance sheet date.

Income and expenses for each income statement are translated at average exchange rates for the year, to the extent that such average rates approximate actual rates.
All resulting exchange differences are recognised directly in equity.

On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken directly to equity. On disposal of foreign operations, the related exchange differences are recognised in the income statement as part of the profit or loss on disposal. Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operation and translated at closing rates at balance sheet date.
(VII)    IMPAIRMENT OF ASSETS
Impairment – subsidiaries, joint ventures and associates

An asset is impaired if its carrying amount is greater than its estimated recoverable amount, which is the higher of its fair value less cost to sell or its value in use. The carrying amounts of subsidiaries, joint ventures and associates are reviewed annually and written down for impairment where necessary.
Financial instruments carried at amortised cost

The group assesses whether there is objective evidence that a financial asset is impaired at each balance sheet date. A financial asset is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that have occurred after the initial recognition of the asset (a “loss event”) and that the loss event has an impact on the estimated future cash flows of the financial asset that can be reliably estimated.

63
VENFIN
ANNUAL REPORT
2008
Financial assets carried at fair value

At each balance sheet date the group assesses whether there is objective evidence of possible impairment of financial assets carried at fair value. If any objective evidence of impairment exists for available-for-sale financial assets, the cumulative loss, measured as the difference between the acquisition cost and current fair value, less any impairment loss on the financial asset previously recognised in profit or loss, is removed from equity and recognised in the income statement.

Impairment losses on equity instruments that were recognised in the income statement are not subsequently reversed through the income statement – such reversals are accounted for in equity.
Goodwill

Goodwill is assessed annually for possible impairments. For purposes of impairment testing, goodwill is allocated to cash-generating units, being the lowest component of the business measured in the management accounts that is expected to generate cash flows that are largely independent of another business component.
Impairment losses relating to goodwill are not reversed.
(VIII) EMPLOYEE BENEFITS
Post-retirement benefits

The group provides post-retirement medical benefits to its future retirees. The entitlement to post-retirement medical benefits is based on the employees remaining in service up to retirement age and the completion of a minimum service period.

The projected unit credit method of valuation is used to calculate the liability for post-retirement medical benefits.

The cost of providing post-retirement medical obligation is charged to the income statement to spread the regular costs over the service lives of the employees in accordance with advice of qualified actuaries. The medical obligation is measured as the present value of the estimated future cash outflows using interest rates of government securities that have maturity terms approximating the terms of the related liability.

Past-service costs are immediately expensed, unless the changes to the medical plan are conditional on the employees remaining in service for a specified vesting period, in which case the past-service costs are amortised on a straight-line basis over the vesting period.

The net surplus or deficit of the benefit obligation is the difference between the present value of the funded obligations and the fair value of the plan assets. If the cumulated unrecognised actuarial gains and losses at the end of the previous reporting period exceed the greater of ten percent of the defined-benefit obligation or defined-benefit plan’s assets, that excess is recognised in future periods over the expected average remaining working lives of the participating employees.
Equity compensation plans

The VenFin group operates an equity settled share-based compensation plan. The fair value of share offers is determined on the grant date and is accounted for as an employee services expense over the vesting period of the offer, with a corresponding increase in equity, based on the group’s estimate of rights that will eventually vest. Fair value is determined using a binomial model. The expected contract life used in the model has been adjusted based on management’s best estimate of the effects of non-transferability, exercise restrictions and behavioural considerations.

VENFIN
ANNUAL REPORT
2008
64
ACCOUNTING POLICIES CONTINUED

Any profits or losses that realise from shares being delivered to participants of the VenFin Equity Settled
Share Appreciation Right Scheme are recognised directly in equity.
Short-term
benefits

Employee entitlements to leave are recognised when they accrue to employees involved. A creditor is created for the estimated liability for leave as a result of services rendered by employees up to balance sheet date.
(IX)
CASH AND CASH EQUIVALENTS

For the purpose of the cash flow statement, cash and cash equivalents comprise cash on hand, deposits held at call with banks, and investments in money market instruments, net of bank overdrafts. In the balance sheet, bank overdrafts are included in short-term interest-bearing loans.
(X)
REVENUE RECOGNITION

Interest is recognised on a time proportion basis (taking into account the principal outstanding, the effective rate and the period), unless collectability is in doubt. Dividends are recognised when the right to receive payment is established.
(XI)     SHARE CAPITAL

Ordinary shares and B ordinary shares of the Company are classified as equity. Costs directly attributable to the issue of new shares are accounted for in equity as a deduction from the proceeds.
(XII)    TREASURY SHARES

Shares in the Company held by group companies are classified as treasury shares and are held at cost.
These shares are treated as a deduction from the issued number of shares and taken into account in the calculation of the weighted average number of shares. The cost price of the shares is deducted from the group’s equity.
(XIII)  CURRENT/NON-CURRENT DISTINCTION

Items are classified as current when they are expected to be realised, traded, consumed or settled within twelve months after the balance sheet date, or the group does not have an unconditional right to defer settlement for at least twelve months after the balance sheet date.
(XIV)
NEW ACCOUNTING STANDARDS AND INTERPRETATIONS

Management considered all new accounting standards, interpretations and amendments to IFRS that were issued prior to the approval of the financial statements, but not yet effective on that date. The standards that are applicable to the group, but that were not implemented early, are the following:
IFRS 8: Operating Segments
(effective date – financial periods commencing on/after 1 January 2009)

IFRS 8 replaces IAS 14: Segment Reporting. It redefines “operating segment” and prescribes various disclosures.
IFRIC 12: Service Concession Arrangements
(effective date – financial periods commencing on/after 1 January 2008)

In some countries, governments have introduced contractual service arrangements to attract private sector participation in the development, financing, operation and maintenance of such infrastructure.
The interpretation sets out the appropriate accounting treatment for the divergent aspects resulting from these arrangements.

65
VENFIN
ANNUAL REPORT
2008
IFRIC 13: Customer Loyalty Programmes
(effective date – financial periods commencing on/after 1 July 2008)

This interpretation prescribes the accounting treatment when entities provide customers with incentives to buy their goods and services, e.g. by means of award credits or so-called “points” where the customer can use such credits for “free” or discounted goods and services.

Entities shall account for award credits as a separately identifiable component of the sales transaction in which they are granted. The fair value of the consideration received or receivable in respect of the initial sale shall be allocated between the award credits and the other components of the sale. The consideration allocated to the award credits shall be measured by reference to their fair value, i.e. the amount for which the award credits could be sold separately.
IFRIC 14: The Limit on a Defined Benefit Asset, minimum funding requirements and their interaction
(effective date – financial periods commencing on/after 1 January 2008)

This interpretation prescribes the amount of a post-retirement benefit asset that can be recognised when there is a surplus in the fund including the effects of minimum funding contribution that may or may not be available for future reductions.
The post-retirement benefit asset to be recognised is the lower of:
(a) the surplus in the plan; and

(b) the expected life of the entity reduced by the estimated minimum funding contributions required in respect of future accrual of benefit of that year.

Where the minimum funding contribution is to cover the existing shortfall in respect of services already received, the entity shall recognise the liability by the proportion of the contributions not available as a refund.
IFRIC 15: Agreements for the Construction of Real Estate
(effective date – financial periods commencing on/after 1 January 2009)

This interpretation provides guidance on how to determine whether an agreement for the construction of real estate is within the scope of IAS 11: Construction Contracts or IAS 18: Revenue and when revenue from the construction should be recognised.
IFRIC 16: Hedges of a Net Investment in a Foreign Operation
(effective date – financial periods commencing on/after 1 October 2008)

This interpretation provides guidance on the accounting treatment for a hedge of a net investment in a foreign operation in an entity’s consolidated financial statements and states that:
Consequently, a parent entity may only designate the foreign exchange differences arising from a difference between its own functional currency and that of its foreign operation as a hedged risk.
IAS 39: Financial Instruments: Recognition and Measurement is applied to determine the amount that needs to be transferred from equity to profit or loss in respect of the hedging instrument,
IAS 21: The Effects of Changes in Foreign Exchange Rates must be applied in respect of the hedged item.

VENFIN
ANNUAL REPORT
2008
66
Revised IFRS 3: Business Combinations
(effective date – financial periods commencing on/after 1 July 2009)

The revised standard establishes principles for recognising and measuring identifiable assets acquired, liabilities assumed and any non-controlling interest in an acquiree. Any classifications or designations made in recognising these items must be made in accordance with contractual terms, economic conditions, the acquirer’s operating and accounting policies and other factors that exist at the acquisition date.

Each identifiable asset and liability is measured at its fair value at acquisition date. Any non-controlling interest in an acquiree is measured at fair value or as the non-controlling interest’s proportionate share of the acquiree’s net identifiable assets.
The standard provides limited exceptions to these recognition and measurement principles.
Revised IAS 23: Borrowing Costs
(effective date – financial periods commencing on/after 1 January 2009)

The revised IAS 23 removes the option of immediately recognising borrowing costs, that relate to assets that necessarily take a substantial period of time to get ready for its intended use or sale, as an expense.
Revised IAS 27: Consolidated and Separate Financial Statements
(effective date – financial periods commencing on/after 1 July 2009)

The standard specifies the circumstances in which an entity must consolidate the financial statements of another entity (being a subsidiary), the accounting for changes in the level of ownership interest in a subsidiary, the accounting for the loss of control of a subsidiary and the information that an entity must disclose to enable users of the financial statements to evaluate the nature of the relationship between the entity and its subsidiaries.

The standard further requires that non-controlling interests must be presented in the consolidated balance sheet within equity, separately from the equity of the owners of the parent. Total comprehensive income must be attributed to both the owners of the parent and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in a parent’s ownership interest in a subsidiary that do not result in the loss of control are accounted for within equity.

When an entity loses control of a subsidiary, it derecognises the assets and liabilities and related equity components of the former subsidiary. Any gain or loss is recognised in profit or loss. Any investment retained in the former subsidiary is measured at its fair value at the date when control is lost.
Amendment to IFRS 2: Share-based payment (Vesting conditions and cancellations)
(effective date – financial periods commencing on/after 1 January 2009)

The amendment clarifies that vesting conditions are service conditions and performance conditions only.
Other features of share-based payment are not vesting conditions. The amendment further specifies that all cancellations, whether by the entity or by other parties, should receive the same accounting treatment.
ACCOUNTING POLICIES CONTINUED

67
VENFIN
ANNUAL REPORT
2008
·Amendment to IAS 1 (revised): Presentation of Financial Statements
(effective date – financial periods commencing on/after 1 January 2009)
The revised IAS 1 requires information in financial statements to be aggregated on the basis of shared characteristics and introduces a statement of comprehensive income. The titles of some financial statements have been altered to reflect their function more clearly but are not mandatory for use in financial statements.

·Amendment to IAS 14: Segment Reporting
(effective date – financial periods commencing on/after 1 January 2009)

·The amendments to IAS 1 have led to some consequential changes to IAS 14. The changes to IAS 14 become effective when it is superseded by IFRS 8.

·Amendment to IAS 32: Financial Instruments: Presentation and IAS 1: Presentation of Financial
Statements (Puttable Financial Instruments and Obligations arising on Liquidation)
(effective date – financial periods commencing on/after 1 January 2009)
IAS 1 and IAS 32 were amended by requiring that some puttable financial instruments and some financial instruments that impose an obligation on the entity to deliver a pro rata share of the net assets of the entity only on liquidation to another party, to be classified and disclosed as equity.

·IASB first annual improvements project
The IASB concluded its first annual improvements project, amending various accounting standards.
These changes become effective for periods commencing on or after 1 January 2009, unless specified otherwise in the transitional provision for each amendment.

The application of the standards, interpretations and amendments to IFRS mentioned above in future financial reporting periods is not expected to have a significant effect on the group’s financial results, financial position and cash flow.

VENFIN
ANNUAL REPORT
2008
68
BALANCE SHEETS
AT 30 JUNE 2008
ASSETS
Non-current assets
Investments – Associates and joint ventures
2
3 127
1 953
–
–
– Other
3
1 216
512
1 012
1 012
Deferred taxation
4
111
164
–
–
4 454
2 629
1 012
1 012
Current assets
1 748
1 716
2 675
2 300
Intergroup loans
19
–
–
2 674
2 300
Non-current assets held for sale
5
32
606
–
–
Trade and other receivables
49
12
1
–
Taxation
2
–
–
–
Derivative instruments
6
–
2
–
–
Short-term loans
7
3
–
–
–
Cash and cash equivalents
8
1 662
1 096
–
–
Total assets
6 202
4 345
3 687
3 312
EQUITY AND LIABILITIES
Capital and reserves
Issued capital
9
6
6
6
6
Share premium
3 281
3 281
3 281
3 281
Reserves
10
3 077
1 393
400
25
Treasury shares
9
(363)
(379)
–
–
Total shareholders’ equity
6 001
4 301
3 687
3 312
Non-current liabilities
Deferred taxation
4
23
–
–
–
Current liabilities
178
44
–
–
Trade and other payables
19
15
–
–
Derivative instruments
6
2
25
–
–
Taxation
157
4
–
–
Total equity and liabilities
6 202
4 345
3 687
3 312
Consolidated
The Company
R million
Notes
2008
2007
2008
2007

69
VENFIN
ANNUAL REPORT
2008
INCOME STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2008
Dividends received
44
16
900
60
Interest received
214
88
–
1
Finance costs
–
–
–
(2)
Other net operating expenses
(69)
(58)
–
–
Fair value adjustments
23
16
–
–
Net impairment of investments and loans
(84)
228
–
–
Profit on disposal of investments
1 419
133
–
–
Profit before tax
11
1 547
423
900
59
Taxation
4
(234)
18
–
–
Profit after tax
1 313
441
900
59
Share of after-tax profit of associates
214
176
–
–
Net profit for the year
1 527
617
900
59
Earnings per share
1
Cents Cents
– Basic
572.1
219.5
– Diluted
563.7
216.7
Associates
R million R
million
Share of after-tax profit of associates
Profit before taking into account the following
215
209
Amortisation of intangibles
(32)
(54)
Profit on disposal of investments
18
6
Net gain/(loss) on disposal of property, plant
and equipment
(1)
11
Other
14
4
214
176
Consolidated
The Company
R million
Notes
2008
2007
2008
2007

VENFIN
ANNUAL REPORT
2008
70
STATEMENTS OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 JUNE 2008
Trans- Long-
Issued lation Fair term
capital and Treasury Equity adjust- value share Retained
R million premium shares reserves ments reserve scheme earnings Total
Consolidated
30 June 2008
Balances at 1 July 2007 as
previously stated
3 287
(379)
322
239
82
10
874
4 435
Change in reserves of associates
as restated
–
–
(134)
–
–
–
–
(134)
Adjusted balances at 1 July 2007
3 287
(379)
188
239
82
10
874
4 301
Total income accounted for
457
340
1 527
2 324
Exchange rate adjustments
457
457
Net fair value adjustments
340
340
Income accounted for directly in equity
457
340
797
Net
profit
for
the
year
1 527
1 527
Dividends
paid
(214)
(214)
Change in reserves of associates
(137)
(137)
Transfer between reserves
102 3
(105)
–
Net shares acquired by wholly owned
subsidiary (treasury shares)
(284)
(284)
Shares cancelled
–
300
(300)
–
Long-term share incentive
scheme reserve
11
11
Balances at 30 June 2008
3 287
(363)
153
696
425
21
1 782
6 001
30 June 2007
Balances at 1 July 2006
3 287
(54)
201
251
(9)
–
142
3 818
Total income accounted for
(12)
91
617
696
Exchange
rate
adjustments
(12)
(12)
Net
fair
value
adjustments
91
91
Income accounted for directly in equity
(12)
91
79
Net
profit
for
the
year
617
617
Dividends
paid
(145)
(145)
Change
in
reserves
of
associates
247
247
Transfer
between
reserves
(260)
260
–
Shares acquired by wholly owned
subsidiary (treasury shares)
(325)
(325)
Long-term share incentive
scheme
reserve
10
10
Balances at 30 June 2007
3 287
(379)
188
239
82
10
874
4 301
R million 2008 2007
The Company
Balances
at
1
July
3 312
3 399
Shares
cancelled
(300)
–
Net profit for the year
900
59
Dividends
paid
(225)
(146)
Balances at 30 June
3 687
3 312

71
VENFIN
ANNUAL REPORT
2008
C A S H F L O W S TAT E M E N T S
FOR THE YEAR ENDED 30 JUNE 2008
Cash flow – operating activities
Net operating profit before taxation
1 547
423
900
59
Adjustments
12.1
(1 420)
(455)
(900)
(61)
Operating profit/(loss) before working
capital changes
127
(32)
–
(2)
Working capital changes
12.2
(25)
(84)
(1)
1
Cash generated/(utilised) from operations
102
(116)
(1)
(1)
Net interest received
214
88
–
1
Dividends received
12.3
126
234
900
60
Taxation paid
12.4
(20)
(7)
–
–
Cash available from operations
422
199
899
60
Dividends paid
12.5
(214)
(145)
(225)
(146)

Net cash inflow/(outflow) from operating
activities
208
54
674
(86)
Cash flow – investment activities
642
113
–
–
Additions to investments
(1 218)
(167)
–
–
Proceeds on disposal of investments
2 098
149
–
–
Capital distribution received
–
134
–
–
Net loans advanced
(238)
(3)
–
–
Cash flow – financing activities
(284)
(325)
(674)
3
Decrease/(increase) in intergroup loans
(374)
3
Repurchase of shares
(284)
(325)
(300)
–
Net increase/(decrease) in cash and
cash equivalents
566
(158)
–
(83)
Cash and cash equivalents at the beginning of the year
1 096
1 254
–
83
Cash and cash equivalents at the end of the year
1 662
1 096
–
–
Consolidated
The Company
R million
Notes
2008
2007
2008
2007

VENFIN
ANNUAL REPORT
2008
72
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2008
1.           EARNINGS
HEADLINE EARNINGS RECONCILIATION
Net profit for the year
1 527
617
Adjusted
for:
Subsidiaries
– Profit on disposal of investments
(1 419)
(1 281)
(133)
(133)
– Net impairment of investments
44
44
(230)
(230)
– Deferred CGT on capital distribution
9
9
Associates
– Net profit on sale of investment
(18)
(18)
(6)
(6)
– Net (gain)/loss on disposal of property,
plant and equipment
1
1
(11)
(11)
– Other
(14)
(14)
(4)
(4)
268
233
2008
2007
EARNINGS PER SHARE
Cents
Cents
Headline earnings
– Basic
100.4
83.0
– Diluted
98.9
81.5
Earnings
– Basic
572.1
219.5
– Diluted
563.7
216.7
Number                Number
of shares
of shares

Weighted shares in issue
266 924 728
280 993 121
Earnings per share

In determining the earnings per share and headline earnings per share, the weighted number of shares in issue was taken into account, after the deduction of the treasury shares.
Diluted earnings per share

In determining the diluted earnings per share and diluted headline earnings per share, the weighted number of shares in issue was adjusted for the deemed dilutive effect of the shares accepted by participants of the VenFin
Equity Settled Share Appreciation Right Scheme but not yet delivered.

The delivery of scheme shares to participants will be regarded as an issue of shares. As the market value (fair value) of the shares at date of delivery will differ from the offer value, the number of shares represented by the difference will be regarded as an issue of ordinary shares for no consideration. These imputed shares amount to
3 977 769 (2007: 1 961 368) and have been added to the weighted number of shares in issue to determine the dilutive effect.

Some associates have similar management incentive schemes as well as other instruments that can dilute these companies’ earnings in the future. This has not been adjusted for as it is immaterial.
2008
2007
Gross
Net
Gross Net
R million
R million
R million R million

73
VENFIN
ANNUAL REPORT
2008
2.
INVESTMENTS – ASSOCIATES AND JOINT VENTURES
(Annexures B & C)
2.1
Investments – Associates (excluding joint ventures)
2008
2007
Listed            Unlisted
Total            Listed
Unlisted                  Total
R million
R million
R million       R million           R million            R million
Cost
1 989
695
2 684
1 426 305 1 731
Equity adjustment
140
59
199
142 46 188
Carrying value *
2 129
754
2 883
1 568 351 1 919
Long-term loans
–
238
238
– 34 34
2 129
992
3 121
1 568 385 1 953

Market values of listed
investments
2 385
2 385
2 272 2 272

Directors’ valuation of
unlisted investments
2 919
2 919
2 092 2 092

Market values and
directors’ valuation
2 385
2 919
5 304
2 272 2 092 4 364

Excess of market values and
directors’ valuation over the
carrying value of investments:
– attributable to own members
2 183
2 411
* Included in the carrying value of associates are intangible assets of R457 million (2007: R230 million) which are amortised over seven years.
The calculations to determine the directors’ valuation of the unlisted investments include an analysis of the following factors: Market value and earnings yield of similar listed shares, discounted for limited tradability of the unlisted shares; growth potential and risk factors; underlying net asset value; profit history and cash flow projections.
2008
2007
Reconciliation of carrying value at the beginning and end of the year
R million               R  million
Carrying value at the beginning of the year
1 953
2 219
Share of retained profits of associates
102
(40)
Share of net profit of associates
214
176
Dividends paid by associates
(112)
(216)

Exchange rate differences on translation between average rate to year-end rates
23
(2)
Equity-accounted movements on reserves
(136)
247
Exchange rate differences accounted for directly on reserves
211
(21)
Additions to investments
769
65
Repayment of loans
(2)
(21)
Capital distributions
–
(134)
Loans granted
207
34
Disposals
(1)
(18)
Associate reclassified as investment held for sale
(5)
(606)
Impairments
(2)
(6)
Reversal of impairment
2
236
Carrying value at the end of the year
3 121
1 953

VENFIN
ANNUAL REPORT
2008
74
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
2008
2007
R million R
million
2.
INVESTMENTS – ASSOCIATES AND JOINT VENTURES (continued)
2.1
Investments – Associates (excluding joint ventures) (continued)

Portion of the share in net profit by associates that has been accounted for from unaudited interim reports and management reports
59
73

Portion of the share of accumulated losses of associates not equity-
accounted
– current year
8
8
– cumulative
22
14
Impairment

Various small adjustments relating to unlisted investments where the carrying value was higher than the fair value.
Contingent liabilities of associates

Guarantees to third parties – Performance guarantees and letters of credit of various associates
–
32

Claims – There are a number of legal or potential claims against various associates, the outcome of which cannot be foreseen, but are not regarded as material, neither individually nor cumulatively.
2.2
Investments – Joint ventures
Unlisted shares – at cost
1
–
Equity
adjustment
–
–
Carrying
value
1
–
Long-term
loans
5
–
6
–
Directors’ valuation of unlisted investments
7
–
Reconciliation of carrying value at the beginning and end of the year
Carrying value at 1 July
–
–

Transfer from joint ventures previously consolidated proportionately
6
–
Carrying value at 30 June
6
–

VENFIN
ANNUAL REPORT
2008
2008
2007
R million R
million
3.
INVESTMENTS – SUBSIDIARY COMPANIES AND OTHER
(Annexures A & B)
3.1      The Company
Unlisted subsidiary companies
1 012
1 012
2008
2007
Listed
Unlisted               Total
Listed        Unlisted
Total
R million
R million
R million
R million R million R million
3.2       Consolidated
Available-for-sale
*
521
304
825
53
281
334
Assets at fair value through
profit and loss
104
104
79
79
Long-term loans **
–
287
287
–
99
99
521
695
1 216
53
459
512
*
The valuation methodology of the unlisted available-for-sale investments is similar to the valuation of associates.
(Refer note 2)
**  Consists of interest-bearing investments in preference shares, with varied rates between prime -3% and prime +3%
as well as interest-free bridging loans with the intention to subscribe for equity into the respective companies.
Reconciliation of carrying value at the beginning and end of the year
2008
2007
Investments
Investments
available-
Long-term
Impair-
available-     Long-term
Impair-
for-sale
loans
ment            Total
for-sale
loans
ment             Total
R million
R million
R million
R million
R million
R million
R million
R million

Balances at the
beginning of year
334
178
–
512
141
172
–
313
Additions
210
241
–
451
103
55
–
158
Loans and investments
provided
–
–
(85)
(85)
–
–
–
–
Loans and investments
written off
–
–
–
–
–
(3)
–
(3)
Reallocation
from/(to)
other asset classes
1
(5)
–
(4)
–
–
–
–

Exchange rate
adjustments
84
–
84
–
–
–

Fair value
adjustments for
the year
353
24
377
91
16
107
– per income
statement
–
24
24
–
16
16
– equity
353
–
353
91
–
91
Interest
income
for the year
13
13
–
–
Repayment
of
loans
(20)
(20)
(62)
(62)

Capital distributions/
Disposals
(112)
–
(112)
(1)
–
(1)

Balances at the end
of the year
870
431
(85)
1 216
334
178
–
512

VENFIN
ANNUAL REPORT
2008
76
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
4.
TAXATION
4.1.1     Deferred tax asset
STC
credits
109
150
Tax
losses
–
12
Provisions
2
2
111
164
4.1.2    Deferred tax liabilities
Capital gains tax
9
–
Investments (accounted for directly in equity)
14
–
23
–

No deferred tax is provided on temporary differences relating to investments in subsidiary companies as VenFin controls the dividend policy of these companies and consequently also controls the reversal of the temporary differences.

The carrying values of most investments in associates and joint ventures are mainly recovered through dividends. As no taxable temporary differences exist, no deferred tax is provided.
The movement between balances of deferred taxation at the
beginning and end of the year can be analysed as follows:
Beginning of the year
164
143
STC credits
(12)
7
Capital gains tax
(9)
–
Rate change
(30)
–
Direct in equity
(14)
–
Other
(11)
14
Net deferred tax balance at the end of the year
88
164
4.2        Tax losses
Estimated tax losses available for set-off against future taxable income
–
42
Utilised to create deferred tax asset
–
(42)
–
–
4.3
Secondary taxation on companies (STC)

The STC credits on 30 June, which could be set off against future dividend payments, amount to
1 088
1 204
– The Company
400
64
– Wholly owned subsidiary companies
688
1 140
Utilised to create deferred tax asset
(1 088)
(1 204)
STC credits not provided for
–
–
4.4
Taxation in income statement
Current
– current year        – South African normal taxation
35
12
– Capital gains tax
138
–
– previous year    – South African normal taxation
(2)
(10)
Deferred – current year
21
(13)
Secondary taxation on companies – deferred
42
(7)

234
(18)
2008
2007
R million R
million

VENFIN
ANNUAL REPORT
2008
4.
TAXATION (continued)
4.5
Reconciliation of effective tax rate with standard rate
2008
2007
R million
%                 R  million
%
Effective tax rate
234
15.1
(18)
(4.3)

Reduction/(increase) in standard rate
as a result of:
Future capital gains payable
(9)
(0.6)
–
–
Exempt dividend income
12
0.8
5
1.1
Non-taxable capital profit
120
7.7
18
4.3
Secondary tax on companies
(12)
(0.7)
7
1.6
Other non-taxable income
130
8.6
92
21.7
Previous year taxation
2
0.1
10
2.4
Rate
change
(30)
(2.0)
–
–
Tax losses utilised
–
–
20
4.8
Foreign
taxation
(15)
(1.0)
(11)
(2.6)
Standard
rate
432
28.0
123
29.0
5.           NON-CURRENT ASSETS HELD FOR SALE
30 June 2008

A property was purchased for R32 million in Paarl and comprises a total of 63 622 square metres in extent. The combined property has various buildings of approximately 30 213 square metres in total.

The property was acquired in the 2008 financial year, with the intention to on-sell it to Thin Film Solar
Technologies (Proprietary) Limited, a company established to pursue the building of a photovoltaic solar panel plant on the premises. This sale is expected to occur in the 2009 financial year.
30 June 2007

The investment in Alexander Forbes, disclosed as a non-current asset held for sale on 30 June 2007, was disposed of on 26 July 2007. (Refer to the Report of the Board of Directors.)
2008
2007
R million R
million
6.            DERIVATIVE INSTRUMENTS
The following material derivative instruments existed at 30 June:
Assets
Derivative instrument (at fair value through profit and loss)
–
2

A loan was advanced in the 2007 financial year where the return is based on the minimum SAFEX deposit rates or the value of the weighted volume average share price of the underlying investment. This loan was repaid in the current financial year.
Liabilities
Share appreciation rights
2
–

The valuation of the rights is based on the growth in the value of certain notional shares in an investee company. The rights vest over a period of three years. The share scheme was professionally valued by a qualified financial analyst.
Put option (at fair value through profit and loss)
–
25

VenFin had a R25 million exposure to a put option of certain shares, which was provided in the 2007 financial year. This put option was exercised at a cost of
R25 million in the 2008 financial year.

VENFIN
ANNUAL REPORT
2008
78
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
7. SHORT-TERM LOANS

Unsecured interest-bearing demand loan at prime to an associate
3
–
8.
CASH AND CASH EQUIVALENTS
2008
2007
Base
Base
amount
R million
amount                 R
million
Local
783
783
539
539
Offshore
879
557
Dollar
45
350
21
146
Euro
26
317
26
246
Pound
14
212
12
165
1 662
1 096

Cash and cash equivalents are represented by the following:
2008
2007
R million               R
million
Call accounts and short-term deposits
1 555
1 096
Preference shares
107
–
1 662
1 096

At year-end cash and cash equivalents earned interest at effective interest rates that vary between:
%
%
Rand
9.0 –12.0
8.5 – 9.4
Dollar
5.1 – 5.7
5.1 – 5.3
Pound
4.4 – 6.5
4.4 – 5.7
Euro
4.0 – 4.7
2.7 – 4.0

At year-end the group’s cash was invested at financial institutions with the following Moody’s credit rating:
R million             R
million
Aa2
560
398
Aa3
324
209
Baa1
778
489
1 662
1 096
9.
SHARE CAPITAL
Authorised
512 493 650 Ordinary shares of 1 cent each
5.1
5.1
40 506 352 B ordinary shares of 10 cents each
4.1
4.1
9.2
9.2
Issued
245 443 997 (2007: 257 443 997) Ordinary shares of 1 cent each
2.5
2.6
35 506 352 (2007: 35 506 352) B ordinary shares of 10 cents each
3.5
3.5
6.0
6.1
Each ordinary share has one vote.
Each B ordinary share has ten votes.
2008
2007
R million               R  million

VENFIN
ANNUAL REPORT
2008
2008
2007
Number Number
of shares
of shares
9.
SHARE CAPITAL (continued)
Shares in issue
– Ordinary shares of 1 cent each
245 443 997
257 443 997
– B ordinary shares of 10 cents each
35 506 352
35 506 352
Total number of shares in issue
280 950 349
292 950 349
– Shares held in treasury (ordinary shares of 1 cent each)
(20 854 843)
(21 079 106)
260 095 506
271 871 243
Movement in the number of ordinary shares of 1 cent each for the year:
Total number of shares issued at 1 July
257 443 997
257 443 997
Shares repurchased during the year
(12 000 000)
–
Total number of shares at 30 June
245 443 997
257 443 997

Movement in the number of B ordinary shares of 10 cents each for the year:
Total number of shares issued at 1 July
35 506 352
35 506 352
Total number of shares at 30 June
35 506 352
35 506 352

At 30 June 2007, 10% of the authorised but unissued share capital of the Company, being 25 504 965 ordinary shares of one cent each and 500 000 B ordinary shares of ten cents each, was placed under the control of the
Board of Directors of the Company as a general authority in terms of section 221(2) of the Companies Act (No.
61 of 1973), as amended (“the Act”) until the next annual general meeting, for allotment and issue to such persons and on such conditions as the Board of Directors may deem fit, subject to the provisions of the Act and the Company’s articles of association.

Treasury shares

During the year under review VenFin’s wholly owned subsidiary, VenFin Funding Corporation (Proprietary)
Limited, acquired a net number of 11 775 737 ordinary shares of VenFin for a total amount of R284 million.
On 30 June 2008, 20 854 843 treasury shares were held.
2008
2007
R million R
million
10.
RESERVES
(Also refer to the Statements of Changes in Equity on page 70)
Composition of reserves
The Company:
Retained earnings
400
25
Subsidiary companies
2 499
1 182
Translation adjustments
671
241
Fair value reserve
425
82
Long-term share scheme
21
10
Retained earnings
1 382
849
Associates
178
186
Equity reserves
153
188
Translation adjustments
25
(2)
3 077
1 393

VENFIN
ANNUAL REPORT
2008
80
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
11.
PROFIT
Profit is stated after taking the following into account:
11.1 The Company
Income
Dividend income – unlisted investments
900
60
Interest
received
–
1
11.2 Consolidated
Income
Dividend income – unlisted investments
44
16
Fair value adjustments
23
16
Interest
received
214
88
Unlisted investments and deposits
197
83
Dividends on preference shares
17
5
Profit on disposal of investments *
1 419
133
Idion (surplus on capital distribution)
–
127
Alexander Forbes
1 403
–
Destiny
4
–
Trina
Solar
11
6
Other
1
–
Reversal of impairment of investments in associates
2
236
Reversal of impairment of long-term loans
–
2
* Refer to the Report of the Board of Directors for more information.
Expenses
Administration and management fees – net corporate costs
14
17

Paid to M&I in respect of costs
18
20
Less: Fees received
(4)
(3)
Auditor’s remuneration – audit services
2
2
Staff costs *
31
30
Salaries
18
18
Share scheme costs
11
9
Pension costs – defined contribution
2
2
Other
–
1
Donations
7
6
Professional fees
2
2
Exchange rate differences
–
2
Impairment of associates
2
6
Impairment of available-for-sale asset
45
–
Impairment of loans
40
4
* Post-retirement medical benefits are included in salaries and are immaterial.
2008
2007
R million
R million

VENFIN
ANNUAL REPORT
2008
Consolidated
The Company
2008
2007
2008
2007
R
million
R million
R million
R million
12.      CASH FLOW
INFORMATION
12.1      Adjustments
Net impairment of investments and loans
85
(231)
–
–
Share scheme cost
11
9
–
–
Movements in provisions
1
5
–
–
Exchange rate differences
183
15
–
–
Fair value adjustments
(23)
(16)
–
–
Net interest received
(214)
(88)
–
(1)
Dividends
received
(44)
(16)
(900)
(60)
Profit on sale of investments
(1 419)
(133)
–
–
(1 420)
(455)
(900)
(61)
12.2     Movement in working capital
Increase/(decrease) in derivative liabilities
(23)
2
–
–
(Increase)/decrease in derivative assets
2
(2)
–
–
(Increase)/decrease in trade and other
receivables
(7)
23
(1)
1

Increase/(decrease) in trade and other
payables
3
(107)
–
–
(25)
(84)
(1)
1
12.3     Reconciliation of dividends received
Receivable at the beginning of the year
2
4
–
–
Per income statement
44
16
900
60
Dividends received from associates
112
216
–
–
Impairments
(1)
–
–
–
Receivable at the end of the year
(31)
(2)
–
–
Cash received
126
234
900
60
12.4
Reconciliation of taxation paid with the amount
disclosed in the income statement

Paid in advance at the beginning of
the year
–
1
–
–
Unpaid at the beginning of the year
(4)
(10)
–
–
Per income statement
(171)
(2)
–
–
Unpaid at the end of the year
157
4
–
–
Paid in advance at the end of the year
(2)
–
–
–
Cash
paid
(20)
(7)
–
–
12.5     Reconciliation of dividends paid
Paid by VenFin Limited
(225)
(146)
(225)
(146)
Less: Treasury dividends
11
1
–
–
Cash paid
(214)
(145)
(225)
(146)

VENFIN
ANNUAL REPORT
2008
82
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
13.     DIRECTORS’ EMOLUMENTS
2008
2007
Non-
Non-
Executive
executive                 Total
Executive
executive               Total
R’000
R’000
R’000           R’000                  R’000             R’000
Fees
615
285
900
495
250
745
Salaries
5 401
–
5 401
5 285
–
5 285
Short-term bonuses
2 800
–
2 800
227
–
227
Retirement fund contributions
1 301
–
1 301
1 220
–
1 220
Other
benefits
144
–
144
140
–
140
Total
10 261
285
10 546
7 367
250
7 617
2008
2007
Salaries
Salaries
Fees
and
other               Total                   Fees
and other              Total
R’000
R’000
R’000
R’000               R’000              R’000
Paid
by:
The Company
285
–
285
250
–
250
Management company
615
9 646
10 261
495
6 872
7 367
900
9 646
10 546
745
6 872
7 617
14.
VENFIN EQUITY SETTLED SHARE APPRECIATION RIGHT SCHEME

The share-based payments that are accounted for in the financial statements are in respect of the VenFin Equity
Settled Share Appreciation Right Scheme (the “Scheme”). Participants are offered shares to the value of the appreciation of a specified number of VenFin ordinary shares that must be exercised within a period of six years after the grant date. These share appreciation rights are exercisable as follows:
One-third after the third anniversary of the grant date;
Two-thirds after the fourth; and
All after the fifth anniversary of the said date.

The valuation of the Scheme was performed using an actuarial model. This model was developed by an independent third party from the standard binomial option pricing model in order to address the unique nature of the Scheme, especially with regard to early exercise of rights.

The expected contract lifetimes are estimated by considering separately each of the tranches within that grant.
The risk-free rate was estimated by using the implied yield on an SA zero-coupon government bond and the yield curve over the expected contract lifetimes of three, four and five years from the grant date.

Share price volatility of ordinary shares in VenFin was determined with reference to movements in the share price since 4 April 2006, that being the date on which VenFin commenced trading on the over-the-counter market.

Dividend yield was assumed to be 3% as VenFin had no dividend record.

VENFIN
ANNUAL REPORT
2008
14.
VENFIN EQUITY SETTLED SHARE APPRECIATION RIGHT SCHEME (continued)
Fair value of rights offered during the year
3 010
115

Share-based payment cost included in the income statement
(in accordance with IFRS 2)
11 129
9 419
Portion attributable to directors
5 395
5 236

Number of weighted average exercise prices of all rights offered to participants of the Scheme:
2008
2007
Number
Number
of rights
Rand
of rights Rand

Previous financial year
9 198 923
110 293 856
9 184 017
110 052 002
Offered in current financial year
516 343
13 134 139
34 897
515 731
Forfeited in current financial year
(50 341)
(881 945)
(19 991)
(273 877)
Total at 30 June
9 664 925
122 546 050
9 198 923
110 293 856
Exercisable at the end of the year
–
–
–
–
Weighted
Weighted
average
average
Number
remaining
Number
remaining
of rights
contract
of rights
contract
outstanding
lifetime
outstanding
lifetime
Exercise prices of all rights:
at year-end
in years
at year-end
in years
R11.24
6 410 175
4
6 410 175
5
R13.70
2 729 393
4
2 753 851
5
R14.20
16 611
5
16 611
6
R14.71
6 132
5
6 132
6
R15.20
–
5
9 815
6
R17.30
2 339
5
2 339
6
R24.70
6 933
6
–
–
R24.75
7 280
6
–
–
R24.80
210 484
6
–
–
R26.00
275 578
6
–
–

The following assumptions were used in the binomial model to value rights offered:
2008
2007
Weighted average VenFin share price for the year (Rand)
24.47
17.72
Exercise price (Rand)
11.24 – 26.00           11.24 – 17.30
Average expected exercise term (years)
2 – 6
3 – 6
Price volatility (%)
22.75 – 26.24
24
Risk-free rate (%)
7.81 – 8.84
7.87 – 7.88
Expected dividend yield (%)
3
3
2008
2007
R’000                     R’000

VENFIN
ANNUAL REPORT
2008
84
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
15.
INVESTMENTS COMMITTED
Investment expenditure authorised and committed
467
412
Investment expenditure authorised, but not yet contracted
950
734
1 417
1 146
The above-mentioned commitments will be financed by internal sources and borrowed funds.
16.
FINANCIAL INSTRUMENTS
16.1 Classes of financial instruments and fair value

Financial instruments on the balance sheet include investments, loans receivable, trade and other receivables, cash, trade and other payables and derivative instruments. Details of the nature, extent and terms of these instruments are explained in the notes to the relevant items.
The accounting policy for financial instruments was applied to the following balance sheet line items:
Assets at
fair
value
Loans
through
and
profit
Available
Carrying
Fair
receivables
and loss
for sale
value
value
Financial
assets
R million
R million
R million
R million
R million
2008
Investments – other
287
104
825
1 216
1 216
Short-term
loans
3
–
–
3
3
Trade and other receivables
49
–
–
49
49
Cash and cash equivalents
1 662
–
–
1 662
1 662
2 001
104
825
2 930
2 930
2007
Investments – other
99
79
334
512
512
Trade and other receivables
12
–
–
12
12
Derivative
instruments
–
2
–
2
2
Cash and cash equivalents
1 096
–
–
1 096
1 096
1 207
81
334
1 622
1 622
2008
2007
R million
R million

VENFIN
ANNUAL REPORT
2008
16.
FINANCIAL INSTRUMENTS (continued)
16.1   Classes of financial instruments and fair value (continued)
Liabilities
Liabilities at
at fair value
amortised  through profit       Carrying
Fair
cost
and loss
value
value
Financial
liabilities
R million
R million
R million
R million
2008
Trade and other payables
19
–
19
19
Derivative
instruments
–
2
2
2
19
2
21
21
2007
Trade and other payables
15
–
15
15
Derivative
instruments
–
25
25
25
15
25
40
40
Fair
value

On 30 June 2008 and 2007 the fair value of financial instruments approximates their carrying value.

The following methods and assumptions are used to determine the fair value of each class of financial instruments:

Financial instruments available for sale: Fair value is based on quoted market prices or, in the case of unlisted instruments, appropriate valuation methodologies.
Cash and cash equivalents, trade and other receivables, trade and other payables and short-term loans:
Due to the expected short-term maturity of these financial instruments their carrying values approximate their fair value.

Loans: The fair value of long-term loans is based on discounted cash flows using the effective interest rate method. As the interest rates of long-term loans are all market related their carrying values approximate their fair value.
Derivative instruments: The fair value of derivative instruments is determined by using mark-to-market valuations.
16.2     Financial instruments and risk management

Various financial risks have an impact on the group’s results: market risk (including price risk, interest rate risk and foreign exchange risk), credit risk and liquidity risk. The Company and its subsidiary companies’ risk management programmes, of which key aspects are explained below, acknowledge the unpredictability of financial markets and are aimed to minimise any negative effect thereof. Derivative instruments are used to hedge against certain financial risk exposures.

Risk management is performed by the central treasury department in terms of the policy that was approved by the Board of Directors. A treasury committee identifies, evaluates and hedges financial risks in terms of the group’s risk appetite, sets risk limits and monitors compliance with policy and procedures. The committee is assisted by the internal audit department that regularly, and on an ad hoc basis, reviews risk management controls and procedures. It is the responsibility of the VenFin Audit and Risk Committee to supervise these functions and assess the appropriateness of risk management strategies.

VENFIN
ANNUAL REPORT
2008
86
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008
16.
FINANCIAL INSTRUMENTS (continued)
16.2 Financial instruments and risk management (continued)
Relevant financial risks and risk management programmes are summarised as follows:
Market
risk
Price
risk

Exposure to share price risk is due to investments in listed and unlisted shares. Investments available for sale and at fair value through profit and loss consist of the investment in listed companies, private equity funds, venture capital companies and convertible preference shares. The executive committee monitors all investments continuously and makes recommendations to the Board of Directors in this regard.
Foreign exchange risk

The Company and its subsidiary companies operate internationally and are therefore exposed to foreign currency risk due to commercial transactions denominated in foreign currencies. These risks are limited using foreign exchange contracts when deemed necessary.

Net assets of investments in foreign operations are exposed to foreign exchange translation risk. The most prominent of these are the investments in Dimension Data, VisionChina Media and cash.
Interest rate risk

Due to significant cash investments, movements in market interest rates influence income. The profile of the cash and cash equivalents is explained in note 8. Interest rate risk is managed by the treasury depart-
ment by using approved counterparties that offer the best rates.
The group’s sensitivity to market risk

The following table illustrates the sensitivity of the group’s profit and equity to market risk if markets change with the following percentages:
2008
2007
Income
Income
statement                 Equity
statement                 Equity
Change
R million
R million            Change          R
million           R
million
Interest
rates
+1%
14
–
+1%
10
–
Foreign
currency
+5%
9
85
+5%
–
45
Equity
prices
+5%
6
41
+5%
5
17
29
126
15
62

The above was calculated with reference to the carrying value of financial instruments at year-end and a possible change in the market risk factor.
Credit
risk

The group’s exposure to credit risk is the fair value of trade and other receivables, derivative instruments, short-term loans and cash and cash equivalents as indicated above.
Investments – other

Loans amounting to R287 million (2007: R99 million) are secured by assets valued at R231 million
(2007: R49 million).

VENFIN
ANNUAL REPORT
2008
16.
FINANCIAL INSTRUMENTS (continued)
16.2 Financial instruments and risk management (continued)
Trade and other receivables
Trade and other receivables comprise:
Dividends
receivable
31
2
Other
receivables
18
10
49
12
Dividends receivable:
Ordinary dividends accrued
20
–
Preference dividends accrued
9
2
Absa preference dividend fund
2
–
31
2

The ordinary dividends have subsequently been repaid after year-
end.

The preference dividends accrual is on preference shares which earn a dividend linked to prime interest rate. Dividends are only paid once the underlying investment, in which the preference shares fund is, pays out a dividend. Management continuously monitors the viability of the underlying investments.

The Absa dividend fund earns dividends linked to the prime interest rate. The dividend is capitalised quarterly.
Other receivables:
Interest accrued on banks
9
3
VAT
receivable
4
–
Other
5
7
18
10
Derivative instrument transactions, short-term loans and cash investments

Derivative instrument transactions are limited to transactions with financial institutions with a good credit rating. The treasury committee approves these institutions and determines the limit of credit exposure of each separate entity.
Derivative instrument transactions

As at the 30 June 2008, the group had the following foreign exchange contracts in order to hedge its exposure on its capital commitment to SEACOM Capital Limited as disclosed in the
Report of the Board of Directors.
Year-end
Forward
forward
Forward
exchange
Forward
exchange
Year-end
Profit/
Buy/
transaction
USD
rate
rand
rate
rand
(loss)
sell
date
amount
(ZAR/USD)
R million
(ZAR/USD)
R million
R’000
Buy
01/08/08
3 500 000
8.1000
28
7.8945
27
(719)
Buy
01/08/08
5 000 000
7.8946
40
7.9050
40
52
Buy
01/08/08
5 000 000
7.8983
40
7.9050
40
34
Buy
01/08/08
5 000 000
7.8230
39
7.9050
39
410
Buy
01/08/08
3 500 000
7.8395
27
7.9050
27
229
174
173
6
2008
2007
R million R
million

VENFIN
ANNUAL REPORT
2008
88
16.
FINANCIAL INSTRUMENTS (continued)
16.2 Financial instruments and risk management (continued)
Short-term loans
Unsecured loans were advanced to an associate. Further details can be found in note 7.
Cash investments

Cash and cash equivalents are only held by approved institutions with an acceptable credit-worthiness.
The treasury committee sets the limit for each financial institution. Refer to the cash and cash equivalents note (note 8) for additional information.
Liquidity
risk

The Company and its subsidiary companies have substantial cash balances at their disposal and minimum long-term debt that limit their liquidity risk. Nevertheless, it is ensured that adequate credit facilities are available to maintain flexibility in the funding of transactions.
The following schedule indicates the repayment terms of outstanding debt:
Non-discounted cash flow
Carrying Contractual
0 to 12
value
cash flow
months 1 to 5 years
Financial
liabilities
R million
R million
R million
R million
2008
Trade and other payables
19
19
19
–
Derivative
instruments
2
2
–
2
21
21
19
2
2007
Trade and other payables
15
15
15
–
Derivative
instruments
25
25
25
–
40
40
40
–
17.        CAPITAL MANAGEMENT

The Company manages its shareholders’ equity, i.e. its issued capital (including share premium), reserves and treasury shares, as capital. The group’s objective when managing capital is to safeguard its ability to continue as a going concern in order to provide returns to shareholders in the form of dividends and capital appreciation.

In order to maintain or adjust the capital structure the group may adjust the amount of dividends paid to share-
holders, return capital to shareholders, issue shares or repurchase shares from shareholders.

Refer to the Statements of Changes in Equity for further details regarding the group’s capital.
18.        BORROWING POWERS

There are no limitations on the borrowing powers of the Company and its subsidiaries in respect of loans and guaranteed debts.
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008

VENFIN
ANNUAL REPORT
2008
19.
RELATED PARTY INFORMATION
Subsidiaries

Details of income from and investments in subsidiaries are disclosed in note 3 and in Annexure A respectively.
Associates

Details of investments in and income from associates are disclosed in note 2 as well as in Annexures B and C.
Key management personnel

VenFin’s directors and executive committee are key management personnel. Information on directors’ emoluments and their shareholding in the Company appears in notes 13 and 14 as well as in the Report of the Board of Directors.
Shareholders

Details of the principal shareholders appear in the Report of the Board of Directors. A detailed analysis of shareholders appears on page 94 of the Annual Report.
2008
2007
Related party transactions
R million R
million
C
ONSOLIDATED
Transactions of VenFin Limited and its subsidiary companies with:
Associates
Interest received
24
6
Dividends received
112
216
Administration and management fees received
3
3
Key management personnel
Short-term benefits
14
12
Post-retirement benefits
2
2
Share-based payments
1
7
Loans to related parties
Loans to associates
108
37
Preference shares to associates and joint ventures
243
96
T
HE
C
OMPANY
Transactions of VenFin Limited with:
Subsidiaries
Loans *
2 674
2 300
Dividends received
900
60

No security is given for any outstanding balances. Loans to a related party of R30 million (2007: RNil) have been provided.
* These loans are interest-free and have no repayment terms.

VENFIN
ANNUAL REPORT
2008
90
20.
SEGMENT REPORTING
20.1 Primary reporting format – business segment

The group is mainly engaged in investing activities which are organised, managed and internally reported per investment. Information about the most significant of these investments is disclosed in Annexure C.
20.2 Secondary reporting format – geographical
The group’s interests can be divided into two main geographical areas, namely South Africa and abroad.
2008
2007
Investment
Headline                    Total            Investment
Headline Total
expenditure
earnings
assets
expenditure earnings assets
R million
R million
R million            R
million              R
million              R
million
South Africa
543
131
2 174
65
200
643
Abroad
675
137
3 915
102
33
3 538
1 218
268
6 089
167
233
4 181

Total assets include assets and investments in associates, but exclude deferred tax assets and taxation paid in advance.
21.
RESTATEMENT OF COMPARATIVE FIGURES IN RESPECT OF AN ASSOCIATE

Due to different reporting time frames, the group sometimes has to make use of management accounts or draft financial statements for purposes of equity accounting. In the prior year, one of VenFin’s associates issued redeemable preference shares, which were initially classified as equity in their draft financial statements, but later shown as a financial liability.

The group had accounted for its proportionate share of changes in an associate’s equity based on the draft financial statements which differed from their subsequently issued audited financials. The comparative financial statements for 30 June 2007 have been restated to reflect this change and is summarised below.
Decrease in amounts recorded directly in reserves
R134 million
Decrease in carrying value of associates
R134 million
There is no effect on profit before tax, net profit for the year, basic and diluted earnings per share.
NOTES TO THE ANNUAL FINANCIAL STATEMENTS
CONTINUED
FOR THE YEAR ENDED 30 JUNE 2008

VENFIN
ANNUAL REPORT
2008
ANNEXURE A
PRINCIPAL SUBSIDIARY COMPANIES AT 30 JUNE 2008
NAME OF COMPANY
ISSUED EFFECTIVE
HELD
BY COMPANY
CAPITAL INTEREST
SHARES
LOAN
Incorporated in South Africa
R (unless other-
2008
2007
2008
2007
2008
2007
unless otherwise stated
wise stated)
%
%
R
R R million
R million
UNLISTED
Industrial Electronic Investments Limited
1 000
100
100
InVenFin (Pty) Limited
100
100
–
4 610
RPII Holdings Limited
8 600 000
100
100
933 273 860
933 273 860
1 209
1 209
Seacom SA SPV (Pty) Limited
100
100
–
Tracking and Signal Distribution Technologies
(Pty) Limited
21 412
100
100
VenFin Finance Corporation (Pty) Limited
4
100
100
VenFin Financial Investments Limited
5 000
100
100
VenFin Funding Corporation (Pty) Limited
100
100
100
VenFin Group Finance (Pty) Limited
1
100
100
14 559 957
14 559 957
1 465
1 091
VenFin Holdings Limited – Jersey (€)
352 179 775
100
100
VenFin Investments (Pty) Limited
100
100
100
VenFin Media Investments (Pty) Limited
2
100
100
2
2
VenFin Risk Services Investments (Pty) Limited
100
100
100
–
36
VenFin Shareholding (Pty) Limited
100
100
100
36
36
VenFin Share Platform (Pty) Limited
100
100
100
VenFin Securities (Pty) Limited
100
100
100
VenFin Technology (Pty) Limited
200
100
100
64 554 557
64 554 557
1 012 393 022
1 012 388 448
2 674
2 300
(€) euro
Details of sundry subsidiary companies, which are not material to the evaluation of the business of the group, are not shown.

VENFIN
ANNUAL REPORT
2008
92
ANNEXURE B
PRINCIPAL INVESTMENTS AT 30 JUNE 2008
NAME OF COMPANY
2008
2007
Effective
Effective
Incorporated in South Africa
Shares
interest
Shares interest
unless otherwise stated
held
%
held %
LISTED
Dimension Data Holdings plc – UK
(5)
332 092 463
21.7
282 092 463
18.2
Trina Solar Limited – China
(1)
175 678
0.7
175 678
0.7
VisionChina Media Inc. – China
(1)(3)
4 472 272
6.1
2 236 136
4.6
UNLISTED
Britehouse Holdings (Pty) Limited
8 099 995
30.0
–
–
Cash Axcess Corporation (Pty) Limited
200
50.0
200
50.0
CIV Fibre Network Solutions (Pty) Limited
150
30.0
–
–
Cueincident (Pty) Limited
5 091
30.3
3 191
19.5
Destiny Corporation Holdings (Pty) Limited
(1)
400 000
10.0
80
20.0
Fraxion (Pty) Limited
5 013 186
36.7
3 000 000
31.4
Fundamo (Pty) Limited
149 805
28.9
149 805
28.9
Fynbos Media (Pty) Limited
200
20.0
200
20.0
i to i technologies (Pty) Limited
(2)
115 201 183
47.9
45 069 905
46.0
Johanna Solar Technology GbmH – Germany
(1)
8.6
8.2
Kalahari Energy Limited – BVI
(1)(6)
4 800 000
9.8
4 800 000
9.8
One Digital Media (Pty) Limited
4 578 845
35.0
–
–
Psitek (Pty) Limited
620 612
33.5
620 612
33.4
Resource Energy B.V. – Netherlands
45 000
22.5
–
–
Sabido Investments (Pty) Limited
17 730 594
31.7
17 730 594
31.5
SAIL Group Limited
81 392 413
40.0
81 392 413
36.6
SAIL preference shares
(4)
144 788 321
100.0
144 788 321
100.0
SEACOM Capital Limited – Mauritius
445
25.0
–
–
Tracker Investment Holdings (Pty) Limited
28 374
31.0
28 374
31.0
VHF Technologies SA – Switzerland
4 126
16.8
1 984
16.2
Equity fund investments
Carrying value
USD million
2008
2007
GEMS II – China
(1)
2.6
4.0
GEMS III – China
(1)
13.0
9.3
Milestone China I – China
(1)
1.5
8.5
Milestone China II – China
(1)
13.5
1.3
Veritas
–
Israel
(1)
0.9
0.7
Notes:
(
1) Investments available for sale
(2) No losses equity accounted
(3) VisionChina Media Inc. was listed during the financial year
(4) Investment at fair value through profit and loss
(5) UK – United Kingdom
(6) BVI – British Virgin Islands
The effective interest represents VenFin’s shareholding after taking into account treasury shares.

VENFIN
ANNUAL REPORT
2008
ANNEXURE C
SIGNIFICANT ASSOCIATES – ADDITIONAL INFORMATION
Dimension Data
Sabido (e.tv)
Tracker
2008
2007
2008
2007
2008
2007
Effective interest
21.7%
18.2%
31.7%
31.5%
31.0%
31.0%
R million R million R million R million R million R million
Carrying value of investments
2 129
1 568
162
149
146
103
Share of retained equity income
– Current year
(2)
29
13
71
43
(78)
Income
152
59
85
71
48
41
Dividends
(35)
(20)
(72)
–
–
(194)
Amortisation of intangibles
(28)
(36)
–
–
(4)
(4)
Other changes in reserves
and exchange rates
(91)
26
–
–
(1)
79
– Cumulative
140
142
90
77
(7)
(50)
Summarised financial information:
Per Per Per
Interim Report Annual Report Annual Report
31/03/2008 31/03/2007 31/03/2008 31/03/2007 30/06/2008 30/06/2007
BALANCE SHEET
Assets
Property, plant and equipment
1 890
1 585
158
123
54
47
Intangible assets
840
693
148
–
427
414
Investments and loans
301
202
12
6
–
–
Other assets
704
532
48
159
118
106
Current assets
13 047
9 872
812
369
378
417
Cash
3 107
2 513
43
39
121
205
Other
9 940
7 359
769
330
257
212
16 782
12 884
1 178
657
977
984
Equity and liabilities
Shareholders’ funds
4 392
3 462
575
474
267
113
Minority interest
1 022
745
2
–
–
–
Non-current liabilities
1 484
1 252
62
49
397
547
Current liabilities
9 884
7 425
539
134
313
324
16 782
12 884
1 178
657
977
984
6 months 6 months 12 months 12 months 12 months 12 months
ended ended ended ended ended ended
31/03/2008 31/03/2007 31/03/2008 31/03/2007 30/06/2008 30/06/2007
INCOME STATEMENT
Revenue
17 006
12 461
1 144
840
910
661
Headline earnings
390
174
268
228
154
138
Net profit for the year
438
230
270
228
154
138
The investments above represent 78.1% (2007: 93.1%) of the total carrying value of associates.

VENFIN
ANNUAL REPORT
2008
94
ANALYSIS OF SHAREHOLDERS
AT 30 JUNE 2008
2008
2007
Number
of
Number of
%
shares
% shares
MAJOR BENEFICIAL SHAREHOLDERS
Ordinary shares
Sanlam
22.94
56 302 983
21.25
54 714 384
VenFin Funding Corporation (Pty) Limited
8.50
20 854 843
8.19
21 079 106
Business Venture Investments No 1040 (Pty) Limited
7.92
19 435 438
7.55
19 435 438
Business Venture Investments No 1027 (Pty) Limited
7.92
19 435 437
7.55
19 435 437
VenFin Manco (Pty) Limited
5.94
14 590 745
5.67
14 590 745
Other
46.78
114 824 551
49.79
128 188 887
100.00
245 443 997
100.00
257 443 997
B ordinary shares
Business Venture Investments No 1040 (Pty) Limited
50.00
17 753 176
50.00
17 753 176
Business Venture Investments No 1027 (Pty) Limited
50.00
17 753 176
50.00
17 753 176
100.00
35 506 352
100.00
35 506 352
Total
280 950 349
292 950 349
No other shareholder held an interest of more than 5% in the Company on 30 June 2008.
DISTRIBUTION OF SHAREHOLDERS
2008
2007
Number of shares in issue
– Ordinary shares of 1 cent each
245 443 997
257 443 997
– B ordinary shares of 10 cents each
35 506 352
35 506 352
Total number of shares in issue
280 950 349
292 950 349
Ordinary shares repurchased and held in treasury
(20 854 843)
(21 079 106)
260 095 506
271 871 243
Weighted number of shares
266 924 728
280 993 121

VENFIN
ANNUAL REPORT
2008
INTEREST OF THE DIRECTORS IN THE ISSUED SHARE CAPITAL OF THE COMPANY
Ordinary shares
Indirect
Non-
% of shares
Beneficial
beneficial                      Total
issued
30 June 2008
Jannie Durand
3 549 822
–
3 549 822
1.45
G T Ferreira
–
1 000 000
1 000 000
0.41
Josua Malherbe
–
8 896 797
8 896 797
3.62
Johann Rupert
–
19 435 438
19 435 438
7.92
Neville Williams
249 110
–
249 110
0.10
3 798 932
29 332 235
33 131 167
13.50
30 June 2007
Jannie Durand
3 549 822
–
3 549 822
1.38
G T Ferreira
–
558 625
558 625
0.22
Josua Malherbe
–
8 896 797
8 896 797
3.45
Johann Rupert
–
19 435 438
19 435 438
7.55
Neville Williams
249 110
–
249 110
0.09
3 798 932
28 890 860
32 689 792
12.69
B ordinary shares
Business Venture Investments No 1040 (Proprietary) Limited, a wholly owned subsidiary of the Johann Rupert Trust, holds 17 753 176 (50%) of the issued B ordinary shares of the Company. Business Venture Investments No 1027
(Proprietary) Limited, a wholly owned subsidiary of the Hanneli Rupert Trust, holds 17 753 176 (50%) of the issued
B ordinary shares of the Company.
Since the end of the financial year to the date of this report the interest of the directors remained unchanged.

VENFIN
ANNUAL REPORT
2008
96
D AT E S O F I M P O RTA N C E TO S H A R E H O L D E R S
Financial year-end
30 June
Annual general meeting
Thursday, 23 October 2008
Financial reports
Announcement of interim results
March
Interim
report
March
Announcement of annual results
September
Annual financial statements
September
Dividends
Ordinary
dividend
– declared
September
– paid
October
Dividend No 3
Dividend per share
36 cents

Last day to trade in order to participate in the dividend
Friday, 3 October 2008

Trading on or after this date will be ex the dividend
Monday, 6 October 2008
Record date
Friday, 10 October 2008
Payment date
Monday, 13 October 2008
SECRETARY
Mariza Lubbe
BUSINESS ADDRESS AND REGISTERED OFFICE
Carpe Diem Office Park
Quantum Street
Techno Park
Stellenbosch
7600
PO Box 456
Stellenbosch
7599
AUDITOR
PricewaterhouseCoopers Inc.
Cape Town
TRANSFER SECRETARY
Link Market Services South Africa (Proprietary) Limited
5th Floor
11 Diagonal Street
Johannesburg
2001
South Africa
PO Box 4844
Johannesburg
2000
South Africa
WEBSITE
www.venfin.com
A D M I N I S T R AT I O N

VENFIN
ANNUAL REPORT
2008
NOTICE TO SHAREHOLDERS
The 2008 Annual General Meeting of the Company will be held on Thursday, 23 October 2008, at 15:30 in
Magnifica 3, Protea Hotel Stellenbosch, Techno Avenue, Techno Park, Stellenbosch, to consider the following resolutions and, if deemed fit, approve same with or without modification (“annual general meeting”):
1. APPROVAL OF ANNUAL FINANCIAL STATEMENTS
Ordinary Resolution Number 1
Resolved that the audited annual financial statements of the Company and the group for the year ended
30 June 2008 be accepted and approved.
2 APPROVAL OF DIRECTORS’ REMUNERATION
Ordinary Resolution Number 2
Resolved that directors’ fees for services rendered as directors for the past financial year ended 30 June 2008 as well as the following financial year ending 30 June 2009 be determined on the following basis:
Fee for the past Fee for the following
financial year
financial year
30 June 2008
30 June 2009
Type of fee
R
R
Board member
205 000
215 000
Member of Investment Committee
40 000
50 000
Member of Remuneration and Nomination Committee
40 000
50 000
3. ELECTION OF DIRECTOR
Ordinary Resolution Number 3

Resolved that Mr J J Durand who retires in terms of article 25.1 of the Company’s Articles of Association and who
has offered himself for re-election, be hereby re-elected as a director of the Company.
4. ELECTION OF DIRECTOR
Ordinary Resolution Number 4
Resolved that Mr N J Williams who retires in terms of article 25.1 of the Company’s Articles of Association and who has offered himself for re-election, be hereby re-elected as a director of the Company.
Biographical details of all directors of the Company are set out on page 8 of the Annual Report.
5. AUTHORITY TO PLACE SHARES UNDER CONTROL OF THE DIRECTORS
Ordinary Resolution Number 5

Resolved that 10% of the authorised but unissued share capital of the Company, being 26 704 964 ordinary shares of one cent each and 500 000 B ordinary shares of ten cents each, be and are hereby placed under the control of the Board of Directors of the Company as a general authority in terms of section 221(2) of the Companies
Act (No. 61 of 1973), as amended (“the Companies Act”), until the next annual general meeting, for allotment and issue to such persons and on such conditions as the Board of Directors may deem fit, subject to the provisions of the Companies Act and the Company’s Articles of Association.
6. AUTHORITY TO REPURCHASE SHARES
Special Resolution Number 1

Resolved that the Board of Directors of the Company be hereby authorised, by way of a renewable general authority, to approve the purchase of its own ordinary shares by the Company or to approve the purchase of ordinary shares in the Company by any subsidiary of the Company, subject to the provisions of sections 85 to 89 of the
Companies Act.

VENFIN
ANNUAL REPORT
2008
98

It is the intention of the Board of Directors to use such general authority should prevailing circumstances (including the tax dispensation and market conditions), in their opinion, warrant it.

The Company’s directors undertake that they will not implement any such repurchases while this general authority is valid, if there are reasonable grounds for believing that:
the Company is, or would after the payment be, unable to pay its debts as they become due in the ordinary course of business; or
the consolidated assets of the Company fairly valued would after the payment be less than the consolidated liabilities of the Company.

Reasons for and effect of Special Resolution Number 1

The reasons for and the effect of the special resolution is to grant the Company’s directors a general authority to approve the repurchase by the Company of its own shares and to permit a subsidiary of the Company to purchase shares in the Company.
And to transact any other business that may be transacted at an annual general meeting.
A member entitled to attend and vote at the annual general meeting is entitled to appoint a proxy to attend, speak and vote in his/her stead. For this purpose a form of proxy is enclosed with this notice of annual general meeting. A proxy need not also be a member of the Company.
Every member present in person or by proxy and entitled to vote at the annual general meeting of the Company shall, on a show of hands, have one vote only, irrespective of the number of shares such member holds, but in the event of a poll, every member shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the Company.
By order of the Board of Directors.
Mariza Lubbe
Secretary
Stellenbosch
29 August 2008
N OT I C E TO S H A R E H O L D E R S
CONTINUED

F O R M O F P R O X Y
For use by shareholders of the Company (“member”) at the 2008 Annual General Meeting of the Company to be held on Thursday, 23 October 2008, at 15:30 in Magnifica 3, Protea Hotel Stellenbosch, Techno Avenue, Techno Park,
Stellenbosch (“the annual general meeting”).
I/We
_____________________________________________________________
being the holder/s of ordinary shares in the Company, hereby appoint
(see note 1 overleaf)
1.
___________________________________________________
or failing him/her,
2.
___________________________________________________
or failing him/her,
3. the chairman of the annual general meeting,

as my/our proxy to attend and vote for me/us and on my/our behalf or to abstain from voting at the annual general meeting of the Company and at any adjournment thereof, as follows (Please read note 2 and instruction 2 overleaf):
Insert an “X” or the number of votes exercisable
(one vote per ordinary share)
In favour of Against Abstain
Ordinary resolutions
1. Approval of annual financial statements
2. Determination of directors’ remuneration
3. Election of director – J J Durand
4. Election of director – N J Williams
5. Authority to place shares under control of the directors
Special resolution
1. Authority to repurchase own shares
Signed at
____________________________________________
on
________________________
2008
Signature/s
_________________________________________________________
Assisted by
_________________________________________________________
(where applicable)
Please read the notes and instructions overleaf.
(Incorporated in the Republic of South Africa)
(Registration number 2004/034954/06)
(ISIN: ZAU000005308)
(“the Company”)

1. A member entitled to attend and vote at the annual general meeting is entitled to appoint a proxy to attend, speak and vote in his/her stead and such proxy need not also be a member of the Company.
2. Every member present in person or by proxy and entitled to vote at the annual general meeting of the Company shall, on a show of hands, have one vote only, irrespective of the number of shares such member holds, but in the event of a poll, every member shall be entitled to that proportion of the total votes in the Company which the aggregate amount of the nominal value of the shares held by him/her bears to the aggregate amount of the nominal value of all the shares issued by the Company.
Instructions on signing and lodging the form of proxy:
1. A member may insert the name of a proxy or the names of two alternative proxies of the member’s choice in the space/s provided overleaf, with or without deleting “the chairman of the annual general meeting”, but any such deletion must be initialled by the member. Should this space be left blank, the proxy will be exercised by the chairman of the annual general meeting. The person whose name appears first on the form of proxy and who is present at the annual general meeting will be entitled to act as proxy to the exclusion of those whose names follow.
2. A member’s voting instructions to the proxy must be indicated by the insertion of an “X”, or, the number of votes exercisable by that member in the appropriate spaces provided overleaf. Failure to do so will be deemed to authorise the proxy to vote or to abstain from voting at the annual general meeting, as he/she thinks fit in respect of all the member’s exercisable votes. A member or his/her proxy is not obliged to use all the votes exercisable by him/her or by his/her proxy, but the total number of votes cast, or those in respect of which abstention is recorded, may not exceed the total number of votes exercisable by the member or by his/her proxy.
3. A minor must be assisted by his/her parent or guardian unless the relevant documents establishing his/her legal capacity are produced or have been registered by the transfer secretaries.
4. To be valid, either the original or a notarially certified copy of the completed form of proxy must be lodged with the transfer secretary of the Company, Link Market Services South Africa (Proprietary) Limited, 5th Floor, 11 Diagonal
Street, Johannesburg, 2001, South Africa, or posted to the transfer secretaries at PO Box 4844, Johannesburg,
2000, South Africa, to be received by them not later than Tuesday, 21 October 2008, at 15:30 (South African time).
5. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the transfer secretaries or waived by the chairman of the annual general meeting.
6. The completion and lodging of this form of proxy will not preclude the relevant member from attending the annual general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such member wish to do so.
7. The completion of any blank spaces overleaf need not be initialled. Any alterations or corrections to this form of proxy must be initialled by the signatory/ies.
8. The chairman of the annual general meeting may accept any form of proxy which is completed other than in accordance with these instructions, provided that he is satisfied as to the manner in which a member wishes to vote.
Notes:

GREYMATTER & FINCH # 4106

2008
www.venfin.com

INTERIM REPORT (Unaudited)
For the six months ended
31 December 2008
Net asset value per share
(at valuation) at 31 December
R25.43
Decrease since 30 June
15.2%
Headline earnings per share
37.7 cents
Decrease
26.7%
Registration number 2004/034954/06
ISIN ZAU000005308

ABRIDGED CONSOLIDATED BALANCE SHEET
2
Unaudited
31 December
Audited
30 June
2008
2007                           2008
R million
R million
R million
ASSETS
Non-current assets
Investments – Associates and joint ventures
4 873
2 172
3 127
–
Other
738
762
1 216
Deferred taxation
100
100                            111
5 711
3 034
4 454
Current assets
664
2 506
1 748
Cash and cash equivalents
541
2 456
1 662
Non-current assets held for sale
32
–                                32
Other current assets
91
50                                54
Total assets
6 375
5 540
6 202
EQUITY AND LIABILITIES
Capital and reserves
6 696
5 622
6 364
Treasury shares
(363)
(255)
(363)
Total shareholders’ equity
6 333
5 367
6 001
Non-current liabilities
Deferred taxation
14
–                                23
Current liabilities
28
173                             178
Total equity and liabilities
6 375
5 540
6 202

ABRIDGED CONSOLIDATED INCOME STATEMENT
3
Unaudited
Six months ended
31 December
Audited
Year ended
30 June
2008
2007
2008
R million
R million
R million
Dividends received
11
11                                 44
Interest received
53
116                              214
Other net operating expenses
(23)
(26)
(69)
Fair value adjustments
41
15                                 23
Net impairment of investments and loans
(146)
(20)
(84)
Proﬁ t on disposal of investments
31
1 433
1 419
Proﬁ t/(loss) before tax
(33)
1 529
1 547
Taxation
(40)
(229)
(234)
– Current
(22)
(166)
(171)
– Deferred
(18)
(63)
(63)
Proﬁ t/(loss) after tax
(73)
1 300
1 313
Share of after-tax proﬁ t of associates
98
118                             214
– Proﬁ t before taking into account the following
139
138                              215
– Amortisation of intangibles
(45)
(20)
(32)
– Proﬁ t on disposal of investments
7
–                                18
– Net loss on disposal of property, plant and equipment
(3)
–                                (1)
– Other
–
–                                 14
Net proﬁ t for the period
25
1 418
1 527

4
EARNINGS RECONCILIATION
Unaudited
Six months ended
31 December
Audited
Year ended
30 June
2008
2007                           2008
R million
R million
R million
HEADLINE EARNINGS RECONCILIATION
Net proﬁ t for the period
25
1 418
1 527
Net headline earnings adjusting items
73
(1 279)
(1 259)
– Net impairment of investments
97
7                                  44
– Proﬁ t on disposal of investments
(31)
(1 433)
(1 437)
– Net loss on disposal of property, plant and equipment (associates)
2
–                                     1
– Other adjusting items (associates)
(7)
–                              (14)
– Gross
61
(1 426)
(1 406)
– Tax effect
12
147                               147
Headline earnings
98
139                               268
EARNINGS AND DIVIDENDS PER SHARE
Unaudited
Six months ended
31 December
Audited
Year ended
30 June
2008
2007                           2008
Cents
Cents                          Cents
Headline earnings
– Basic
37.7
51.4
100.4
– Diluted
37.2
48.8
98.9
Earnings
– Basic
9.6
524.2
572.1
– Diluted
9.5
516.9
563.7
Dividends
– Ordinary
–
–                             36.0
Weighted number of shares in issue (million)
260.1
270.5
266.9

5
ABRIDGED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
Unaudited
Six months ended
31 December
Audited
Year ended
30 June
2008
2007                           2008
R million
R million
R million
Balance at the beginning of the period
6 001
4 301
4 301
Total income accounted for
388
1 527
2 324
Exchange rate adjustments
836
(46)
457
Net fair value adjustments
(473)
155                            340
Income accounted for directly in equity
363
109                            797
Net proﬁ t for the period
25
1 418
1 527
Dividends paid
(94)
(214)
(214)
Change in reserves of associates
31
(148)
(137)
Net shares acquired by wholly owned subsidiary (treasury shares)
–
(105)
(284)
Long-term share incentive scheme reserve
7
6                                11
Total equity
6 333
5 367
6 001
ABRIDGED CONSOLIDATED CASH FLOW STATEMENT
Unaudited
Six months ended
31 December
Audited
Year ended
30 June
2008
2007
2008
R million
R million
R million
Operating activities
Cash generated/(utilised) in operations
(51)
(47)
102
Net interest received
53
116                             214
Dividends received
23
4                              126
Taxation paid
(160)
(14)
(20)
Cash available from/(utilised in) operations
(135)
59                              422
Dividends paid
(94)
(214)
(214)
Net cash inﬂ ow/(outﬂ ow) from operating activities
(229)
(155)
208
Cash ﬂ ow from investing activities
(892)
1 620
642
Cash ﬂ ow from ﬁ nancing activities
–
(105)
(284)
Net increase/(decrease) in cash and cash equivalents
(1 121)
1 360
566
Cash and cash equivalents at the beginning of the period
1 662
1 096
1 096
Cash and cash equivalents at the end of the period

2 456
1 662

6
ADDITIONAL INFORMATION
Unaudited
31 December
Audited
30 June
2008
2007 2008
Number of shares in issue
– Ordinary shares of 1 cent each
245 443 997
245 443 997
245 443 997
– B ordinary shares of 10 cents each
35 506 352
35 506 352
35 506 352
Total number of shares in issue
280 950 349
280 950 349
280 950 349
– Shares held in treasury (ordinary shares of 1 cent each)
(20 852 462)
(13 330 970)
(20 854 843)
260 097 887
267 619 379
260 095 506
Weighted number of shares in issue
260 097 328
270 512 204
266 924 728
In determining the earnings per share and the headline earnings per share, the weighted number of shares in issue was taken into account.
Net asset value per share (Rand)
– At book value
R24.35
R20.05                      R23.07
– At market value and directors’ valuation of investments
R25.43
R28.51                      R30.00

7
ADDITIONAL INFORMATION (CONTINUED)
Unaudited
31 December
Audited
30 June
2008
2007 2008
R million
R million
R million
Listed investments
Associates
– Book value
3 457
1 595
2 129
– Market value
2 281
2 456
2 385
Other
– Book value
189
336
521
– Market value
189
336
521
Unlisted investments
Associates and joint ventures
– Book value
1 416
577                  998
– Directors’ valuation
3 067
2 406
2 926
Other
– Book value
549
426                   695
– Directors’ valuation
549
426                   695
Investments committed
531
792                1 417
(Including amounts authorised, but not yet contracted)
Dividends received from associates
–
4                    112

8
ANNEXURE A
COMPOSITION OF HEADLINE EARNINGS
Six months ended
31 December
Year ended
30 June
2008 2007 2008
R million R million R million
Associates
Dimension Data
(1)
109
72                    122
Sabido
(1)
43
47                      85
Tracker
(2)
27
19                      48
SAIL
(2)
7
5                         4
Fundamo
(2)
3
5                         7
SEACOM
(2)
(7)
–                    (11)
Psitek
(2)
(9) (5) (17)
VHF Technologies
(2)
(13) (5) (12)
i to i
(3)
(15)
–                      (5)
Other (6) (1) (6)
Amortisation of intangibles raised on acquisition (46) (19) (32)
Subsidiaries
Interest and other net income 5
21                      85
Headline earnings 98
139                   268
Notes:
(1) These associates were equity accounted for the six months to 30 September 2008.
(2) These associates were equity accounted for the six months to 31 December 2008.
(3) The investment was disposed of on 5 December 2008.

9
ANNEXURE B
COMPOSITION OF NET ASSET VALUE (R million)
31 December 2008
30 June 2008
Book value
Valuations
Book value
Valuations
Listed
(1)
3 646
2 470
2 650
2 906
Dimension Data
3 457
2 281
2 129
2 385
VisionChina Media
174                   174                  485
485
Trina Solar
15                     15                    36
36
Unlisted
(2)
2 146
3 797
1 689
3 616
Sabido
199                1 272                  162
1 270
Tracker
177                   584                  146
685
SEACOM
438                   470                  246
264
Fund investments
248                   248                  247
247
SAIL – equity
24
83
17
81
– preference shares
103
103
104
104
Britehouse
152                   181                 147
173
VHF Technologies SA
114                   144                   85
97
CIE Telecomms
107                   107                     –                      –
CIV FNS
65                     65                    51
178
One Digital Media
50                     56                    50
54
Psitek
23                     23                    32
32
Other net assets
446                   461                 402
431
Cash
541                   541
1 662
1 662
Net asset value
6 333
6 808
6 001
8 184
Potential CGT liability
(3)
(193)
(381)
Net asset value (NAV) after tax
6 333
6 615
6 001
7 803
NAV after tax per share (Rand)
24.35
25.43
23.07
30.00
Share price (Rand)
18.40
26.90
Discount to NAV
27.6%
10.3%
Notes:
(1) Market value
(2) Directors’ valuation
The calculations to determine the directors’ valuation of the unlisted investments included an analysis of the following factors:
• Market value and earnings yield of similar listed shares, discounted for limited tradability of the unlisted shares
• Growth potential and risk factors
• Underlying net asset value
• Cash ﬂ ow projections

Some of the unlisted investments’ operations are sensitive to exchange rate ﬂ uctuations, and in view of the current volatility in the equity markets, the directors have used conservative assumptions in valuing these investments.
(3) The potential capital gains tax (CGT) liability is calculated at an effective rate of 14%. No provision was made for the effect of potential capital losses.

10
ACCOUNTING POLICIES
The interim report is prepared in accordance with the recognition and measurement principles of International Financial Reporting
Standards (IFRS), including IAS 34: Interim Financial Reporting, and in accordance with the requirements of the Companies Act (No. 61 of
1973), as amended.
The ﬁ nancial statements incorporate accounting policies that are consistent with those of the previous ﬁ nancial periods. During the period under review various new accounting standards, interpretations and amendments to IFRS became effective. The adoption of these new accounting standards, interpretations and amendments to IFRS had no impact on the results of either the current or prior period.
FINANCIAL REVIEW
Net asset value
As an investment holding company, the growth in the value of VenFin’s net assets is an important indicator of its relative performance.
The underlying value of VenFin includes the fair value of ﬁ nancial instruments as well as the valuation of associates, either at listed market value or in the case of unlisted investments, at directors’
valuation.
The net asset value (at valuation) after providing for potential gross
CGT liability of R193 million (30 June 2008: R381 million), decreased by 15.2%, from R7 803 million to R6 615 million at 31 December 2008.
This decrease is mainly due to the drop in the listed share price of
VisionChina Media to USD5.46 (30 June 2008: USD15.87), and
Dimension Data to 38.25 pence (30 June 2008: 46.0 pence), reﬂ ecting the negative sentiment on the global markets. Furthermore, worsening industry speciﬁ c conditions in the local economy have resulted in a decrease in the valuation of Tracker and CIV FNS, as well as impairments to certain start-ups whose outlook might have changed in the current economic environment.
The net asset value per share (at valuation) amounted to R25.43 on
31 December 2008, compared to R30.00 on 30 June 2008, representing a decrease of 15.2%. The number of net shares issued to determine the net asset value per share, was 260.1 million (30 June 2008:
260.1 million).
Book value of the investment in Dimension Data
The book value of the investment in Dimension Data amounting to R3 457 million (57.96 pence per share), is R1 176 million higher than its market value of R2 281 million (38.25 pence per share), the latter amount which is included in the calculation of VenFin’s net asset value. This is mainly due to previous acquisitions of Dimension
Data shares effected at higher prices than the market price on
31 December 2008, as well as the weakening of the rand against the major currencies. Taking into account the current volatility in the equity markets, as well as VenFin’s assessment of the underlying value of its investment in Dimension Data, it has been decided not to provide for an impairment of the book value of Dimension Data to its market value on 31 December 2008.
Headline earnings
Headline earnings for the six months to 31 December 2008 decreased by 29.5% to R98 million (2007: R139 million). The increased
contribution of Dimension Data to VenFin’s headline earnings, amounting to R109 million (2007: R72 million), was more than offset by the following:
•

A substantial drop in interest received, due to the lower average cash balance compared to the comparative interim period.
•

Increased equity accounted losses from start-ups like SEACOM and VHF Technologies, as well as underperforming investments like i to i and Psitek.
•
Increased amortisation of intangibles charge of R46 million
(2007: R19 million), mainly due to the purchase of additional shareholding in Dimension Data.
•

Increased provision for impairment of loans to investee companies of R49 million (2007: R13 million).
The headline earnings per share (HEPS), however, decreased by 26.7%
to 37.7 cents (2007: 51.4 cents), due to the favourable impact of the share repurchase programme. The weighted number of shares used to determine the HEPS was 260.1 million (2007: 270.5 million).
Results of signiﬁ cant unlisted investments
Sabido Investments (Pty) Limited (Sabido)
Sabido’s contribution to VenFin’s headline earnings amounted to
R43 million (2007: R47 million). Sabido’s headline earnings for the six months to 30 September 2008 decreased by 7.5% to R136 million
(2007: R147 million) mainly due to the setup cost of the 24-hour e-news channel that is distributed on the DStv platform.
Tracker Investment Holdings (Pty) Limited (Tracker)
Tracker’s contribution to VenFin’s headline earnings amounted to
R27 million (2007: R19 million). Tracker’s headline earnings for the six months to 31 December 2008, increased by 38.7% to R86 million (2007:
R62 million). The increase can be attributed to the 11% increase in total subscribers to 557 000, as well as to positive operating leverage.
SAIL Group Limited (SAIL)
SAIL’s contribution to VenFin’s headline earnings amounted to
R7 million (2007: R5 million). SAIL’s headline earnings for the six months to 31 December 2008 increased by 28.6% to R18 million
(2007: R14 million). The increase is mainly due to SAIL’s continued
effort to grow revenue and earnings in its businesses of sponsorship management, event creation and management.
INVESTMENTS
The most signiﬁ cant changes in investments for the period under review, were as follows:
SEACOM Capital Limited (Mauritius) (SEACOM)
VenFin invested an additional USD16.7 million in SEACOM during the period under review in terms of the approved funding schedule. The total amount invested to 31 December 2008 is USD50 million.
COMMENTARY

11
On 31 December 2008 SEACOM was in the process of laying the
deepwater cable with three ships operating in the Red Sea, the East
Coast of Africa and from India. The land-based construction is well advanced and the landing stations in Maputo, Mumbai and Djibouti have been completed. The Kenya, Tanzanian and South African landing stations will follow in the next few months. The project is currently scheduled to be completed in June 2009.
Dimension Data Holdings plc (Dimension Data)
On 22 July 2008, Dimension Data announced the placement of
136.1 million new ordinary shares, at 44.25 pence per share, through an accelerated bookbuild process which was underwritten by VenFin and Allan Gray.
The net proceeds of this placing was utilised by Dimension Data to
ﬁ nance in part the acquisition of the outstanding shares in Datacraft
Asia Limited it did not already own at a price of USD1.33 per
Datacraft Asia share in cash for a total consideration of approximately
USD276 million.
As a result of the placing and underwriting of the Dimension Data shares, VenFin acquired 98.4 million shares for a total consideration of GBP43.5 million.
Following this transaction, VenFin’s interest in Dimension Data now amounts to 25.5% (30 June 2008: 21.7%).
CIE Telecommunication (Pty) Limited (CIE Telecomms)
On 7 November 2008, VenFin acquired a 30% interest in CIE Telecomms for R106.6 million.
CIE Telecomms owns companies that supply and install specialist products and components as well as systems to the telecommunication industry.
VenFin also acquired a 30% interest for R11.5 million in CIV Power
(Pty) Limited, a sister company of CIE Telecomms, which operates in the same industry.
VenFin’s partner in CIE Telecomms and CIV Power is Community
Investment Venture Holdings (Pty) Limited, a majority black owned investment holding company that focuses on the technology sector.
VisionChina Media Inc (VisionChina)
Subsequent to the successful listing of VisionChina on the NASDAQ in December 2007, the lock-up period for certain shareholders of
VisionChina, which includes VenFin, expired on 6 June 2008.
To avoid an overhang in the market, VenFin participated in a market placement with other VisionChina shareholders to sell 8 000 000
VisionChina ADRs. VenFin sold 760 000 VisionChina ADRs for
USD11.6 million, representing approximately 1% of VisionChina.
A net capital surplus on disposal, after CGT, of USD7.3 million was realised.
Milestone China Opportunities Fund II (Milestone II)
VenFin received a distribution of USD1.1 million from Milestone II, representing VenFin’s portion of the proceeds on the partial realisation of Milestone’s investment in VisionChina.
Repurchase of VenFin shares
No shares were repurchased during the period under review. 2 381
VenFin shares were transferred to participants in terms of the rules of the VenFin SAR scheme. On 31 December 2008, the number of shares in treasury was 20 852 462, or 8.5% of the issued ordinary shares of
1 cent each.
Since 31 December 2008
SEACOM
On 2 February 2009, VenFin invested a further USD12 million in
SEACOM. The total amount invested to date is USD62 million. VenFin has committed USD75 million to the SEACOM project.
INVESTMENT STRATEGY
VenFin continues to evaluate new investment opportunities on a regular basis, both in South Africa and abroad. Our investment strategy is to take a longer term view and the focus remains on investments with the potential to make a meaningful contribution to VenFin. Investments are constantly evaluated and if the prognosis for any investment changes and it becomes clear that it cannot make a meaningful contribution to VenFin, the investment is realised. We will take cognisance of the volatile and uncertain markets in our investment decisions and in the way we manage our investments. VenFin must be able to show that it can still deliver superior returns to its shareholders.
InVenFin
InVenFin has reviewed in excess of 200 proposals in the eleven months since its formation. The proposals have spanned all ﬁ elds of innovation including alternative energy, media, internet, mobile and medical. To date, two investments have been made while several other opportunities are being investigated.
DIVIDENDS
In terms of VenFin’s dividend policy, which inter alia states that a dividend will be paid on an annual basis, no dividend is declared for the six months ended 31 December 2008.
Signed on behalf of the Board of Directors.
Johann Rupert
Jannie Durand
Chairman
Chief Executive Ofﬁ cer
Stellenbosch
25 February 2009

12
Directors
Johann Rupert (Chairman)
Jannie Durand (Chief Executive Ofﬁ cer)
Dillie Malherbe (Deputy Chairman)
Neville Williams (Financial Director)
GT Ferreira (Independent Non-executive)
Secretary
Mariza Lubbe
Business address
25 Quantum Street, Techno Park, Stellenbosch 7600
PO Box 456, Stellenbosch 7599
Registered ofﬁ ce
Carpe Diem Ofﬁ ce Park
Quantum Street, Techno Park, Stellenbosch 7600
Transfer secretaries
Link Market Services South Africa (Pty) Limited
11 Diagonal Street, 5th Floor, Johannesburg 2001
(PO Box 4844, Johannesburg 2000)
Auditors
PricewaterhouseCoopers Inc.
Cape Town
In order to trade in VenFin shares visit
www.venﬁ n.com
DIRECTORS AND ADMINISTRATION